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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BALLY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.10 per share, of Bally Technologies, Inc.
(2)	Aggregate number of securities to which transaction applies:
39,104,919 shares of common stock, which consist of: (A) 38,320,525 shares of common stock issued and outstanding as of September 2, 2014 (including shares of restricted common stock); (B) 664,777 shares of common stock underlying options to purchase shares of common stock outstanding as of September 2, 2014 with an exercise price below $83.30; (C) 47,181 restricted stock units as of September 2, 2014; and (D) 72,436 shares of common stock underlying equity-based performance units outstanding as of September 2, 2014.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00012880 by the underlying value of the transaction of $3,239,154,529, which has been calculated as the sum of: (A) the product of 38,320,525 shares of common stock issued and outstanding as of September 2, 2014 (including shares of restricted common stock) and the merger consideration of $83.30 per share; plus (B) the product of: (i) 664,777 shares of common stock underlying options to purchase shares of common stock outstanding as of September 2, 2014 with an exercise price below $83.30 and (ii) the difference between $83.30 per share and the weighted-average exercise price of such options of $27.51 per share; plus (C) the product of 47,181 restricted stock units as of September 2, 2014 and the merger consideration of $83.30 per share; plus (D) the product of 72,436 shares of common stock underlying equity-based performance units outstanding as of September 2, 2014 and the merger consideration of $83.30 per share.
	(4)	Proposed maximum aggregate value of transaction: = $3,239,154,529
	(5)	Total fee paid: = $417,203.10
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BALLY TECHNOLOGIES, INC.
6601 South Bermuda Road
Las Vegas, NV 89118
(702) 532-7700

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

October 20, 2014

Dear Stockholder:

          We cordially invite you to attend a special meeting of stockholders of Bally Technologies, Inc., a Nevada corporation, which we refer to as "Bally", the "Company", "we", "us" or "our" in the accompanying proxy statement, to be held on November 18, 2014, at 3:00 p.m. local time, at Bally's office located at 6601 South Bermuda Road, Las Vegas, Nevada, 89118.

          On August 1, 2014, we entered into an agreement and plan of merger, which, as it may be amended from time to time, we refer to as the "merger agreement", with Scientific Games Corporation, a Delaware corporation, which we refer to as "Scientific Games" in the accompanying proxy statement, Scientific Games Nevada, Inc., a Nevada corporation and a wholly owned subsidiary of Scientific Games, which we refer to as "Merger Sub" in the accompanying proxy statement, and Scientific Games International, Inc., a Delaware corporation and a wholly owned subsidiary of Scientific Games which we refer to as "Financing Sub" in the accompanying proxy statement, providing for the acquisition of Bally by Scientific Games. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Bally, which we refer to as the "merger" in the accompanying proxy statement, with Bally continuing as the surviving corporation and becoming a wholly owned subsidiary of Scientific Games. If the merger is completed, you will not own any shares of the surviving corporation. At the special meeting, we will ask you to consider and vote upon a proposal to approve the merger agreement by and among Bally, Scientific Games, Merger Sub and Financing Sub, thereby approving the merger, and certain other matters as set forth in the stockholder notice and the accompanying proxy statement.

          If the merger is completed, you will be entitled to receive $83.30 in cash, without interest and less any applicable withholding taxes, for each share of Bally common stock you own.

          The receipt of cash in exchange for shares of our common stock in the merger will generally be a taxable transaction to "U.S. holders" for U.S. federal income tax purposes. See the section entitled "Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders" beginning on page 83 of the accompanying proxy statement for additional information.

          The approval of the holders of a majority of the voting power of the outstanding shares of our common stock, par value $0.10 per share, which we refer to as the "Bally common stock" or "our common stock" in the accompanying proxy statement, is required to approve the merger agreement, thereby approving the merger. Our board of directors, after considering all factors that our board of directors deemed relevant, and after consultation with independent legal and financial advisors, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of Bally and its stockholders, and unanimously adopted the merger agreement and the transactions contemplated thereby, including the merger.

          The Bally board of directors unanimously recommends that you vote:

  •
  "FOR" the approval of the merger agreement, thereby approving the transactions contemplated thereby, including the merger;

  •
  "FOR" the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger; and

  •
  "FOR" the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

          The accompanying proxy statement provides you with detailed information about the merger agreement and the merger and provides specific information regarding the special meeting. A copy of the merger agreement is included as Annex A to the proxy statement. You can also obtain other information about Bally from documents that we have filed with the Securities and Exchange Commission. The proxy statement also describes the actions and determinations of our board of directors in connection with its evaluation of the merger agreement and the merger. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety.

          Your vote is very important to us regardless of the number of shares of Bally common stock you own. The merger cannot be completed unless the holders of a majority of the voting power of the outstanding shares of Bally common stock vote in favor of the approval of the merger agreement. If your shares of Bally common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee. If you fail to vote on the merger agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the approval of the merger agreement. We greatly appreciate your cooperation in voting your shares. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by completing and returning the enclosed proxy card. You may also submit a proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

          If you have any questions about the special meeting or the merger after reading the proxy statement, you may contact Innisfree M&A Incorporated, our proxy solicitor, toll free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

          On behalf of the Bally board of directors, we thank you for your support of Bally Technologies, Inc. and appreciate your consideration of this matter.

/s/ DAVID ROBBINS David Robbins Chairman of the Board

          This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

        The proxy statement is dated October 20, 2014 and it and the enclosed proxy card are first being mailed to stockholders on or about October 20, 2014.

BALLY TECHNOLOGIES, INC.
6601 South Bermuda Road
Las Vegas, NV 89118
(702) 532-7700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 18, 2014

To the Stockholders of Bally Technologies, Inc.:

        Notice is hereby given that a special meeting of the stockholders of Bally Technologies, Inc. will be held on November 18, 2014, at 3:00 p.m. local time, at Bally's office located at 6601 South Bermuda Road, Las Vegas, Nevada, 89118 for the following purposes:

  1.
  Approval of the Merger Agreement.    To consider and vote upon a proposal to approve the Agreement and Plan of Merger, as it may be amended from time to time, which we refer to as the "merger agreement" in the accompanying proxy statement, dated as of August 1, 2014, by and among Scientific Games Corporation, a Delaware corporation, which we refer to as "Scientific Games" in the accompanying proxy statement, Scientific Games Nevada, Inc., a Nevada corporation and a wholly owned subsidiary of Scientific Games, which we refer to as "Merger Sub" in the accompanying proxy statement and Scientific Games International, Inc., a Delaware corporation and a wholly owned subsidiary of Scientific Games, which we refer to as "Financing Sub" in the accompanying proxy statement, which provides for the merger of Merger Sub with and into Bally, with Bally continuing as the surviving corporation, which we refer to as the "merger" in the accompanying proxy statement, and the conversion of each share of Bally common stock, other than the shares of Bally common stock owned by Bally (which will be canceled at the consummation of the merger) or owned by any of Bally's wholly owned subsidiaries, Scientific Games, Merger Sub or Financing Sub or any other wholly owned subsidiary of Scientific Games (which will be converted into one fully paid share of common stock, par value $0.001 per share, of the surviving corporation at the consummation of the merger), which shares we refer to collectively as the "excluded shares" in the accompanying proxy statement and shares of Bally restricted stock (the treatment of which is described under the section entitled "Terms of the Merger Agreement—Treatment of Stock Options and Other Stock-Based Compensation" beginning on page 88 of the accompanying proxy statement), into the right to receive $83.30 in cash, without interest and less any applicable withholding taxes.

  2.
  Advisory Vote Regarding Merger-Related Compensation.    To consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger, which we refer to as the "compensation proposal" in the accompanying proxy statement.

  3.
  Adjournment or Postponement of the Special Meeting.    To consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, which we refer to as the "adjournment proposal" in the accompanying proxy statement.

        Only stockholders of record of our common stock, par value $0.10 per share, which we refer to as the "Bally common stock" or "our common stock" in the accompanying proxy statement, at the close of business on October 20, 2014, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

        The approval of the merger agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Bally common stock is a condition to the consummation of the merger and the merger cannot be completed unless the holders of a majority of the voting power of the outstanding shares of Bally common stock vote in favor of approval of the merger agreement.

        The approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote thereon. The vote to approve the compensation proposal is advisory only and will not be binding on Bally or Scientific Games and is not a condition to the consummation of the merger.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. If your shares of Bally common stock are held in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee.

        YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU FAIL TO VOTE ON THE MERGER AGREEMENT OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE ON HOW TO VOTE, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT.

        The Bally board of directors unanimously recommends that you vote:

  •
  "FOR" the approval of the merger agreement, thereby approving the transactions contemplated thereby, including the merger;

  •
  "FOR" the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger; and

  •
  "FOR" the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

        Please note that we intend to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of Bally common stock as of the record date. All stockholders should also bring photo identification.

        The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Bally common stock, please contact Innisfree M&A Incorporated, Bally's proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue
20th Floor
New York, NY 10022
Stockholders call toll-free: (888) 750-5834
Banks and brokers call collect: (212) 750-5834

By Order of the Bally Board of Directors,
/s/ NEIL DAVIDSON Neil Davidson Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Las Vegas, Nevada
October 20, 2014

 SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT

        Ensure that your shares of Bally common stock are voted at the special meeting by submitting your proxy or, if your shares of Bally common stock are held in street name through a broker, bank or other nominee, by contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the approval of the merger agreement, but will have no effect on the outcome of any vote on the compensation proposal or the adjournment proposal.

        If your shares of Bally common stock are registered in your name:    submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of common stock can be voted in favor of the proposals at the special meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services.

        If your shares of Bally common stock are registered in street name through a broker, bank or other nominee:    check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Bally common stock are voted in favor of the proposals at the special meeting.

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated, our proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue
20th Floor
New York, NY 10022
Stockholders call toll-free: (888) 750-5834
Banks and brokers call collect:(212) 750-5834

i

ii

Annex A:	Agreement and Plan of Merger, dated as of August 1, 2014, by and among Scientific Games Corporation, Scientific Games Nevada, Inc., Scientific Games International, Inc. and Bally Technologies, Inc.
Annex B:	Opinion of Macquarie Capital (USA) Inc.

iii

PROXY STATEMENT

        This proxy statement contains information related to our special meeting of stockholders to be held on November 18, 2014, at 3:00 p.m. local time, at Bally's office located at 6601 South Bermuda Road, Las Vegas, Nevada, 89118, and at any adjournments or postponements thereof. We are furnishing this proxy statement to the stockholders of Bally Technologies, Inc. as part of the solicitation of proxies by the Bally board of directors for use at the special meeting.

SUMMARY

        This summary term sheet briefly summarizes material information found in this proxy statement. The proxy statement contains a more detailed description of the terms described in this summary. You are urged to read this proxy statement carefully, including any documents incorporated by reference, and the annexes carefully and in their entirety, as this summary may not contain all of the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary term sheet. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where Stockholders Can Find More Information" beginning on page 122 of this proxy statement.

        In this proxy statement, the terms "we", "us", "our", "Bally" and the "Company" refer to Bally Technologies, Inc. and, where appropriate, its subsidiaries. In this proxy statement, we refer to Scientific Games Corporation as "Scientific Games," Scientific Games Nevada, Inc. as "Merger Sub" and Scientific Games International, Inc. as "Financing Sub". All references to the "merger" refer to the merger of Merger Sub with and into Bally with Bally surviving as a wholly owned subsidiary of Scientific Games; and, unless otherwise indicated or as the context requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of August 1, 2014, as it may be amended from time to time, by and among Bally, Scientific Games, Merger Sub and Financing Sub, a copy of which is included as Annex A to this proxy statement. Bally, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving corporation".

Parties Involved in the Merger (Page 27)

Bally Technologies, Inc.

        Bally Technologies, Inc., a Nevada corporation, is a diversified global gaming company that designs, manufactures, operates, and distributes electronic gaming machines, networked and casino-management systems, table game products and interactive applications that drive revenue and provide operating efficiencies for gaming operators. We supply innovative hardware and games, including spinning-reel and video gaming devices, specialty gaming devices, automatic card shufflers, proprietary table game content and wide-area progressive systems. Our casino-management technology solutions allow our customers to more effectively manage their operations using our wide range of marketing, data management and analysis, accounting, player tracking, security and other software applications and tools. Under our business-to-business model, we support customers that include traditional land-based, riverboat, and Native American casinos, interactive, video lottery, and central determination markets.

        Bally's common stock is listed on the New York Stock Exchange (which we refer to as the "NYSE" in this proxy statement) under the symbol "BYI".

        Bally's principal executive offices are located at 6601 South Bermuda Road, Las Vegas, NV 89119, its telephone number is (702) 584-7700 and its Internet website address is www.ballytech.com. The information provided on or accessible through Bally's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Scientific Games Corporation.

        Scientific Games Corporation, a Delaware corporation, is a leading diversified supplier of technology-based products and services to the gaming and lottery industries. Its portfolio includes instant and draw-based lottery games, gaming machines and game content, server-based lottery and gaming systems, sports betting technology, loyalty and rewards programs, and interactive products and services. Scientific Games generates revenue from the manufacturing and sale of instant lottery games, as well as the provision of value-added services such as game design, sales and marketing support, specialty games and promotions, inventory management and warehousing and fulfillment services.

        Scientific Games' common stock is listed on the Nasdaq Stock Exchange (which we refer to as the "NASDAQ" in this proxy statement) under the symbol "SGMS".

        Scientific Games' principal executive offices are located at 750 Lexington Avenue, 25th Floor, New York, New York 10022, its telephone number is (212) 754-2233 and its Internet website address is www.scientificgames.com. The information provided on or accessible through Scientific Games' website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Scientific Games Nevada, Inc.

        Scientific Games Nevada, Inc., a wholly owned subsidiary of Scientific Games Corporation, is a Nevada corporation that was formed on July 25, 2014 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Bally, with Bally surviving the merger as a wholly owned subsidiary of Scientific Games.

        The principal executive offices of Merger Sub are located at 750 Lexington Avenue, New York, NY 10022, and its telephone number is (212) 754-2233.

Scientific Games International, Inc.

        Scientific Games International, Inc., a Delaware corporation, is a wholly owned subsidiary of Scientific Games. As set forth in the debt commitment letter, Financing Sub is expected to be the borrower of the debt financing incurred to finance the merger and the other transactions contemplated by the merger agreement.

        The principal executive offices of Financing Sub are located at 1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004, and its telephone number is (770) 664-3700.

Terms of the Merger (Page 86)

        The proposed transaction is the acquisition of Bally by Scientific Games pursuant to the merger agreement. The acquisition will be effected by the merger of Merger Sub with and into Bally, with Bally continuing as the surviving corporation and becoming a wholly owned subsidiary of Scientific Games. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation as a result of the merger.

Expected Timing of the Merger

        We expect to complete the merger promptly following the approval of the merger agreement by Bally's stockholders as described herein, the receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions precedent to the parties' respective obligations to complete the merger, each as further set forth in the merger agreement, a copy of which is included as Annex A to this proxy statement.

        We currently anticipate that the merger will be completed by the end of 2014. As noted above, however, consummation of the merger is subject to various conditions and it is possible that factors outside the control of Bally and/or Scientific Games could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger.

Merger Consideration

        If the merger is completed, each share of our common stock, par value $0.10 per share, which we refer to as "Bally common stock" or "our common stock" in this proxy statement, issued and outstanding immediately prior to the effective time of the merger, other than the shares of Bally common stock owned by Bally (which will be canceled at the consummation of the merger) or owned by any of Bally's wholly owned subsidiaries, Scientific Games, Merger Sub or Financing Sub or any other wholly owned subsidiary of Scientific Games (which will be converted into one fully paid share of common stock, par value $0.001 per share, of the surviving corporation at the consummation of the merger), which shares we refer to collectively as the "excluded shares" in this proxy statement, and shares of Bally restricted stock (the treatment of which is described under the section entitled "Terms of the Merger Agreement—Treatment of Stock Options and Other Stock-Based Compensation" beginning on page 88 of this proxy statement), will be converted into the right to receive $83.30 in cash, without interest and less any applicable withholding taxes, which we refer to as the "merger consideration" in this proxy statement. At or immediately prior to the effective time of the merger, Scientific Games will deposit or cause to be deposited with the paying agent for the merger sufficient funds to pay the aggregate per share merger consideration.

The Special Meeting (Page 29)

        Date, Time and Place (Page 29).    The special meeting will be held on November 18, 2014, at 3:00 p.m. local time, at Bally's office located at 6601 South Bermuda Road, Las Vegas, Nevada, 89118.

        Purpose of the Special Meeting (Page 29).    At the special meeting, you will be asked: (1) to consider and vote upon a proposal to approve the merger agreement, thereby approving the transactions contemplated thereby, including the merger; (2) to consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger (this proposal being referred to as the "compensation proposal" in this proxy statement); and (3) to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement (this proposal being referred to as the "adjournment proposal" in this proxy statement).

        Record Date and Voting Information (Page 30).    Only stockholders who hold shares of our common stock at the close of business on October 20, 2014, the record date for the special meeting, will be entitled to vote at the special meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to stockholders for approval at the special meeting. As of the record date for the special meeting, there were 37,849,396 shares of our common stock outstanding entitled to vote at the special meeting.

        Quorum (Page 30).    The presence in person or by proxy of the holders of record of a majority of the shares of our common stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the special meeting. As of the record date for the special meeting, 18,924,699 shares of our common stock will be required to obtain a quorum.

        Required Vote (Page 30).    Approval of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Bally common stock entitled to vote at the special meeting. A failure to vote your shares of common stock, an abstention from voting or a broker non-vote will have the same effect as a vote against the proposal to approve the merger agreement. Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote against the compensation proposal and the adjournment proposal.

        Voting by Bally's Directors and Officers (Page 32).    As of October 20, 2014, the record date for the special meeting, our directors and executive officers beneficially owned and are entitled to vote, in the aggregate, 747,657 shares of our common stock, representing approximately 1.98% of the outstanding shares of our common stock.

        Voting and Proxies (Page 31).    Any Bally stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Bally common stock in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Bally common stock using the instructions provided by your broker, bank or other nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares. If you are a street name holder and wish to vote in person by ballot at the special meeting, you must provide a legal proxy from your bank, broker or other nominee.

Treatment of Stock Options and Other Stock-Based Compensation (Page 88)

Options

        At the effective time of the merger, each option to purchase Bally common stock that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger will be canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, less any applicable withholding taxes. If the exercise price of the option equals or exceeds the merger consideration, the option will be canceled without the payment of any consideration to the holder.

        Holders of options to purchase Bally common stock that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, which we refer to as "incentive stock options" in this proxy statement, will be permitted to exercise such incentive stock options (whether vested or unvested) five business days prior to, and conditioned upon the occurrence of, the merger closing date. Incentive stock options that are not exercised in such manner and that remain outstanding immediately prior to the effective time of the merger will be cashed out in the manner described in the preceding paragraph.

Performance Units

        At the effective time of the merger, each Bally equity-based unit subject to performance-based conditions, which we refer to as a "performance unit" in this proxy statement, that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes. For purposes of determining the number of performance units that are outstanding immediately prior to the effective time of the merger, the applicable performance-based conditions will be considered to have been achieved at maximum levels. The only individuals who have outstanding performance units are Bally's current chief executive officer and chief financial officer.

Restricted Shares and Restricted Stock Units

        At the effective time of the merger, each share of Bally restricted stock and each Bally equity-based unit subject to time-based vesting, which we refer to as a "restricted stock unit" in this proxy statement, that was granted prior to August 1, 2014, and that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger, will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes.

        At the effective time of the merger, each share of Bally restricted stock and each Bally restricted stock unit that is granted on or after August 1, 2014, and that is outstanding immediately prior to the effective time of the merger, will not be cashed out or canceled in the merger, but instead will be converted as of the effective time of the merger into a restricted share or restricted stock unit, as applicable, with respect to the Class A common stock, par value $0.01 per share, of Scientific Games, using a customary exchange ratio based on the per share closing price of Bally common stock on the merger closing date and the per share closing price of Scientific Games Class A common stock on the merger closing date, which we refer to as the "stock award exchange ratio" in this proxy statement. The terms and conditions of these converted restricted shares and restricted stock units will generally remain unchanged, and such awards will continue to vest as scheduled based on the holder's continued employment through each applicable vesting date, provided that if the holder's employment is terminated by Scientific Games without "cause" or by the holder for "good reason" (generally, as such terms are defined in the Bally Amended and Restated 2010 Long Term Incentive Plan, which we refer to as the "2010 LTIP" in this proxy statement) within one year following the merger closing date, the holder will be given additional service credit for vesting purposes for the holder's months of service following the merger closing date, plus an additional twelve (12) months, such that the installments of the converted restricted shares and restricted stock units that were otherwise scheduled to vest within such number of months following the holder's employment termination date will immediately vest and be settled in shares of Scientific Games Class A common stock.

Treatment of the Employee Stock Purchase Plan (Page 89)

        Bally's Employee Stock Purchase Plan will not accept any new participants. The current quarterly offering ended on August 31, 2014, and no new offering will commence thereafter. The Employee Stock Purchase Plan will terminate as of the merger closing date.

Delisting and Deregistration of Our Common Stock (Page 65)

        Upon completion of the merger, we will remove our common stock from listing on the NYSE and price quotations in the public market will no longer be available for our common stock and the registration of our common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act" in this proxy statement, will be terminated.

Determination, Approval and Recommendation of Our Board of Directors (Page 55)

        The Bally board of directors, after considering all factors that the Bally board of directors deemed relevant and after consulting with independent legal and financial advisors, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of Bally and its stockholders, and unanimously adopted the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by the Bally board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section entitled "Proposal 1: Approval of the Merger Agreement—Reasons for the Merger" beginning on page 47 of this proxy statement.

        The Bally board of directors unanimously recommends that Bally stockholders vote:

  •
  "FOR" the approval of the merger agreement, thereby approving the transactions contemplated thereby, including the merger;

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  "FOR" the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger; and

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  "FOR" the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

 Opinion of Bally's Financial Advisor (Page 55 and Annex B)

        Macquarie Capital (USA) Inc., which we refer to as "Macquarie Capital" in this proxy statement, was engaged on July 14, 2014 to act as lead financial advisor to the Bally board of directors in connection with a possible sale, transfer or other disposition, directly or indirectly, of all or a material portion of the equity securities, assets or business of Bally or its subsidiaries, including assisting in the evaluation of Bally's strategic alternatives. On July 31, 2014, Macquarie Capital rendered its oral opinion, subsequently confirmed in writing, to the Bally board of directors (in its capacity as such) to the effect that, as of such date, and based upon and subject to various factors, assumptions, qualifications and limitations on the review undertaken set forth in the written opinion, the merger consideration to be received by the holders of Bally common stock (other than holders of excluded shares) in the merger transaction was fair, from a financial point of view, to such holders of Bally common stock, in the aggregate.

        The full text of the written opinion of Macquarie Capital, dated July 31, 2014, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated by reference herein. Holders of shares of Bally common stock are encouraged to and should read the opinion carefully and in its entirety. Macquarie Capital's opinion was provided to the Bally board of directors in connection with its evaluation of the merger consideration provided for in the merger from a financial point of view. The opinion of Macquarie Capital does not address any other aspect of the merger and does not constitute a recommendation to any holder of Bally common stock as to whether such holder should act or vote in connection with the merger or any other matter. The summary of the opinion of Macquarie Capital set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion, which is included as Annex B.

Interests of Bally's Directors and Executive Officers in the Merger (Page 68)

        In considering the recommendation of the Bally board of directors to approve the merger agreement, Bally stockholders should be aware that certain directors and executive officers of Bally have interests in the merger that are different from, or in addition to, those of Bally stockholders generally. These interests are described in the section entitled "Proposal 1: Approval of the Merger Agreement—Interests of Bally's Directors and Executive Officers in the Merger" beginning on page 68 of this proxy statement. The Bally board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to Bally stockholders that the merger agreement be approved. These interests include the following, among others:

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  at the effective time of the merger, each option to purchase Bally common stock held by a director or executive officer (whether vested or unvested) will be canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, less any applicable withholding taxes;

  •
  executive officers holding incentive stock options will be permitted to exercise such incentive stock options (whether vested or unvested) five business days prior to, and conditioned upon the occurrence of, the merger closing date. Incentive stock options that are not exercised in such manner and that remain outstanding immediately prior to the effective time of the merger will be cashed out in the manner described in the preceding paragraph;

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  at the effective time of the merger, each performance unit held by an executive officer (whether vested or unvested) will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes. For purposes of determining the number of performance units that are outstanding immediately prior to the effective time of the merger, the applicable performance-based conditions will be considered to have been achieved at maximum levels. The only individuals who have outstanding performance units are Bally's current chief executive officer and chief financial officer;

  •
  at the effective time of the merger, each share of Bally restricted stock held by a director or executive officer, and each Bally restricted stock unit held by an executive officer, in each case that was granted prior to August 1, 2014 (whether vested or unvested) will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes;

  •
  at the effective time of the merger, each share of Bally restricted stock and each Bally restricted stock unit held by an executive officer that is granted on or after August 1, 2014, will not be cashed out or canceled in the merger, but instead will be converted as of the effective time of the merger into a restricted share or restricted stock unit, as applicable, with respect to Scientific Games Class A common stock using the stock award exchange ratio. The terms and conditions of these converted restricted shares and restricted stock units will generally remain unchanged, provided that such awards will be subject to limited accelerated vesting upon certain qualifying terminations of employment occurring within one year following the merger closing date;

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  each of the executive officers (other than the chief executive officer) is entitled to receive retention bonus awards payable on the earlier of the six-month anniversary of the merger closing date (subject to continued employment through such date) or a qualifying termination of employment prior to such date;

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  each of the executive officers is entitled to receive certain severance payments under their employment agreements with Bally upon certain qualifying terminations of employment following the closing of the merger; and

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  as more fully described in the section entitled "Proposal 1: Approval of the Merger Agreement—Background of the Merger" beginning on page 36 of this proxy statement, it is currently anticipated that, upon consummation of the merger, Mr. Haddrill and Mr. Robbins will join the board of directors of Scientific Games, with Mr. Haddrill anticipated to serve as vice chairman.

Financing (Page 65)

        The merger is not conditioned on Scientific Games obtaining the proceeds of any financing, including the financing contemplated by the debt commitment letter. We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $5.1 billion. These funds include the funds needed to:

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  pay our stockholders (including equity award holders) the amount due under the merger agreement;

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  refinance, repay or repurchase certain of our outstanding indebtedness; and

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  pay customary fees and expenses in connection with the transactions contemplated by the merger agreement.

        In connection with entering into the merger agreement, Scientific Games and Financing Sub entered into a commitment letter with Bank of America, N.A., which we refer to as "BOA" in this proxy statement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as "BofA Merrill Lynch" in this proxy statement, JPMorgan Chase Bank, N.A., which we refer to as "J.P. Morgan" in this proxy statement, Deutsche Bank AG New York Branch, which we refer to as "Deutsche Bank" in this proxy statement, and certain of their respective affiliates as additional commitment parties (and each additional commitment party who following the date of this proxy statement becomes party to the commitment letter). Scientific Games and Financing Sub subsequently entered into a commitment letter joinder with Fifth Third Bank, HSBC Securities (USA) Inc., HSBC Bank USA, N.A., PNC Capital Markets LLC and PNC Bank, National Association. Pursuant to the commitment letter, among other things, each of BOA, BofA Merrill Lynch, Deutsche Bank, J.P. Morgan, Fifth Third Bank, HSBC Securities (USA) Inc., HSBC Bank USA, N.A., PNC Capital Markets LLC and PNC Bank, National Association and certain of their respective affiliates (which we refer to as the "commitment parties" in this proxy statement) have agreed to provide debt financing to Scientific Games. We refer to this commitment letter, as it may be amended in accordance with the merger agreement, as the "debt commitment letter" in this proxy statement. The financing contemplated under the debt commitment letter is referred to as the "debt financing" in this proxy statement. See "Terms of the Merger Agreement—Financing of the Merger" beginning on page 65 of this proxy statement for additional information with respect to the debt financing.

        We believe the amounts described in the debt commitment letter, together with cash on hand at Bally and at Scientific Games, will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, we or Scientific Games have substantially less cash on hand or more debt or Scientific Games or Financing Sub receive substantially lower net proceeds from the debt financing than we currently expect.

No Solicitation of Acquisition Proposals (Page 99)

        Subject to certain exceptions, Bally has agreed not to, and will not authorize or permit any of its subsidiaries to, and will use its reasonable best efforts to cause its and their respective representatives not to, among other things: (i) initiate, solicit or knowingly encourage, directly or indirectly, the making of any acquisition proposal or (ii) engage in negotiations or substantive discussions with, or furnish any non-public information to, any third party relating to an acquisition proposal other than informing third parties of certain provisions contained in the merger agreement.

        In the event that Bally receives a written acquisition proposal that did not result from its breach of its non-solicit obligations under the merger agreement, Bally and its board of directors may, prior to obtaining Bally stockholder approval of the proposal to approve the merger agreement, engage in negotiations or substantive discussions with, or furnish any information and other access to, any third party making such acquisition proposal and its representatives or potential sources of financing if the Bally board of directors determines in good faith, after consultation with Bally's outside counsel and financial advisors, and based on information then available, that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal (as defined under the section entitled "Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation" beginning on page 99 of this proxy statement).

        The Bally board of directors may terminate the merger agreement in response to a written acquisition proposal if the Bally board of directors has determined in good faith, after consultation with Bally's outside counsel and financial advisors, that such acquisition proposal constitutes a superior proposal after giving effect to all of the adjustments which may be offered by Scientific Games, subject to complying with certain notice and other specified conditions set forth in the merger agreement, including giving Scientific Games the opportunity to propose changes to the merger agreement in response to a superior proposal and the conditions described in the prior paragraph. If the merger agreement is terminated in such a circumstance, Bally must pay, or cause to be paid, to Scientific Games the termination fee prior to or concurrently with such termination as more fully described under the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement.

Changes in Board Recommendation (Page 99)

        Prior to obtaining stockholder approval of the proposal to approve the merger agreement, the Bally board of directors may change its recommendation that Bally stockholders approve the merger agreement if (i) the Bally board of directors determines, after consultation with its outside counsel and financial advisors, that the failure to take such action would be inconsistent with the directors' fiduciary duties to the stockholders of Bally under applicable law and (ii) Bally has provided Scientific Games, at least four business days in advance, prior written notice advising Scientific Games that it intends to effect a change in recommendation and specifying, in reasonable detail, the reasons for such action. If the Bally board of directors effects a change in recommendation under the merger agreement, Bally may terminate the merger agreement and pay, or Scientific Games may terminate the merger agreement and receive, the company termination fee as more fully described below under the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement.

Conditions to Completion of the Merger (Page 108)

        As more fully described in this proxy statement and in the merger agreement, each party's obligation to complete the merger depends on a number of conditions being satisfied or, where legally permissible, waived, including:

  •
  the approval of the merger agreement by Bally stockholders;

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  the expiration or termination of the applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the "HSR Act" in this proxy statement. This condition to the closing of the merger related to the HSR Act has been satisfied (as described under the section entitled "Proposal 1: Approval of the Merger Agreement—Regulatory Approvals" beginning on page 80 of this proxy statement);

  •
  all of the required gaming approvals shall have been obtained and be in full force and effect, subject to Scientific Games' ability to waive one or more of such approvals as conditions (described under the section entitled "Proposal 1: Approval of the Merger Agreement—Regulatory Approvals" beginning on page 80 of this proxy statement) ;

  •
  the absence of any law or order having been enacted, issued, promulgated, enforced or entered by any governmental authority that would enjoin or otherwise prohibit the consummation of the merger; provided that the party asserting this condition has used its reasonable best efforts to prevent the entry of such law or order and to appeal as promptly as possible any judgment that has been entered;

  •
  solely with respect to the obligations of Scientific Games, Financing Sub and Merger Sub, since the date of the merger agreement, there has not occurred any change, effect, development or circumstance that, individually or in the aggregate, constitutes or is reasonably likely to constitute a material adverse effect on Bally (as defined under the section entitled "Terms of the Merger Agreement—Representations and Warranties" beginning on page 90 of this proxy statement);

  •
  the accuracy of all representations and warranties made by the other party in the merger agreement, except, in most, but not all cases, for inaccuracies that do not, individually or in the aggregate, constitute a material adverse effect;

  •
  performance in all material respects by the other party of its obligations under the merger agreement; and

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  each party having received a certificate signed by an executive officer of the other party certifying as to the satisfaction of certain conditions to the obligations of such other party.

How the Merger Agreement May Be Terminated (Page 110)

        The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of each of Scientific Games and Bally. In addition, either Scientific Games or Bally may terminate the merger agreement before the effective time of the merger, if:

  •
  the merger has not been completed on or before March 1, 2015, which date may be extended to a date not later than June 1, 2015 from time to time by either Scientific Games or Bally, under certain circumstances described under the section entitled "Terms of the Merger Agreement—Termination of the Merger Agreement" beginning on page 110 of this proxy statement; provided, that this termination right will not be available to either party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder and such material breach or violation has been the principal cause of or directly resulted in (i) the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger prior to the termination date (as the same may be extended) or (ii) the failure of the closing of the merger to occur by the termination date (as the same may be extended);

  •
  any restraint is in effect enjoining or otherwise prohibiting the consummation of the merger, and such restraint has become final and non-appealable; provided that this termination right will not be available to a party that did not comply with its obligations under the regulatory matters covenants set forth in the merger agreement with respect to such restraint or if the issuance of such final, non-appealable restraint was primarily due to the failure of such party, and in the case of Scientific Games, including the failure of Merger Sub, to perform any of its obligations under the merger agreement; or

  •
  Bally stockholder approval is not obtained at a duly held stockholders' meeting or at any adjournment or postponement thereof.

        The merger agreement may also be terminated by Bally if:

  •
  Scientific Games or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the merger agreement,

    which breach or failure to perform (i) would give rise to a failure of a condition to Bally's obligation to consummate the merger and (ii) is not capable of being cured prior to the termination date or is not cured by Scientific Games or Merger Sub on or before the earlier of the termination date and the date that is 30 days following the receipt by Scientific Games of written notice from Bally of such breach or failure; provided that this termination right will not be available if Bally is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

  •
  prior to obtaining Bally stockholder approval of the merger agreement, (i) the Bally board of directors has effected a change in recommendation to the extent permitted by, and subject to the terms and conditions of, the merger agreement or (ii) in connection with entering into an alternative acquisition agreement with respect to a superior proposal to the extent permitted by and subject to the terms of the merger agreement, in each case so long as concurrently with such termination, Bally pays, or causes to be paid, to Scientific Games the company termination fee of $80.0 million described under the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement; or

  •
  the marketing period (as described under the section entitled "Terms of the Merger Agreement—Financing of the Merger" beginning on page 65 of this proxy statement) has ended and all conditions to Scientific Games' and Merger Sub's obligation to consummate the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, provided that such conditions are reasonably capable of being satisfied), and Scientific Games and Merger Sub fail to consummate the merger by the time the closing of the merger should have occurred pursuant to the merger agreement as a result of a breach by the financing sources of their obligations to make available to Scientific Games and Merger Sub the full amount of the debt financing pursuant to the debt commitment letter (or if definitive agreements have been entered into in connection with the debt financing, pursuant to such definitive agreements) (any such circumstance being referred to as a "funding failure" in this proxy statement).

        The merger agreement may also be terminated by Scientific Games if:

  •
  Bally has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition to Scientific Games' and Merger Sub's obligation to consummate the merger and (ii) is not capable of being cured prior to the termination date or is not cured by Bally on or before the earlier of the termination date and the date that is 30 days following the receipt by Bally of written notice from Scientific Games of such breach or failure; provided that this termination right will not be available if Scientific Games or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  •
  (i) Bally does not include its board of directors' recommendation to approve the merger agreement in this proxy statement, (ii) a change in recommendation has occurred or (iii) a tender offer or exchange offer that would, if consummated, constitute an acquisition proposal has been commenced by a person unaffiliated with Scientific Games, and Bally has not published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within ten business days after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such tender offer or exchange offer and affirming the Bally board of directors' recommendation to approve the merger agreement; provided that this termination right will not be available once Bally stockholder approval has been obtained.

        See the section entitled "Terms of the Merger Agreement—Termination of the Merger Agreement" beginning on page 110 of this proxy statement.

Effects of Termination of the Merger Agreement (Page 111)

        If the merger agreement is validly terminated, the merger agreement will become null and void without liability on the part of any party to the merger agreement (or any of its representatives), and, except for the confidentiality provisions, provisions relating to the effect of termination and certain other specified general provisions of the merger agreement, each of which will survive the termination of the merger agreement, all rights and obligations of any party will cease. However, the parties have agreed that if (i) any termination of the merger agreement resulted, directly or indirectly, from an intentional breach of any provision of the merger agreement or (ii) an intentional breach of any provision of the merger agreement caused the merger not to be consummated then, in either case, the breaching party shall be fully liable for any and all damages, costs, liabilities or other losses suffered by the other party as a result of such breach, including, as applicable, derivative damages, in addition to any amounts owed in connection with the company termination fee, the regulatory failure termination fee or the funding failure termination fee.

        Generally, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated under the merger agreement will be paid by the party incurring those expenses. The merger agreement contains certain termination rights for Scientific Games and Bally. In connection with the termination of the merger agreement under specified circumstances set forth in the merger agreement, including upon a change in the recommendation of the Bally board of directors or termination of the merger agreement for Bally to enter into a written definitive agreement for a superior proposal, Bally may be required to pay to Scientific Games a termination fee of $80.0 million or Scientific Games may be required to pay Bally a termination fee of $105.0 million if Scientific Games is unable to obtain the regulatory approvals that are conditions to closing prior to the termination date (provided, among other conditions, that none of Bally, its subsidiaries or their respective officers, directors or employees was the primary cause of the failure of any such condition) or $105.0 million if all of the conditions to the merger have been met and there is a funding failure, in each case, subject to the circumstances of such termination as set forth in the merger agreement and, in each case, without limiting the parties' ability to seek damages for any intentional breach of the merger agreement, which damages may be recovered, to the extent proven, in excess of any applicable termination fee. See the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.

Specific Performance (Page 113)

        The merger agreement generally provides that the parties will be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

        However, Bally is entitled to seek specific performance of Scientific Games' and Merger Sub's obligations to consummate the merger only in the event that each of the following conditions has been satisfied: (i) the marketing period, if applicable, has ended and all of the conditions to Scientific Games' and Merger Sub's obligations to consummate the closing have been satisfied or waived (other than those conditions that by their terms are to be satisfied or waived at the closing of the merger), (ii) Scientific Games and Merger Sub fail to complete the merger by the date on which the merger would otherwise be required to occur, (iii) the debt financing (including any alternative financing that has been obtained in accordance with, and which satisfies certain conditions set forth in, the merger agreement) has been, or will be, funded in accordance with the terms thereof at the closing assuming satisfaction by Scientific Games or Merger Sub of the conditions precedent thereto under their respective control, and (iv) Bally has confirmed in an irrevocable written notice delivered to Scientific Games that if specific performance is granted and the debt financing is funded, then Bally would take such actions that are within its control to cause the closing to occur. For the avoidance of doubt, Bally is not entitled to enforce or seek to enforce specifically Scientific Games' and Merger Sub's obligations to consummate the merger if the debt financing has not been funded or will not be funded at the closing. The parties to the merger agreement further agreed that while Bally may pursue both a grant of specific performance as and only to the extent expressly permitted by the merger agreement and the payment of the funding failure termination fee or any other monetary damages or other monetary remedies, to the extent proven (but only to the extent expressly permitted by the merger agreement), under no circumstances would Bally be permitted or entitled to receive both such grant of specific performance to cause the closing to occur and payment of the funding failure termination fee, or alternatively, any other monetary damages or other monetary remedies.

Material U.S. Federal Income Tax Considerations of the Merger for U.S. Holders (Page 83)

        The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. A "U.S. holder" (as defined in the section entitled "Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders" beginning on page 83 of this proxy statement) who exchanges shares of our common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. You should consult your tax advisor for complete analysis of the U.S. federal, state, local and/or foreign tax consequences of the merger to you. See the section entitled "Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders" beginning on page 83 of this proxy statement.

Regulatory Approvals (Page 80)

Antitrust Filings

        The merger is subject to the mandatory notification and waiting period requirements of the HSR Act, which requires that we and Scientific Games furnish certain information and materials relating to the merger to the Antitrust Division of the United States Department of Justice, which we refer to as the "Antitrust Division" in this proxy statement, and the Federal Trade Commission, which we refer to as the "FTC" in this proxy statement. Under the HSR Act, the merger may not be consummated until the applicable waiting period has expired or been terminated by the Antitrust Division or the FTC. The required notification and report forms under the HSR Act were filed with the Antitrust Division and the FTC by Bally and Scientific Games on August 6, 2014 and August 7, 2014, respectively. On August 19, 2014, Bally received notice from the FTC that early termination of the applicable waiting period had been granted; as such, the condition to the closing of the merger related to the HSR Act has been satisfied.

Required Gaming Approvals

        The parties have agreed that receipt of gaming approvals from approximately 20 specified jurisdictions, which we refer to as the "required gaming approvals" in this proxy statement, is a condition to closing of the merger. See the section entitled "Terms of the Merger Agreement—Consents, Approvals and Filings" beginning on page 101 of this proxy statement for a definition of "gaming approvals", as used in this proxy statement.

        Scientific Games may under certain circumstances waive the condition relating to any such required gaming approval on behalf of both Scientific Games and Bally if consummation of the merger in the absence of such required gaming approval would not constitute a violation of applicable law. In addition to the jurisdictions identified by the parties as conditions to the merger, either Bally or Scientific Games may make further filings with gaming regulators in various jurisdictions as may be required by applicable law, but the expiration of any waiting periods, or receipt of any required approvals, in connection with such filings will not be conditions to the consummation of the merger.

        Scientific Games has filed or has caused to be filed all initial applications and documents in connection with obtaining the required gaming approvals and with respect to certain of such approvals the parties have already received confirmation that all obligations necessary to be fulfilled prior to the merger have been satisfied. Bally anticipates obtaining the required gaming approvals in the remaining specified jurisdictions prior to the end of 2014.

Other Matters with Respect to Regulatory Approvals

        Scientific Games and Bally have generally agreed to use their reasonable best efforts to obtain such approvals but, under the terms of the merger agreement, neither Scientific Games nor Merger Sub is required to (or cause its applicable affiliates or subsidiaries to) accept, make or take any divestiture actions unless (i) such divestiture actions are conditioned on the consummation of the merger, and (ii) such divestiture actions, individually or in the aggregate, would not reasonably be expected to result in the loss of more than $85.0 million in revenues on a consolidated basis for Scientific Games and its subsidiaries (including Bally and its subsidiaries) for the most recently ended twelve month period ending as of the last day of Scientific Games' most recently completed fiscal quarter (provided that if the last day of such period is after December 31, 2014, such period will be deemed to have ended on December 31, 2014).

        Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that Bally and Scientific Games will obtain all required regulatory approvals or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on us or, after completion of the merger, Scientific Games.

Market Price of Bally Common Stock and Dividend Information (Page 117)

        Our common stock is listed on the NYSE under the trading symbol "BYI". The closing price of our common stock on the NYSE on July 31, 2014, which was the last trading day before we announced the merger, was $60.17. The merger consideration represents a premium of approximately 38.4% to the closing price of our common stock on July 31, 2014 and a premium of approximately 35.3% over the average closing price of our common stock for the 90-day period ended July 31, 2014. On October 17, 2014, the last trading day before the date of this proxy statement, the closing price of our common stock on the NYSE was $77.73.

        Under the terms of the merger agreement, we may not declare, authorize, make or pay any dividend or other distribution on our common stock during the pendency of the merger.

Fees and Expenses (Page 113)

        All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby, including the merger, will be paid by the party incurring such fees or expenses, whether or not the merger or any of the other transactions contemplated by the merger agreement are consummated, with certain exceptions expressly set forth in the merger agreement, including reimbursement for all reasonable costs and expenses (including reasonable attorney's fees) of the prevailing party in any action at law or suit in equity to enforce the merger agreement or the rights of any of the parties thereunder.

 Litigation Relating to the Merger (Page 82)

        The following complaints challenging the merger have been filed in the District Court of the Eighth Judicial District, County of Clark, Nevada (the "Nevada court"): (i) Shaev v. Bally Technologies, Inc., et al., No. A-14-705012-B; (ii) Crescente v. Bally Technologies, Inc., et al., No. A-14-705144-C; (iii) Lewandoski v. Bally Technologies, Inc., et al., No. A-14-705153-C; (iv) Rosenfeld v. Bally Technologies, Inc., et al., No. A-14-705162-B; (v) Stein v. Bally Technologies, et al., No. A-14-705338-B; and (vi) Hahm v. Bally Technologies, Inc., No. A-14-706234-C. Each of the actions is a putative class action filed on behalf of the public shareholders of Bally Technologies, Inc. and names as defendants Bally, its directors, Scientific Games, Merger Sub and Financing Sub. The complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the merger. Four of the six complaints also allege that all of the entity defendants aided and abetted the purported breaches by the individual defendants. Of the remaining two complaints, Shaev v. Bally Technologies, Inc., et al., alleges that Scientific Games, Merger Sub and Financing Sub aided and abetted the individual defendants' purported breaches but makes no such claim against Bally, and Hahm v. Bally Technologies, Inc., et al., alleges that Bally alone aided and abetted the individual defendants' purported breaches. The complaints seek, among other relief, to enjoin the merger.

        On August 26, 2014, the Shaev, Crescente, Lewandoski, Rosenfeld and Stein actions were consolidated into a single proceeding under the caption In re Bally Technologies, Inc. Stockholders Litigation, No. A-14-705012-B (the "Nevada Action"). The Hahm action was consolidated into the Nevada Action after it was filed on August 27, 2014. On or about September 19, 2014, the plaintiffs served an amended consolidated class action complaint. On or about October 3, 2014, those plaintiffs filed a motion for expedited proceedings. On October 7, 2014, the defendants filed motions to dismiss the Nevada Action based on the plaintiffs' failure to state a claim on which relief may be granted. On October 8, 2014, the plaintiffs in the Nevada Action withdrew their motion for expedited discovery and the parties entered into preliminary settlement discussions.

        On October 17, 2014, following arm's-length negotiations, the parties to the Nevada Action (the "Settling Parties") entered into a Memorandum of Understanding ("MOU") providing for the settlement in principle of all claims asserted in the Nevada Action on a class-wide basis, subject to certain confirmatory discovery by the plaintiffs in the Nevada Action and the approval of the Nevada court. Bally and the other named defendants entered into the MOU solely to avoid the costs, risks and uncertainties inherent in litigation and without admitting any liability or wrongdoing, and vigorously denied, and continue to vigorously deny, that they have committed any violation of law or engaged in any of the wrongful acts that were alleged in the Nevada Action. The MOU outlines the terms of the Settling Parties' agreement in principle to settle and release all claims which were or could have been asserted in the Nevada Action.

        The parties to the MOU agree promptly to enter into a stipulation of settlement that will be presented to the Nevada court for final approval. The stipulation of settlement will be subject to customary conditions, including approval by the Nevada court, which will consider the fairness, reasonableness and adequacy of the settlement. The stipulation of settlement will provide for, among other things, the conditional certification of the consolidated Nevada Action as a non-opt-out class action. The stipulation of settlement will provide for the release of any and all claims arising from the merger, subject to approval by the Nevada court. The release will not become effective until the stipulation of settlement is approved by the Nevada court, and there can be no assurance that the Settling Parties will ultimately enter into a stipulation of settlement or that the Nevada court will approve the settlement. In such event, or if the merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect. Payments made in connection with the settlement, which are subject to court approval, are not expected to be material. The settlement will not affect the consideration to be received by Bally's shareholders in the merger or the timing of the anticipated closing of the merger.

        Bally believes that the lawsuits are without merit and that no further disclosure is required under applicable laws to supplement the preliminary proxy statement Bally filed with the Securities and Exchange Commission on September 8, 2014; however, to eliminate the burden, expense and uncertainties inherent in such litigation, and without admitting any liability or wrongdoing, Bally has agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures in this definitive proxy statement. Nothing in the supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein.

        The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the MOU.

        The outcome of the lawsuits cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on the operations and liquidity of Bally. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. All of the defendants believe that the claims asserted against them in the lawsuits are without merit.

No Dissenters' Rights (Page 85)

        Pursuant to the Nevada Revised Statutes (which we refer to as the "NRS" in this proxy statement) Section 92A.390, no dissenter's rights or rights of appraisal will apply in connection with the merger.

Help in Answering Questions

        If you have any questions about the special meeting, the merger agreement or the transactions contemplated by the merger agreement, including the merger, after reading the proxy statement, you may contact Innisfree M&A Incorporated, which is assisting us in the solicitation of proxies, toll free at (888)-750-5834. Banks and brokers may call collect at (212) 750-5833.

        Neither the U.S. Securities Exchange Commission, which we refer to as the "SEC" in this proxy statement, nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
Why am I receiving these materials?

A:
You are receiving this proxy statement and the accompanying proxy card because you owned shares of our common stock at the close of business on October 20, 2014, the record date for the special meeting. Our board of directors is providing these proxy materials to give you information for use in determining how to vote in connection with the matters to be considered at the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on November 18, 2014, at 3:00 p.m. local time, at Bally's office located at 6601 South Bermuda Road, Las Vegas, Nevada, 89118.

Q:
What matters will be voted on at the special meeting?

A:
We will ask you: (1) to consider and vote upon a proposal to approve the merger agreement by and among Bally, Scientific Games, Financing Sub and Merger Sub, pursuant to which Merger Sub will merge with and into Bally with Bally continuing as the surviving corporation and becoming a wholly owned subsidiary of Scientific Games, thereby approving the merger; (2) to consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger; and (3) to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Q:
What is the proposed transaction?

A:
Under the terms of the merger agreement, upon completion of the merger, Merger Sub will be merged with and into Bally, with Bally continuing as the surviving corporation and becoming a wholly owned subsidiary of Scientific Games. If the merger is completed, our common stock will cease to be traded on the NYSE and you will not own any shares of the capital stock of the surviving corporation as a result of the merger.

Q:
What will I receive if the merger is completed?

A:
If the merger is completed, each share of Bally common stock (other than excluded shares) will be canceled and converted into the right to receive $83.30 in cash, without interest and less any applicable withholding taxes. You will not own shares in the surviving corporation.

Q:
Should I send in my stock certificates now?

A:
No. Please do not send your stock certificates now. If the merger is completed, Bally stockholders holding Bally stock certificates will receive shortly thereafter a letter of transmittal instructing such stockholders to send their stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of our common stock represented by the stock certificates. Holders of stock certificates should use the letter of transmittal to exchange their stock certificates for the cash payment to which they are entitled upon completion of the merger. Please do not send in your stock certificates with your proxy card.

Q:
What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:
If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the special meeting.

Q:
What vote is required to approve the merger agreement?

A:
Under Nevada law and as a condition to the consummation of the merger, approval of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Bally common stock at the close of business on the record date entitled to vote at the special meeting. As of the record date, there were 37,849,396 shares of Bally common stock outstanding. Accordingly, a Bally stockholder's failure to submit a proxy card or to vote in person at the special meeting, an abstention from voting or the failure of a Bally stockholder who holds his or her shares in "street name" through a broker, bank or other nominee to give voting instructions to such broker, bank or other nominee, which we refer to as a broker non-vote, will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement.

Q:
What vote is required for the compensation proposal?

A:
Assuming a quorum is present, approval of the compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote on the proposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the compensation proposal, while shares not in attendance at the special meeting will have no effect on the outcome of any vote on the compensation proposal.

Q:
What vote is required for the adjournment proposal?

A:
Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote on the proposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the adjournment proposal, while shares not in attendance at the special meeting will have no effect on the outcome of any vote on the adjournment proposal.

Q.
What is "golden parachute compensation"?

A.
"Golden parachute compensation" is any compensation payable to Bally's named executive officers that is based on or otherwise related to the merger. See the section entitled "Proposal 1: Approval of the Merger Agreement—Interests of Bally's Directors and Executive Officers in the Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger" beginning on page 74 of this proxy statement.

Q.
Why am I being asked to cast a non-binding, advisory vote to approve "golden parachute compensation" payable to Bally's named executive officers under Company plans or agreements?

A.
As required by rules promulgated under Section 14A of the Exchange Act, Bally is providing its stockholders with the opportunity to cast a non-binding, advisory vote in the compensation proposal on the golden parachute compensation that may be payable to Bally's named executive officers in connection with the merger.

Q.
What will happen if the stockholders do not approve the "golden parachute compensation" in the compensation proposal at the special meeting?

A:
Approval of the "golden parachute compensation" described in the compensation proposal is not a condition to the completion of the merger. The vote with respect to the "golden parachute compensation" is an advisory vote and will not be binding on Bally or Scientific Games. Further, the underlying compensation plans and agreements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, neither closing of the merger nor payment of the "golden parachute compensation" is contingent on stockholder approval on an advisory basis of the compensation proposal.

Q.
Are there any other risks to me from the merger that I should consider?

A.
Yes. There are risks associated with all business combinations, including the merger. See the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 25 of this proxy statement.

Q:
What constitutes a quorum?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at any meeting of Bally stockholders shall constitute a quorum for the transaction of any business at such meeting. As of October 20, the record date for the special meeting, 18,924,699 shares of Bally common stock will be required to obtain a quorum. When a quorum is present to organize a meeting of Bally stockholders, it is not broken by the subsequent withdrawal of any Bally stockholders. Abstentions and any broker non-votes are considered as present for the purpose of determining the presence of a quorum.

Q:
How does the Bally board of directors recommend that I vote?

A:
Our board of directors, after considering all factors that our board of directors deemed relevant, and after consultation with independent legal and financial advisors, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of Bally and its stockholders, and unanimously adopted the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by our board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section entitled "Proposal 1: Approval of the Merger Agreement—Reasons for the Merger" beginning on page 47 of this proxy statement.

        The Bally board of directors unanimously recommends that you vote

  •
  "FOR" the approval of the merger agreement, thereby approving the transactions contemplated thereby, including the merger;

  •
  "FOR" the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger; and

  •
  "FOR" the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Q:
What is the difference between holding shares as a stockholder of record and a beneficial owner?

A:
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, which we refer to as "American Stock Transfer & Trust" in this proxy statement, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote your shares in person at the special meeting. We have enclosed a proxy card for you to use.

•
Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name", and these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and you are also invited to attend the special meeting where you can vote your shares in person by following the procedure described below.

    Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting, unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.

Q:
How do I vote my shares of Bally common stock?

A:
Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of our common stock directly in your name as a registered stockholder (which would mean that you are a "stockholder of record") or through a broker, bank or other nominee, because this will determine the procedure that you must follow in order to vote. You are a registered holder of our common stock if you hold your Bally common stock as a stockholder of record in certificate form or if you hold your Bally common stock in your name directly with our transfer agent, American Stock Transfer & Trust, which includes shares acquired and held through our equity incentive plans. If you are a registered holder of our common stock or hold shares of Bally common stock acquired and held through our equity incentive plans, you may vote in any of the following ways:

•
Via the Internet—If you choose to vote via the Internet, go to the website on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card or in order to vote.

•
Via Telephone—If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.

  •
  Via Mail—If you choose to vote via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

  •
  At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

  Although Bally offers four different voting methods, Bally encourages you to vote through the Internet, as Bally believes it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you vote your shares of Bally common stock through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers.

Q:
If I hold my shares through a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
Yes, but only if you properly instruct them to do so. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of the shares held for you in what is known as "street name". If this is the case, this proxy statement has been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting, unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.

If you hold your shares in street name through a broker, bank or other nominee, please refer to the information on the voting instruction card forwarded to you by your bank, broker or other nominee to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other nominee will not be able to vote on these proposals. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This is called a "broker non-vote". Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares.

We believe that (i) under the NRS, broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum at the special meeting and (ii) under the current rules of the NYSE, brokers do not have discretionary authority to vote on any of the proposals being voted upon at the special meeting. To the extent that there are any broker non-votes, a broker non-vote will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement, the compensation proposal and the adjournment proposal.

Q:
What happens if I return my proxy card but I do not indicate how to vote?

A:
If you properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted "FOR" the approval of the merger agreement, thereby voting such shares in favor of approving the merger, "FOR" the approval, by a non-binding advisory vote, of the compensation proposal, and "FOR" the approval of the adjournment proposal. We do not currently intend to present any other proposals for consideration at the special meeting.

Q:
What happens if I abstain from voting on a proposal?

A:
It is important that you vote your shares. Because, under the NRS, the approval of the merger agreement requires the affirmative vote of a majority of the voting power of the outstanding shares of Bally common stock, and because, under the NRS and Bally's bylaws, the approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote thereon, your abstention will have the same effect as a vote "AGAINST" approval of the merger agreement, the compensation proposal and the adjournment proposal.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?

A:
Yes. Even after you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote via telephone or vote via the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our General Counsel at Bally Technologies, Inc., 6601 S. Bermuda Road, Las Vegas, NV 89119, Attn: General Counsel, specifying such revocation. You may also change your vote by timely delivery of a valid, later-dated proxy or by attending and voting in person at the special meeting. If you have voted via the Internet or by telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

If your shares are held in street name, you must contact your bank, broker or other nominee in order to revoke your proxy or change your vote.

Q:
What does it mean if I receive more than one set of proxy materials?

A:
This means that you hold shares of Bally in more than one way. For example, you may own some shares directly as a stockholder of record and other shares as a beneficial owner through a broker, or you may own shares as a beneficial owner through more than one broker. In these situations, you may receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy through the Internet or by telephone, vote at least once for each proxy card or control number you receive.

Q:
When do you expect the merger to be completed?

A:
The parties to the merger agreement are working toward completing the merger as promptly as possible. The parties currently anticipate that the merger will be completed by the end of 2014, although there can be no assurance that the parties will be able to do so by then or at all. Completion of the merger is subject to a number of conditions specified in the merger agreement. See the section entitled "Terms of the Merger Agreement—Conditions to Completion of the Merger" beginning on page 108 of this proxy statement.

Q:
If the merger is completed, how will I receive the cash for my shares?

A:
If the merger is completed and your shares of our common stock are held in book-entry or in "street name", the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you are a stockholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of our common stock to the paying agent in connection with the merger. The paying agent will issue and deliver to you a check for your shares after you comply with these instructions. See the section entitled "Terms of the Merger Agreement—Exchange of Shares in the Merger" beginning on page 89 of this proxy statement.

Q:
Is the merger taxable to Bally stockholders?

A:
The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable local and/or foreign income or other tax laws. In general, for U.S. federal income tax purposes, a "U.S. holder" (as defined in the section entitled "Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders" beginning on page 83 of this proxy statement) who exchanges shares of our common stock for cash in the merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares.

You should read the section entitled "Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders" beginning on page 83 of this proxy statement for a more complete discussion of the U.S. federal income tax consequences of the merger to you. You should also consult your tax advisor to determine the particular U.S. federal, state, local, and/or foreign tax consequences of the merger to you.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not approved by the stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, our common stock will continue to be listed and traded on the NYSE. In certain circumstances, we or Scientific Games may be required to pay a termination fee or we or Scientific Games may seek damages or other remedies, in each case, as described under the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement.

Q:
Am I entitled to exercise dissenters' rights instead of receiving the merger consideration for my shares?

A:
No. Pursuant to NRS Section 92A.390, you are not entitled to exercise dissenters' rights with respect to the merger agreement or the transactions contemplated thereby, including the merger, as further explained under the section entitled "Proposal 1: Approval of the Merger Agreement—No Dissenters' Rights" beginning on page 85 of this proxy statement.

Q:
Who will count the votes?

A:
The votes will be counted by a representative of Broadridge Financial Solutions, Inc., who will act as the inspector of election appointed for the special meeting.

Q:
Where can I find the voting results of the special meeting?

A:
Bally intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Bally files with the SEC are publicly available when filed. See the section entitled "Where Stockholders Can Find More Information" beginning on page 122 of this proxy statement.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact Innisfree M&A Incorporated, our proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue
20th Floor
New York, NY 10022
Stockholders call toll-free: (888) 750-5834
Banks and brokers call collect: (212) 750-5834

  If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement contains certain "forward-looking" statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements may be typically identified by such words as "may," "will," "should," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend" and other similar expressions, among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Bally or its business or operations. Factors that could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:

  •
  the risk that the conditions to the closing of the merger are not satisfied (including a failure of Bally stockholders to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);

  •
  litigation relating to the merger;

  •
  uncertainties as to the timing of the consummation of the merger and the ability of each of Bally and Scientific Games to consummate the merger;

  •
  risks that the proposed transaction disrupts the current plans and operations of Bally;

  •
  the ability of Bally to retain and hire key personnel;

  •
  competitive responses to the proposed merger;

  •
  unexpected costs, charges or expenses resulting from completing the conditions precedent to the closing of the merger;

  •
  the failure by Scientific Games to obtain the necessary debt financing set forth in the commitment letter received in connection with the merger;

  •
  potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and

  •
  legislative, regulatory and economic developments.

        The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Bally's most recent Annual Report on Form 10-K for the year ended June 30, 2014, and our more recent reports filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Bally or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. None of Bally, Scientific Games or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. Bally can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, Bally undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

        All information contained in this proxy statement exclusively concerning Scientific Games, Merger Sub, Financing Sub and their affiliates has been supplied by Scientific Games, Merger Sub and Financing Sub and has not been independently verified by us.

 PARTIES INVOLVED IN THE MERGER

Bally Technologies, Inc.
6601 S. Bermuda Road
Las Vegas, NV 89119
Telephone: (702) 584-7700

        Bally Technologies, Inc., a Nevada corporation, is a diversified global gaming company that designs, manufactures, operates, and distributes electronic gaming machines, networked and casino-management systems, table game products and interactive applications that drive revenue and provide operating efficiencies for gaming operators. We supply innovative hardware and games, including spinning-reel and video gaming devices, specialty gaming devices, automatic card shufflers, proprietary table game content and wide-area progressive systems. Our casino-management technology solutions allow our customers to more effectively manage their operations using our wide range of marketing, data management and analysis, accounting, player tracking, security and other software applications and tools. Under our business-to-business model, we support customers that include traditional land-based, riverboat, and Native American casinos, interactive, video lottery, and central determination markets.

        Bally's common stock is listed on the New York Stock Exchange (which we refer to as the "NYSE" in this proxy statement) under the symbol "BYI".

        Bally's principal executive offices are located at 6601 South Bermuda Road, Las Vegas, NV 89119, its telephone number is (702) 584-7700 and its Internet website address is www.ballytech.com. The information provided on or accessible through Bally's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

        Detailed descriptions about Bally's business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and subsequent reports filed with the SEC, which are incorporated in this proxy statement by reference. See the section entitled "Where Stockholders Can Find More Information" beginning on page 122 of this proxy statement.

Scientific Games Corporation
750 Lexington Avenue
New York, NY 10022
Telephone: (212) 754-2233

        Scientific Games Corporation, a Delaware corporation, is a leading diversified supplier of technology-based products and services to the gaming and lottery industries. Its portfolio includes instant and draw-based lottery games, gaming machines and game content, server-based lottery and gaming systems, sports betting technology, loyalty and rewards programs, and interactive products and services. Scientific Games generates revenue from the manufacturing and sale of instant lottery games, as well as the provision of value-added services such as game design, sales and marketing support, specialty games and promotions, inventory management and warehousing and fulfillment services.

        Scientific Games' common stock is listed on the Nasdaq Stock Exchange under the symbol "SGMS".

        Scientific Games' principal executive offices are located at 750 Lexington Avenue, New York, NY 10022, its telephone number is (212) 754-2233 and its Internet website address is www.scientificgames.com. The information provided on or accessible through Scientific Games' website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Scientific Games Nevada, Inc.
750 Lexington Avenue
New York, NY 10022
Telephone: (212) 754-2233

        Scientific Games Nevada, Inc., a wholly owned subsidiary of Scientific Games, is a Nevada corporation that was formed on July 25, 2014, for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Bally, with Bally surviving the merger as a wholly owned subsidiary of Scientific Games.

        The principal executive offices of Merger Sub are located at 750 Lexington Avenue, New York, NY 10022, and its telephone number is (212) 754-2233.

Scientific Games International, Inc.
1500 Bluegrass Lakes Parkway
Alpharetta, GA 30004
Telephone: (770) 664-3700

        Scientific Games International, Inc., a Delaware corporation, is a wholly owned subsidiary of Scientific Games. As set forth in the debt commitment letter, Financing Sub is expected to be the borrower of the debt financing incurred to finance the merger and the other transactions contemplated by the merger agreement.

        The principal executive offices of Financing Sub are located at 1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004, and its telephone number is (770) 664-3700.

 THE SPECIAL MEETING

        This section contains information about the special meeting of Bally stockholders that has been called to consider and vote upon a proposal to approve the merger agreement, to consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger, to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

        This proxy statement is being provided to the stockholders of Bally as part of a solicitation of proxies by the Bally board of directors for use at the special meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting.

 Date, Time and Place

        A special meeting of stockholders of Bally is scheduled to be held on November 18, 2014, at 3:00 p.m. local time, at Bally's office located at 6601 South Bermuda Road, Las Vegas, Nevada 89118, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about October 20, 2014, to all stockholders entitled to vote at the special meeting.

Purpose of the Special Meeting

        At the special meeting, stockholders will be asked:

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  to consider and vote upon a proposal to approve the merger agreement, which provides for the merger of Merger Sub, with and into Bally, with Bally continuing as the surviving corporation, and the conversion of each share of Bally common stock, other than the excluded shares, into the right to receive $83.30 in cash, without interest and less any applicable withholding taxes;

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  to consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger; and

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  to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Recommendations of Our Board of Directors

        The Bally board of directors, after considering all factors that the Bally board of directors deemed relevant, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Bally and its stockholders, and unanimously adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger. Certain factors considered by the Bally board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section entitled "Proposal 1: Approval of the Merger Agreement—Reasons for the Merger" beginning on page 47 of this proxy statement.

        The Bally board of directors unanimously recommends that Bally stockholders vote "FOR" the approval of the merger agreement, thereby approving the merger, "FOR" the compensation proposal and "FOR" the adjournment proposal.

 Record Date and Voting Information

        Only holders of record of our common stock at the close of business on October 20, 2014, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to stockholders for approval at the special meeting. If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the special meeting.

        As of the close of business on the record date, there were 37,849,396 shares of Bally common stock, par value $0.10 per share, issued, outstanding and entitled to vote at the special meeting, which shares were held by approximately 340 holders of record.

        Brokers, banks or other nominees who hold shares in "street name" for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which include all of the proposals being voted on at the special meeting. Proxies submitted without a vote by brokers, banks or other nominees on these matters are referred to as "broker non-votes" and are discussed in greater detail below.

Quorum

        At the special meeting, the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the transaction of any business at such meeting. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any Bally stockholders. As of the record date for the special meeting, 18,924,699 shares of Bally common stock will be required to obtain a quorum. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to approve the merger agreement at the time of the special meeting, it is expected the meeting will be adjourned or postponed to solicit additional proxies.

Required Vote; Effect of Abstentions and Broker Non-Votes

        Approval of the merger agreement requires the affirmative vote of a majority of the voting power of the outstanding shares of Bally common stock entitled to vote at the special meeting, as of the record date for the special meeting. A failure to vote your shares of common stock, an abstention from voting or a broker non-vote will have the same effect as a vote against the proposal to approve the merger agreement.

        Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote on the proposal.

        Abstentions and broker non-votes, if any, will be counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a broker, bank or other nominee holding shares of a beneficial stockholder does not vote on a particular proposal because it has not received instructions from the beneficial stockholder and the broker, bank or other nominee does not have discretionary voting power for that particular item.

        It is important that you vote your shares. Because, under the NRS, the approval of the merger agreement requires the affirmative vote of a majority of the voting power of the outstanding shares of Bally common stock, and because, under the NRS and Bally's bylaws, the approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote thereon, your abstaining from voting, failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote "AGAINST" approval of the merger agreement, the compensation proposal and the adjournment proposal. Shares not in attendance will have no effect on the outcome of any vote on the compensation proposal or the adjournment proposal.

        If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Voting by Stockholders

        After carefully reading and considering the information contained in this proxy statement, each stockholder of record of Bally common stock (that is, if your shares of Bally common stock are registered in your name with Bally's transfer agent, American Stock Transfer & Trust) should vote by mail, through the Internet, by telephone or by attending the special meeting and voting by ballot, according to the instructions described below.

Voting Methods

For stockholders of record:

        If your shares are held in your name by Bally's transfer agent, American Stock Transfer & Trust, you can vote:

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  Via the Internet—If you choose to vote via the Internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote.

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  Via Telephone—If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.

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  Via Mail—If you choose to vote via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

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  At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

        Please do not send in stock certificates or other documents representing Bally common stock at this time. If the merger is completed, holders of Bally stock certificates will receive instructions regarding the procedures for exchanging their existing Bally stock certificates for the payment of the merger consideration.

 For beneficial owners:

        If your shares are held in "street name" through a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting.

        Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted "FOR" the approval of the merger agreement, thereby voting such shares in favor of approving the merger, "FOR" the approval, by a non-binding advisory vote, of the compensation proposal, and "FOR" the approval of the adjournment proposal.

Revocation of Proxies

        Bally stockholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote via telephone or vote via the Internet. Bally stockholders can revoke their proxy or change their vote at any time before it is exercised by giving written notice to our General Counsel at Bally Technologies, Inc., 6601 S. Bermuda Road, Las Vegas, NV 89119, Attn: General Counsel, specifying such revocation. Bally stockholders may also change their vote by timely delivery of a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in "street name" through a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Voting by Bally's Directors and Executive Officers

        At the close of business on the record date for the special meeting, directors and executive officers of Bally and their affiliates were entitled to vote 747,657 shares of Bally common stock entitled to vote at the special meeting, or approximately 1.98% of the shares of Bally common stock outstanding on that date. We currently expect that Bally's directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement, although none of them has entered into any agreement obligating them to do so.

        Certain directors and executive officers of Bally have interests that are different from, or in addition to, those of other Bally stockholders generally. For more information, see the section entitled "Proposal 1: Approval of the Merger Agreement—Interests of Bally's Directors and Executive Officers in the Merger" beginning on page 68 of this proxy statement.

Expenses of Proxy Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are the responsibility of Bally. We have engaged the services of Innisfree M&A Incorporated, which we refer to as "Innisfree" in this proxy statement, to solicit proxies for the special meeting. In connection with its retention by us, Innisfree has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay Innisfree a fee of approximately $20,000 plus reasonable out-of-pocket expenses for its services, and Bally will indemnify Innisfree for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone, by email and by fax, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation by the use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone, email or other means of communication. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. Bally and some brokers may be householding Bally's proxy materials by delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Bally that your broker or Bally will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding, and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker if you are a street name stockholder or Bally if you are a stockholder of record. You can notify Bally by sending a written request to our Investor Relations team at Bally Technologies, Inc., 6650 El Camino Road, Las Vegas, NV 89118. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Tabulation of Votes

        All votes will be tabulated by a representative of Broadridge Financial Services, Inc., who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Confidential Voting

        As a matter of policy, Bally keeps confidential proxies, ballots and voting tabulations that identify individual stockholders. Such documents are available for examination only by the inspector of election and certain of Bally's employees and Bally's transfer agent and proxy solicitor who are associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed except (i) where disclosure is required by applicable law, (ii) where disclosure is requested by you, (iii) where Bally concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes or (iv) in a contested proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards. All comments received are then forwarded to Bally's General Counsel or Corporate Secretary. Bally intends to announce preliminary aggregate voting results at the special meeting and to then disclose the final aggregate voting results in a Current Report on Form 8-K of Bally following the special meeting.

 Adjournments and Postponements

        In addition to the proposal to approve the merger agreement and the compensation proposal, Bally stockholders are also being asked to approve a proposal that will give the Bally board of directors authority to adjourn the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by Bally's stockholders prior to the special meeting, or otherwise with the consent of Scientific Games. In addition, the Bally board of directors could postpone the meeting before it commences, in each case in any of the circumstances described above. If the special meeting is so adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to approve the merger agreement but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the proposal to approve the merger agreement, your shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.

        Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than 30 days or, if after the adjournment, the Bally board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each Bally stockholder of record entitled to vote at the adjourned meeting.

Attending the Special Meeting

        Only Bally stockholders of record as of the close of business on October 20, 2014, or their duly appointed proxies, and "street name" holders (those whose shares are held through a broker, bank or other nominee) who bring evidence of beneficial ownership on the record date for the special meeting, such as a copy of your most recent account statement or similar evidence of ownership of Bally common stock as of the record date for the special meeting, may attend the special meeting. If you are a "street name" holder and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of Bally common stock authorizing you to vote at the special meeting. All stockholders should bring photo identification (a driver's license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to attend the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting. Stockholders will be admitted to the meeting room starting at 2:30 p.m., local time, and admission will be on a first-come, first-served basis.

Assistance

        If you need assistance in completing your proxy card or have questions regarding Bally's special meeting, please contact Innisfree M&A Incorporated by mail at 501 Madison Avenue, 20th Floor, New York, NY 10022, or by telephone. Stockholders may call toll-free at (888) 750-5834 and banks and brokers may call collect at (212) 750-5834.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

Effects of the Merger

        Pursuant to the terms of the merger agreement, if the merger agreement is approved by Bally's stockholders and the other conditions to the closing are either satisfied or waived, at the effective time of the merger, Merger Sub will be merged with and into Bally, with Bally surviving the merger as a wholly owned subsidiary of Scientific Games. As a result of the merger, Bally will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

        At the effective time of the merger, (i) each share of Bally common stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares, which are discussed below) will immediately be converted into the right to receive $83.30 in cash, without interest and less any applicable withholding taxes, (ii) each share of Bally common stock owned by Bally will be canceled and no payment will be made with respect to such shares, (iii) each share of Bally common stock owned by any of Bally's subsidiaries, or Scientific Games, Merger Sub, Financing Sub or any of their respective wholly owned subsidiaries will be converted into one fully paid share of common stock, par value $0.001 per share, of the surviving corporation at the consummation of the merger, and (iv) each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger will be converted into one fully paid and non-assessable share of common stock, par value $0.001 per share, of the surviving corporation at the consummation of the merger.

        At the effective time of the merger, each option to purchase Bally common stock that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger will be canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, less any applicable withholding taxes. If the exercise price of the option equals or exceeds the merger consideration, the option will be canceled without the payment of any consideration to the holder.

        Holders of incentive stock options will be permitted to exercise such incentive stock options (whether vested or unvested) five business days prior to, and conditioned upon the occurrence of, the merger closing date. Incentive stock options that are not exercised in such manner and that remain outstanding immediately prior to the effective time of the merger will be cashed out in the manner described in the preceding paragraph.

        At the effective time of the merger, each Bally performance unit that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes. For purposes of determining the number of performance units that are outstanding immediately prior to the effective time of the merger, the applicable performance-based conditions will be considered to have been achieved at maximum levels. The only individuals who have outstanding performance units are Bally's current chief executive officer and chief financial officer.

        At the effective time of the merger, each share of Bally restricted stock and each Bally restricted stock unit that was granted prior to August 1, 2014, and that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger, will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes.

        At the effective time of the merger, each share of Bally restricted stock and each Bally restricted stock unit that is granted on or after August 1, 2014, and that is outstanding immediately prior to the effective time of the merger, will not be cashed out or canceled in the merger, but instead will be converted as of the effective time of the merger into a restricted share or restricted stock unit, as applicable, with respect to the Class A common stock, par value $0.01 per share, of Scientific Games, using the stock award exchange ratio. The terms and conditions of these converted restricted shares and restricted stock units will generally remain unchanged, and such awards will continue to vest as scheduled based on the holder's continued employment through each applicable vesting date, provided that if the holder's employment is terminated by Scientific Games without "cause" or by the holder for "good reason" (generally, as such terms are defined in the 2010 LTIP) within one year following the merger closing date, the holder will be given additional service credit for vesting purposes for the holder's months of service following the merger closing date, plus an additional twelve (12) months, such that the installments of the converted restricted shares and restricted stock units that were otherwise scheduled to vest within such number of months following the holder's employment termination date will immediately vest and be settled in shares of Scientific Games Class A common stock.

        At the effective time of the merger, the restated articles of incorporation of Bally will, by virtue of the merger, be amended in their entirety to read as set forth on Exhibit A of the merger agreement.

Background of the Merger

        As part of Bally's ongoing strategic planning process, members of Bally's board of directors and certain members of Bally's senior management periodically review and assess Bally's operations, financial performance and competitive position, as well as industry trends and potential strategic initiatives. Certain members of Bally's senior management also meet periodically with members of the Bally board of directors in the ordinary course of business to discuss potential actions to maximize stockholder value, including potential business combinations and joint ventures, leveraged financing, repurchasing of the Company's common stock and other transactions that could deliver value to stockholders.

        In the past few years, Bally has considered a number of potential acquisitions, including the acquisition of SHFL entertainment, Inc., which Bally completed on November 25, 2013, and the acquisition of Dragonplay Ltd., which Bally completed on July 1, 2014. In the course of considering these acquisitions and other strategic initiatives, the Bally board of directors has observed other merger activity in the gaming industry, including the acquisition of WMS Industries, Inc. by Scientific Games in October, 2013, the acquisition of Rational Group, the operator of PokerStars and FullTilt, by Amaya Gaming Group announced in June, 2014 (which was completed on August 1, 2014), the proposed acquisition of Video Gaming Technologies, Inc. by Aristocrat Leisure, Ltd. announced in July, 2014, and the proposed acquisition of International Game Technology, Inc. by GTECH S.p.A. announced in July, 2014. In addition, from time to time, certain members of Bally senior management meet with representatives of various investment banks, including representatives of Macquarie Capital and Groton Partners LLC, which we refer to as "Groton Partners" in this proxy statement, to discuss developments in the capital markets and gaming industry and the investment banks' views as to opportunities potentially available to Bally.

        On July 7, 2014, Mr. Gavin Isaacs, the chief executive officer of Scientific Games, telephoned Mr. Richard Haddrill, the chief executive officer of Bally, to schedule a meeting with Mr. Haddrill, Mr. Isaacs, Mr. Ronald Perelman, chairman of the board of directors of Scientific Games and chairman and chief executive officer of MacAndrews & Forbes Holdings Inc., Scientific Games' largest stockholder, and Mr. Barry Schwartz, another member of the Scientific Games board of directors and the executive vice chairman of MacAndrews & Forbes Holdings Inc., to discuss a potential business matter, without indicating the specific nature of the matter. Mr. Isaacs had previously served as Bally's chief operating officer from May 2006 through March 2011. During that period, Mr. Haddrill, Mr. Robbins and Mr. Robert Guido all served on the Bally board of directors. In addition, Mr. Isaacs had previously served as the chief executive officer of SHFL entertainment, Inc. prior to its acquisition by Bally in November 2013.

        On the morning of July 8, 2014, and in advance of the dinner meeting scheduled for later that day, Messrs. Haddrill and Isaacs met for breakfast. During the course of this breakfast, Mr. Isaacs indicated that the purpose of the upcoming dinner meeting was to discuss Scientific Games' interest in exploring a potential acquisition of Bally. After this breakfast meeting, Mr. Haddrill called Mr. Robbins to inform him of the discussion with Mr. Isaacs.

        On the evening of July 8, 2014, Messrs. Haddrill, Isaacs, Perelman and Schwartz met for dinner in Las Vegas, Nevada, to continue the discussion between Messrs. Haddrill and Isaacs from earlier that morning. Mr. Perelman asked Mr. Haddrill if Bally would be open to discussions regarding an acquisition of Bally by Scientific Games. Mr. Haddrill replied that while he was not in a position to provide a definitive response, negotiate terms or engage in discussions regarding any potential transaction without authorization from the Bally board of directors, he would listen to any Scientific Games' proposal and would communicate the terms of such proposal to the Bally board of directors for its consideration. During the course of this dinner meeting, Mr. Perelman indicated that Scientific Games would be interested in exploring an all-cash acquisition of Bally at a price of $75.00 per share of Bally common stock, subject to, among other things, satisfactory completion of due diligence and negotiation of mutually acceptable definitive transaction documents. Prior to this dinner, Scientific Games had not indicated a potential purchase price per share for Bally. In addition, Mr. Perelman indicated a desire to have Mr. Haddrill join Scientific Games' board of directors as vice chairman if the proposed transaction were consummated. Mr. Haddrill also suggested that Mr. Perelman directly contact Mr. Robbins, chairman of the Bally board of directors, to communicate Scientific Games' interest in a potential transaction.

        On July 9, 2014, certain members of Bally's senior management advised Bally's external legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, which we refer to as "Skadden" in this proxy statement, of the potential acquisition proposal. In addition, on July 9, 2014, Scientific Games sent Bally a draft confidentiality agreement.

        Also on July 9, 2014, Mr. Perelman called Mr. Robbins, who had been briefed by Mr. Haddrill on the substance of the July 8 meetings, to discuss a proposed acquisition of Bally by Scientific Games. During the course of this call, Mr. Perelman and Mr. Robbins discussed their views of the gaming industry and the potential benefits to the stockholders of both companies of combining the two companies, including merger trends in the industry and potential complementary aspects of the gaming devices and lottery businesses. Mr. Perelman reiterated the substance of the July 8 dinner meeting and indicated that Scientific Games preferred an all-cash transaction. On the call, Mr. Robbins expressed his view that a transaction at the price proposed by Scientific Games might not be attractive to the board of directors of Bally as the basis for exploratory discussions as it was below the highest trading price for Bally shares during the most recent 52-week period. Mr. Perelman also indicated on the call a desire that Mr. Robbins and Mr. Haddrill join the Scientific Games board of directors if a potential transaction were consummated, with Mr. Haddrill serving as the vice chairman.

        Subsequent to such discussion, at the suggestion of Mr. Perelman, Mr. Robbins met later on July 9, 2014 with Mr. Peter Cohen, a vice chairman of the Scientific Games board of directors, to continue the discussion regarding a potential acquisition of Bally by Scientific Games. Mr. Cohen and Mr. Robbins also expressed their views on industry merger trends and the benefits to the stockholders of both companies of combining the two companies. During the course of these discussions, Mr. Cohen indicated that Scientific Games would be interested in pursuing an all-cash acquisition of Bally at a price range of $75.00 to $77.00 per share of Bally common stock. Mr. Robbins again noted that the proposed range would not provide sufficient value to Bally stockholders and it was below the highest trading price for Bally shares during the most recent 52-week period and that the proposed price range might not be attractive to the board of directors of Bally as the basis for exploratory discussions. Mr. Cohen responded that Scientific Games believed that Bally's highest trading price might not be a viable indicator of value inasmuch as such high trading price was reached during a low volume trading period. Mr. Cohen also noted that Scientific Games had not yet received any confidential diligence materials from Bally, and could potentially consider increasing its contemplated price range following its review of such additional information.

        On July 10, 2014, the Bally board of directors held a telephonic special meeting, to consider the acquisition proposal received from Scientific Games. At this meeting, certain members of Bally's senior management provided the Bally board of directors with their views on the gaming industry, Bally's competitive position in the industry and strategic opportunities available to Bally to enhance stockholder value, including a potential sale of Bally. The members of Bally's senior management in attendance also discussed the ongoing integration efforts with respect to Bally's prior acquisitions of SHFL entertainment, Inc. and Dragonplay Ltd. The Bally board of directors noted that it had gained additional familiarity with dynamics in the gaming industry during the course of Bally's consideration and execution of the acquisition of SHFL entertainment, Inc., as well as through Bally's consideration of other potential acquisition targets. Representatives from Skadden were also in attendance, and discussed the fiduciary duties of the Bally board of directors in considering strategic alternatives, including whether to engage in exploratory discussions with Scientific Games. Messrs. Haddrill and Robbins described to Bally's board of directors their respective discussions with representatives of Scientific Games during the preceding days, and each disclosed that representatives of Scientific Games had discussed the possibility that Messrs. Haddrill and Robbins would be invited to join the board of Scientific Games (and, in the case of Mr. Haddrill, as vice chairman) if Scientific Games were to acquire Bally.

        At the July 10 meeting, representatives from Skadden indicated to the Bally board of directors that Skadden represented SHFL entertainment, Inc. in its sale to Bally, along with the directors of SHFL entertainment, Inc., including Mr. Isaacs, in their capacity as such, in connection with the shareholder litigation against SHFL entertainment, Inc. and Bally related thereto. The Bally board of directors determined that these matters did not result in a disabling conflict and agreed to continue to use Skadden as its legal counsel in connection with its exploration of strategic alternatives, including a potential transaction with Scientific Games.

        The Bally board of directors also discussed whether Macquarie Capital, Groton Partners or another financial advisor should be engaged by Bally in order to assist the Bally board of directors in exploring Bally's strategic alternatives, including in connection with a potential transaction with Scientific Games. Information on Macquarie Capital's and Groton Partners' respective experience in the gaming industry and qualifications was discussed by the Bally board of directors and members of Bally's senior management. The Bally board of directors also discussed the fact that Groton Partners had from time to time been previously engaged by the Bally board of directors, and that each of Macquarie Capital and Groton Partners was familiar with Bally and the industry in which it operates. The Bally board of directors then authorized certain members of Bally's senior management to negotiate with and engage each of Macquarie Capital and Groton Partners on customary terms to act as financial advisors to Bally.

        After due consideration of the potential risks faced by Bally in the current challenging global economic environment, the Bally board of directors determined that, while it was not making a decision to pursue a sale of Bally at this time, and the price range previously communicated by Scientific Games was inadequate, further discussions with Scientific Games should be pursued to explore whether a transaction with Scientific Games was available on terms that maximized stockholder value. The Bally board of directors then instructed certain members of senior management and its legal advisors to finalize negotiations of, and to execute, a confidentiality and standstill agreement with Scientific Games prior to making non-public information about Bally available to Scientific Games.

        Later that day, Bally and Scientific Games finalized negotiation of a confidentiality and standstill agreement, which was executed on July 10, 2014. Following execution of that agreement, Bally began providing certain non-public information about Bally to Scientific Games and representatives of each party had a telephone call in which they coordinated a plan for Scientific Games' due diligence review. Bally directed Skadden to establish an electronic data room for various confidential documents to be made available to Scientific Games in connection with its due diligence.

        During the period from July 10, 2014 until the signing of a definitive agreement, certain members of Bally's senior management provided regular informal updates to members of Bally's board of directors with respect to the progress of discussions with Scientific Games.

        On July 11, 2014, Mr. Scott Schweinfurth, Chief Financial Officer of Scientific Games, and Mr. Isaacs met with Mr. Neil Davidson, Chief Financial Officer of Bally, in Las Vegas, Nevada, with Mr. Paul Savas, Chief Financial Officer of MacAndrews & Forbes Holdings Inc., joining by telephone. During the course of this meeting, Mr. Davidson provided Mr. Schweinfurth with information concerning Bally's business operations and certain non-public projected financial information, which projected financial information we define as the "July 2014 projections" and describe more fully in the section entitled "Proposal 1: Adoption of the Merger Agreement—Certain Projections Prepared by the Management of Bally" beginning on page 76 of this proxy statement.

        On July 14, 2014, Bally engaged Macquarie Capital as lead financial advisor to the Bally board of directors in connection with a possible sale, transfer or other disposition, directly or indirectly, of all or a material portion of the equity securities, assets or business of Bally or its subsidiaries, including assisting in the evaluation of Bally's strategic alternatives. Bally also engaged Groton Partners effective July 14, 2014, to provide additional advice and perspectives in connection with the foregoing matters.

        On July 16, 2014, the Bally board of directors held a telephonic special meeting, with certain members of Bally's senior management, Macquarie Capital, Groton Partners and Skadden in attendance. Certain members of Bally's senior management updated the Bally board of directors on the status of Scientific Games' due diligence review of Bally and the nature of the information being shared. The directors of Bally and certain members of Bally's senior management discussed the July 2014 projections and the assumptions underlying the same. At the request of the Bally board of directors, Macquarie Capital delivered a presentation on the ability of Scientific Games, in the current financial market, to raise debt financing necessary to consummate the potential transaction, assuming various leverage multiples applied to the combined Bally and Scientific Games cash flows based on Wall Street projections and a range of potential synergies up to 15% of combined total expenses, based on Macquarie Capital's knowledge of the gaming industry, previously announced merger transactions in the gaming industry, prevailing financial conditions and professional judgment.

        During the July 16 board meeting, Groton disclosed to the Bally board of directors that it had no prior relationship with Scientific Games, and Macquarie Capital disclosed to the Bally board of directors that Macquarie Capital or one of its affiliates (i) had previously represented WMS Industries, Inc. in its sale to Scientific Games in 2013, (ii) had served as a co-manager for Scientific Games' high-yield bond offering during 2014, and established credit limits to facilitate trading by certain potential investors in debt of Scientific Games and affiliates of Scientific Games representing less than 0.01% of their total outstanding debt, (iii) had been one of four banks providing committed financing to Scientific Games in connection with Scientific Games' consideration of another potential target in the gaming industry during 2014, which commitments had previously expired and under which there were no further obligations, (iv) had previously maintained a minority position in Scientific Games' then-existing credit facility, which was refinanced as part of the financing for the acquisition of WMS Industries, Inc. by Scientific Games in October, 2013, and (v) held a non-beneficial equity position in Bally constituting less than 0.5% of the outstanding common stock of Bally. Macquarie Capital also reminded the Bally board of directors that it had represented SHFL entertainment, Inc. in connection with its sale to Bally in November 2013, and that Mr. Isaacs had served as the chief executive officer of SHFL entertainment, Inc. at such time.

        The Bally board of directors determined that these matters did not result in a disabling conflict and reiterated its determination to have Macquarie Capital and Groton Partners serve as its financial advisors. The Bally board of directors then instructed Macquarie Capital and Groton Partners, with the assistance of certain members of senior management, to perform an analysis of strategic alternatives that would potentially give stockholders the opportunity to maximize the value of their investment in Bally. Macquarie Capital and Groton Partners were instructed by the Bally board of directors to prepare a list of third parties that Bally could potentially acquire or with which Bally could seek a significant corporate transaction. The directors also instructed Macquarie Capital to inform Scientific Games that, while its proposed $75.00 to $77.00 price per share of Bally common stock was inadequate and would need to be improved if the parties were to continue discussions regarding a potential transaction, Bally would permit due diligence to proceed for a limited period of time in the belief that such diligence efforts would result in a higher proposed purchase price per share.

        On July 17, 2014, certain members of Bally's senior management made a management presentation in Las Vegas, Nevada, to representatives of Scientific Games, including representatives of Scientific Games' potential financing sources and MacAndrews & Forbes Holdings Inc. Representatives of Macquarie Capital and Groton Partners also attended this management presentation. Topics covered in the management presentation included growth strategies, commercial relationships, historic operating performance and the July 2014 projections.

        On July 18, 2014, and at the direction of Scientific Games, representatives of BofA Merrill Lynch, lead financial advisor to Scientific Games, indicated to representatives of Macquarie Capital that Scientific Games was considering an increase in its proposed purchase price to a range of $80.00 to $82.00 per share of Bally common stock.

        Also on July 18, 2014, representatives of Scientific Games provided representatives of Bally with a written due diligence request list. During the final two weeks of July 2014, certain members of Bally's senior management had a series of diligence calls with Scientific Games and its representatives, relating to various aspects of Bally's business and operations, including, among other things, its quality of earnings, existing customer base, ongoing financing arrangements and various legal matters.

        On July 19, 2014, Bally provided Scientific Games and its representatives with access to an electronic data room established by Bally and managed by Intralinks, Inc. Beginning on such date and continuing through execution of the merger agreement on August 1, 2014, Bally continued to upload diligence materials to the electronic data room for review by Scientific Games and its representatives.

        On July 21, 2014, the Bally board of directors held a telephonic special meeting with certain members of Bally's senior management, Macquarie Capital, Groton Partners and Skadden in attendance. During the meeting, Macquarie Capital informed the Bally board of directors that on July 18, 2014, representatives of BofA Merrill Lynch indicated on behalf of Scientific Games that Scientific Games was considering an increase in its proposed purchase price for Bally to $80.00 to $82.00 per share of Bally common stock. The Bally board of directors and certain members of senior management discussed Bally's current business plan, industry trends and the potential for increasing stockholder value through implementation of Bally's business initiatives. The Bally board of directors and certain members of Bally's senior management also discussed the potential risks that Bally faced in achieving its business plan, including competition from strategic participants in the industry and the current challenging global economic environment. Thereafter, Skadden again discussed with the Bally board of directors the fiduciary duties of directors in connection with evaluating Bally's strategic alternatives. Representatives of Macquarie Capital then discussed with the directors matters relating to, among other things, comparable trading and transaction statistics and strategic alternatives, including Macquarie's and Groton Partners' views, based on their professional judgment and knowledge of the gaming industry, regulatory landscape, financing capabilities of potential acquirors, previously announced merger transactions in the gaming industry and prevailing financial conditions, that there was unlikely to be credible potential interest in Bally from third parties other than Scientific Games at the price range being discussed. At the direction of the Bally board of directors, Macquarie Capital and Groton Partners, as well as certain members of Bally's senior management, then discussed strategic alternatives that would potentially give Bally stockholders the opportunity to maximize the value of their investment in Bally, including discussions of the risks and opportunities for Bally pursuing its business plan on a standalone basis, discussion of potential acquisition targets, a leveraged recapitalization transaction coupled with a potential share buyback and a potential sale of Bally (to Scientific Games or another third party). Representatives of Skadden reviewed with the Bally board of directors the material terms to be included in a draft merger agreement in the event the Bally board of directors determined to continue with discussions with Scientific Games. Following the presentations made during the July 21, 2014 meeting, the Bally board of directors concluded that the price of $80.00 to $82.00 then proposed by Scientific Games was inadequate and that Scientific Games should be informed of this conclusion, but that Bally was willing to continue discussions with Scientific Games in order to determine whether Scientific Games could improve the terms of its proposal.

        On July 23, 2014, the Bally board of directors held a telephonic special meeting to review the continuing discussions with Scientific Games, which was attended by certain members of Bally's senior management and representatives of Macquarie Capital, Groton Partners and Skadden. Members of senior management updated the Bally board of directors on the progress of Scientific Games' ongoing due diligence review. Representatives of Macquarie Capital and Groton Partners reviewed with the directors their respective views on strategic alternatives available to Bally, including pursuing its current business plan, pursuing a leveraged recapitalization coupled with a potential stock buyback, acquiring third parties in the gaming industry, pursuing a spin-off or merger focused on particular lines of Bally's business and the sale of Bally (including to third parties other than Scientific Games (comprised of 12 strategic parties and 9 financial parties) that could potentially be interested in acquiring Bally, and Macquarie's and Groton Partners' respective views of such third parties' ability to make a superior offer for Bally). Representatives of Macquarie Capital and Groton Partners further discussed with the Bally board of directors certain considerations with respect to the potential risks and benefits of the strategic alternatives discussed. Representatives of Macquarie Capital also discussed valuation and certain valuation methodologies with the directors. Representatives of Macquarie Capital also expressed their view that, while Bally could pursue a pre-signing market check or a "go-shop" period from Scientific Games, if the transaction had a termination fee within the ranges being discussed, a pre-signing market check or "go-shop" period was not likely to meaningfully increase the probability that other potentially interested third parties would, or the ability of other potentially interested third parties to, make an acquisition proposal for Bally that would be superior to the price that they believed Scientific Games would be willing to pay in light of regulatory requirements, financing capability and previously announced merger transactions in the industry, as well as the expectation that the anticipated time period between execution of any definitive agreement and the related stockholder meeting would provide ample opportunity for other bidders to emerge. During the course of this meeting, representatives of Skadden continued their discussion with the directors regarding the material terms of a draft merger agreement, including whether to include a "go shop" period in the draft merger agreement. The Bally board of directors authorized Skadden to deliver the draft merger agreement to representatives of Scientific Games, noting in such draft that the Bally board of directors was continuing to evaluate whether it would require a "go shop" period, and instructing Macquarie Capital to communicate to representatives of Scientific Games that the Bally board of directors was not committing to a sale of Bally at this time.

        On July 23, 2014, representatives of Macquarie Capital called representatives of BofA Merrill Lynch to convey that a price range of $85.00 to $86.00 per share of Bally common stock would be acceptable to Bally. At the direction of Scientific Games, representatives of BofA Merrill Lynch responded later that day to representatives of Macquarie Capital that Scientific Games was not willing to proceed with a transaction at that price range and reaffirmed Scientific Games' prior range of $80.00 to $82.00 per share of Bally common stock. Following discussion, the parties agreed to continue discussions regarding the other terms of a potential transaction while discussions regarding valuation continued.

        On the morning of July 24, 2014, representatives of Skadden, on behalf of Bally, called representatives of Cravath, Swaine & Moore LLP, which we refer to as "Cravath" in this proxy statement, outside legal counsel to Scientific Games, to convey that Skadden would be distributing an initial draft merger agreement shortly and to preview certain of the terms that would be contained in such initial draft. Shortly following this call, representatives of Skadden distributed an initial draft merger agreement to representatives of Cravath. During the evening of July 24, 2014, representatives of Cravath communicated the initial response of Scientific Games on certain material terms of the merger agreement, including a proposal for an $80 million termination fee (which would represent approximately 2.6% of the aggregate equity value of the proposed transaction at the most recent price proposed by Scientific Games) with no "go shop" period, an $80 million reverse termination fee payable in the event the transaction did not close because the parties were unable to obtain necessary regulatory and gaming approvals despite using required efforts to do so or in the event Scientific Games failed to close the transaction due to a failure of its lending sources to fund under their commitment letters, a threshold of $80 million for divestitures if such actions were required by regulators and an outside termination date of 9 months after the date of the merger agreement. Cravath further indicated that Scientific Games was not prepared to accept a "go shop" provision in the merger agreement.

        During the morning of July 25, 2014, representatives of Cravath and Skadden had further telephonic discussions regarding various issues related to the potential transaction and the terms of the then-current draft merger agreement, including the scope of, and exceptions to, the provisions restricting Bally from pursuing alternative acquisition proposals, covenants regarding antitrust and gaming approvals required for the acquisition, and covenants with respect to Bally's conduct of business between execution of any merger agreement and the closing of the potential transaction.

        On the afternoon of July 25, 2014, the Bally board of directors held a special meeting in the offices of Skadden located in New York, New York with certain members of Bally's senior management, Macquarie Capital, Groton Partners and Skadden in attendance. Representatives of Macquarie Capital and Skadden provided an update on discussions with representatives of Scientific Games. Macquarie Capital also discussed the debt financing commitments that Scientific Games was planning to obtain in connection with the proposed transaction. Thereafter, Skadden described the material issues that had arisen to date in negotiations with Cravath relating to the draft merger agreement, including the outside termination date for the transaction (and the corresponding outside termination date for Scientific Games' financing commitments), the inclusion of a potential "go shop" provision and the amounts of the termination fee, reverse termination fees and applicable divestiture threshold, and again discussed with the Bally board of directors the fiduciary duties of the directors in connection with their evaluation of the acquisition proposal made by Scientific Games. During the course of this discussion, each of Mr. Haddrill and Mr. Robbins reiterated their potential roles as directors of Scientific Games following consummation of the contemplated transaction and the directors, other than Mr. Haddrill and Mr. Robbins, met in executive session to discuss the potential conflicts related thereto and the potential advantages for ensuring a continuity of interest for Bally's employees, suppliers, customers, and the interests of the Las Vegas and Nevada community and economy.

        At this meeting of the Bally board of directors, the directors also received a presentation from Skadden on certain antitrust matters arising out of a business combination between Bally and Scientific Games. Also at this meeting, certain members of Bally's senior management presented their views on the state of the gaming industry and management's perspective on Bally's projected future operations, including the ongoing integration efforts with respect to the acquisitions of SHFL entertainment, Inc.

and Dragonplay Ltd. The Bally board of directors, after full discussion, reaffirmed its prior position that the price range of $80.00 to $82.00 per share of Bally common stock then proposed by Scientific Games was not adequate and instructed Macquarie Capital to inform BofA Merrill Lynch that, while Bally was willing to continue discussions with Scientific Games, including with respect to finalizing due diligence and negotiating material terms of a potential merger agreement, Bally was not interested in a transaction at the price range per share then proposed by Scientific Games.

        On July 26, 2014, Mr. Haddrill called Mr. Isaacs to discuss valuation matters related to the potential transaction. During this conversation, Mr. Isaacs indicated that Scientific Games was not prepared to raise its proposed purchase price of $80.00 to $82.00 per share at such time. Also on July 26, 2014, Cravath delivered a revised draft of the proposed merger agreement to Bally and its representatives, which draft reflected Scientific Games' responses to the Bally initial draft received by Scientific Games on July 24, 2014, including rejecting the potential inclusion of a "go-shop" provision.

        On the morning of July 27, 2014, Skadden provided a further revised draft of the merger agreement, accompanied by draft disclosure schedules, to Scientific Games and its representatives, which reflected the response of Bally and its advisors to the Scientific Games draft provided on July 26, 2014 including, among other items, Bally's proposals for a lower termination fee equal to 2.0% of total common merger consideration and a termination date of 12 months following the date of the merger agreement as well as Bally's rejection of Scientific Games' proposed reverse termination fee and divestiture threshold amounts.

        Later during the morning of July 27, 2014, the Bally board of directors held a telephonic special meeting. The meeting was attended by certain members of Bally's senior management and representatives of Macquarie Capital, Groton Partners and Skadden, as well as a representative of Frederic W. Cook & Co., which we refer to in this proxy as "Frederic Cook" an employee compensation consultant previously retained by Bally's compensation committee in connection with Bally's annual compensation review process (and which, after Scientific Games had initiated contact with Bally, the Bally board of directors had asked to prepare a presentation regarding potential frameworks for employee retention). Representatives of Skadden updated the board as to the status of ongoing negotiations between the parties, with Skadden noting the material issues that remained open between the parties (other than price), including (i) the appropriate level of efforts Scientific Games would agree to undertake in connection with obtaining applicable regulatory approvals, (ii) the amount of the termination fee payable by Bally and the instances in which any such fee would be payable, (iii) the inclusion, and amount, of the reverse termination fees payable by Scientific Games and the circumstances in which any such fees would be payable, (iv) the scope of acceptable limitations on Bally's operation of its business pending consummation of the merger, (v) limitations on the ability of the Bally board of directors to change its recommendation with respect to the merger or to terminate the merger agreement in favor of a superior proposal, and (vi) employee benefit matters during the period between the signing of a definitive agreement and the consummation of the proposed transaction. Representatives of Macquarie Capital provided an update with respect to Scientific Games' proposed financing commitments and also reported that they had informed representatives of Scientific Games of the Bally board of directors' view that Bally would require a commitment from Scientific Games to increase its proposed purchase price prior to Bally proceeding with further discussions. Following these conversations, the Bally board of directors received a presentation from the representative of Frederic Cook and the directors discussed a framework for employee retention following the potential announcement of a potential sale of Bally.

        During the evening of July 27, 2014, representatives of Macquarie Capital had discussions with representatives of Scientific Games during which Macquarie Capital conveyed the Bally board of directors' views regarding price, including the board's position that Scientific Games needed to improve its price in order for discussions to continue. During the course of these discussions, representatives of

Scientific Games indicated that Scientific Games would be willing to consider a purchase price of $81.50 per share of Bally common stock.

        During the morning of July 28, 2014, Mr. Isaacs called Macquarie Capital to communicate Scientific Games' "best and final" offer of a purchase price of $83.00 per share of Bally common stock, with a termination fee of $80 million, a reverse termination fee of $90 million (which would be Bally's exclusive remedy upon termination of the merger agreement other than in instances of an intentional breach of the merger agreement by Scientific Games), a divestiture threshold of $80 million and a termination date of nine months after the date of the merger agreement.

        Later during the morning of July 28, 2014, the Bally board of directors held a telephonic special meeting to review the status of discussions with Scientific Games, which was attended by certain members of Bally's senior management and representatives of Macquarie Capital, Groton Partners, Skadden and Frederic Cook. Representatives from Macquarie Capital updated the Bally board of directors on their discussions with representatives of Scientific Games, including the proposal made by Mr. Isaacs earlier that morning, noting that it had been characterized as Scientific Games' "best and final" offer. Following this update, and following discussion among the directors and with their legal and financial advisors, as well as with certain members of Bally's senior management, the Bally board of directors instructed Macquarie Capital and Skadden, with the benefit of advice from certain members of senior management, to continue to negotiate material terms of the proposed merger agreement with representatives of Scientific Games, and for representatives of Macquarie Capital to seek a further improvement in Scientific Games' proposed price of $83.00 per share of Bally common stock, and noted that the Bally board of directors was not committing to a sale of Bally at such time. Following these discussions, the Bally board of directors continued its discussion with the representative of Frederic Cook with respect to a framework for a potential retention plan for Bally's employees.

        On July 29, 2014, the Bally board of directors held a telephonic special meeting to review the status of discussions with Scientific Games. This meeting was attended by certain members of Bally's senior management as well as representatives of Macquarie Capital, Groton Partners and Skadden. Representatives of Skadden provided an update on continuing discussions with Cravath on the remaining open material issues in the draft merger agreement and the directors discussed with their legal and financial advisors alternative approaches to resolving the open matters, which included resolution of the purchase price, the amounts of the termination fee, reverse termination fees and divestiture threshold and limitations on Bally's ability to operate the business pending the consummation of the merger. Representatives of Macquarie Capital and Groton Partners then discussed their respective perspectives on the purchase price and terms proposed by Scientific Games, current financial market trends and further negotiations with Scientific Games.

        Following the meeting of the Bally board of directors, on July 29, 2014, representatives of Bally and Scientific Games had further discussions with respect to the purchase price and the open material terms in the proposed merger agreement, including the disclosure schedules related thereto. During the course of these discussions, representatives of Bally indicated that the Bally board of directors would be prepared to proceed with a transaction at a price of $84.00 per share of Bally common stock if certain other key terms were agreed to by Scientific Games. Following further discussions, representatives of Scientific Games proposed a purchase price of $83.30 per share of Bally common stock, along with an increase in the reverse termination fee payable in the event of a financing failure or regulatory failure to $105 million, an increase in the divestiture threshold to $85 million, an outside termination date of 10 months after the date of any definitive merger agreement and a termination fee of $80 million. Representatives of Scientific Games conveyed that a price of $83.30 per share of Bally common stock was Scientific Games' "best and final" offer and that Scientific Games would not entertain any further price increases.

        On July 30, 2014, Cravath provided a revised draft of the merger agreement and disclosure schedules to Bally and its representatives reflecting the terms described above, along with drafts of debt commitment papers to be provided by Scientific Games' intended financing sources.

        On July 30, 2014, the Bally board of directors held a telephonic special meeting to discuss the status of discussions with Scientific Games. The meeting was attended by representatives of Macquarie Capital, Groton Partners and Skadden, as well as certain members of senior management. Representatives of Macquarie Capital reported that representatives of Scientific Games had agreed to increase the proposed purchase price to $83.30 per share of Bally common stock, and had reiterated that this price, along with the other terms included in the draft merger agreement provided by Cravath on July 30, 2014, was Scientific Games' "best and final" offer. Representatives of Skadden and Macquarie Capital described Scientific Games' improved proposal on certain material open items, including an increase in the reverse termination fee payable in the event of a financing failure or regulatory failure to $105 million, an increase in the divestiture threshold to $85 million and an outside termination date of 10 months following the date of the execution of a definitive merger agreement. The directors discussed the allocation of regulatory risks and Bally's ability to obtain recourse if Scientific Games failed to close under certain circumstances. Macquarie Capital also described the material financial terms of the draft financing commitments that had been provided by Scientific Games. Macquarie Capital also reported that Scientific Games had indicated its desire to move expeditiously to the execution of a definitive agreement given concerns that premature disclosure of the ongoing discussions could occur and that the debt financing commitments that had been obtained by Scientific Games were set to expire as of 11:59 p.m. (Eastern) on August 1, 2014 if they were not countersigned by Scientific Games prior to such time. Also on July 30, 2014, Mr. Isaacs called Mr. Haddrill and reaffirmed Scientific Games' desire to reach a definitive agreement with Bally and announce such transaction as soon as possible.

        At the request of the Bally board of directors, representatives of each of Macquarie Capital and Groton Partners discussed their respective views with respect to the latest proposal made by Scientific Games in light of Bally's strategic alternatives. Representatives of Macquarie Capital noted that the purchase price offered by Scientific Games compared favorably with the average multiples achieved in other comparable precedent transactions. Representatives of Groton Partners concurred and stated that it was their belief that the Bally board of directors had achieved its objective of maximizing value for Bally's stockholders and had exhausted all opportunities for a further price increase from Scientific Games.

        Later that same day, certain members of Bally's senior management, as well as Bally's legal and financial advisors, engaged in further discussions with representatives of Scientific Games with respect to the remaining open issues in the proposed merger agreement, including treatment of equity awards, limitations on the ability of Bally to operate in the period prior to closing and the number of jurisdictions which would constitute required gaming approvals for the proposed transaction.

        During the afternoon of July 30, 2014, members of the Bally board of directors received materials that included, among other items, a then-current draft of the proposed merger agreement (including a summary of the material terms thereof), Scientific Games' proposed debt financing commitment papers (and a summary of the material legal and financial terms thereof), a draft presentation from Macquarie Capital with respect to its financial analysis of the proposed transaction, and proposed resolutions for consideration by the Bally board of directors.

        During the evening of July 30, 2014, Skadden provided Scientific Games and its representatives with a further revised draft of the proposed merger agreement and disclosure schedules.

        During the course of July 31, 2014, Bally and Scientific Games had a series of telephonic negotiations, in which certain members of each party's respective senior management and each party's legal and financial advisors participated, to address the remaining open issues.

        During the evening of July 31, 2014, the Bally board of directors held a special meeting at the offices of Skadden in New York, New York to discuss the proposed merger transaction with Scientific Games, with representatives of Skadden and Groton Partners attending in person. Mr. Michael Klayko, a Bally director, was unable to attend the meeting in person, and was in attendance telephonically. Mr. Haddrill, as well as certain members of Bally's senior management and representatives of Macquarie Capital were also in attendance via video conference, and representatives of Brownstein Hyatt Farber Schreck, LLP (which we refer to as "BHFS" in this proxy statement), Bally's Nevada legal counsel, were also in attendance telephonically. Representatives of Macquarie Capital gave a presentation to the Bally board of directors, in which they reviewed Macquarie Capital's financial analysis of the merger consideration and the methodologies and assumptions underlying its analysis, including discussion of historical trading prices, Wall Street analyst price targets from $57.00 to $88.00, selected public company trading comparables analysis, an analysis of selected precedent transactions and a discounted cash flow analysis. Representatives of Macquarie Capital also discussed, for informational purposes, the results of a discounted cash flow analysis it had performed using certain four-year projections prepared by Bally's management in connection with Bally's historical re-financing efforts. Macquarie Capital noted that it would not be relying on such projections for purposes of any fairness opinion because Bally's management had noted that such projections no longer provided a reasonable basis for Bally's future performance based on facts known at such time, and that they had been superseded by the July 2014 projections (which included, among other updates, the impact of the Dragonplay Ltd. acquisition, a recast of the prevailing industry operating environment and changes to Bally's expected systems revenues), but that, nonetheless, the proposed $83.30 price from Scientific Games was within the price range such earlier projections would have indicated. The Bally board of directors then discussed other alternatives available to Bally with certain representatives of senior management and Bally's legal and financial advisors, including discussions of the risks and opportunities for Bally pursuing its business plan on a standalone basis, discussion of potential acquisition targets, a leveraged recapitalization transaction coupled with a potential share buyback and pursuing a spin-off or merger focused on particular lines of Bally's business. Certain members of senior management and representatives of Macquarie Capital and Skadden summarized the history of negotiations with Scientific Games and the resulting improvement in terms and price from Scientific Games' original proposal. Skadden then reviewed in detail the terms of the proposed merger agreement and Skadden and BHFS provided a review of the fiduciary duties of the Bally board of directors in connection with evaluating Bally's strategic alternatives. Also at this meeting, Macquarie Capital rendered to the Bally board of directors an oral opinion, including a discussion with the Bally board of directors of the assumptions underlying such opinion, which was subsequently confirmed by delivery of a written opinion dated July 31, 2014, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by the holders of Bally common stock (other than holders of excluded shares) was fair, from a financial point of view, to such holders of Bally common stock, in the aggregate. Macquarie Capital's financial analysis and written opinion is described below in "Proposal 1: Adoption of the Merger Agreement—Opinion of Bally's Financial Advisor" beginning on page 55 of this proxy statement. In connection with Macquarie Capital's discussion of the fairness of the proposed transaction, the Bally board of directors also discussed the relationships that Macquarie Capital and its affiliates had with Scientific Games and its affiliates, each of which Macquarie Capital had previously disclosed to the Bally board of directors during the July 16, 2014 board meeting, as described above, and had reiterated during the July 31, 2014 meeting.

        Following these presentations and extensive discussion and deliberation, and after considering all of the factors that it deemed relevant, the Bally board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Bally and its stockholders, and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. During the course of the meeting, Mr. Klayko was disconnected from his telephonic connection to the meeting and was therefore unavailable to vote with the other directors on the proposal when it was presented. He had, however, during the course of the meeting, indicated his support of the proposed transaction and stated his intent to ratify the Board's approval of the transaction on the terms and conditions described to the Bally board of directors (which intent is treated as a vote in favor of the merger agreement pursuant to NRS 78.325). Later that night and in the early morning of August 1, 2014, certain members of senior management of each of Bally and Scientific Games, along with representatives of Skadden and Cravath, finalized the provisions of the merger agreement and related ancillary agreements, and execution versions of the transaction documents were circulated reflecting the agreements reached between the parties. Substantially concurrently with the execution of the debt financing commitment letter by the respective banks, a copy of which was provided to Bally and its financial and legal advisors, each of Bally, Scientific Games, Financing Sub and Merger Sub executed and delivered the merger agreement, effective as of August 1, 2014.

        On the morning of August 1, 2014, Bally and Scientific Games issued a joint press release announcing the transaction. On August 1, 2014, each of Bally and Scientific Games filed a Current Report on Form 8-K with the SEC disclosing the execution of the merger agreement and filing the joint press release as an exhibit. On August 4, 2014, each of Bally and Scientific Games filed a Current Report on Form 8-K with the SEC summarizing the material terms of the merger agreement and filing the merger agreement (and, in the case of Scientific Games, the debt commitment letter) as an exhibit.

        On the morning of August 19, 2014, Bally and Scientific Games received notice from the FTC of the early termination of the applicable HSR waiting period.

        On August 19, 2014, the Bally board of directors met in Las Vegas, Nevada, and discussed, among other things, the receipt of early termination of the HSR waiting period applicable to the merger and the fact that neither Bally nor any of its representatives, including Macquarie Capital and Groton Partners, had received any inbound inquiries or alternative transaction proposals with respect to Bally following the public announcement of the execution of the merger agreement.

Reasons for the Merger

        The Bally board of directors evaluated, with the assistance of certain members of Bally's senior management and Bally's legal and financial advisors, the merger agreement and the transactions contemplated by the merger agreement, including the merger. In reaching its decision to approve the merger agreement and to recommend that Bally's stockholders vote for the approval of the merger agreement, the Bally board of directors considered a variety of factors, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

  •
  The current and historical market prices of Bally common stock, including the market performance of Bally common stock relative to those of other participants in Bally's industry and general market indices, and the fact that the merger consideration of $83.30 per share to be received by the holders of Bally common stock in the merger represents a price higher than Bally common stock had traded at any time on the NYSE prior to the public announcement of the execution of the merger agreement, and a significant premium over the market price at which Bally common stock traded prior to the announcement of the execution of the merger agreement, including the fact that the merger consideration of $83.30 per share represents an approximate premium of:

  •
  37.0% based on the closing price per share of $60.80 on July 30, 2014, the second-to-last full trading day before the delivery of the fairness opinion to the Bally board of directors (in its capacity as such);

    •
    33.7% based on the volume-weighted average closing price per share of $62.28 over the 30-day period ending July 30, 2014;

    •
    35.9% based on the volume-weighted average closing price per share of $61.29 over the 60-day period ending July 30, 2014;

    •
    34.0% based on the volume-weighted average closing price per share of $62.15 over the 90-day period ending July 30, 2014;

    •
    25.5% based on the volume-weighted average closing price per share of $66.39 over the 180-day period ending July 30, 2014;

    •
    22.9% based on the volume-weighted average closing price per share of $67.76 over the one-year period ending July 30, 2014;

    •
    0.8% based on the 52-week high closing price per share of $82.67 on January 21, 2014; and

    •
    47.4% based on the 52-week low closing price per share of $56.50 on June 5, 2014;

  •
  the fact that the per share price of $83.30 represents a valuation of Bally at a multiple of 10.7 times Bally's Adjusted EBITDA for the last twelve month period as of June 30, 2014 as more fully described in the Section entitled "Proposal 1: Adoption of the Merger Agreement—Opinion of Bally's Financial Advisor" beginning on page 55 of this proxy statement;

  •
  the fact that the Bally board of directors, through extensive, arms-length negotiation, was effectively able to obtain an increase in the merger consideration to $83.30 from Scientific Games' initial proposal of $75.00, as described above in the section entitled "Proposal 1: Adoption of the Merger Agreement—Background to the Merger" beginning on page 36 of this proxy statement, as well as the stated position of Scientific Games that the agreed price was the highest price per share to which Scientific Games was willing to agree;

  •
  the financial analyses reviewed and discussed with the Bally board of directors by representatives of Macquarie Capital in connection with the consideration by the Bally board of directors of Bally's strategic alternatives and in connection with the merger (including the selected public company trading comparables analysis, the selected transaction comparables precedent analysis and the discounted cash flow analysis conducted by Macquarie Capital), as well as the oral opinion and financial presentation of Macquarie Capital provided to the Bally board of directors dated on July 31, 2014 (which was subsequently confirmed in writing by delivery of Macquarie Capital's written fairness opinion dated the same date) that, based on and subject to the various considerations, limitations and other matters set forth in its opinion, the consideration to be received pursuant to the merger agreement by holders of shares of common stock is fair, from a financial point of view, to such stockholders, as more fully described in the section entitled "Proposal 1: Adoption of the Merger Agreement—Opinion of Bally's Financial Advisor" beginning on page 55 of this proxy statement;

  •
  the financial advice and perspectives reviewed and discussed with the Bally board of directors by representatives of Groton Partners in connection with the consideration by the Bally board of directors of Bally's strategic alternatives;

  •
  the fact that the Bally board of directors met, along with Bally's financial and legal advisors, in person, via videoconference and telephonically ten times between July 8, 2014, the date that representatives of Scientific Games first proposed a business combination transaction to representatives of Bally, and August 1, 2014, the date the merger agreement was signed, and that the members of the Bally board of directors took an active part in the pricing negotiations with Scientific Games as described above under "Proposal 1: Adoption of the Merger Agreement—Background to the Merger" beginning on page 36 of this proxy statement;

  •
  the fact that the proposed merger consideration is all cash, which provides stockholders certainty of value and liquidity for their shares of Bally common stock, while eliminating long-term business and execution risk, especially when viewed against the following:

  •
  Bally's business plan is based, in part, on projections for a number of variables, including economic growth, Bally's ability to expand its iGaming business, efficiently integrate prior acquisitions, attract new customers and retain existing customers;

  •
  general macroeconomic challenges and economic weaknesses that could result in reduced business spending;

  •
  the uncertain outlook for the global gaming industry generally, including generally weak business conditions as evidenced by, among other things, weak industry sales reports and weak reported results from other companies in the gaming industry, and the related challenges for Bally and other companies in the gaming industry in accurately forecasting future demand for their products and services and accurately forecasting the elimination of regulatory barriers to iGaming; and

  •
  the process for developing new products requires long-term investments that often require a time horizon of a year or more from the initial development of the concept to when the product is ready to be sold to customers;

  •
  the belief of the Bally board of directors that the merger consideration of $83.30 per share was more favorable to Bally's stockholders than the potential value that might result from the alternatives reasonably available to Bally (including, but not limited to, the alternative of remaining a stand-alone public company, pursuing an alternative sales process and other strategic or recapitalization strategies that might be pursued as a stand-alone public company, including a leveraged recapitalization followed by a large stock buy-back program or cash dividend and acquisitions of other businesses by Bally or by seeking additional value through a breakup of Bally) in light of a number of factors, including the risks and uncertainty associated with those alternatives;

  •
  after lengthy meetings with management, the Bally board of directors' consideration of Bally's business, strategy, assets, financial condition, capital requirements, results of operations, competitive position and historical and projected financial performance, and the nature of the industry and regulatory environment in which Bally competes, and the risks and upside potential relating thereto and the potential impact of those factors on the trading price of Bally common stock (which cannot be quantified numerically);

  •
  the current industry, economic and market conditions and the risks and prospective competitive position of Bally on a stand-alone basis in a competitive gaming industry experiencing recent and ongoing merger activity within the United States and, to a lesser extent, internationally, including Bally's management's views with respect to casino operator slot inventory replacement strategies and that gaming machine turnover has been slower than at historical levels, as well as Bally's management's view of the strategic alternatives reasonably expected to be available to Bally if it did not pursue the merger with Scientific Games;

  •
  after reviewing publicly available and other financial information with respect to Scientific Games with the assistance of legal and financial advisors, the Bally board of directors' assessment that Scientific Games would have at closing adequate financial resources to pay the aggregate merger consideration, including the limited, and high likelihood of satisfaction of, conditions to the debt commitment letter obtained by Scientific Games as described below under "Proposal 1: Adoption of the Merger Agreement—Financing of the Merger" beginning on page 65 of this proxy statement, Scientific Games' representations and covenants contained in the merger agreement relating to such financing and the Bally board of directors' assessment, after consultation with its financial advisor, of Scientific Games' ability to obtain such debt financing;

  •
  the significant experience and understanding of the Bally board of directors of Bally's business, operations, financial condition, earnings, prospects, competitive position and the nature of the industry in which Bally competes, including the risks, uncertainties and challenges facing Bally and such industry, including in connection with Bally's execution of its performance plan;

  •
  the belief of the Bally board of directors, based on advice of Bally's management and financial advisors, that the recent merger activity in the gaming industry meant that Bally and its stockholders would be better positioned to maximize stockholder value by participating in such activity, through the receipt in the near-term of a premium valuation in cash;

  •
  the Bally board of directors' belief that it was preferable to negotiate on a confidential basis with Scientific Games rather than to conduct a private or public "auction" or sale process of Bally, particularly in light of (1) the belief of the Bally board of directors, after consultation with Bally's financial advisors, that undertaking such an auction or sale process was unlikely to lead to a higher purchase price for Bally and could result in Scientific Games considering a lower price if Scientific Games participated in a sale process or Scientific Games withdrawing its offer to purchase Bally and that a "failed" effort to sell Bally would be highly detrimental to Bally, (2) the belief of the Bally board of directors, after consulting with Bally's management and Bally's financial advisors, and considering a range of potential acquirors other than Scientific Games that given the uncertainty of being able to obtain a feasible competitive bid from another interested party, advising Scientific Games that Bally had not determined to pursue a sale transaction and that Bally would cease its consideration of such a transaction if Scientific Games was unwilling to pay a high enough price, would be the most effective strategy for maximizing shareholder value, rather than pursuing a competitive process, (3) the fact that Bally would be permitted, under circumstances described in the merger agreement, to provide information to and engage in discussions or negotiations with a third party who makes an unsolicited bona fide acquisition proposal, (4) the fact that Bally would also be permitted, under circumstances described in the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, as defined in the section entitled "The Merger Agreement—No Solicitation of Proposals for an Alternative Transaction; Changes in Board Recommendation", after giving Scientific Games an opportunity to match such offer and upon payment to Scientific Games of a termination fee of $80,000,000, as described in the section entitled "The Merger Agreement—Expenses and Termination Fee; Effect of Termination", (5) the risk that disclosure of competitively sensitive confidential information to other potential acquirors could adversely affect Bally's business in the future and (6) the risk that prolonging the sale process further could have distracted senior management and prevented them from fully implementing Bally's business plan;

  •
  the terms and conditions of the merger agreement and related transaction documents, in addition to those described above (relating to financing), including:

  •
  the limited and otherwise customary conditions to the parties' obligations to complete the merger, including the general commitment by Scientific Games to use its reasonable best efforts to obtain applicable regulatory approvals and assume the risks related to certain conditions and requirements that may be imposed by regulators in connection with securing such approvals up to a specified threshold, the absence of a financing condition and Scientific Games' representations, warranties and covenants related to obtaining financing for the transaction, which the Bally board of directors assessed, after consultation with its legal advisors, to be substantial assurances that the merger ultimately should be consummated on a timely basis;

    •
    the requirement that the merger will only be effective if approved by the holders of a majority of the outstanding shares of Bally common stock and the absence of any stock voting commitments by management or other stockholders so that Bally stockholders will have the right to approve or disapprove of the merger;

    •
    the delivery by Scientific Games of letters setting forth the financing commitments and other arrangements regarding the financing Scientific Games contemplated obtaining to consummate the transaction;

    •
    the requirement that, in the event the merger is not consummated under certain circumstances relating to a failure to obtain requisite regulatory approvals prior to a specified date, Scientific Games will pay, or cause to be paid, to Bally a termination fee of $105.0 million;

    •
    the requirement that, in the event the merger is not consummated under certain circumstances relating to a failure of Scientific Games' debt financing sources to fund the acquisition when Scientific Games is otherwise obligated to consummate the merger, Scientific Games will pay, or cause to be paid to, Bally a termination fee of $105.0 million;

    •
    Bally's ability to seek damages (including derivative damages) in the event of an intentional breach by Scientific Games of its obligations under the merger agreement (including Scientific Games' obligation to close the merger regardless of a funding failure if it is otherwise obligated to close the merger agreement) and to collect such damages, to the extent proven (less, if applicable, any termination fee previously paid by Scientific Games);

    •
    prior to approval of the merger by Bally stockholders, Bally's ability, under certain limited circumstances, to furnish information to, and conduct negotiations with, any third party regarding an acquisition proposal;

    •
    prior to approval of the merger by Bally's stockholders, Bally's ability to terminate the merger agreement in order to accept a superior proposal, subject to paying or causing to be paid to Scientific Games a termination fee of $80.0 million, which the Bally board of directors determined was reasonable, in light of, among other things, the benefits of the merger to Bally's stockholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not preclude or unreasonably restrict the emergence of alternative transaction proposals as more fully described in "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement;

    •
    the ability of the Bally board of directors, subject to certain conditions, to change its recommendation supporting the merger, regardless of the existence of a competing or superior acquisition proposal, to the extent the board of directors determines that the failure to take such action would be inconsistent with its fiduciary duties;

    •
    Bally's ability to seek to specifically enforce Scientific Games' obligations under the merger agreement, including Scientific Games' obligations to consummate the merger, under certain limited circumstances;

    •
    the customary nature of the other representations, warranties and covenants of Bally in the merger agreement;

    •
    the length of the financing commitments obtained by Scientific Games in its debt commitment letters;

    •
    the Bally board of directors' assessment that the financial and other terms and conditions of the merger agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and also provide reasonable flexibility to operate Bally's business during the pendency of the merger; and

    •
    the Bally board of directors' assessment, following consultation with counsel and Bally's management, that the termination date under the merger agreement is likely to allow for sufficient time to consummate the merger;

  •
  the risks and uncertainties associated with maintaining Bally's existence as an independent company and the opportunities presented by the merger, including the risks and uncertainties with respect to:

  •
  achieving Bally's growth plans in light of the current and foreseeable future market conditions, including the risks and uncertainties in the U.S. and global economy generally and the gaming industry specifically;

  •
  the general risks and market conditions that could affect the price of Bally common stock; and

  •
  the "risk factors" set forth in Bally's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and subsequent reports filed with the SEC;

  •
  the inherent uncertainty of attaining management's internal financial projections, including those set forth in the section entitled "Proposal 1: Adoption of the Merger Agreement—Certain Projections Prepared by the Management of Bally" beginning on page 76 of this proxy statement, including the fact that Bally's actual financial results in future periods could differ materially and adversely from the projected results;

  •
  the negotiation process with Scientific Games, which was conducted at arm's length, and the fact that Bally's senior management, legal and financial advisors were involved throughout the negotiations and updated the Bally board of directors directly and regularly, which provided the Bally board of directors with additional perspectives on the negotiations in addition to those of management;

  •
  the Bally board of directors' understanding, based upon consultation with counsel and Bally's management, that Scientific Games has been licensed by gaming authorities or has submitted applications for licensing in many key jurisdictions, which is likely to lessen the risk of the merger not closing for failure to achieve required gaming authority pre-approvals;

  •
  the Bally board of directors' assessment, following consultation with counsel and Bally's management, that the existing businesses of Bally and Scientific Games are sufficiently different so as to lessen the risk of the merger not closing for failure to receive any necessary antitrust clearance;

  •
  the evaluation by the Bally board of directors of the likely time period necessary to complete the merger;

  •
  the fact that the merger is not subject to approval by Scientific Games' stockholders;

  •
  the retention plan for management and other employees of Bally that would be implemented in connection with the merger, which the Bally board of directors believed would help assure the continuity of management, and increase the likelihood of a successful operation of Bally during the period prior to closing as well as the successful operation of the combined company;

  •
  the Bally board of directors' expectations with respect to the treatment of Bally's employees; and

  •
  the Bally board of directors' expectation that two directors currently serving on the Bally board of directors would to join the board of directors of Scientific Games following consummation of the merger, which would allow such directors to assure a continuity of interest for Bally constituencies from and after the closing.

        The Bally board of directors also considered and balanced against the potentially positive factors enumerated above a variety of risks and other potentially negative factors, including the following:

  •
  the fact that Bally engaged in exclusive negotiations with Scientific Games regarding a potential transaction rather than conducting a private or public "auction" or sales process of Bally;

  •
  the deal protection measures in the merger agreement, including the fact that if Bally terminates the merger agreement to enter into an alternative transaction relating to a superior proposal or if the Bally board of directors changes its recommendation to Bally stockholders with respect to the merger agreement proposal, Bally would owe Scientific Games a termination fee of $80.0 million. This risk was mitigated by the Bally board of directors' belief, after reviewing the termination fee with the assistance of its legal and financial advisors, that the termination fee (equal to approximately 2.5% of the equity value of the transaction) was at the lower end of the range for such fees in similar transactions and, based upon the advice of its advisors, that such fee should not be preclusive of competing offers following the announcement of the transaction;

  •
  the fact that the completion of the merger will generally preclude Bally's stockholders from having any ongoing equity participation in Bally and, as such, current stockholders of Bally will cease to participate in Bally's future earnings or growth, if any, or to benefit from increases, if any, in the value of Bally's or Scientific Games' common stock, including benefits that may be attributable to the potential opening of new markets, and will not participate in any potential future sale of Bally or Scientific Games to a third party; although stockholders will be able to invest in the publicly-traded stock of Scientific Games if they wish through open market purchases;

  •
  the risk that the merger may not be consummated despite the parties' efforts or that consummation may be unduly delayed, even if the requisite approval is obtained from Bally stockholders, including the possibility that conditions to the parties' obligations to complete the merger may not be satisfied, and the potential resulting disruptions to Bally's business, the diversion of management and employee attention, potential employee attrition and the potential effect on customer and other business relationships;

  •
  the risk that Bally may be unable to obtain stockholder approval for the merger agreement;

  •
  the risk that the debt financing contemplated by the debt commitment letters will not be obtained, resulting in Scientific Games having insufficient funds to consummate the merger (although, under certain circumstances, Scientific Games would be required to pay the funding failure termination fee of $105,000,000 and, to the extent proven, additional damages for any intentional breach of the merger agreement, including derivative damages);

  •
  the potential negative effect of the pendency of the merger on Bally's business and relationships with employees, customers, providers, suppliers, regulators and the communities in which it operates, including the risk that, despite the retention plan described above, certain key members of senior management or other key employees might choose not remain employed with Bally prior to the completion of the merger, regardless of the completion of the merger;

  •
  the merger agreement's restrictions on the conduct of Bally's business prior to the completion of the merger, generally requiring Bally to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent Bally from undertaking business opportunities that may arise pending completion of the merger;

  •
  the fact that Bally has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the merger is consummated;

  •
  the fact that certain of Bally's directors and executive officers may receive certain benefits that are different from, and in addition to, those of Bally's other stockholders, including the fact that two of Bally's directors have been asked to join the board of directors of Scientific Games following the consummation of the merger (see "—Interests of Bally's Directors and Executive Officers in the Merger" beginning on page 68 of this proxy statement);

  •
  the fact that the receipt of cash by Bally stockholders in exchange for shares of Bally common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes; and

  •
  the matters described in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 25 of this proxy statement.

        In addition to considering the factors described above, the Bally board of directors also identified and considered a variety of other factors, including the following:

  •
  the prior relationships between Macquarie Capital and each of Bally and Scientific Games, the fact that Macquarie Capital disclosed to the Bally board of directors information regarding such relationships, including with respect to prior fees received from Scientific Games and its affiliates, and the fact that neither Macquarie Capital nor its representatives had any current strategic or capital markets assignments or lending relationships with Scientific Games; and

  •
  the fact that certain of Bally' directors and executive officers may receive certain benefits that are different from, or in addition to, those of Bally' other stockholders, including offers of continuing directorship to certain of Bally's current directors, as described under "Proposal 1: Adoption of the Merger Agreement—Interests of Bally's Directors and Officers in the Merger" beginning on page 68 of this proxy statement. The Bally board of directors, however, observed that the majority of the value of such different or additional interests relates to change in control benefits that arise from equity-based compensation, which the Bally board of directors felt to a significant extent aligned the interests of the directors and executive officers with those of the stockholders in seeking to maximize the per-share merger consideration. The Bally board of directors also indicated that it did not believe that Scientific Games asking Messrs. Haddrill and Robbins to join Scientific Games' board of directors would be preclusive of the ability for other parties potentially interested in acquiring Bally to make a superior proposal for Bally following announcement of the transaction or would influence the Bally board of directors' response thereto.

        After considering the foregoing potentially negative and potentially positive factors, the Bally board of directors concluded that the potentially positive factors relating to the merger agreement and the merger substantially outweighed the potentially negative factors.

        The foregoing discussion of the information and factors considered by the Bally board of directors is not exhaustive but is intended to reflect the material factors considered by the Bally board of directors in its consideration of the merger. In view of the complexity, and the large number, of the factors considered, the Bally board of directors, both individually and collectively, did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Bally board of directors. Rather, the Bally board of directors based its recommendation on the totality of the information available to the Bally board of directors, including discussions with, and questioning of, Bally's management and of Bally's financial and legal advisors. In addition, individual members of the Bally board of directors may have given different weights to different factors.

        The foregoing discussion of the information and factors considered by the Bally board of directors is forward-looking in nature. This information should be read in light of the factors described under the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 25 of this proxy statement.

Recommendation of Our Board of Directors

        Our board of directors, after considering all factors that our board of directors deemed relevant, and after consultation with independent legal and financial advisors, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of Bally and its stockholders, and unanimously adopted the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by the Bally board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section entitled "Proposal 1: Approval of the Merger Agreement—Reasons for the Merger" beginning on page 47 of this proxy statement.

        The Bally board of directors unanimously recommends that Bally stockholders vote "FOR" the approval of the merger agreement, thereby approving the merger.

 Opinion of Bally's Financial Advisor

        Macquarie Capital was engaged on July 14, 2014, to act as lead financial advisor to the Bally board of directors in connection with a possible sale, transfer or other disposition, directly or indirectly, of all or a material portion of the equity securities, assets or business of Bally or its subsidiaries, including assisting in the evaluation of Bally's strategic alternatives. On July 31, 2014, Macquarie Capital rendered its oral opinion, subsequently confirmed in writing, to the Bally board of directors (in its capacity as such) to the effect that, as of such date, and based upon and subject to various factors, assumptions, qualifications and limitations on the review undertaken set forth in the written opinion, the merger consideration to be received by the holders of Bally common stock (other than holders of excluded shares) in the merger transaction was fair, from a financial point of view, to such holders of Bally common stock, in the aggregate.

        The full text of the written opinion of Macquarie Capital, dated July 31, 2014, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken in connection with the opinion, is included as Annex B to this proxy statement and is incorporated herein by reference. Holders of shares of Bally common stock are encouraged to and should read the opinion carefully and in its entirety. Macquarie Capital's opinion was provided to the Bally board of directors (in its capacity as such) in connection with its evaluation of the merger consideration provided for in the merger transaction from a financial point of view. The opinion of Macquarie Capital does not address any other aspect of the merger transaction and does not constitute a recommendation to the Bally board of directors, any holder of Bally common stock or any other person as to how to act or vote in connection with the merger transaction or any other matter. The summary of the opinion of Macquarie Capital set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

        In connection with rendering its opinion, Macquarie Capital, among other things:

  •
  Reviewed a draft of the merger agreement, dated July 30, 2014, which Macquarie Capital assumed was in substantially final form and would not vary in any respect material to its analysis;

  •
  Reviewed certain publicly available business and financial information relating to Bally and its subsidiaries that Macquarie Capital deemed to be relevant;

  •
  Reviewed certain non-public internal financial statements and other non-public financial and operating data relating to Bally and its subsidiaries that were prepared and furnished to Macquarie Capital by Bally management;

  •
  Reviewed certain financial projections relating to Bally and its subsidiaries (which financial projections are included in the section entitled "Proposal 1: Approval of the Merger Agreement—Certain Projections Prepared by the Management of Bally" beginning on page 76 of this proxy statement) that were provided to Macquarie Capital by Bally management and upon which Macquarie Capital had been instructed to rely, including with respect to the pro forma effect of Bally's recent acquisitions;

  •
  Discussed the past and present operations, financial projections, current financial condition and prospects of Bally and its subsidiaries with certain members of Bally senior management;

  •
  Reviewed the reported prices and trading activity of Bally common stock;

  •
  Reviewed the financial terms of certain publicly available transactions involving companies Macquarie Capital deemed relevant;

  •
  Compared the financial performance of Bally with publicly available information concerning certain other companies that Macquarie Capital deemed relevant, and compared the prices and trading activity of Bally common stock with that of certain publicly traded companies that Macquarie Capital deemed relevant; and

  •
  Performed such other financial analyses and examinations and considered such other factors that Macquarie Capital deemed appropriate for purposes of its opinion.

        For purposes of its analysis and opinion, Macquarie Capital assumed and relied upon, without undertaking responsibility for independently verifying, and did not independently verify, the accuracy and completeness of the information reviewed by Macquarie Capital or reviewed for Macquarie Capital. With respect to the financial projections of Bally that were furnished to Macquarie Capital, Bally management advised Macquarie Capital, and Macquarie Capital assumed, that such financial projections were reasonably prepared by Bally on bases reflecting, as of July 31, 2014, the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Bally. Macquarie Capital expressed no view as to any such financial projections or the assumptions on which they were based. Further, Macquarie Capital relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Bally since the date of the most recent financial statements or other information, financial or otherwise, provided to Macquarie Capital that would be material to its analysis or opinion, and that there was no information or any facts that would make any of the information reviewed by Macquarie Capital incomplete or misleading. In connection with its opinion, Macquarie Capital did not make, nor did it assume any responsibility for making, any physical inspection, independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Bally or its subsidiaries, nor had Macquarie Capital been furnished with any such evaluations or appraisals, nor had Macquarie Capital evaluated the solvency or fair value of Bally or any of its subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters.

        For purposes of rendering its opinion, Macquarie Capital assumed, with the consent of the Bally board of directors, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger transaction will be satisfied in a timely manner without waiver or modification thereof. Macquarie Capital further assumed, with the consent of the Bally board of directors, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Bally or the consummation of the merger transaction, and that the merger transaction will be consummated in accordance with the terms set forth in the merger agreement without material modification, waiver or delay.

        Macquarie Capital was not requested to, and did not, initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to (i) the merger transaction, (ii) the securities, assets, businesses or operations of Bally or any other party, or (iii) any strategic alternatives to the merger transaction. Macquarie Capital's opinion did not address the underlying business decision of Bally to effect the merger transaction, the relative merits of the merger transaction as compared to any alternative business strategies for Bally or the effect of any other transaction in which Bally might engage. Macquarie Capital's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Macquarie Capital as of July 31, 2014. It is understood that subsequent developments may affect Macquarie Capital's opinion, and Macquarie Capital has no obligation to update, revise, reaffirm or withdraw its opinion.

        Macquarie Capital was not asked to opine upon, and expressed no opinion with respect to, any matter other than the fairness from a financial point of view, as of July 31, 2014, to the holders of Bally common stock (other than holders of excluded shares), in the aggregate, of the merger consideration to be received by such holders of Bally common stock in the proposed merger transaction. Macquarie Capital did not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or merger transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger transaction, including, without limitation, the fairness of the merger transaction to, or any consideration received in connection therewith by, the holders of any other class of securities or options, creditors, or other constituencies of Bally; nor does it address the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Bally, or class of such persons, in connection with the merger transaction, whether relative to the merger consideration in cash to be received by the holders of Bally common stock (other than holders of excluded shares) pursuant to the merger agreement or otherwise. Macquarie Capital's opinion does not address the relative merits of the merger transaction as compared to other business or financial strategies that might be available to Bally, nor does it address the underlying business decision of Bally to engage in the merger transaction. Macquarie Capital did not express any opinion as to the prices at which Bally common stock may trade at any time. Macquarie Capital is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Bally and its advisors with respect to legal, regulatory, accounting and tax matters. Macquarie Capital did not express any opinion as to the impact of the merger transaction on the solvency or viability of Bally, Scientific Games, Merger Sub or Financing Sub or the ability of Bally, Scientific Games, Merger Sub or Financing Sub to pay its obligations when they come due.

        The following is a summary of the material financial analyses presented by Macquarie Capital to the Bally board of directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Macquarie Capital. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Macquarie Capital. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 31, 2014, and is not necessarily indicative of current market conditions.

        The following summary of financial analyses includes information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Macquarie Capital's financial analyses.

Historical Stock Price Discussion

        Macquarie Capital presented historical trading prices of Bally common stock over the 52-week period ending July 30, 2014, calculated the volume-weighted average daily closing prices for Bally common stock over various time periods and noted the closing stock price on selected dates prior to and including July 30, 2014, including the 52-week high and low closing stock prices. Bally's common stock price per share ranged from $56.50 on June 5, 2014 to $82.67 on January 21, 2014 over the 52-week period ending on July 30, 2014. This analysis indicated that the $83.30 per share cash consideration to be received by holders of Bally common stock represented a premium of:

  •
  37.0% based on the closing price per share of $60.80 on July 30, 2014, the second-to-last full trading day before the delivery of the fairness opinion to the Bally board of directors (in its capacity as such);

  •
  33.7% based on the volume-weighted average closing price per share of $62.28 over the 30-day period ending July 30, 2014;

  •
  35.9% based on the volume-weighted average closing price per share of $61.29 over the 60-day period ending July 30, 2014;

  •
  34.0% based on the volume-weighted average closing price per share of $62.15 over the 90-day period ending July 30, 2014;

  •
  25.5% based on the volume-weighted average closing price per share of $66.39 over the 180-day period ending July 30, 2014;

  •
  22.9% based on the volume-weighted average closing price per share of $67.76 over the one-year period ending July 30, 2014;

  •
  0.8% based on the 52-week high closing price per share of $82.67 on January 21, 2014; and

  •
  47.4% based on the 52-week low closing price per share of $56.50 on June 5, 2014.

Selected Precedent Transactions Analysis

        Macquarie Capital reviewed publicly available information relating to the following selected transactions within the gaming equipment industry announced since January 2001 and involving transactions with enterprise values (which we refer to as "EV" in this proxy statement) in excess of $100 million. Macquarie Capital calculated the implied Transaction Value/Adjusted EBITDA multiples of each target company for the last twelve-month ("LTM") period prior to the announcement of the relevant transaction and then calculated the mean and median for the transactions. The results of these calculations are set forth in the table below.

Date Announced	Acquirer	Target	Transaction Value / LTM Adjusted EBITDA
July 2014	GTECH S.p.A.	International Game Technology	8.6x
July 2014	Aristocrat Leisure Ltd.	Video Gaming Technologies, Inc.	8.2x
September 2013	Apollo Management	AGS LLC	NA
July 2013	Bally Technologies, Inc.	SHFL entertainment, Inc.	14.3x
January 2013	Scientific Games Corporation	WMS Industries, Inc.	6.2x
September 2012	Amaya Gaming Group	Cadillac Jack, Inc.	4.7x
May 2010	Vitruvian Partners	Inspired Gaming Group Limited	3.7x
January 2006	Scientific Games Corporation	Global Draw Ltd	5.4x
January 2006	Lottomatica Group S.p.A.	GTECH Holdings Corporation	9.6x
November 2005	Shuffle Master, Inc.	Stargames Party Ltd	12.4x
December 2004	GTECH Holdings Corporation	Atronic Americas, LLC	8.0x
November 2003	GTECH Holdings Corporation	Spielo Manufacturing	5.4x
June 2003	International Game Technology	Acres Gaming Incorporated	5.5x
July 2001	International Game Technology	Anchor Gaming	7.3x
January 2001	Aristocrat Leisure Ltd.	Casino Data Systems	8.9x
		Median	7.6x
		Mean	7.7x
		Median since 2012	8.2x
		Mean since 2012	8.4x

        Macquarie Capital chose the selected transactions for purposes of this analysis based on its professional judgment and experience. No transaction reviewed was directly comparable to the proposed merger transaction. Accordingly, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of Bally relative to the targets in the selected transactions and other factors that would affect the acquisition values in the selected precedent transactions. The acquisition of Dragonplay Ltd. by Bally was not included as a comparable transaction because of the lack of comparability relative to Bally taken as a whole.

        Based on Macquarie Capital's professional judgment taking into account the median Transaction Value/LTM Adjusted EBITDA multiple referenced above, and the differences between Bally's business and the businesses of the target companies in the selected precedent transactions, Macquarie Capital derived a range of Transaction Value/Adjusted EBITDA of 7.7x to 8.7x, which implied equity values of Bally common stock of between $47.04 and $59.16. Macquarie Capital noted that, per the selected precedent transaction analysis, the merger consideration exceeded the resulting implied range and represented a Transaction Value/LTM Adjusted EBITDA multiple of 10.7x (based on the estimates for the LTM period ending June 30, 2014 prepared by the management of Bally, described in the section entitled "Proposal 1: Approval of the Merger Agreement—Certain Projections Prepared by the Management of Bally" beginning on page 76 of this proxy statement, pro forma for Bally's acquisitions of SHFL entertainment, Inc. and Dragonplay Ltd.).

Selected Public Company Trading Comparables Analysis

        Macquarie Capital reviewed and compared the financial and operating performance of Bally with certain publicly available information of selected gaming equipment companies, as set forth below:

  Ainsworth Game Technology Ltd.
  Aristocrat Leisure Ltd.
  GTECH S.p.A.
  Konami Corporation
  Multimedia Games Holding Company, Inc.
  Scientific Games Corporation
  Universal Entertainment Corporation

        Macquarie Capital chose the selected companies for the purposes of this analysis utilizing its professional judgment and experience, taking into account several factors, including, among other things, the size of Bally and the selected companies, the operational and financial characteristics of Bally compared with the selected companies, the competitive landscape in which Bally and the selected companies operate and the product offerings of Bally and the selected companies. Although none of the selected public companies is directly comparable to Bally, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar in certain respects to Bally's business.

        For each selected company, using actual publicly reported results for the most recently reported LTM period and comparable company projections per Wall Street research consensus estimates and market data from Capital IQ for the years ending December 31, 2014 and 2015, Macquarie Capital calculated enterprise value to earnings before interest, taxes, depreciation and amortization, which we refer to in this proxy as "EBITDA", and such ratio, "EV/EBITDA", and the price to earnings ratio, which we refer to in this proxy as the "P/E" ratio. The results of these analyses are summarized below.

	EV/EBITDA			P/E
	LTM(1)	2014E	2015E	LTM(1)	2014E	2015E
Ainsworth Game Technology Ltd.(2)	12.8x	11.4x	10.0x	18.8x	16.8x	15.0x
Aristocrat Leisure Ltd.(2)(3)	16.8x	13.8x	9.0x	28.4x	24.7x	18.4x
GTECH S.p.A.(2)(4)	5.9x	5.6x	5.0x	18.1x	12.3x	11.3x
Konami Corporation(2)(5)	14.2x	10.5x	8.8x	NM	NM	NM
Multimedia Games Holding Company, Inc.(6)	6.2x	5.9x	5.1x	18.9x	19.6x	15.0x
Scientific Games Corporation(7)	7.0x	7.2x	6.6x	NM	NM	NM
Universal Entertainment Corporation(2)	4.9x	NA	NA	14.2x	10.2x	9.6x
Median	7.0x	8.9x	7.7x	18.8x	16.8x	15.0x
Mean	9.7x	9.1x	7.4x	19.7x	16.7x	13.9x

(1)
LTM as of December 31, 2013 for Ainsworth Game Technology Ltd.; as of March 31, 2014 for Aristocrat Leisure Ltd., GTECH S.p.A., Konami Corporation, Multimedia Games Holding Company, Inc., Scientific Games Corporation and Universal Entertainment Corporation; as of June 30, 2014 for Bally.

(2)
Financials and trading prices converted to U.S. dollars at current spot rates as of July 30, 2014.

(3)
Unadjusted for recent acquisition of Video Gaming Technologies, Inc.

(4)
Unadjusted for recent acquisition of International Game Technology, Inc.

(5)
FY2014 adjusted to add-back non-recurring impairment charges to goodwill and long-lived assets.

(6)
Unadjusted for recent acquisition of PokerTek.

(7)
Adjusted for full year impact of acquisition of WMS Industries, Inc. (October 2013); includes approximately $10.0 million of realized cost synergies at LTM March 2014; excludes unrealized cost synergies.

        Macquarie Capital selected a range of multiples to apply to Bally's estimates, as well as Wall Street research consensus estimates of Bally's Adjusted EBITDA and Adjusted Earnings Per Share for the twelve months ended June 30, 2014 and the calendar years ending December 31, 2014 and 2015.

        The following table presents the ranges of multiples and implied values of Bally common stock calculated by Macquarie Capital based upon the trading comparables.

Range
Selected Trading Comparables	Enterprise Value(2)/ Adjusted EBITDA	Implied Price Per Share(1)
Adjusted EBITDA
EV / LTM Adjusted EBITDA (6/30/14)(3)	6.5x - 7.5x	$32.49 - $44.61
EV / CY2014P Adjusted EBITDA—Management(3)	8.4x - 9.4x	$57.16 - $69.48
EV / CY2014P Adjusted EBITDA—Research	8.4x - 9.4x	$55.67 - $67.82
EV / CY2015P Adjusted EBITDA—Management(3)	7.2x - 8.2x	$53.54 - $67.41
EV / CY2015P Adjusted EBITDA—Research	7.2x - 8.2x	$49.17 - $62.43

Adjusted EPS	Price/ Adjusted EPS
Price / LTM Adjusted EPS (6/30/14)	17.8x - 19.8x	$82.37 - $91.63
Price / CY2014P Adjusted EPS—Management	15.8x - 17.8x	$75.49 - $85.04
Price / CY2014P Adjusted EPS—Research	15.8x - 17.8x	$73.66 - $82.99
Price / CY2015P Adjusted EPS—Management	14.0x - 16.0x	$82.64 - $94.44
Price / CY2015P Adjusted EPS—Research	14.0x - 16.0x	$74.06 - $84.64

Note:    Management projections provided by Bally management. Research estimates based on Wall Street consensus estimates from Capital IQ. CY refers to the period between January 1 and December 31.

(1)
Based on fully diluted shares calculated using the treasury stock method, pro forma for 386,726 shares repurchased in July 2014 at a weighted average price of $61.06 and acquisitions by Bally, including the remaining upfront cash payment to the sellers of Dragonplay Ltd. in an amount of $49.0 million, as provided by Bally management. The estimated value of the contingent earn-out and employee retention payments in connection with the acquisition of Dragonplay Ltd. was not included, but would have lowered the ranges for the implied share price.

(2)
Based on pro forma net debt of approximately $1.833 billion, per estimates by Bally management, pro forma for the repurchase of shares and acquisitions by Bally described in footnote (1).

(3)
Adjusted for share-based compensation and non-recurring items, and excludes unrealized synergies associated with Bally's acquisition of SHFL entertainment, Inc.

        Based upon Macquarie Capital's professional judgment and experience, and taking into account the analysis of trading comparables described above, Macquarie Capital derived a range of implied values of Bally common stock of between $63.63 and $75.05 per share. Macquarie Capital noted that the merger consideration was above the resulting implied range per the public company trading comparables analysis.

Discounted Cash Flow Analysis

        Macquarie Capital performed a discounted cash flow analysis to produce a range for the implied present value per share of Bally common stock, assuming Bally continued to operate as an independent entity. The valuation range was determined by adding (i) the net present value of the unlevered free cash flows for the fiscal years ending June 30, 2015 and June 30, 2016, based on financial projections provided by Bally management in July, 2014 and (ii) the present value of the terminal value of Bally as of June 30, 2016, based on financial projections provided by Bally management in July, 2014. Macquarie Capital's analysis used the financial projections provided by Bally management for the fiscal years ending June 30, 2015 and June 30, 2016, which were the same projections provided to Scientific Games, as described in the section entitled "Proposal 1: Approval of the Merger Agreement—Certain Projections Prepared by the Management of Bally" beginning on page 76 of this proxy statement. For purposes of Macquarie Capital's analysis, unlevered free cash flow, a non-GAAP metric used to measure operating performance, was calculated as Adjusted EBITDA, less depreciation and amortization, stock-based compensation, restructuring and acquisition-related costs and certain litigation costs to arrive at earnings before taxes ("EBT"), subtracting taxes, capital expenditures and certain changes in working capital including changes in restricted cash reserves from EBT and then adding back depreciation and amortization. The figures for unlevered free cash flow do not reflect contingent earn-out and employee retention payments related to Bally's acquisition of Dragonplay Ltd., which, if required to be paid, would reduce Bally's unlevered free cash flow.

        Macquarie Capital estimated the range for the implied present value per share of Bally common stock by using the following assumptions, which Macquarie Capital selected based on its professional judgment: (i) a range of terminal multiples applied to projected FY2016 Adjusted EBITDA of 7.70x to 8.70x and (ii) a range of discount rates of 7.25% to 8.25% taking into account Bally's current cost of debt and the capital asset pricing model. Macquarie Capital also assumed the following: fully diluted shares calculated using the treasury stock method and net debt per estimates by Bally management, in each case, pro forma for certain repurchased shares and acquisitions by Bally. In order to determine the range of discount rates to use, Macquarie Capital first prepared estimates of Bally's weighted average cost of capital, which we refer to as "WACC" in this proxy statement, as summarized in the tables shown below. This calculation resulted in an estimated WACC of 7.67%, which, in the exercise of its professional judgment, Macquarie Capital used to select a range of discount rates.

        The following table presents the results of these analyses in a range of implied present values:

Sensitivity Analysis—Implied Price Per Share:

	Terminal Adjusted EBITDA Multiple
Discount Rate	7.70x	7.95x	8.20x	8.45x	8.70x
7.25%	$62.97	$66.17	$69.37	$72.57	$75.77
7.50%	$62.48	$65.66	$68.85	$72.03	$75.21
7.75%	$61.99	$65.15	$68.32	$71.49	$74.66
8.00%	$61.50	$64.65	$67.80	$70.96	$74.11
8.25%	$61.01	$64.15	$67.29	$70.43	$73.57

        The discounted cash flow analysis resulted in a range for the implied present value per share of Bally common stock of between $61.01 and $75.77. Macquarie Capital noted that the merger consideration exceeded the resulting implied ranges per the discounted cash flow analysis.

        The following WACC table prepared by Macquarie Capital in connection with its analysis support the range of discount rates selected:

WACC Calculation
U.S. Risk-free Rate(1)	2.57%
Re-levered Beta(2)	1.21
Equity Risk Premium(3)	6.11%
Beta Adjusted Market Risk Premium	7.39%
Size Premium(4)	1.70%
Estimated Cost of Equity	11.66%
Pre-Tax Cost of Debt	4.36%
Applicable Marginal Tax Rate(5)	36.00%
Estimated After-Tax Cost of Debt	2.79%
Estimated Debt/Capitalization Ratio	45.0%
Estimated Equity/Capitalization Ratio	55.0%
Estimated WACC	7.67%

(1)
Represents U.S. Treasury 10-year Government Bond Yield as of July 30 2014.

(2)
Re-levered Beta equals: Unlevered Beta * (1+ ((1-Tax Rate) * Debt/Equity)).

(3)
2013 Ibbotson Valuation Yearbook, Long-horizon expected equity risk premium (supply side): historical equity risk premium minus price-to-earnings ratio calculated using three-year average earnings.

(4)
Size premium per 2013 Ibottson Valuation Yearbook.

(5)
Applicable Marginal Tax rate assumed to be 36.00% per Bally management projections.

General

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Macquarie Capital's opinion. In arriving at its fairness opinion, Macquarie Capital considered the results of all of its analyses and, except as expressly stated above, did not attribute any particular weight to any factor or analysis considered by it. Rather, Macquarie Capital made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Bally or the merger transaction. Macquarie Capital prepared these analyses for purposes of providing its opinion to the Bally board of directors (in its capacity as such) as to the fairness from a financial point of view, to the holders of shares of Bally common stock (other than holders of excluded shares), in the aggregate, of the merger consideration to be received by such holders in the merger transaction. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Bally, Scientific Games, Merger Sub, Macquarie Capital or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined through arm's-length negotiations between Bally and Scientific Games and was approved by the Bally board of directors by unanimous vote following a presentation to the Bally board of directors. Macquarie Capital provided advice to the Bally board of directors during these negotiations. Macquarie Capital did not, however, recommend any specific amount of consideration to the Bally board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger transaction. As described above, Macquarie Capital's opinion to the Bally board of directors (in its capacity as such) was one of many factors taken into consideration by the Bally board of directors in making its determination to approve the merger transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Macquarie Capital in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Macquarie Capital, which is included as Annex B to this proxy statement and is incorporated herein by reference.

        Macquarie Capital's opinion was approved by a fairness opinion committee of Macquarie Capital professionals in accordance with its customary practice.

        Macquarie Capital and its affiliates are engaged in a broad range of securities activities and financial advisory services. Macquarie Capital and its affiliates carry on a range of businesses for their own account and for their customers, including providing stock brokerage, investment advisory, investment management, proprietary financings and custodial services. In the ordinary course of business, Macquarie Capital or its affiliates may acquire, hold, sell or trade in the bank loans or debt or equity securities, or options on securities, of (i) Bally and affiliates of Bally, including holding a non-beneficial equity ownership position in Bally common stock constituting less than 0.01% of the outstanding Bally common stock, (ii) Scientific Games and affiliates of Scientific Games and (iii) any other company that may be involved in the merger transaction, for its and their own accounts and for the accounts of its and their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Macquarie Capital and its affiliates have in the past provided, may be currently providing and in the future may provide, financial advisory and other services to Bally, affiliates of Bally, and to Scientific Games and its affiliates, other than in connection with the merger transaction, for which Macquarie Capital or such affiliates have received, and/or would expect to receive, compensation, including (x) providing financing or a commitment to provide financing to Scientific Games, including acting as a lender in Scientific Games' senior secured credit facility, participating in a notes offering by Scientific Games and establishing credit limits to facilitate trading by certain potential investors in debt of Scientific Games and affiliates of Scientific Games representing less than 0.01% of their total outstanding debt, and (y) advising or rendering opinions in connection with potential acquisitions or sales made by Bally or Scientific Games.

        Macquarie Capital has acted as lead financial advisor to the Bally board of directors in connection with a possible sale, transfer or other disposition, directly or indirectly, of all or a material portion of the equity securities, assets or business of Bally or its subsidiaries, including assisting in the evaluation of Bally's strategic alternatives. The Bally board of directors selected Macquarie Capital as its lead financial advisor because it is an internationally recognized financial advisory firm that has substantial experience in the industries in which Bally operates. Macquarie Capital is expected to receive a fee of $2.5 million as a result of the delivery of its fairness opinion. If the merger transaction is consummated, Macquarie Capital will receive an additional fee of approximately $11.5 million. In addition, Bally agreed to reimburse certain of Macquarie Capital's reasonable expenses and to indemnify Macquarie Capital and certain related parties against certain liabilities arising out of its engagement. In certain circumstances, if the merger agreement is terminated or abandoned and Bally or any of its affiliates receives the funding failure termination fee and/or the regulatory termination fee, any judgment for damages or amount in settlement of any dispute as a result of such termination or any other failure to consummate the merger transaction or any profit arising from any shares (or option to acquire shares or assets) of any prospective purchaser or any of its affiliates acquired in connection with the merger transaction (in each case, as more fully described in the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement),

Macquarie Capital will be entitled to a portion of such funding failure termination fee, regulatory failure termination fee, judgment or amount in settlement or profit, as applicable.

Delisting and Deregistration of Our Common Stock

        Bally common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol "BYI". As a result of the merger, we will become a wholly owned subsidiary of Scientific Games, with no public market for our common stock. After the merger, our common stock will cease to be traded on the NYSE and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, we will no longer be required to file periodic reports with the SEC after the effective time of the merger with respect to our common stock.

Financing of the Merger

        The merger is not conditioned on Scientific Games obtaining the proceeds of any financing, including the financing contemplated by the debt commitment letter. We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement, including the funds needed to (i) pay our stockholders (including equity award holders) the amount due under the merger agreement, (ii) refinance, repay or repurchase certain of our outstanding indebtedness, and (iii) pay customary fees and expenses in connection with the transactions contemplated by the merger agreement, will be approximately $5.1 billion.

        In connection with entering into the merger agreement, Scientific Games and Financing Sub entered into a commitment letter with BOA, BofA Merrill Lynch, J.P. Morgan and Deutsche Bank and certain of their respective affiliates. Scientific Games and Financing Sub subsequently entered into a commitment letter joinder with Fifth Third Bank, HSBC Securities (USA) Inc., HSBC Bank USA, N.A., PNC Capital Markets LLC and PNC Bank, National Association. Pursuant to the commitment letter, among other things, each of the initial lenders has agreed to provide debt financing to Scientific Games. See the section entitled "Terms of the Merger Agreement—Debt Financing" beginning on page 65 of this proxy statement for additional information with respect to the debt financing.

        We believe the amounts described in the debt commitment letter, together with cash on hand at Bally and at Scientific Games, will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, we have substantially more debt or Scientific Games receives substantially lower net proceeds from the debt financing than we currently expect.

Debt Financing

        Pursuant to the debt commitment letter, BOA, BofA Merrill Lynch, J.P. Morgan, Deutsche Bank, Fifth Third Bank, HSBC Securities (USA) Inc., HSBC Bank USA, N.A., PNC Capital Markets LLC and PNC Bank, National Association and/or their respective affiliates have committed on a several and not joint basis to provide, in the aggregate, 100% of the debt facilities described below, the proceeds of which are to be used to pay amounts due under the merger agreement, pay fees, costs and expenses incurred in connection with the merger and related transactions and refinance certain of Bally's outstanding indebtedness and, if necessary, amounts outstanding under Scientific Games' Credit Agreement. Any excess proceeds of the debt facilities may be used by Scientific Games and its subsidiaries for general corporate purposes.

        Subject to the debt commitment letter, and subject to the term and conditions set forth therein, the commitment parties have:

  •
  committed to amend or refinance the existing credit facilities of Scientific Games, consisting of (1) an existing senior secured term loan facility in an aggregate principal amount of $2.294 billion and (2) an existing senior secured revolving credit facility in an aggregate principal amount of $300 million;

  •
  committed to provide a senior secured term loan facility in an aggregate principal amount of $1.735 billion;

  •
  committed to provide a senior secured incremental revolving credit facility in an aggregate principal amount of $350 million; and

  •
  committed to provide senior secured notes and senior unsecured notes yielding $3.45 billion in aggregate gross cash proceeds and/or, to the extent that the issuance of such notes yields less than $3.45 billion in aggregate gross cash proceeds or such cash proceeds are otherwise unavailable, a senior secured bridge loan facility and a senior unsecured bridge loan facility up to an aggregate principal amount of $3.45 billion (less the cash proceeds received from the notes and available for use (if any)).

        BOA will act as administrative agent and collateral agent for the bank facilities and J.P. Morgan will act as administrative agent and, if applicable, collateral agent for the bridge facilities. The debt commitment letter expires on the earliest of (i) the consummation of the merger with or without the debt financing, (ii) the termination of the merger agreement or (iii) June 1, 2015. The commitments of the commitment parties to provide the debt financing are subject to the satisfaction of a number of customary conditions, including the following:

  •
  completion of customary definitive documentation relating to the credit facilities;

  •
  consummation of the merger in all material respects in accordance with the terms of the merger agreement, without giving effect to any amendments, modifications, consents or waivers thereto or thereunder that are material and adverse to the lenders without the prior written consent of the joint bookrunners;

  •
  since August 1, 2014, the non-occurrence of any change, effect, development or circumstance that, individually or in the aggregate, constitutes or is reasonably likely to constitute a "company material adverse effect" (as defined in the debt commitment letter, which definition is substantially similar to the definition of "company material adverse effect" set forth in the merger agreement);

  •
  the accuracy in all material respects of (i) such of the representations in the merger agreement as are material to the interests of the commitments parties, but only to the extent that Scientific Games (or its applicable affiliate) has the right to terminate its obligations under the merger agreement or the right to decline to consummate the merger as a result of an inaccuracy of such representations, and (ii) certain specified representations and warranties of Scientific Games, Financing Sub and the other guarantors set forth in the debt facilities documentation;

  •
  the consummation of the refinancing of the existing indebtedness of Bally, and, if necessary, Scientific Games and Financing Sub under their respective Credit Agreements;

  •
  receipt by the commitment parties of customary legal opinions, customary evidence of authorization and a certification as to the solvency of Scientific Games and its subsidiaries on a consolidated basis (after giving effect to the merger and the incurrence of indebtedness related thereto);

  •
  delivery of certain historical and pro forma financial statements and allowance for a 20 consecutive calendar day period (subject to certain blackout dates) to syndicate the debt financing following delivery of such historical and pro forma financial statements and an information memorandum to be used in connection with such syndication;

  •
  execution and delivery (if applicable, in proper form for filing) of documents and instruments required to create and perfect first priority security interests in certain collateral, subject to certain customary exceptions;

  •
  receipt by the commitment parties of all documentation and other information that is reasonably requested and reasonably determined to be required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; and

  •
  the payment of all fees and expenses due and payable in connection with the debt financing.

        On October 1, 2014, Scientific Games amended its existing credit agreement, which we refer to as the "Credit Agreement" in this proxy statement, dated as of October 18, 2013, by and among Financing Sub, as borrower, Scientific Games, the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, to, among other things, (i) effective as of October 1, 2014, permit the merger and the transactions related thereto, including the incurrence of term loans by SGMS Escrow Corp., a newly formed, wholly owned subsidiary of Financing Sub, and (ii) effective as of the consummation of the merger (and the satisfaction of the other conditions contemplated by the amendment), (A) increase its revolving credit facility to $567.6 million, (B) permit Financing Sub to assume the term loans under the Escrow Credit Agreement (as defined below) as incremental term loans under the Credit Agreement and (C) modify the financial covenant applicable to the revolving credit facility under the Credit Agreement such that it will be tested each quarter, irrespective of usage of that revolving credit facility.

        In addition, on October 1, 2014, SGMS Escrow Corp. entered into an escrow credit agreement, which we refer to as the "Escrow Credit Agreement" in this proxy statement, by and among SGMS Escrow Corp., as borrower, the lenders and other lenders from time to time party thereto, and Bank of America, N.A., as administrative agent. The Escrow Credit Agreement provides for $2.0 billion of term loans, the net proceeds of which are expected to provide a portion of the funds to be used to finance the merger, and upon and in connection with the consummation of the merger, the term loans under the Escrow Credit Agreement will be assumed by Financing Sub and become incremental term loans under the Credit Agreement.

        The new term loans incurred under the Escrow Credit Agreement are scheduled to mature on October 1, 2021 (subject to an accelerated maturity under certain circumstances).

        The term loans under the Escrow Credit Agreement (solely after they are assumed by Financing Sub and become incremental term loans under the Credit Agreement) amortize in equal quarterly installments in an amount equal to 1.00% per annum of the stated principal amount thereof, with the remaining balance due at final maturity. Interest on the new term loans is payable at a rate equal to the eurodollar (LIBOR) rate or the base rate, plus an applicable margin, in each case, subject to a eurodollar (LIBOR) rate floor of 1.00% or a base rate floor of 2.00%, as applicable. The applicable margin for the incremental term loans (under the Escrow Credit Agreement and, when assumed by Financing Sub, the Credit Agreement) is 5.00% per annum for eurodollar (LIBOR) loans and 4.00% per annum for base rate loans.

        As a result of the amendment of the Credit Agreement, the applicable margin for the existing term loans under the Credit Agreement (i) prior to the consummation of the merger, will remain as 3.25% per annum for eurodollar (LIBOR) loans and 2.25% per annum for base rate loans, and (ii) from and after the consummation of the merger, will be 5.00% per annum for eurodollar (LIBOR)

loans and 4.00% per annum for base rate loans. There will be no change to the borrowing rate applicable to loans borrowed or to letters of credit issued under the revolving credit facility after the consummation of the merger.

        Borrowings under the Escrow Credit Agreement are solely the obligation of SGMS Escrow Corp., are not guaranteed by Scientific Games or any of its other subsidiaries, and are secured by a pledge of amounts deposited into a secured escrow account of SGMS Escrow Corp. In the event that the merger is not consummated, SGMS Escrow Corp. will repay amounts borrowed under the Escrow Credit Agreement, plus accrued interest thereon, with amounts deposited into a secured escrow account of SGMS Escrow Corp. and other amounts that may be contributed by Scientific Games and its other subsidiaries to SGMS Escrow Corp. and deposited into that escrow account from time to time. Borrowings under the Credit Agreement (including the incremental term loans, after they are assumed by Financing Sub) are guaranteed by Scientific Games and each of Scientific Games' current and future direct and indirect wholly owned domestic subsidiaries (other than Financing Sub), subject to certain customary exceptions as set forth in the Credit Agreement.

Interests of Bally's Directors and Executive Officers in the Merger

        In considering the recommendation of the Bally board of directors with respect to the merger, Bally stockholders should be aware that the directors and executive officers of Bally have certain interests in the merger that may be different from, or in addition to, the interests of Bally stockholders generally. The Bally board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger and making its recommendation that Bally stockholders approve the merger agreement and the merger. These interests are described below.

Potential Board Appointments

        As more fully described in the section entitled "Proposal 1: Approval of the Merger Agreement—Background of the Merger" beginning on page 36 of this proxy statement, it is currently anticipated that, upon consummation of the merger, Mr. Haddrill and Mr. Robbins will join the board of directors of Scientific Games, with Mr. Haddrill anticipated to serve as vice chairman.

Treatment of Outstanding Equity Awards

        Pursuant to the terms of the merger agreement, Bally equity awards held by the executive officers and directors of Bally that are outstanding immediately prior to the closing of the merger will be subject to the following treatment.

Options

        At the effective time of the merger, each option to purchase Bally common stock held by a director or executive officer that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger will be canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, less any applicable withholding taxes. If the exercise price of the option equals or exceeds the merger consideration, the option will be canceled without the payment of any consideration to the holder.

        Holders of incentive stock options will be permitted to exercise such incentive stock options (whether vested or unvested) five business days prior to, and conditioned upon the occurrence of, the merger closing date. Incentive stock options that are not exercised in such manner and that remain outstanding immediately prior to the effective time of the merger will be cashed out in the manner described in the preceding paragraph.

Performance Units

        At the effective time of the merger, each performance unit held by an executive officer that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes. For purposes of determining the number of performance units that are outstanding immediately prior to the effective time of the merger, the applicable performance-based conditions will be considered to have been achieved at maximum levels. The only individuals who have outstanding performance units are Bally's current chief executive officer and chief financial officer.

Restricted Shares and Restricted Stock Units

        At the effective time of the merger, each share of Bally restricted stock held by a director or executive officer, and each Bally restricted stock unit held by an executive officer, in each case that was granted prior to August 1, 2014, and that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger, will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes.

        In addition, each share of Bally restricted stock and each Bally restricted stock unit held by an executive officer that is granted on or after August 1, 2014, will not be cashed out or canceled in the merger, but instead will be converted as of the effective time of the merger into a restricted share or restricted stock unit, as applicable, with respect to Scientific Games Class A common stock using the stock award exchange ratio. The terms and conditions of these converted restricted shares and restricted stock units will generally remain unchanged, and such awards will continue to vest as scheduled based on the executive officer's continued employment through each applicable vesting date, provided that if the executive officer's employment is terminated by Scientific Games without "cause" or by the executive officer for "good reason" (generally, as such terms are defined in the 2010 LTIP) within one year following the merger closing date, the executive officer will be given additional service credit for vesting purposes for the executive officer's months of service following the merger closing date, plus an additional twelve (12) months, such that the installments of the converted restricted shares and restricted stock units that were otherwise scheduled to vest within such number of months following the executive officer's employment termination date will immediately vest and be settled in shares of Scientific Games Class A common stock.

Summary Table

        The following table shows, for each director and executive officer of Bally, as applicable, (i) the number of shares subject to vested options held by him or her, (ii) the cash consideration that he or she will receive for such vested options at the effective time of the merger, (iii) the number of shares subject to unvested options held by him or her, (iv) the cash consideration that he or she will receive for such unvested options at the effective time of the merger, (v) the number of shares subject to performance units (assuming achievement of the applicable performance-based conditions at maximum levels), the number of shares subject to restricted stock units and the number of shares of restricted stock held by him or her, which we refer to as "Other Equity Awards" in this proxy statement, (vi) the cash consideration that he or she will receive for the Other Equity Awards at the effective time of the merger, (vii) the total cash consideration he or she will receive for all unvested equity awards at the effective time of the merger and (viii) the total cash consideration he or she will receive for all outstanding equity awards at the effective time of the merger, whether vested or unvested, in each case as of an assumed merger closing date of December 31, 2014, based on applicable holdings on August 1, 2014 and assuming continued employment or service through the assumed merger closing date of December 31, 2014 (and as such without regard to any awards that may be made after the August 1, 2014). Although Ramesh Srinivasan, Bally's former chief executive officer, is considered an executive officer for purposes of the SEC's disclosure rules, Mr. Srinivasan ceased his employment with Bally effective May 23, 2014 and became entitled to the severance benefits described in his employment agreement in accordance with the terms and conditions thereof. As a result, Mr. Srinivasan has no interest in the merger (except insofar as he may be a holder of shares of Bally common stock), or any rights to compensation that are based on or otherwise related to the merger, and is therefore not included in the disclosure that follows.

Name	Number of Shares Subject to Vested Options (#)	Cash-Out Payment for Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-Out Payment for Unvested Options ($)	Number of Shares Subject to Unvested Other Equity Awards (#)	Cash-Out Payment for Unvested Other Equity Awards ($)	Total Payment for Unvested Equity Awards ($)	Total Payment for Outstanding Equity Awards ($)
Executive Officers
Richard M. Haddrill	—	—	—	—	85,677	$7,136,894	$7,136,894	$7,136,894
Neil Davidson	58,500	$2,822,485	10,000	$409,350	25,400	$2,115,820	$2,525,170	$5,347,655
Kathryn S. Lever	—	—	—	—	5,192	$432,494	$432,494	$432,494
Derik Mooberry	22,875	$1,349,545	2,000	$90,640	9,782	$814,841	$905,481	$2,255,026
John Connelly	7,045	$320,195	7,044	$320,150	10,580	$881,314	$1,201,464	$1,521,659
Directors
David Robbins	53,242	$3,324,505	—	—	3,163	$263,478	$263,478	$3,587,983
Robert Guido	11,350	$512,711	—	—	3,163	$263,478	$263,478	$776,189
Josephine Linden	28,361	$1,279,081	—	—	3,163	$263,478	$263,478	$1,542,559
W. Andrew McKenna	28,361	$1,279,081	—	—	3,163	$263,478	$263,478	$1,542,559
Michael Klayko	—	—	—	—	1,900	$158,270	$158,270	$158,270

November 2014 Equity Awards

        Under the terms of the merger agreement, if the merger closing date has not occurred on or prior to November 15, 2014, Bally may make discretionary annual equity awards in November 2014 to Bally employees, including Bally executive officers, who would otherwise have been eligible to receive discretionary annual equity awards in December 2014 or March 2015 in the normal course, provided that: (i) such awards will generally consist solely of time-vesting restricted stock units, provided that for certain non-U.S. employees, depending on their country of residence, such awards may consist of cash equivalent awards or restricted shares, all of which will vest in four equal annual installments based on the holder's continued employment through the applicable vesting dates, (ii) the aggregate grant date fair value of such awards may not exceed $23.5 million, which amount will be reduced for awards made in connection with new hires and promotions and certain cash equivalent awards, (iii) such awards (other than any cash equivalent awards) will be converted as of the effective time of the merger into restricted shares or restricted stock units, as applicable, with respect to Scientific Games Class A common stock using the stock award exchange ratio and otherwise remain subject to the same terms and conditions that applied to such awards prior to the merger closing date (including the same vesting schedule, subject to continued employment through the applicable vesting dates), and (iv) if the holder's employment is terminated by Scientific Games without "cause" or by the holder for "good reason" within one year following the merger closing date, the holder will be given additional service credit for vesting purposes for the holder's months of service following the merger closing date, plus an additional twelve (12) months, such that the installments of the converted restricted shares and restricted stock units that were otherwise scheduled to vest within such number of months following the holder's employment termination date will immediately vest and be settled in shares of Scientific Games Class A common stock. For this purpose "cause" and "good reason" will generally have the definitions ascribed to them in the 2010 LTIP.

New Hire and Promotion Awards

        Under the terms of the merger agreement, Bally may grant equity awards to new hires and promotions with values that are consistent with the values of equity awards previously granted by Bally to new hires and promotions, subject to the restrictions applicable to the November 2014 equity awards described in the preceding section.

Calendar Year 2015 Director Equity Awards

        Under the terms of the merger agreement, if the merger closing date has not occurred on or prior to January 2, 2015, non-employee directors of Bally will a receive a cash payment not to exceed $250,000 per director on such date in lieu of the award of Bally restricted shares that otherwise would have been made to non-employee directors of Bally on such date under the Bally director compensation program.

Post-Closing Equity Awards

        With respect to the first annual equity grant cycle of Scientific Games following the merger closing date, Scientific Games intends to recommend to the compensation committee of its board of directors that it approve the grant of equity awards to select eligible Bally employees (which may include the executive officers of Bally) whose employment continues with Scientific Games or any of its subsidiaries following the merger closing date through the date on which Scientific Games grants equity awards under such grant cycle. Such awards will be made when Scientific Games makes its ordinary course annual equity awards to its similarly-situated employees. The size of any such awards will be determined by Scientific Games in its sole discretion, provided that for each recipient of Scientific Games awards who also receives Bally equity awards in November 2014, as described above in the section entitled "—November 2014 Equity Awards" beginning on page 70 of this proxy statement, the grant date fair value of such Scientific Games awards will not be less that 50% of the grant date fair value of the November 2014 awards received by such recipient.

Retention Bonus Plan for Key Employees

        In connection with the execution of the merger agreement, Bally has adopted a retention bonus plan pursuant to which it may grant retention bonus awards to key employees, including the executive officers of Bally (other than the chief executive officer). Aggregate payments to all participants in the retention bonus plan may not exceed $12.0 million. Mr. Davidson and Ms. Lever are each eligible to receive a retention bonus award under the plan equal to $1.0 million, Mr. Mooberry is eligible to receive a retention bonus award under the plan equal to $300,000 and Mr. Connelly is eligible to receive a retention bonus award under the plan equal to $400,000. Each retention bonus award will generally be paid on the six-month anniversary of the merger closing date, subject to the participant's continued employment through such date, provided that if the participant's employment is terminated without "cause" or for "good reason" prior to the six-month anniversary of the merger closing date, the retention bonus award will be paid on the participant's employment termination date. The retention bonus plan is non-terminable, except that it will expire automatically if the merger agreement is terminated prior to the merger closing date. For this purpose "cause" and "good reason" will generally have the definitions ascribed to them in the 2010 LTIP.

Annual Bonus Programs

        The merger agreement permits Bally to determine the amount of the 2014 fiscal year annual cash bonuses in the ordinary course of business for participants in Bally's 2014 fiscal year annual cash bonus plans, including the executive officers of Bally, based on actual performance in accordance with the terms of Bally's 2014 fiscal year annual cash bonus plans, provided that the aggregate amount of 2014 fiscal year annual cash bonuses may not exceed $17.4 million.

        Under the terms of the merger agreement, Bally may establish annual cash bonus plans for the 2015 fiscal year in the ordinary course of business for eligible employees, including the executive officers of Bally, provided that the aggregate amount of the target bonuses under the 2015 fiscal year annual cash bonus plans may not exceed $19.0 million. Pursuant to the terms of the merger agreement, the fiscal year 2015 cash bonus plans will terminate on the last day of the last full month ending on or prior to the merger closing date. Payment amounts will be based on actual performance and will be pro-rated based on the participant's service through the last day of the last full month ending on or prior to the merger closing date; provided that each participant will be credited with service at least through December 31, 2014, regardless of when the merger closing date occurs. Bonus payments will be made several months after the merger closing date to eligible employees who remain employed through the merger closing date, provided that if a participant's employment terminates prior to the bonus payment date for any reason (other than a termination for cause), including by reason of the participant's voluntary resignation, the bonus payment will be made earlier on the participant's employment termination date.

        In addition, participants in Bally's 2015 fiscal year annual cash bonus plans, including any executive officers of Bally, whose employment continues after the merger closing date will be eligible to participate in the cash bonus plans of Scientific Games for the 2015 calendar year. If the merger closing date occurs prior to February 1, 2015, Scientific Games has agreed not to pro-rate participation or payout levels under the cash bonus plans of Scientific Games for calendar year 2015 for continuing Bally participants who remain employed from the merger closing date through the regularly scheduled payment date under the cash bonus plans of Scientific Games for the 2015 calendar year. If the merger closing date occurs on or after February 1, 2015, Scientific Games will pro-rate participation and payout levels under the cash bonus plans of Scientific Games for calendar year 2015 for continuing Bally participants based on the number of months that elapse during calendar year 2015 after the last day of the last full month ending on or prior to the merger closing date.

Executive Officer Severance and Employment Arrangements

        Each of the executive officers of Bally is a party to an employment agreement with Bally that provides for severance benefits upon a termination of employment under certain circumstances and, in the case of Messrs. Haddrill and Davidson, enhanced severance benefits upon a termination following a change of control of Bally, which would include completion of the merger. The applicable severance provisions of these employment agreements are described below.

Employment Agreement with Mr. Haddrill

        Pursuant to Mr. Haddrill's employment agreement with Bally, in the event of his termination of employment by Bally without "cause" (as defined in his employment agreement) or by Mr. Haddrill for "good reason" (as defined below), in each case within one year following a "change of control" (which would include completion of the merger), he is eligible to receive, subject to his execution of a general release of claims: (i) a lump sum payment, payable within thirty days, in an amount equal his base salary for twenty-four months; (ii) a lump sum payment, payable within thirty days, in an amount equal to his target annual cash bonus for the year of termination; (iii) continuation of health benefits (in the form of COBRA reimbursement paid by Bally) for Mr. Haddrill and his spouse and dependents, as applicable, for a period of eighteen months following his employment termination date (or a shorter period, to the extent he becomes eligible to receive health benefits from a subsequent employer); and (iv) acceleration in full of all equity awards previously granted to Mr. Haddrill that are outstanding on his employment termination date, in a manner consistent with the terms of such equity awards, which in the case of awards that vest based on the attainment of performance targets, will be based on actual performance through the date of the change of control (or, if applicable, the end of the most recent fiscal quarter prior to the change of control).

        For purposes of Mr. Haddrill's employment agreement, "good reason" means, without his written consent: (i) a material adverse change in his authority, duties or responsibilities; (ii) he is no longer the chief executive officer of Bally, or following a change of control, the combined or surviving corporation resulting from the change of control; or (iii) a requirement that he report other than to the board of directors of Bally, or following a change of control, the board of directors of the ultimate parent company resulting from the transaction; provided that Bally or, following a change of control, the ultimate parent company resulting from the transaction will have, following Mr. Haddrill's written notice of the grounds for good reason, 30 days to cure.

Employment Agreement with Mr. Davidson

        Pursuant to Mr. Davidson's employment agreement with Bally, in the event of his termination of employment by Bally without "cause" (as defined in his employment agreement), or if he terminates his employment as a result of a "diminution of duties" (as defined below) occurring within one year following a "change of control" (which would include completion of the merger), he is eligible to continue receiving his base salary for a period of one year following his termination of employment, subject to his execution of a general release of claims and his continuing compliance with any restrictive covenants. In addition, in the event of Mr. Davidson's termination of employment by Bally without cause or by Mr. Davidson as a result of a diminution of duties, in each case within one year following a change of control, and subject to his execution of a general release of claims, he is eligible to receive a pro-rata portion of his target annual bonus based on the number of days that he has worked during the applicable fiscal year prior to his employment termination date, payable at the time that bonuses are customarily paid to participants under Bally's annual cash bonus plan, provided that only 50% of the portion of his target annual bonus that is subject to a personal performance-based conditions shall be eligible for such pro-ration, with the remainder of the portion subject to such personal performance-based conditions automatically forfeited. For the avoidance of doubt, 100% of the portion of his target annual bonus subject to company performance-based conditions shall be eligible for such pro-ration.

        For purposes of Mr. Davidson's employment agreement, "diminution of duties" means any change, following a "change of control" (which would include completion of the merger), in his title, job duties and responsibilities that results in a material diminution or reduction of his work duties and responsibilities.

Employment Agreement with Ms. Lever

        Pursuant to Ms. Lever's employment agreement with Bally, in the event of her termination of employment by Bally without cause (as defined in her employment agreement) or by Ms. Lever for "good reason" (as defined below), she is eligible to receive, subject (except with respect to clause (ii) below) to her execution of a general release of claims: (i) an amount equal to six months of base salary, paid in equal installments over a twelve month period; (ii) in exchange for the restrictive covenants contained in her employment agreement, an amount equal to six months of base salary, paid in equal installments over a twelve month period, (iii) continuation of health benefits (in the form of COBRA reimbursement paid by Bally) through the earlier of (x) twelve months from her employment termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (y) her date of employment by a subsequent employer; and (iv) continued vesting of any equity-based awards previously granted to Ms. Lever for the duration of the twelve month severance period.

        For purposes of Ms. Lever's employment agreement, "good reason" means: (i) a material reduction in the nature or scope of her duties, responsibilities, authority or position; (ii) a material change in her title in a manner that indicates a reduction in responsibility or prestige; (iii) a material reduction in her base salary; (iv) a "change in control" (which would include completion of the merger) whereby there is a material reduction in the nature or scope of her duties, responsibilities, authority or position; or (v) a material breach of her employment agreement that is not cured within 30 calendar days after Bally's receipt of written notice specifying such breach.

Employment Agreement with Mr. Mooberry

        Pursuant to Mr. Mooberry' s employment agreement with Bally, in the event of his termination of employment by Bally without "cause" (as defined in his employment agreement), he is eligible to continue receiving his base salary for a period of one year following his termination of employment, subject to his execution of a general release of claims and his continuing compliance with any restrictive covenants.

Employment Agreement with Mr. Connelly

        Pursuant to Mr. Connelly's employment agreement with Bally, in the event of his termination of employment by Bally for any reason other than for "cause" (as defined in his employment agreement), he is eligible to continue receiving his base salary for a period of six months following his termination of employment, subject to his execution of a general release of claims and his continuing compliance with any restrictive covenants.

Potential New Employment Arrangements

        As of the date of this proxy statement, none of the executive officers of Bally has entered into any amendments or modifications to existing employment arrangements with Bally or its subsidiaries in anticipation of the merger, nor has any executive officer of Bally entered into any agreement or arrangement with Scientific Games or its affiliates regarding employment with, or the right to participate in any equity incentive compensation programs of, Scientific Games or its subsidiaries. Although no such agreement or arrangement currently exists, certain executive officers of Bally may continue to be employed by Scientific Games or its subsidiaries after the merger closing date, which means that such executive officers may, prior to the merger closing date, enter into new employment arrangements with Scientific Games or its subsidiaries regarding employment with, or the right to participate in the equity compensation programs of, Scientific Games or its subsidiaries.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

        The "named executive officers" for purposes of the disclosure in this proxy statement are: Richard Haddrill (Chief Executive Officer), Neil Davidson (Senior Vice President, Chief Financial Officer, Treasurer and Secretary), Kathryn S. Lever (Senior Vice President and General Counsel), Derik Mooberry (Senior Vice President, Games, Table-Game Products and Interactive Research & Development) and John Connelly (Senior Vice President, Business Development and Interactive). Although Ramesh Srinivasan, Bally's former chief executive officer, is considered a named executive officer for purposes of the SEC's disclosure rules, Mr. Srinivasan ceased his employment with Bally effective May 23, 2014 and became entitled to the severance benefits described in his employment agreement in accordance with the terms and conditions thereof. As a result, Mr. Srinivasan has no interest in the merger (except insofar as he may be a holder of shares of Bally common stock), or any rights to compensation that are based on or otherwise related to the merger, and is therefore not included in the disclosure that follows.

        As required by Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that each named executive officer could receive that is based on or otherwise related to the merger. These amounts have been calculated assuming the merger is consummated on December 31, 2014, and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of the merger closing date. To the extent applicable, calculations of cash severance are based on the named executive officer's current base salary and the named executive officer's target annual bonus for fiscal year 2015. See the section entitled "—Interests of Bally's Directors and Executive Officers in the Merger" beginning on page 68 of this proxy statement for further information about the compensation disclosed in the table below. The amounts set forth in the table below are the subject of a non-binding, advisory vote of Bally stockholders, as described below in the section entitled "Proposal 2: Advisory Vote on Merger-Related Compensation Arrangements" beginning on page 115 of this proxy statement.

        The amounts indicated below are estimates of amounts that would be payable to the named executive officers and the estimates are based on multiple assumptions that may not prove correct, including assumptions described in this proxy statement. Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officer	Cash(1)	Equity(2)	Pension / Non-Qualified Deferred Compensation(3)	Perquisites / Benefits(4)	Tax Reimbursement(5)	Other(6)	Total(7)
Richard M. Haddrill	$3,500,000	$7,136,894	—	$45,000	—	$750,000	$11,431,894
Neil Davidson	$400,000	$2,525,170	—	—	—	$1,200,000	$4,125,170
Kathryn S. Lever	$315,000	$432,494	—	$30,000	—	$1,094,500	$1,871,994
Derik Mooberry	$330,000	$905,481	—	—	—	$399,000	$1,634,481
John Connelly	$212,500	$1,306,505	—	—	—	$527,500	$2,046,505

(1)
Cash.    Represents the value of the cash severance payments payable under the applicable named executive officer's employment agreement, as described above in the section entitled "—Executive Officer Severance and Employment Arrangements" beginning on page 72 of this proxy statement. As described in greater detail there, upon a qualifying termination of employment within one year following a change of control, Mr. Haddrill is eligible to receive cash severance equal to the sum of (i) two times his base salary, equal to $2.0 million and (ii) his target annual bonus for the year of termination, equal to $1.5 million. Upon a qualifying termination of employment, Ms. Lever and Messrs. Davidson and Mooberry are each eligible to receive their respective base salaries for one year following their termination of employment, and Mr. Connelly is eligible to receive his base salary for six months following his termination of employment. The severance amounts in this column are all "double trigger" in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment following the merger.

(2)
Equity.    Represents the aggregate payments to be made in respect of unvested options, unvested restricted stock units, unvested performance units and shares of restricted stock that were granted prior to August 1, 2014 (excluding unvested options, unvested restricted stock units, unvested performance units and shares of restricted stock that are currently outstanding but are expected to vest or expire prior to December 31, 2014) upon consummation of the merger, as described in greater detail above in the section entitled "—Treatment of Outstanding Equity Awards" beginning on page 68 of this proxy statement and as quantified for each named executive officer in the summary table set forth in that section. Amounts included in this column are all "single trigger" in nature, which means that payment is conditioned solely upon completion of the merger. The amounts in this column do not include payments in respect of any additional grants which may be made in November 2014 or any other equity awards granted after August 1, 2014 (other than the promotion award granted to Mr. Connelly, described below), for which vesting may be accelerated on a limited basis upon a qualifying termination of employment within one year following the merger closing date, as described in greater detail above in the section entitled "—November 2014 Equity Awards" beginning on page 70 of this proxy statement. Such amounts would be "double trigger" in nature. Mr. Connelly received a promotion award of 5,044 restricted stock units with a grant date fair value of $400,000 on August 29, 2014.

(3)
Pension/Non-Qualified Deferred Compensation.    None of the named executive officers will receive any increased pension or non-qualified deferred compensation benefits in connection with the merger.

(4)
Perquisites/Benefits.    Represents, for Mr. Haddrill and Ms. Lever, the value of continuing health benefits following a termination of employment pursuant to the terms of their respective employment agreements. Mr. Haddrill is eligible to receive up to eighteen months of continuing health benefits, and Ms. Lever is eligible to receive up to twelve months of continuing health benefits. These benefits are double trigger.

(5)
Tax Reimbursement.    None of the named executive officers will receive any tax reimbursement benefits in connection with the merger

(6)
Other.    Represents, in part, for Messrs. Davidson, Mooberry and Connelly and Ms. Lever, the retention bonus awards under the retention plan for key employees of Bally that, assuming a qualifying termination on the merger closing date, will be paid on the merger closing date, as described in greater detail above in the section entitled "—Retention Bonus Plan for Key Employees" beginning on page 71 of this proxy statement. These amounts are double trigger, although they would also have been paid on the six-month anniversary of the merger closing date, subject to continued employment through such date, without a qualifying termination of employment.

Other.    Represents, for Mr. Haddrill and, in part, for Messrs. Davidson, Mooberry and Connelly and Ms. Lever, the pro-rata bonus amounts for fiscal year 2015 that will be paid on Scientific Games' regularly scheduled bonus payment date to eligible employees who remain employed with Bally through the merger closing date, as described in greater detail above in the section entitled "—Annual Bonus Programs" beginning on page 71 of this proxy statement. Assuming that the performance-based conditions with respect to the fiscal year 2015 bonuses will be achieved at target, the estimated pro-rata bonus amounts each named executive officer would be expected to receive for fiscal year 2015 (pro-rated for service through December 31, 2014) are approximately $750,000 for Mr. Haddrill, $200,000 for Mr. Davidson, $94,500 for Ms. Lever, $99,000 for Mr. Mooberry, and $127,500 for Mr. Connelly. These amounts are double trigger, although they would also have been paid several months after the merger closing date, unless the executive officer is terminated for cause prior to the payment date.

Named Executive Officer	Retention Bonus Award Component	Pro-Rata Bonus Component	Total Other
Richard M. Haddrill	—	$750,000	$750,000
Neil Davidson	$1,000,000	$200,000	$1,200,000
Kathryn S. Lever	$1,000,000	$94,500	$1,094,500
Derik Mooberry	$300,000	$99,000	$399,000
John Connelly	$400,000	$127,500	$527,500
(7)
Total.    The following table shows, for each named executive officer, the amounts of golden parachute compensation that are single trigger or double trigger in nature, as the case may be. Single trigger amounts include the amounts shown in the "Equity" column of the "Golden Parachute Compensation" table above (other than Mr. Connelly's promotion award). Double trigger amounts include the amounts shown in the "Cash" column, the "Benefits/Perquisites" column, the "Other" column and Mr. Connelly's promotion award. The total amounts do not reflect any reductions that may be desirable to be made to payments which constitute "parachute payments" under the Internal Revenue Code in order to avoid the excise tax imposed on individuals receiving excess parachute payments under Section 4999 of the Internal Revenue Code. We do not expect any such reductions to be necessary.

Named Executive Officer	Single Trigger ($)	Double Trigger ($)
Richard M. Haddrill	$7,136,894	$4,295,000
Neil Davidson	$2,525,170	$1,600,000
Kathryn S. Lever	$432,494	$1,439,500
Derik Mooberry	$905,481	$729,000
John Connelly	$1,201,464	$845,041

Director and Officer Indemnification

        The NRS provides for mandatory indemnification of any person, including directors and officers, made a party to a proceeding by reason of such person's former or current official capacity under certain circumstances. In addition, pursuant to the terms of the merger agreement, directors and officers of Bally have rights to indemnification and directors' and officers' liability insurance that will survive completion of the merger. For more information, see the section entitled "Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 104 of this proxy statement.

Certain Projections Prepared by the Management of Bally

        Bally does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations other than for providing, from time to time, estimated ranges of certain expected financial results and operational metrics for the current year in its regular earnings press releases and other investor materials Bally is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with Bally's ordinary course efforts to conduct annual business planning activities, Bally's management prepared internal financial forecasts for fiscal years 2015 and 2016 (which we refer to as the "July 2014 projections" in this proxy statement) that were not intended for public disclosure. The July 2014 projections were not prepared in connection with or in response to Scientific Games' proposal to acquire Bally, and were the projections that members of Bally's management believed provided a reasonable basis for Bally's future performance based on facts known at such time.

        The July 2014 projections, which are summarized below under the heading "Summary of Certain Projections" were (i) provided to Scientific Games in connection with its due diligence review of Bally, (ii) provided to Macquarie Capital for its consideration in connection with its financial analyses summarized above under "Proposal 1: Approval of the Merger Agreement—Opinion of Bally's Financial Advisor" beginning on page 55 of this proxy statement and (iii) considered and reviewed by the Bally board of directors in connection with its deliberations with respect to the merger at the special meetings of the board of directors of Bally from and after July 16, 2014, as further described above under "Proposal 1: Approval of the Merger Agreement—Background of the Merger" beginning on page 36 of this proxy statement.

        Bally advised the recipients of the July 2014 projections that (i) such projections did not include the pro forma impact of the acquisition of SHFL entertainment, Inc. for the period prior to its acquisition by Bally on November 25, 2013 or the pro forma impact of Bally's acquisition of Dragonplay Ltd. on July 1, 2014 (but that they did include the actual impact of SHFL entertainment, Inc. after its acquisition by Bally on November 25, 2013, and the anticipated impact of both SHFL entertainment, Inc. and Dragonplay Ltd. for all periods after July 1, 2014) and (ii) such projections are subjective in many respects. The July 2014 projections provided below reflect various assumptions and estimates of Bally's management made in good faith, including, without limitation, with respect to industry performance, general business, economic, market and financial conditions, the anticipated impact of Bally's prior acquisitions and the potential synergies expected to be achieved in connection therewith and other matters, many of which are difficult to predict and subject to significant economic and competitive uncertainties beyond Bally's control. In addition, it should be noted the July 2014 projections were prepared by Bally's management on a specific date, and that, as a result, the underlying assumptions of, and knowledge of Bally's actual results known by, Bally's management differed as it relates to the July 2014 projections relative to other dates. In particular, the July 2014 projections do not reflect revisions reflecting Bally's customary year-end closing of its financial information.

Summary of Certain Projections

        The following tables summarize the projections that were reviewed by the Bally board of directors and provided to Macquarie Capital and Scientific Games, as described above. Figures presented below may not be exactly reconcilable due to rounding.

	Fiscal Quarter					Fiscal Year
	Ended	Ending				Ending June 30,
($ in millions)	6/30/14E(1)	9/30/14P	12/31/14P	3/31/15P	6/30/15P	2014E(1)	2015P	2016P
Total Revenue	$344.9	$322.2	$328.8	$327.2	$361.8	$1,217.8	$1,340.1	$1,488.4
Total Gross Profit	$217.6	$211.7	$212.8	$212.8	$236.3	$773.3	$873.6	$981.7
Total Operating Income	$66.6	$72.6	$72.8	$67.7	$91.7	$234.2	$304.8	$384.4

Net Income	$30.4	$36.0	$36.3	$33.7	$49.7	$116.8	$155.7	$208.7

Adjusted EBITDA Calculation
Net Income from Continuing Operations	$30.4	$36.0	$36.3	$33.7	$49.7	$116.8	$155.7	$208.7
Acquisition Related Costs	$9.6	$1.0	$0.8	$0.5	$0.4	$50.1	$2.7	—
Interest Expense (Income)	$17.7	$16.9	$16.4	$15.5	$14.7	$47.9	$63.5	$58.4
Income Taxes (benefit)	$16.8	$19.8	$20.0	$18.5	$27.4	$61.3	$85.7	$117.4
Depreciation and Amortization	$20.1	$20.6	$20.6	$20.9	$21.2	$57.5	$83.3	$87.4
Depreciation on Leased Gaming Equipment	$20.1	$20.2	$20.8	$21.3	$20.7	$76.0	$83.1	$89.8
Share Based Compensation	$3.7	$4.2	$4.2	$4.9	$4.7	$14.0	$18.0	$14.5

Adjusted EBITDA	$118.4	$118.6	$119.1	$115.3	$138.8	$423.7	$491.9	$576.1
Adjusted LTM EBITDA	$423.7	$455.6	$472.6	$471.4	$491.9	$423.7	$491.9	$576.1

(1)
Note:    does not include pro forma impact of acquisition of SHFL entertainment, Inc. for the period from July 1, 2013 until its acquisition by Bally on November 25, 2013 or the pro forma impact of Bally's acquisition of Dragonplay Ltd. on July 1, 2014 for historical periods.

        Adjusted EBITDA and Adjusted LTM EBITDA, as presented above, are Non-Generally Accepted Accounting Principles, which we refer to as "GAAP" in this proxy statement, financial measures. Bally provided this information to Scientific Games and Macquarie Capital because it believed it could be useful in evaluating, on a prospective basis, Bally's potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Not all companies calculate Adjusted EBITDA and/or Adjusted LTM EBITDA the same way, and Bally's presentation may be different from those presented by other companies.

        Adjusted EBITDA and Adjusted LTM EBITDA reflect the inclusion of acquisition related costs, interest expense, income taxes, depreciation and amortization (including with respect to leased gaming equipment) and share based compensation.

        After the July 2014 projections were initially provided to Scientific Games, management identified certain additional adjustments to Adjusted EBITDA in respect of the following non-recurring items: certain restructuring costs of approximately $2 million in FY2014E, certain litigation costs of approximately $1 million in FY2014E and certain litigation costs of $2 million in FY2015P. These amounts were provided to Scientific Games at the management presentation described in the section entitled "Proposal 1: Approval of the Merger—Background of the Merger" beginning on page 36 of this proxy statement.

        In addition, the following table shows the estimated amount of unlevered free cash flow that Macquarie Capital considered in performing its illustrative discounted cash flow analyses described above under "Proposal 1: Approval of the Merger Agreement—Opinion of Bally's Financial Advisor" beginning on page 55 of this proxy statement, but such line item was not included in the projections provided to Scientific Games. These amounts were derived from the July 2014 projections and the additional adjustments to Adjusted EBITDA identified by management described in the preceding paragraph.

	Fiscal Year
	Ending June 30,
($ in millions)	2015P	2016P
Adjusted EBITDA	493	576
Less: Depreciation and Amortization	(166)	(177)
Less: Share-Based Compensation	(18)	(15)
Less: Acquisition-Related Costs	(3)	—
Less: Certain Litigation Costs	(2)	—
Earnings Before Tax	305	384
Less Taxes	(108)	(138)
Plus: Depreciation and Amortization	166	177
Less: Capital Expenditures	(104)	(120)
Less: Changes in Working Capital(1)	(47)	(45)
Unlevered Free Cash Flow(2)	212	258

(1)
Note:    Includes changes in restricted cash reserves comprised of cash held in escrow for progressive slot jackpots.

(2)
Note:    Does not reflect contingent earn-out and employee retention payment obligations with respect to the acquisition of Dragonplay Ltd.

        The internal financial projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections, or GAAP. The projected financial information included herein has been prepared by, and is the responsibility of, Bally's management. Bally cautions you that the internal financial projections are speculative in nature and based upon subjective decisions and assumptions. The summary of the financial forecasts is not included in this document in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting, but because these internal financial projections were provided by Bally management to Scientific Games and Macquarie Capital in contemplation of , and used by the Bally board of directors in its consideration of, a potential transaction.

        In addition, the projections were not prepared with the assistance of, or reviewed, compiled or examined by, our independent accountants. Deloitte & Touche LLP, Bally's independent registered public accounting firm, has not examined or compiled any of the accompanying projected financial information, and accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. The Deloitte & Touche LLP report incorporated by reference in this proxy statement only relates to Bally's historical consolidated financial statements and notes thereto. It does not extend to the projected financial information and it should not be read to do so.

        These internal financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Bally's management. Important factors that may affect actual results and cause the internal financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to Bally's business (including its ability to achieve potential strategic goals, acquisitions, objectives and targets over applicable periods, the gaming machine industry, the interactive business, the regulatory environment, general business and economic conditions and other risk factors described under the section entitled "Risk Factors" in Bally's Annual Report on Form 10-K for the year ended June 30, 2014, and more recent filings incorporated by reference in the proxy statement and "Cautionary Statement Concerning Forward-Looking Information" beginning on page 25 of this proxy statement). Because the internal financial projections cover multiple future years, such information by its nature is less reliable in predicting each successive year. The internal financial projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the merger agreement, including the merger. The internal financial projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these internal financial projections. Accordingly, there can be no assurance that the internal financial projections will be realized or that actual results will not be significantly higher or lower than projected.

        The inclusion of these internal financial projections in this proxy statement should not be regarded as an indication that any of Bally, Scientific Games or their respective affiliates, advisors or representatives considered the internal financial projections to be predictive of actual future events, and the internal financial projections should not be relied upon as such. None of Bally, Scientific Games or their respective affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from these internal financial projections, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal financial projections to reflect circumstances existing after the date the internal financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. Except as may be required by applicable securities laws, Bally does not intend to make publicly available any update or other revision to these internal financial projections even in the event that any or all of the assumptions are shown to be in error. None of Bally or its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to any stockholder or other person regarding Bally's ultimate performance compared to the information contained in these internal financial projections or that projected results will be achieved. Bally has made no representation to Scientific Games, in the merger agreement or otherwise, concerning these internal financial projections.

        Since the date of the projections, Bally has made publicly available its actual results of operations for the fiscal year ended June 30, 2014. You should review Bally's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed on August 29, 2014, and Current Report on Form 8-K, filed September 2, 2014, to obtain this information.

        See "Where Stockholders Can Find Additional Information" beginning on page 122 of this proxy statement.

Regulatory Approvals

Antitrust Filings

        The HSR Act and the regulations promulgated thereunder require that we and Scientific Games file notification and report forms with respect to the merger and related transactions with the Antitrust Division and the FTC. The parties thereafter are required to observe a waiting period before completing the merger. The required notification and report forms under the HSR Act were filed with the Antitrust Division and the FTC by Bally and Scientific Games on August 6, 2014 and August 7, 2014, respectively. On August 19, 2014, Bally received notice from the FTC that early termination of the applicable waiting period had been granted; as such, the condition to the closing of the merger related to the HSR Act has been satisfied.

        At any time before or after the completion of the merger, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.

Required Gaming Approvals

        The parties have agreed that receipt of the required gaming approvals from approximately 20 jurisdictions is a condition to closing of the merger.

        Scientific Games may under certain circumstances waive the condition relating to any such required gaming approval on behalf of both Scientific Games and Bally if consummation of the merger in the absence of such required gaming approval would not constitute a violation of applicable law. In addition to the jurisdictions identified by the parties as conditions to the merger, either Bally or Scientific Games may make further filings with gaming regulators in various jurisdictions as may be required by applicable law, but the expiration of any waiting periods, or receipt of any required approvals, in connection with such filings will not be conditions to the consummation of the merger.

        Scientific Games has filed or has caused to be filed all initial applications and documents in connection with obtaining the required gaming approvals and with respect to certain of such approvals the parties have already received confirmation that all obligations necessary to be fulfilled prior to the merger have been satisfied. Bally anticipates obtaining the required gaming approvals in the remaining specified jurisdictions prior to the end of 2014.

        At any time before or after the completion of the merger, a regulator could take such action under the gaming laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or to seek divestiture of particular assets.

Other Matters with Respect to Regulatory Approvals

        Scientific Games has the principal responsibility, after prior, good faith consultation with Bally and after considering, in good faith, the views and comments of Bally, for devising and implementing the strategy for obtaining any of the antitrust approvals or required gaming approvals and shall take the lead in all meetings and communications with, or proceedings involving, any governmental entity in connection with obtaining the antitrust approvals and the required gaming approvals. However, the consent of each of Bally and Scientific Games is required prior to the taking of any action (including the failure to take any such action) in connection with obtaining any antitrust approvals or required gaming approvals if such action (or failure to act) would be reasonably likely to materially delay, or materially impair the likelihood of obtaining, any such approvals.

        Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that all applicable waiting periods will expire, that Scientific Games will obtain all required regulatory approvals or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on us or, after completion of the transaction, Scientific Games.

        Other than the filings described above, we are not aware of any mandatory regulatory filings to be made, approvals to be obtained or waiting periods to expire, in order to complete the merger. If any approval or action is needed, however, we may not be able to obtain it or any of the other necessary approvals. Even if we could obtain all necessary approvals, and the merger agreement is approved by our stockholders, conditions may be placed on the merger, our business or that of Scientific Games that could cause the parties to fail to consummate the merger.

        Scientific Games and Bally have generally agreed to use their reasonable best efforts to obtain such approvals but, under the terms of the merger agreement, neither Scientific Games nor Merger Sub is required to make (or cause its applicable affiliates or subsidiaries to make) any divestiture actions unless (i) such divestiture actions are conditioned on the consummation of the merger, and (ii) such divestiture actions, individually or in the aggregate, would not reasonably be expected to result in the loss of more than $85.0 million in revenues on a consolidated basis for Scientific Games and its subsidiaries (including Bally and its subsidiaries) for the most recently ended twelve month period ending as of the last day of Scientific Games' most recently completed fiscal quarter (provided that if the last day of such period is after December 31, 2014, such period will be deemed to have ended on December 31, 2014).

        As used in this proxy statement, "divestiture action" means Scientific Games or Bally or their respective subsidiaries (i) committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of any assets or businesses (or agreeing to change or modify any course of conduct regarding future operations or otherwise taking actions that would limit its freedom of action with respect to, or its ability to retain, one or more of their respective businesses, product lines, divisions or assets or interests therein), (ii) terminating, relinquishing, modifying, or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Scientific Games or Bally or their respective subsidiaries and (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of Scientific Games or Bally or their respective subsidiaries (and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an order or decree or file appropriate applications with any governmental authority in connection with any of the foregoing and in the case of actions by or with respect to Bally or its subsidiaries or its or their businesses or assets, by consenting to such action by Bally).

Litigation Relating to the Merger

        The following complaints challenging the merger have been filed in the District Court of the Eighth Judicial District, County of Clark, Nevada (the "Nevada court"): (i) Shaev v. Bally Technologies, Inc., et al., No. A-14-705012-B; (ii) Crescente v. Bally Technologies, Inc., et al., No. A-14-705144-C; (iii) Lewandoski v. Bally Technologies, Inc., et al., No. A-14-705153-C; (iv) Rosenfeld v. Bally Technologies, Inc., et al., No. A-14-705162-B; (v) Stein v. Bally Technologies, et al., No. A-14-705338-B; and (vi) Hahm v. Bally Technologies, Inc., No. A-14-706234-C. Each of the actions is a putative class action filed on behalf of the public shareholders of Bally Technologies, Inc. and names as defendants Bally, its directors, Scientific Games, Merger Sub and Financing Sub. The complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the merger. Four of the six complaints also allege that all of the entity defendants aided and abetted the purported breaches by the individual defendants. Of the remaining two complaints, Shaev v. Bally Technologies, Inc., et al., alleges that Scientific Games, Merger Sub and Financing Sub aided and abetted the individual defendants' purported breaches but makes no such claim against Bally, and Hahm v. Bally Technologies, Inc., et al., alleges that Bally alone aided and abetted the individual defendants' purported breaches. The complaints seek, among other relief, to enjoin the merger.

        On August 26, 2014, the Shaev, Crescente, Lewandoski, Rosenfeld and Stein actions were consolidated into a single proceeding under the caption In re Bally Technologies, Inc. Stockholders Litigation, No. A-14-705012-B (the "Nevada Action"). The Hahm action was consolidated into the Nevada Action after it was filed on August 27, 2014. On or about September 19, 2014, the plaintiffs served an amended consolidated class action complaint. On or about October 3, 2014, those plaintiffs filed a motion for expedited proceedings. On October 7, 2014, the defendants filed motions to dismiss the Nevada Action based on the plaintiffs' failure to state a claim on which relief may be granted. On October 8, 2014, the plaintiffs in the Nevada Action withdrew their motion for expedited discovery and the parties entered into preliminary settlement discussions.

        On October 17, 2014, following arm's-length negotiations, the parties to the Nevada Action (the "Settling Parties") entered into a Memorandum of Understanding ("MOU") providing for the settlement in principle of all claims asserted in the Nevada Action on a class-wide basis, subject to certain confirmatory discovery by the plaintiffs in the Nevada Action and the approval of the Nevada court. Bally and the other named defendants entered into the MOU solely to avoid the costs, risks and uncertainties inherent in litigation and without admitting any liability or wrongdoing, and vigorously denied, and continue to vigorously deny, that they have committed any violation of law or engaged in any of the wrongful acts that were alleged in the Nevada Action. The MOU outlines the terms of the Settling Parties' agreement in principle to settle and release all claims which were or could have been asserted in the Nevada Action.

        The parties to the MOU agree promptly to enter into a stipulation of settlement that will be presented to the Nevada court for final approval. The stipulation of settlement will be subject to customary conditions, including approval by the Nevada court, which will consider the fairness, reasonableness and adequacy of the settlement. The stipulation of settlement will provide for, among other things, the conditional certification of the consolidated Nevada Action as a non-opt-out class action. The stipulation of settlement will provide for the release of any and all claims arising from the merger, subject to approval by the Nevada court. The release will not become effective until the stipulation of settlement is approved by the Nevada court, and there can be no assurance that the Settling Parties will ultimately enter into a stipulation of settlement or that the Nevada court will approve the settlement. In such event, or if the merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect. Payments made in connection with the settlement, which are subject to court approval, are not expected to be material. The settlement will not affect the consideration to be received by Bally's shareholders in the merger or the timing of the anticipated closing of the merger.

        Bally believes that the lawsuits are without merit and that no further disclosure is required under applicable laws to supplement the preliminary proxy statement Bally filed with the Securities and Exchange Commission on September 8, 2014; however, to eliminate the burden, expense and uncertainties inherent in such litigation, and without admitting any liability or wrongdoing, Bally has agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures in this definitive proxy statement. Nothing in the supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein.

        The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the MOU.

        The outcome of the lawsuits cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on the operations and liquidity of Bally. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. All of the defendants believe that the claims asserted against them in the lawsuits are without merit.

Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders

        The following is a summary of material U.S. federal income tax consequences of the merger to "U.S. holders" (as defined below) of our common stock. This summary is based on the Internal Revenue Code, the U.S. Treasury Department regulations promulgated under the Internal Revenue Code, published rulings by the Internal Revenue Service, which we refer to as the "IRS", and judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS or a court and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.

        For purposes of this summary, the term "U.S. holder" means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust (i) if the administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This summary does not address or consider all of the U.S. federal income tax consequences that may be applicable to U.S. holders of our common stock in light of their particular circumstances. For example, this summary does not address the alternative minimum tax. In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders who are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; mutual funds; real estate investment trusts; personal holding companies; regulated investment companies; securities or currency dealers; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; S corporations; holders classified as or that hold their shares through partnerships or other flow-through entities under the Internal Revenue Code; holders who hold their shares of our common stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment; holders whose functional currency is not the U.S. dollar; holders who acquired their shares of our common stock through the exercise of employee stock options or otherwise as compensation; tax-deferred or other retirement accounts; certain U.S. expatriates; certain former citizens or residents of the United States; and holders who do not hold their shares of our common stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). In addition, this summary does not address any aspects of foreign, state, local, estate, gift, or other tax laws that may be applicable to a particular holder in connection with the merger.

        The tax consequences of the merger to stockholders who hold their shares of our common stock through a partnership or other flow-through entity will generally depend on the status of the stockholder and the activities of the partnership or other flow-through entity. Partners in a partnership (or other flow-through entity) holding shares of our common stock should consult their tax advisors regarding the tax consequences of the merger to them.

        Further, this summary does not address any tax consequences of the merger to U.S. holders of options, shares of restricted stock, restricted stock units or performance stock units whose options, shares of restricted stock, restricted stock units or performance stock units are canceled in exchange for cash or other consideration pursuant to the merger. Such option, share of restricted stock, restricted stock unit and performance unit holders should consult their tax advisors regarding the tax consequences of the merger to them.

Exchange of Common Stock for Cash

        A U.S. holder's receipt of the merger consideration in exchange for shares of our common stock will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. The amount of gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered by the U.S. holder in the merger. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than twelve (12) months at the effective time of the merger. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. A U.S. holder's ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

        A U.S. holder may be subject to information reporting on all cash payments to which such U.S. holder is entitled in connection with the merger and may be subject to U.S. federal backup withholding on such payments, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. In addition, if the paying agent is not provided with a U.S. holder's correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the Form W-9 that will be included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a U.S. holder's U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

        This summary is provided for general information only and is not tax advice. Holders of our common stock should consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular situations, as well as any potential tax consequences of the merger arising under foreign, state, local, estate, gift, and other tax laws.

 No Dissenters' Rights

        Under Nevada law, there is no right of dissent with respect to a plan of merger, conversion or exchange with respect to stockholders of any class or series which is traded in an organized market and has at least 2,000 stockholders and a market value of at least $20.0 million, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares, unless (i) the articles of the corporation issuing the shares provide otherwise or (ii) the stockholders are required to accept in exchange for their shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, which is traded in an organized market and has at least 2,000 stockholders and a market value of at least $20.0 million, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares at the time the corporate action becomes effective. Accordingly, dissenters' rights are not applicable to the merger agreement or the transactions contemplated thereby, including the merger.

TERMS OF THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

 Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement; Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

        The merger agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding its terms and are not intended to provide any factual information about Bally, Scientific Games, Merger Sub, Financing Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that we or Scientific Games make with the SEC, as described in the section entitled "Where Stockholders Can Find More Information" beginning on page 122 of this proxy statement. The representations, warranties and covenants contained in the merger agreement have been made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement and:

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  are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

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  have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself;

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  may no longer be true as of a given date;

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  may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

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  may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a "material adverse effect").

        Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bally, Scientific Games, Merger Sub, Financing Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Bally's or Scientific Games' public disclosures. Accordingly, the representations and warranties and other provisions of the merger agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section entitled "Where Stockholders Can Find More Information" beginning on page 122 of this proxy statement.

Terms of the Merger; Merger Consideration

        The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the NRS, at the effective time of the merger, Merger Sub will be merged with and into Bally, whereupon the separate existence of Merger Sub will cease, and Bally will continue as the surviving corporation and a wholly owned subsidiary of Scientific Games.

        At the effective time of the merger, on the terms and subject to the conditions set forth in the merger agreement:

  •
  each share of Bally common stock issued and outstanding immediately prior to such time, other than the excluded shares held by Bally (all of which will be canceled at the consummation of the merger), the excluded shares held by any subsidiary of Bally or by Scientific Games, Merger Sub, Financing Sub or any of their wholly owned subsidiaries (each of which will be converted into one fully paid share of common stock, par value $0.001 per share, of the surviving corporation at the consummation of the merger) and the shares of Bally restricted stock (the treatment of which is described below under "Terms of the Merger Agreement—Treatment of Stock Options and Other Stock-Based Compensation" beginning on page 88 of this proxy statement), will be converted into the right to receive $83.30 in cash, without interest and subject to any applicable withholding taxes;

  •
  each share of Bally common stock owned by Bally will be canceled and no payment will be made with respect to such shares;

  •
  each share of Bally common stock owned by any subsidiary of Bally, or by Scientific Games, Merger Sub, Financing Sub or any of their respective wholly owned subsidiaries will be converted into one fully paid share of common stock, par value $0.001 per share, of the surviving corporation at the consummation of the merger; and

  •
  each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger, will be converted into one fully paid and non-assessable share of common stock, par value $0.001 per share, of the surviving corporation.

        In the event that, from the date of the merger agreement until the effective time of the merger, the number of outstanding shares of Bally common stock is changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split (including a reverse stock split), subdivision, combination, exchange or readjustment of shares or any stock dividend or stock distribution, merger or other similar transaction, the merger consideration will be equitably adjusted to provide holders of Bally common stock the same economic effect.

Articles of Incorporation; Bylaws; Directors and Officers

        At the effective time of the merger, the articles of incorporation of Bally will be amended in its entirety to read as set forth on Exhibit A of the merger agreement and the bylaws of Bally will be amended in its entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger. In addition, as of the effective time of the merger, the directors and officers of Merger Sub immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation until their successors have been duly elected, designated, appointed or qualified, as the case may be, or their earlier death, incapacitation, retirement, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation.

Completion of the Merger

        The closing of the merger will take place (a) at 9:00 a.m., Las Vegas time, on the later of (i) the second business day after all conditions to the completion of the merger have been satisfied or waived (other than those conditions that can only be satisfied at such closing, but subject to the satisfaction or waiver of such conditions), and (ii) the earlier of (A) the third business day after the end of the marketing period (described below under "Terms of the Merger Agreement—Financing of the

Merger"), and (B) a date during the marketing period specified by Scientific Games on no fewer than two business days' notice to Bally or (b) on such other date or time as the parties may mutually agree in writing.

Effective Time

        The effective time of the merger will be at the time when the articles of merger are filed with the Secretary of State of the State of Nevada, or at such later time as the parties agree and specify in the articles of merger in accordance with the NRS. As promptly as reasonably practicable on the closing date, the parties shall cause the articles of merger to be filed.

Treatment of Stock Options and Other Stock-Based Compensation

        The treatment of all Bally equity awards, including those held by Bally's directors and executive officers is summarized below.

Options

        At the effective time of the merger, each option to purchase Bally common stock that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger will be canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, less any applicable withholding taxes. If the exercise price of the option equals or exceeds the merger consideration, the option will be canceled without the payment of any consideration to the holder.

        Holders of incentive stock options will be permitted to exercise such incentive stock options (whether vested or unvested) five business days prior to, and conditioned upon the occurrence of, the merger closing date. Incentive stock options that are not exercised in such manner and that remain outstanding immediately prior to the effective time of the merger will be cashed out in the manner described in the preceding paragraph.

Performance Units

        At the effective time of the merger, each Bally performance unit that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes. For purposes of determining the number of performance units that are outstanding immediately prior to the effective time of the merger, the applicable performance-based conditions will be considered to have been achieved at maximum levels. The only individuals who have outstanding performance units are Bally's current chief executive officer and chief financial officer.

Restricted Shares and Restricted Stock Units

        At the effective time of the merger, each share of Bally restricted stock and each Bally restricted stock unit that was granted prior to August 1, 2014, and that is outstanding (whether vested or unvested) immediately prior to the effective time of the merger, will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes.

        At the effective time of the merger, each share of Bally restricted stock and each Bally restricted stock unit that is granted on or after August 1, 2014, and that is outstanding immediately prior to the effective time of the merger, will not be cashed out or canceled in the merger, but instead will be converted as of the effective time of the merger into a restricted share or restricted stock unit, as applicable, with respect to the Class A common stock, par value $0.01 per share, of Scientific Games, using the stock award exchange ratio. The terms and conditions of these converted restricted shares and restricted stock units will generally remain unchanged, and such awards will continue to vest as scheduled based on the holder's continued employment through each applicable vesting date, provided that if the holder's employment is terminated by Scientific Games without "cause" or by the holder for "good reason" (generally, as such terms are defined in the 2010 LTIP) within one year following the merger closing date, the holder will be given additional service credit for vesting purposes for the holder's months of service following the merger closing date, plus an additional twelve (12) months, such that the installments of the converted restricted shares and restricted stock units that were otherwise scheduled to vest within such number of months following the holder's employment termination date will immediately vest and be settled in shares of Scientific Games Class A common stock.

Treatment of the Employee Stock Purchase Plan

        The Employee Stock Purchase Plan will not accept any new participants. Current participants may continue to contribute to their accounts, but may not increase their contributions or change their current purchase elections from those that were in effect on August 1, 2014. The most recent quarterly offering ended on August 31, 2014, and no new offering will commence thereafter. The Employee Stock Purchase Plan will terminate as of the merger closing date.

Exchange of Shares in the Merger

        Prior to the effective time of the merger, Scientific Games will designate a paying agent to handle the exchange of shares of Bally common stock for the merger consideration. At or immediately prior to the effective time of the merger, Scientific Games will deposit (or cause to be deposited) with the paying agent all of the cash sufficient to pay the aggregate merger consideration. At any time after the effective time of the merger, shares of Bally common stock, other than the excluded shares (all of which will be canceled at the consummation of the merger) and the shares of Bally restricted stock (the treatment of which is described above under "Terms of the Merger Agreement—Treatment of Stock Options and Other Stock-Based Compensation" beginning on page 88 of this proxy statement), will represent only the right to receive the merger consideration.

        As promptly as practicable after the effective time of the merger, the paying agent will mail to each record holder of Bally common stock certificates a letter of transmittal specifying that delivery will be effected, and risk of loss and title to any such certificates will pass, only upon delivery of such certificates to the paying agent, and providing instructions for effecting the surrender of Bally common stock certificates in exchange for the merger consideration.

        Bally stockholders should not return stock certificates with the enclosed proxy card, and Bally stockholders should not forward stock certificates to the paying agent without a letter of transmittal.

        As soon as reasonably practicable after the effective time of the merger, the paying agent shall deliver to each holder of record of one or more book-entry shares the amount of cash each such holder is entitled to receive, without such holder being required to deliver a stock certificate to the paying agent in order to receive the merger consideration. The amount will be deposited into the bank or brokerage account of such holder without any further action required by the holder of such book-entry shares. The book-entry shares of Bally common stock held by such holder will be canceled.

        After the effective time of the merger, shares of Bally common stock will no longer be outstanding and will cease to exist, and each certificate that previously represented shares of Bally common stock will represent only the right to receive the merger consideration as described above.

        Following the date that is one year after the effective time of the merger, any portion of the funds held by the paying agent that remain unclaimed by our former stockholders, including the proceeds from investment thereof, shall be delivered to Scientific Games. Thereafter, our former stockholders may look only to Scientific Games or the surviving corporation (subject to abandoned property, escheat or similar laws) for payment with respect to the merger consideration.

        At the effective time of the merger, our stock transfer books will be closed and there will be no further registration of transfers of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, such certificates will be canceled and exchanged for payment of the merger consideration.

        If the payment of the merger consideration is to be made to a person other than the registered holder of the certificate surrendered in exchange for the merger consideration, the certificate surrendered must be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the paying agent) and the person requesting such payment must pay the paying agent any applicable stock transfer or other taxes or establish to the reasonable satisfaction of Scientific Games that such taxes have been paid or are not payable.

        No interest will be paid or will accrue on any cash payable upon surrender of any Bally common stock certificate or book-entry share.

Lost, Stolen or Destroyed Certificates

        If any Bally common stock certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, to the extent required by the surviving corporation, the posting by such person of a bond in such customary and reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will pay in exchange for such lost, stolen or destroyed certificate the merger consideration that would be payable in respect thereof pursuant to the merger agreement had such lost, stolen or destroyed certificate been surrendered as provided in the merger agreement.

Representations and Warranties

        The merger agreement contains customary representations and warranties made by Bally to Scientific Games and customary representations and warranties made by Scientific Games to Bally. These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, certain of the representations and warranties that Bally made in the merger agreement are qualified by certain confidential disclosures that Bally delivered to Scientific Games concurrently with the execution of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to stockholders, may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a "material adverse effect"), or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. See also the definition of "material adverse effect" beginning on page 93 of this proxy statement. Investors are not third-party beneficiaries under the merger agreement and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any description thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Bally, Scientific Games, Merger Sub or Financing Sub, or any of their respective subsidiaries or affiliates. For the foregoing reasons, the representations and warranties given by the parties in the merger agreement or any description thereof should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Bally publicly files with the SEC.

        Bally's representations and warranties under the merger agreement relate to, among other things:

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  the due organization, valid existence, good standing and corporate power of Bally and each of its subsidiaries;

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  the capitalization of Bally, including the number of shares of common stock, options and other stock-based awards outstanding and the ownership of the capital stock of its subsidiaries;

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  the absence of restrictions or encumbrances with respect to the capital stock of Bally and its subsidiaries;

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  the aggregate principal balance of indebtedness for borrowed money of Bally and its subsidiaries;

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  the authority of Bally to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Bally;

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  the approval and recommendation by Bally's board of directors of the merger agreement and the transactions contemplated by the merger agreement;

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  the absence of (i) any conflict with or violation of the organizational documents of Bally, (ii) any conflict with or violation of applicable laws, or (iii) any breach or default under any contract of Bally or its subsidiaries as a result of the execution and delivery by Bally of the merger agreement and the consummation by Bally of the merger;

  •
  the consents and approvals required by governmental entities in connection with the transactions contemplated by the merger agreement;

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  gaming approvals and licensing matters;

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  the possession of and compliance with required franchise grants, licenses, permits and other similar governmental approvals necessary for the conduct of Bally's business;

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  compliance with applicable laws and governmental orders, including applicable gaming laws and privacy laws;

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  compliance with SEC filing requirements for Bally's SEC filings since July 1, 2013, including the accuracy of information contained in such documents and compliance with U.S. GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

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  the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

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  adequacy of disclosure controls and internal controls over financial reporting;

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  the absence of certain changes and events since April 1, 2014;

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  the absence of certain undisclosed liabilities;

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  the absence of certain legal proceedings, investigations and governmental orders;

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  environmental matters;

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  employee benefit plans, compensation and employment matters;

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  intellectual property matters;

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  tax matters;

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  material contracts and the performance of obligations and the absence of breach or default thereunder;

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  title to or valid leasehold interests in real property and certain tangible personal property;

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  labor matters;

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  insurance policies and claims with respect to Bally's business and assets;

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  the absence of breach of contract or dispute with Bally's largest customers and Bally's largest suppliers and/or vendors;

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  compliance with the Foreign Corrupt Practices Act of 1977, which we refer to as the "FCPA" in this proxy statement;

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  the absence of any voting requirement in connection with the merger, other than the vote of the stockholders of Bally to be taken at the special meeting;

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  receipt by the Bally board of directors of an opinion of Bally's financial advisor as to the fairness, from a financial point of view, of the consideration to be received by holders of shares of Bally common stock, other than excluded shares, upon the consummation of the merger;

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  the absence of restrictions under any anti-takeover statute or regulation;

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  brokers' and financial advisors' fees related to the merger; and

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  the absence of any additional representations and warranties.

        The merger agreement also contains customary representations and warranties made by Scientific Games that are subject to specified exceptions and qualifications contained in the merger agreement and certain confidential disclosures that Scientific Games delivered to Bally concurrently with the execution of the merger agreement. The representations and warranties of Scientific Games, Merger Sub and Financing Sub to Bally under the merger agreement, relate to, among other things:

  •
  Scientific Games', Merger Sub's and Financing Sub's due organization, valid existence, good standing and corporate power;

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  the authority of Scientific Games, Merger Sub and Financing Sub to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Scientific Games, Merger Sub and Financing Sub;

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  the absence of (i) any conflict with or violation of the organizational documents of Scientific Games, Merger Sub and Financing Sub, (ii) any conflict with or violation of applicable laws or (iii) any breach or default under any contract of Scientific Games, Merger Sub or Financing Sub as a result of the execution and delivery by Scientific Games, Merger Sub and Financing Sub of the merger agreement and consummation by Scientific Games, Merger Sub and Financing Sub of the merger;

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  the absence of certain legal proceedings, investigations and governmental orders;

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  the accuracy of information supplied to Bally by Scientific Games for use in this proxy statement, as it may be amended or supplemented from time to time;

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  the financing commitments that Scientific Games, Merger Sub and Financing Sub would use to fund the merger consideration;

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  capitalization of Merger Sub;

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  gaming approvals and licensing matters;

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  solvency of Scientific Games and the surviving corporation at and immediately following the merger;

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  the absence of beneficial ownership of Bally's common stock;

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  the absence of agreements or arrangements with Bally's directors, officers or employees relating to post-closing employment or equity ownership in the surviving corporation or Scientific Games;

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  brokers' and financial advisors' fees related to the merger; and

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  the absence of any additional representations and warranties.

        None of the representations and warranties in the merger agreement survive the completion of the merger.

        Many of the representations and warranties in the merger agreement are qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct would, or would reasonably be expected to, result in a material adverse effect).

        For purposes of the merger agreement, a "material adverse effect" means, with respect to Bally, any change, effect, development or circumstance which, individually or in the aggregate, has resulted or would reasonably be expected to result in a material adverse effect on the business, assets, liabilities, condition (financial or other) or results of operations of Bally and its subsidiaries, taken as a whole; except that changes, effects, developments or circumstances to the extent resulting from, directly or indirectly, the following shall be excluded:

  •
  any change, effect, development or circumstance in any of the industries or markets in which Bally or its subsidiaries operates (but only to the extent such change, effect, development or circumstance does not disproportionately impact Bally and its subsidiaries relative to other companies in their industry);

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  any change in any law or GAAP (or changes in interpretations or enforcement of any law or GAAP) applicable to Bally or any of its subsidiaries or any of their respective properties or assets (but only to the extent such change, effect, development or circumstance does not disproportionately impact Bally and its subsidiaries relative to other companies in their industry);

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  changes in general economic, regulatory or political conditions or the financial, credit or securities markets in general (including changes in interest or exchange rates, stock, bond and/or debt prices) (but only to the extent such change, effect, development or circumstance does not disproportionately impact Bally and its subsidiaries relative to other companies in their industry);

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  any acts of God, natural disasters, earthquakes, hurricanes, terrorism, armed hostilities, war or any escalation or worsening thereof (but only to the extent such change, effect, development or circumstance does not disproportionately impact Bally and its subsidiaries relative to other companies in their industry);

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  the negotiation, execution, announcement or consummation of the merger agreement and the transactions contemplated thereby, and any related claim or suit (except with respect to the representations and warranties made by Bally with respect to the absence of (i) any conflict with or violation of the organizational documents of Bally, (ii) any conflict with or violation of applicable laws, or (iii) any breach or default under any contract of Bally or its subsidiaries as a result of the execution and delivery by Bally of the merger agreement and the consummation by Bally of the merger);

  •
  any action taken as expressly permitted or required by the merger agreement (other than Bally's obligations related to its conduct of business during the pendency of the merger) or any action taken at the written direction of Scientific Games or Merger Sub;

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  any changes in the market price or trading volume of Bally common stock, any changes in credit ratings or any failure by Bally or its subsidiaries to meet internal, analysts' or other earnings estimates, budgets, plans, forecasts or financial projections of its revenues, earnings or other financial performance or results of operations (but not excluding any change, effect, development or circumstance giving rise to any such change or failure to the extent such change, effect, development or circumstance is not otherwise excluded);

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  changes, effects, developments or circumstances to the extent arising from or relating to the identity of Scientific Games or Merger Sub or Scientific Games' ability to obtain gaming approvals; or

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  any matter disclosed in Bally's confidential disclosure letter delivered to Scientific Games concurrently with the execution of the merger agreement, to the extent reasonably foreseeable from the face of such disclosure.

        For purposes of the merger agreement, a "material adverse effect" means, with respect to Scientific Games, any change, effect, development or circumstance that, individually or in the aggregate, prevents or materially delays, or would reasonably be expected to prevent or materially delay, the ability of Scientific Games or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement on a timely basis.

Covenants Regarding Conduct of Business by Bally Pending the Merger

        Bally has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, Bally and its subsidiaries have agreed that, except as (i) may be required by applicable law, (ii) may be agreed in writing by Scientific Games, (iii) required under the merger agreement or (iv) set forth in Bally's confidential disclosure schedule delivered to Scientific Games concurrently with the execution of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or termination of the merger agreement, Bally will and will cause its subsidiaries to (x) carry on its business in all material respects in the ordinary course and (y) use commercially reasonable efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and employees and to preserve its relationships with material governmental authorities (including applicable gaming authorities), customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with it, and to preserve the goodwill of and maintain satisfactory relationships with those persons having business relationships with Bally or any of its subsidiaries.

        Bally has also agreed that, except as (i) may be required by applicable law, (ii) may be agreed in writing by Scientific Games, (iii) required under the merger agreement or (iv) set forth in Bally's confidential disclosure schedule delivered to Scientific Games concurrently with the execution of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or termination of the merger agreement, Bally will not, and will not permit any of its subsidiaries to:

  •
  amend or otherwise change Bally's charter or bylaws (or, in any material respect, such equivalent organizational or governing documents of any of the subsidiaries of Bally);

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  except for transactions among Bally and its wholly owned subsidiaries or transactions among Bally's wholly owned subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares of capital stock (or other equity interests) of Bally or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares of capital stock (or other equity interests) or rights settled in cash or other property based in whole or in part on the value of such shares of capital stock (or other equity interests); provided, however, that Bally may issue shares of common stock (i) upon the exercise of any outstanding stock option or the vesting and settlement of any outstanding performance unit or restricted stock unit, in each case, issued prior to the date of the merger agreement and (ii) pursuant to employment agreements, offer letters and company benefit plans, each as in effect on August 1, 2014;

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  declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Bally's or any of its subsidiaries' capital stock (or other equity interests), other than dividends paid by any subsidiary of Bally to Bally or any wholly owned subsidiary of Bally;

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  split, combine, reclassify or amend the terms of any shares of capital stock or other equity interests of Bally or any of its subsidiaries;

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  redeem, purchase or otherwise acquire any shares of Bally's capital stock or other equity interests or securities except for repurchases of Bally common stock of an employee prior to the lapse of any vesting period upon termination of such employee's employment with Bally or any other repurchases, in each case, to the extent required or allowed under any company benefit plan;

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  except as required pursuant to a Bally benefit plan in effect as of the date of the merger agreement, increase the compensation or other benefits payable or to become payable to employees (other than any such increase that is not material, individually or in the aggregate (and in any case less than $100,000 in the aggregate)), directors or executive officers of Bally or any of its subsidiaries or grant any new, or amend any existing short-term or long-term incentive compensation awards or accelerate the time of vesting, funding or payment of any amounts except for (A) merit or promotion-based increases in base salary for employees (other than executive officers) as part of the normal review process conducted each year and market-based increases in base salary for employees (other than executive officers) in the ordinary course of business that are reasonably determined to be required to retain critical employees, (B) cost of living increases in base salary for employees (including executive officers), (C) the determination of the level of achievement and payment in cash of annual bonuses in respect of Bally's fiscal year ending June 30, 2014, provided that the aggregate amount of bonuses for Bally's 2014 fiscal year shall not exceed $17.4 million (excluding any amounts paid pursuant to the India calendar year bonus plan), (D) the setting of performance criteria for annual bonuses in respect of Bally's fiscal year ending June 30, 2015, provided that the aggregate amount of target bonuses to be paid in respect of Bally's 2015 fiscal year shall not exceed $19.0 million (as described in more detail in the section entitled "Proposal 1: Approval of the Merger Agreement—Interests of Bally's Directors and Executive Officers in the Merger—Annual Bonus Programs" beginning on page 71 of this proxy statement) and (E) the establishment of a retention bonus plan for certain key employees of Bally, other than the chief executive officer, provided that the aggregate payments to all participants in the retention bonus plan may not exceed $12.0 million (as described in more detail in the section entitled "Proposal 1: Approval of the Merger Agreement—Interests of Bally's Directors and Executive Officers in the Merger—Retention Bonus Plan for Key Employees" beginning on page 71 of this proxy statement);

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  grant any severance or termination pay to, or enter into any severance agreement with, any employee, director or executive officer of Bally or any of its subsidiaries, except that Bally may pay severance in the ordinary course of business consistent with past practice up to a maximum aggregate monthly amount of $500,000 to employees other than employees who are at or above the level of senior vice president or have an annual base salary of more than $250,000;

  •
  enter into any employment agreement or offer letter other than (A) customary employment agreements and offer letters for internationally located new hires in the ordinary course of business or as customary in the applicable jurisdiction or as required by applicable law, (B) offer letters and employment agreements with new hires in the United States (x) for (1) individuals who would not be senior vice presidents or above or (2) who would receive an annual base salary of $250,000 or less, to the extent necessary to (I) replace a departing employee and providing for compensation and benefits consistent with that provided to the departing employee or (II) fill a newly created position that is required for legitimate business purposes and providing compensation and benefits which would generally be provided to similarly situated employees of Bally, or (y) for offer letters to new hires or employment agreements providing for employment terminable on less than thirty (30) days' notice without penalty or except as required by applicable law, and (C) for extension of employment agreements, other than employment agreements with senior vice presidents (or above), in the ordinary course of business consistent with past practice and without an increase (except as otherwise permitted) in compensation or benefits;

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  establish, adopt, enter into or amend any Bally benefit plan (or arrangement that would be a Bally benefit plan were it effective as of the date of the merger agreement) or other plan, trust, fund, policy or arrangement maintained for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case, (A) as would not result in a material increase to Bally in the cost of maintaining such plan, trust, fund, policy or arrangement and does not result in a disproportionate increase in the compensation or benefits to which any executive officer is entitled, (B) amendments to health plans in the United States, as would not result in (x) a material increase to Bally in the cost of maintaining those health plans or (y) a material increase in the compensation or benefits to which employees of Bally or its subsidiaries are entitled, including not disproportionately affecting the compensation or benefits of Bally's executive officers, or (C) as may be required by applicable law;

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  enter into any new, or amend any existing, collective bargaining agreement, except as may be required by applicable law;

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  grant, confer or award, or accelerate the vesting or settlement of, options, convertible securities, restricted stock, restricted stock units or other rights to acquire any capital stock of Bally or any of its subsidiaries or any equity-based award based in whole or in part on the capital stock of Bally or any of its subsidiaries, whether settled in cash, securities or other property, or take any action not otherwise contemplated by the merger agreement to cause to be exercisable any otherwise unexercisable option under any existing stock plan, provided that Bally may make certain discretionary annual equity awards in November 2014 and certain grants to new hires and other eligible employees, subject to certain limits described in greater detail in the section entitled "Proposal 1: Approval of the Merger Agreement—Interests of Bally's Directors and Executive Officers in the Merger—November 2014 Equity Awards" beginning on page 70 of this proxy statement;

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  acquire (including by merger, consolidation, or acquisition of stock or assets) any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except with respect to any acquisition of a majority interest in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets with a purchase price (assuming payment of all contingent consideration, retention payments and similar payments) not exceeding $20.0 million in the aggregate with all other such acquisitions;

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  dispose of, transfer, lease, license, mortgage, pledge or encumber any material assets of Bally and its subsidiaries (other than certain owned or licensed intellectual property rights), taken as a whole, other than in the ordinary course of business consistent with past practice or pursuant to contracts in effect as of the date of the merger agreement;

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  dispose of, transfer, lease, license, covenant not to sue, mortgage or pledge any patents owned by Bally or any of its subsidiaries, or any other material owned or licensed intellectual property rights other than (i) grants of non-exclusive licenses or covenants not to sue in the ordinary course of business consistent with past practice (excluding grants, directly or indirectly, of material, individually or in the aggregate, licenses to or covenants not to sue competitors) and (ii) exclusive licenses that may be terminated on 90 days' or less notice;

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  include any owned intellectual property rights in any patent pool or subject any owned intellectual property rights to a license or covenant not to sue, or an obligation to grant a license or covenant not to sue, as part of a patent pool;

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  include any owned intellectual property rights in any arrangement with a competitor of Bally or any of its subsidiaries under which owned intellectual property rights may be licensed (including by means of a covenant not to sue) to third parties together with any intellectual property rights owned by such competitor; provided, that Bally shall be permitted to enter into immaterial, individually or in the aggregate, arrangements (A) in connection with its interactive business or (B) to the extent such arrangements do not extend the scope of such arrangements in any significant means, or extend the existing term of such arrangements by more than twelve (12) months beyond the maturity date (as of the date of the merger agreement) of such arrangements;

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  abandon, allow to lapse or fail to maintain any registered intellectual property rights of Bally or any of its subsidiaries, except in the ordinary course of business consistent with past practice;

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  other than in the ordinary course of business consistent with past practice, enter into any exclusive supply or license arrangement that would be material to Bally and its subsidiaries, taken as a whole, that would have a term extending beyond July 31, 2015 or that would involve any material advances, upfront payments or similar commitments;

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  incur any indebtedness or guarantee any indebtedness (other than guarantees of Indebtedness of Bally or any of its subsidiaries), except for indebtedness (i) incurred under Bally's current credit facility in a principal amount such that, following such incurrence, Bally's consolidated net indebtedness is equal to or less than $1.875 billion, or (ii) with respect to undrawn letters of credit issued in the ordinary course of business consistent with past practice;

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  loan (other than customer financing in the form of extended payment terms in the ordinary course of business consistent with past practice), advance, invest or make a capital contribution to or in any person, other than a subsidiary of Bally;

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  assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than support arrangements for subsidiaries of Bally consistent with past practice);

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  make or agree to make any capital expenditures other than (i) capital expenditures for maintenance or leased gaming equipment in a manner consistent with the amounts previously budgeted for such period and (ii) capital expenditures not in excess of $5.0 million in the aggregate;

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  enter into any material new line of business outside of its existing business or engage in the conduct of business that would require the receipt of any additional consents, approvals or authorizations (including gaming approvals) of a governmental authority (including a gaming authority) in connection with the consummation of the merger and the transactions contemplated by the merger agreement;

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  materially modify, amend, cancel or terminate or waive, release or assign any material rights or claims with respect to, any material contract or enter into any contract which, if entered into prior to the date of the merger agreement, would be a material contract, in each case, other than in the ordinary course of business consistent with past practice (other than for certain specified types of material contracts);

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  enter into any contract that following consummation of the merger could reasonably be expected to restrict or otherwise bind Scientific Games or any of its affiliates (other than Bally and its subsidiaries) and that (x) contains "most favored nation" or similar provisions for the benefit of any third party or (y) contains discount, incentive or other similar arrangements that following consummation of the merger would (or under certain circumstances could) obligate Scientific Games or any of its affiliates to provide products or services to a third party at a cost below Scientific Games' or such affiliate's ordinary retail pricing for such product or service;

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  materially modify, amend, or terminate any material inbound license agreement (other than with respect to licenses for commercially available software or hardware or in the ordinary course of business consistent with past practice);

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  enter into any new inbound license agreement with (A) a term of more than seven (7) years or (B) a guarantee or advance (or similar payment) of more than $4.0 million, with respect to an individual license agreement, or $8.0 million, with respect to all license agreements in the aggregate;

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  make any material change in accounting in effect at March 31, 2014, except (i) as required by GAAP (or any interpretation or enforcement thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization), or (ii) as required by a change in applicable law;

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  waive, release, assign, settle or compromise any (X) governmental complaint or proceeding or (Y) claims, liabilities or obligations arising out of, related to or in connection with litigation (other than litigation concerning the merger agreement) or other proceedings other than settlements of, or compromises for, any such litigation or other proceedings where the amounts paid or to be paid (A) do not exceed established reserves (excluding accrued legal fees and expenses) for such Proceedings as of June 30, 2014 by more than $5.0 million or (B) are funded, subject to payment of a deductible, by insurance coverage maintained by Bally and its subsidiaries without any actual or reasonably expected material increase in the premiums due under such policies and, in each case, such settlement or compromise does not include any material non-monetary remedies;

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  except as required by applicable law or the published interpretation or enforcement thereof, make or rescind any material tax election, change any material tax method, file any amended tax return that is material, or settle or compromise any material federal, state, provincial, local or foreign income tax liability, other than in the ordinary course of business;

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  fail to maintain insurance policies consistent with past practice for the business of Bally and its subsidiaries, taken as a whole;

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  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Bally; or

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  enter into any written agreement to do any of the foregoing.

 No Solicitation of Acquisition Proposals; Changes in Board Recommendation

        Bally has agreed to immediately cease any discussions or negotiations with any parties that may have been ongoing with respect to an acquisition proposal (as defined below), to seek to have returned to it any confidential information that had been provided in any such discussions or negotiations and to terminate all physical and electronic data room access previously granted to any such parties.

        From the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, Bally has agreed to not, and will not authorize or permit any of its subsidiaries to, and will use its reasonable best efforts to cause its and their respective representatives not to, directly or indirectly:

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  initiate, solicit or knowingly encourage or facilitate (including by way of providing non-public information) the making of any acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an acquisition proposal;

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  engage in negotiations or substantive discussions with, or furnish any non-public information to, any third party relating to an acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an acquisition proposal; or

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  approve, adopt or recommend any acquisition proposal, or propose publicly to approve, adopt or recommend, any acquisition proposal.

        However, at any time prior to obtaining stockholder approval of the proposal to approve the merger agreement, in the event that Bally receives a written acquisition proposal that did not result from its breach of its non-solicit obligations under the merger agreement, Bally and its board of directors may engage in negotiations or substantive discussions with, or furnish any information and other access to, any third party making such acquisition proposal and its representatives or potential sources of financing if the Bally board of directors determines in good faith, after consultation with Bally's outside legal and financial advisors, and based on information then available, that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal. Bally may not furnish non-public information to any such third party making the acquisition proposal without first entering into an acceptable confidentiality agreement with such third party that is no less restrictive of such third party than the confidentiality agreement entered into by and between Bally and Scientific Games and making available, as promptly as practicable (and in any event within 24 hours thereafter) to Scientific Games any such information made available to such third party.

        The merger agreement provides that, prior to obtaining the approval of Bally stockholders of the proposal to approve the merger agreement, the Bally board of directors may terminate the merger agreement: (A) if the Bally board of directors effects a change in recommendation permitted pursuant to the merger agreement (as described in more detail below), or (B) in connection with entering into a binding definitive agreement to effect a transaction constituting a superior proposal if (in the case of this clause (B)):

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  Bally has notified Scientific Games, at least four business days in advance, of such proposed termination;

  •
  unless the proposed transaction agreement has been provided to Scientific Games, Bally has specified in such notice, in reasonable detail, the material terms and conditions of such superior proposal and the identity of the third party making any such superior proposal and Bally has provided Scientific Games a copy of the relevant proposed transaction agreement and all material related documentation;

  •
  such acquisition proposal did not result from Bally's breach of its non-solicit obligations under the merger agreement;

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  during the four business day period following such written notice described above (or such shorter period as specified below), Bally has engaged, and has caused its representatives to have engaged, in good faith negotiations with Scientific Games regarding changes to the terms of the merger agreement intended to cause such acquisition proposal to no longer constitute a superior proposal; and

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  at the end of such four business day period (or such shorter period as specified below) the Bally board of directors determined in good faith, after consultation with its outside counsel and financial advisors (and taking into account any adjustment or modification of the terms of the merger agreement which Scientific Games has offered in writing) that the acquisition proposal continues to be a superior proposal.

        If the merger agreement is terminated in such a circumstance, Bally must pay Scientific Games the company termination fee of $80.0 million prior to, or concurrently with, such termination (as more fully described in the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement).

        Any material revision or amendment to the superior proposal will be deemed to be a new acquisition proposal for purposes of the solicitation obligations described above, and Bally shall be required to deliver a new written notice to Scientific Games and to again comply with the above requirements, except that the four business day notice period described above shall be reduced to two calendar days with respect to such revised superior proposal.

        In addition to the foregoing, prior to obtaining stockholder approval, Bally and the Bally board of directors has agreed to not (w) withdraw (or qualify or modify in any manner adverse to Scientific Games), or publicly propose to withdraw (or so qualify or modify), the Bally board of directors' recommendation to Bally stockholders that they vote to approve the merger agreement, (x) take any action to make the provisions of NRS Sections 78.378 through 78.3793, inclusive, applicable to Scientific Games and its affiliates, (y) take any action or amend Bally's organizational documents to expressly elect not to be governed by the provisions of NRS Sections 78.411 through 78.444, inclusive, or (z) approve, adopt or recommend any acquisition proposal, or propose publicly to approve, adopt or recommend any acquisition proposal, which we refer to in this proxy statement as a "change in recommendation," unless:

  •
  the Bally board of directors determines, after consultation with its outside counsel and financial advisors, that the failure to take such action would be inconsistent with the directors' fiduciary duties to the stockholders of Bally under applicable law; and

  •
  Bally has provided Scientific Games, at least four business days in advance, prior written notice advising Scientific Games that it intends to take effect a change in recommendation and specifying, in reasonable detail, the reasons for such action.

        If the Bally board of directors effects a change in recommendation under the merger agreement, Bally may terminate the merger agreement if it pays, or causes to be paid, prior to or concurrently with such termination, or Scientific Games may terminate the merger agreement and receive, the company termination fee of $80.0 million (as more fully described in the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement).

        For the purposes of the merger agreement, the term "acquisition proposal" is defined as, other than the transactions contemplated by the merger agreement, any bona fide proposal or offer (other than a proposal or offer by Scientific Games or any of its subsidiaries) from a third party relating to (i) a merger, reorganization, sale of assets, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, joint venture or similar transaction involving Bally or any of its subsidiaries whose revenues, income, EBITDA or assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated revenues, income, EBITDA or assets of Bally and its subsidiaries (in the case of assets, based on fair market value, as determined in good faith by the Bally board of directors); (ii) the acquisition (whether by merger, consolidation, equity investment, joint venture or otherwise) by any person of twenty-five percent (25%) or more of the assets of Bally and its subsidiaries, taken as a whole (based on fair market value, as determined in good faith by the Bally board of directors); (iii) the acquisition in any manner, directly or indirectly, by any person of twenty-five percent (25%) or more of the issued and outstanding shares of Bally common stock; (iv) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any person beneficially owning twenty-five percent (25%) or more of Bally common stock or any class of equity or voting securities of Bally (or any of its subsidiaries whose revenues, income, EBITDA or assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated revenues, income, EBITDA or assets of Bally and its subsidiaries (in the case of assets, based on fair market value)); or (v) any combination of the foregoing.

        For the purposes of the merger agreement, the term "superior proposal" is defined as an acquisition proposal (the references to "twenty-five percent (25%)" in the definition of acquisition proposal shall be deemed to be references to "fifty percent (50%)") made by a third party on terms that the Bally board of directors determines in good faith, after consultation with Bally's financial advisors and outside counsel, and considering such factors as the Bally board of directors considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposal), are more favorable to the holders of Bally common stock than the transactions contemplated by the merger agreement (after giving effect to any revised terms proposed by Scientific Games).

Required Company Vote

        As promptly as practicable, and in any event within ten business days following the date on which the SEC confirms it has no further comment to this proxy statement, Bally is obligated to establish a record date and give notice of a meeting of its stockholders, for the purpose of voting upon the approval of the merger agreement. Subject to Bally's right to effect a change in recommendation and/or terminate the merger agreement (as described above), Bally is obligated to include in this proxy statement the recommendation of the Bally board of directors that Bally stockholders vote in favor of the proposal to approve the merger agreement and use its reasonable best efforts to solicit from Bally stockholders proxies in favor of the approval of the merger agreement and the transactions contemplated by the merger agreement.

Consents, Approvals and Filings

        Scientific Games and Bally have each agreed to use, and cause each of their applicable affiliates and subsidiaries to use, their reasonable best efforts to:

  •
  take, or cause to be taken, and assist and cooperate with the other parties doing, all actions necessary, proper or advisable to consummate, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement;

  •
  obtain all necessary consents, approvals, orders, waivers, findings of suitability and authorizations of, actions or non-actions by, any governmental authority (including gaming authorities) or any third party necessary in connection with the consummation of the transactions contemplated by the merger agreement, and make all necessary registrations, declarations and filings with, and notices to, any governmental authorities (including pursuant to the HSR Act any other applicable antitrust law necessary to start any applicable waiting period and including under gaming laws) and take all reasonable steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any governmental authority or other persons necessary in connection with the consummation of the transactions contemplated by the merger agreement; and

  •
  execute and deliver any additional instruments necessary to consummate the merger and any other transactions to be performed or consummated in accordance with the terms of the merger agreement and to carry out fully the purposes of the merger agreement.

        The parties have agreed that in no event shall Bally be required to agree to take or enter into any action which is not conditioned upon the consummation of the Merger and, further, that Bally will not agree to any obligation or concession or other action relating to the antitrust approval or the required gaming approvals without the prior written consent of Scientific Games.

        Under the terms of the merger agreement, neither Scientific Games nor Merger Sub is required to (or cause its applicable affiliates or subsidiaries to) accept, make or take any divestiture actions unless (i) such divestiture actions are conditioned on the consummation of the merger, and (ii) such divestiture actions, individually or in the aggregate, would not reasonably be expected to result in the loss of more than $85.0 million in revenues on a consolidated basis for Scientific Games and its subsidiaries (including Bally and its subsidiaries) for the most recently ended twelve month period ending as of the last day of Scientific Games' most recently completed fiscal quarter (provided that if the last day of such period is after December 31, 2014, such period will be deemed to have ended on December 31, 2014).

        Bally and Scientific Games have agreed to cooperate with each other and use reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities.

        The required notification and report forms under the HSR Act were filed with the Antitrust Division and the FTC by Bally and Scientific Games on August 6, 2014 and August 7, 2014, respectively. On August 19, 2014, Bally received notice from the FTC that early termination of the applicable waiting period had been granted; as such, the condition to the closing of the merger related to the HSR Act has been satisfied.

        The parties have agreed that Scientific Games will file notifications required under any gaming law with respect to the merger agreement and the transactions contemplated by the merger agreement (including all initial applications and documents in respect of officers and directors and affiliates in connection with obtaining the gaming approvals and, where appropriate, indications of further information to come by supplementary filing) as soon as reasonably practicable but, in any event, not later than August 31, 2014 with respect to the required gaming approvals (described under "Proposal 1: Approval of the Merger Agreement—Regulatory Approvals" beginning on page 80 of this proxy statement). With respect to the approximately 20 required gaming approvals, the parties have filed an application for approval (or otherwise provided the required documentation or information) in each such jurisdiction or have received confirmation that receipt of such gaming approval is not required prior to the closing of the merger.

        Each of Bally and Scientific Games has agreed to use their respective reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a governmental entity in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry by or before a governmental entity relating to such transactions, including any governmental inquiry, investigation or antitrust proceeding initiated by a private party, (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any governmental entity and of any communication received or given by a private party in connection with any governmental inquiry, investigation or proceeding, in each case regarding any of such transactions (other than to the extent relating to private or personal information pertaining to any individual which may remain confidential) and (iii) reasonably permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference, where reasonably practicable to do so, with any governmental entity or, in connection with any antitrust proceeding by a private party, with any other person, and to the extent permitted by such applicable governmental entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences (telephonic or in person), where reasonably practicable to do so.

        Scientific Games has the principal responsibility, after prior, good faith consultation with Bally and after considering, in good faith, the views and comments of Bally, for devising and implementing the strategy for obtaining any of the antitrust approvals or required gaming approvals and shall take the lead in all meetings and communications with, or proceeding involving, any governmental entity in connection with obtaining the antitrust approvals and the required gaming approvals. However, the consent of each of Bally and Scientific Games is required prior to the taking of any action (including the failure to take any such action) in connection with obtaining any antitrust approvals or required gaming approvals if such action (or failure to act) would be reasonably likely to materially delay, or materially impair the likelihood of obtaining, any such approvals.

Employee Benefits Matters

        Under the merger agreement, Scientific Games has agreed that for one year after the merger (or for as long as the employee is employed, if shorter), continuing U.S. employees will be provided with: (i) a base salary or wage rate and annual bonus at least equal to the those in effect prior to the merger; (ii) other compensation and benefits that are in the aggregate no less favorable to those in effect prior to the merger (excluding equity, equity-based and other similar long-term incentive opportunities); and (iii) severance benefits equal to those which would have been provided immediately prior to the merger.

        For purposes of eligibility, vesting and benefit accrual (solely for vacation and paid time off) under the compensation and benefit plans of Scientific Games and its subsidiaries after the merger, continuing U.S. employees will be credited with their years of service before the merger closing date to the same extent that such employees were entitled to credit for such service under any similar Bally benefit plan prior to the merger closing date, except where such service would result in a duplication of benefits. Continuing U.S. employees governed by a collective bargaining agreement immediately prior to the merger closing date will continue to be governed by such agreement after the merger closing date.

        For one year after the merger (or for as long as the employee is employed, if shorter), employees outside the U.S. will continue employment on terms and conditions (including compensation and benefit plans and arrangements) that are in the aggregate no less favorable than those provided prior to the merger (excluding equity, equity-based or other long-term incentive opportunities), unless otherwise required by applicable law.

        Bally will provide any broad-based communications to employees to Scientific Games, and allow Scientific Games reasonable time to review such communications prior to distribution of such communications to its employees.

Directors' and Officers' Indemnification and Insurance

        Under the merger agreement, from and after the effective time of the merger, Scientific Games and the surviving corporation will (and Scientific Games will cause the surviving corporation to) indemnify, defend and hold harmless, and advance expenses to, to the fullest extent Bally would have been permitted to do so under applicable law, any present and former officer, director or employee of Bally or any of its subsidiaries, each of which we refer to as an "indemnitee" in this proxy statement, with respect to (x) all acts or omissions by them in their capacities as such at any time at or prior to the effective time of the merger or (y) any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to the merger, the merger agreement and any transactions contemplated thereby, in either case, to the fullest extent permitted by (i) the charter or bylaws (or such equivalent organizational or governing documents of any of Bally's subsidiaries as in effect on the date of the merger agreement), (ii) any indemnification agreement of Bally or its subsidiaries or other applicable contract as in effect on the date of the merger agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any indemnitees or (iii) applicable law. Scientific Games has agreed to cause the surviving corporation to honor Bally's indemnification obligations pursuant to the Agreement and Plan of Merger, dated July 15, 2013, between Bally, Manhattan Merger Corp. and SHFL entertainment, Inc. Scientific Games has further agreed to assume, be jointly and severally liable for, and honor, guaranty and stand surety for each of the covenants described in this section entitled "Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" of this proxy statement.

        The merger agreement provides that, at Bally's option, Bally will, or if Bally is unable to, Scientific Games will cause the surviving corporation to, obtain and fully pay the premium for the non-cancelable extension of the directors' and officers' liability coverage of Bally's existing directors' and officers' insurance policies and Bally's existing fiduciary liability insurance policies. If Bally or the surviving corporation fails to obtain such "tail" policies as of the effective time of the merger, (i) the surviving corporation will continue to maintain in effect, for a period of at least 6 years from and after the effective time of the merger, such insurance on terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Bally's existing policies as of the most recent renewal date, or (ii) Scientific Games will provide, or cause the surviving corporation to provide, for a period of not less than 6 years after the effective time of the merger, the indemnitees who are insured under Bally's current policies with comparable insurance that is no less favorable than the existing Bally policy as of the most recent renewal date, provided that the annual premium for such endorsement does not exceed 250% of the annual premium currently paid by Bally. If the annual premiums of such insurance coverage exceed such amount, Scientific Games or the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Financing of the Merger

        Each of Scientific Games and Merger Sub is obligated to use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the debt financing on the terms and conditions, taken as a whole (including the flex provisions) described in the debt commitment letters, including executing and delivering all such documents and instruments as may be reasonably required thereunder and using

(and causing their affiliates to use) their respective reasonable best efforts to: (i) comply with and maintain in effect the debt commitment letter and negotiate and enter into financing agreements with respect thereto, (ii) satisfy all conditions to the debt financing contemplated by the debt commitment letters and the financing agreements relating thereto, (iii) accept (and comply with) to the fullest extent all "market flex" contemplated by the debt commitment letters and financing agreements, (iv) enforce its rights (including through litigation, to the extent appropriate) under the debt commitment letters and financing agreements in the event of a breach (or threatened breach) by the commitment parties under the debt commitment letters and financing agreements relating thereto, including seeking specific performance of the parties thereunder and (v) subject to the satisfaction of the conditions precedent thereto, cause the financing sources to fund the debt financing at or prior to the time the closing of the merger is required to occur under the terms and conditions of the merger agreement.

        Scientific Games will not agree to or permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the debt financing letters if such amendment, modification or waiver would or would reasonably be expected to, among other things, (i) reduce the aggregate amount of the debt financing (including by changing the amount of the fees to be paid or original issue discount) from the amount contemplated in the debt commitment letters in a manner that would adversely impact in any material respect the ability of Scientific Games or Merger Sub to consummate the merger, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the debt financing, in each case, in a manner that would adversely impact in any material respect the ability of Scientific Games or Merger Sub to obtain the funding of the debt financing, (iii) make it less likely that the debt financing would be funded or otherwise prevent or delay or impair in any material respect the ability or likelihood of Scientific Games or Merger Sub to timely consummate the merger and the other transactions contemplated by the merger agreement, (iv) adversely impact the ability of Scientific Games or Merger Sub to enforce its rights against the other parties to the committed financing or (v) otherwise contravene certain limitations Scientific Games and Merger Sub agreed to in their efforts to obtain the debt financing.

        If all or any portion of the debt financing becomes or would reasonably be expected to become unavailable on the terms and conditions (including any "flex" provisions) or from the sources contemplated in the debt commitment letters or the financing agreements for any reason or any of the debt commitment letters or the financing agreements shall be withdrawn, repudiated, terminated or rescinded for any reason, (i) Scientific Games is obligated to promptly so notify Bally and (ii) Scientific Games and Merger Sub have agreed to use their respective reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event (and in any event no later than the closing date of the merger), and to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources, on terms not less favorable, in any material respect, with respect to conditionality and enforceability, when taken as a whole, than those contained in the debt commitment letters to Scientific Games, Merger Sub and Bally, in an amount sufficient to consummate the transactions contemplated by the merger agreement, and to obtain a new financing commitment letter (including any associated engagement letter and related fee letter) with respect to such alternative financing, copies of which will be promptly provided to Bally (with customary redactions with respect to the fee letter). We refer to the commitment parties and any parties providing alternative financing collectively as "debt financing sources" in this proxy statement.

        Scientific Games, Financing Sub and Merger Sub each acknowledge in the merger agreement that the obtaining of the proceeds of the debt financing is not a condition to the closing of the merger, such that if any financing (or any alternative financing) has not been obtained, each of Scientific Games, Financing Sub and Merger Sub will continue to be obligated, subject to the satisfaction or waiver of the conditions to the closing of the merger, as well as certain termination rights, specified in the merger agreement, to consummate the merger.

        Bally has agreed to reasonably cooperate, at the reasonable request of Scientific Games and at Scientific Games' sole expense, in connection with Scientific Games' arrangement of the debt financing, including by:

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  providing Scientific Games with the required financial information (as described in the section entitled "Proposal 1: Approval of the Merger Agreement—Terms of the Merger—Financing of the Merger" beginning on page 65 of this proxy statement);

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  using reasonable efforts to cause its senior officers to be available, during normal business hours and upon reasonable advance notice, to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with ratings agencies;

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  assisting with the preparation of appropriate and customary materials for ratings agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with debt financings;

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  executing and delivering customary definitive financing documents to be effective no earlier than, and conditioned on the occurrence of, the merger,

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  furnishing Scientific Games with reasonable documents or other information required by bank regulatory authorities with respect to the debt financing under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, the applicable regulations of Office of Foreign Asset Control, the FCPA and the Investment Company Act of 1940, in each case, at least ten business days prior to the closing of the merger;

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  using reasonable efforts to assist Scientific Games in obtaining accountant's comfort letters, including customary negative assurance from one or more of Bally's independent accountants on customary terms and consistent with the accountants customary practice and cooperate with Scientific Games' legal counsel in connection with any legal opinions that such legal counsel may be required to give in connection with the debt financing;

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  agreeing to enter into such agreements, including customary pay-off letters and perfection certificates, and using its reasonable efforts to (A) deliver such officer's certificates (including solvency certificates) and lien releases, if any, as are customary in financings of such type and (B) otherwise grant, and provide customary materials that facilitate the perfection or enforcement of, liens on, the assets of Bally or any of its subsidiaries pursuant to such agreements as may be reasonably requested by Scientific Games, provided that no obligation of Bally or any of its subsidiaries under any such agreement, pledge or grant shall be effective until the consummation of the merger;

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  cooperating in the marketing efforts of Scientific Games and the debt financing sources in connection with the arrangement of the financing for the merger;

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  providing, as requested, authorization letters to Scientific Games' debt financing sources;

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  cooperating with Scientific Games' debt financing sources' customary securities underwriting and secured lending due diligence investigation, to the extent customary and reasonable; and

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  using commercially reasonable efforts to procure prior to or concurrent with the launch of syndication (x) ratings (but not specific ratings) for the debt financing from each of (i) Standard & Poor's Ratings Services, which we refer to as "S&P" in this proxy statement, and (ii) Moody's Investor Services, Inc., which we refer to as "Moody's" in this proxy statement, and (y)(i) a public corporate credit rating and (ii) a public corporate family rating (but not specific ratings in either case) in respect of Scientific Games after giving effect to the transactions contemplated in the debt commitment letter from each of S&P and Moody's, respectively.

        Scientific Games has agreed to promptly reimburse Bally for any reasonable out-of-pocket expenses and costs (including reasonable attorneys' fees) incurred by Bally, its subsidiaries and their respective representatives in connection with any cooperation it provides in obtaining the debt financing. Scientific Games and Merger Sub have further agreed to indemnify and hold harmless each of Bally, its affiliates and their respective representatives against any and all liabilities incurred, directly or indirectly, in connection with the arrangement of the debt financing, alternative financing or any other refinancing of indebtedness contemplated by the merger agreement, including any such liabilities incurred with respect to the use of Bally's information in connection such debt financing, alternative financing or other refinancing or Bally's cooperation with respect thereto.

        The "marketing period" referred to in the merger agreement and this proxy statement is the first period of 23 consecutive days after the date of the merger agreement throughout which: (a) Scientific Games has the "required financial information" described below; and (b) the conditions to Scientific Games and Merger Sub's obligation to consummate the merger have been satisfied (other than those conditions that by their nature can only be satisfied at the closing of the merger, provided that such conditions are reasonably capable of being satisfied) and nothing has occurred and no condition exists that would cause any of these conditions to fail to be satisfied assuming the closing of the merger was to be scheduled for any time during such 23-consecutive-day period. Such 23-consecutive-day period shall not be required to be consecutive to the extent it would include November 27, 2014 or November 28, 2014 (which dates shall not count for purposes of the 23-consecutive-day period); if such 23-consecutive-day period has not ended prior to December 19, 2014, then it will not commence until after January 5, 2015; and if such 23-consecutive-day period has not ended prior to February 13, 2015, then it will not commence until after Scientific Games files its annual report in respect of Scientific Games' fiscal year ended December 31, 2014; provided, that the marketing period shall be deemed satisfied upon the consummation of the debt financing.

        The marketing period will not be deemed to commence if, prior to the completion of the marketing period, (x) our auditors have withdrawn their audit opinion with respect to any year-end audited financial statements set forth in Bally's filings with the SEC, (y) we issue a public statement indicating our intent to restate any historical financial statements or that any such restatement is under consideration, in which case the marketing period shall not commence unless and until such restatement has been completed or we have announced that we have concluded that no restatement is required or (z) we have been delinquent in filing any annual, quarterly or periodic report with the SEC that would have been required to be filed by it with the SEC, in which case the marketing period shall not commence until such delinquencies have been cured.

        The "required financial information" consists of all financial statements and financial data regarding Bally of the type required by Regulation S-X and Regulation S-K under the Securities Act of the type and form customarily included in offering memoranda for private placements under Rule 144A of the Securities Act (with customary exceptions), and in form and substance reasonably necessary to obtain customary accountants' comfort letters, to consummate the offerings of any debt securities contemplated by the debt commitment letter, and of the type customary for one or more confidential information memoranda to be used in connection with the arrangement of the financing for the merger, including (i) audited consolidated balance sheets and the related statements of income, changes in equity and cash flows of Bally, for each of the three most recently completed fiscal years ended at least 90 days before the merger closing and (ii) unaudited consolidated balance sheets and the related statements of income, changes in equity and cash flows as of the end of any quarterly period ending after the period of the audited financial statements described in clause (i) and ended at least 45 days before the merger closing (other than any fiscal fourth quarter); provided that Scientific Games is solely responsible for the preparation of pro forma financial information to be included in any such confidential information memoranda.

 Stockholder Litigation

        Bally has agreed to give Scientific Games reasonable opportunity to participate, subject to a customary joint defense agreement, in the defense or settlement of any stockholder litigation against Bally and/or its directors relating to the transactions contemplated by the merger agreement, and Bally has agreed to not settle any such litigation without the prior written consent of Scientific Games (such consent not to be unreasonably withheld, conditioned or delayed).

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants relating to:

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  cooperation between Scientific Games and Bally in the preparation and filing of this proxy statement;

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  reasonable access to information about Bally will be made available upon Scientific Games' request;

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  confidentiality obligations of and access by Scientific Games to certain information about Bally pursuant to the confidentiality agreement between Scientific Games and Bally;

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  Bally and Scientific Games providing each other prompt notice, in connection with the merger, of (i) any notice, complaint, investigation or hearing from any governmental authority, (ii) any written notice of any person alleging that the consent of such person is or may be required, (iii) any actions, suits, claims, investigations or proceedings involving either party or any of its subsidiaries which relate to the merger agreement or the transactions contemplated thereby, or (iv) any material change, effect, development or circumstance that would reasonably be expected to give rise to a failure of a condition to the consummation of the merger;

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  consultation between Bally and Scientific Games prior to public announcements relating to the merger or related transactions;

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  Bally's control over its and its subsidiaries operations prior to the effective time of the merger;

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  agreement of Bally and Scientific Games to exempt the disposition of equity securities by Bally's officers and directors under Section 16 of the Exchange Act; and

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  Bally making available to Scientific Games certain information related to pending intellectual property related proceedings.

Conditions to Completion of the Merger

        The obligations of Scientific Games, Merger Sub and Bally to effect the merger shall be subject to the satisfaction or waiver (to the extent permitted by applicable law) by such party at or prior to the effective time of the merger of the following conditions:

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  the approval of the merger agreement by Bally stockholders;

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  the expiration or termination of the applicable waiting period (or any extension thereof) under the HSR Act. On August 19, 2014, Bally received notice from the FTC that early termination of the applicable waiting period had been granted. As such, this condition to the closing of the merger related to the HSR Act has been satisfied;

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  all of the required gaming approvals (described under the section entitled "Proposal 1: Approval of the Merger Agreement—Regulatory Approvals" beginning on page 80 of this proxy statement) shall have been obtained and be in full force and effect; and

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  the absence of any law or order having been enacted, issued, promulgated, enforced or entered by any governmental authority that would enjoin or otherwise prohibit the consummation of the merger; provided that the party asserting this condition has used its reasonable best efforts to prevent the entry of such law or order and to appeal as promptly as possible any judgment that has been entered.

        Scientific Games may, in its sole discretion, waive as a condition to the consummation of the merger any required gaming approval on behalf of itself and Bally if the consummation of the merger in the absence of such required gaming approval would not constitute a violation of applicable law so long as (i) prior to any such waiver, Scientific Games has confirmed to Bally in an irrevocable written notice that all of the other conditions to its obligations to close have been previously satisfied or waived and (ii) the merger is then consummated immediately following the delivery of such waiver.

        The respective obligations of Scientific Games and Merger Sub to consummate the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Scientific Games at or prior to the closing date of the merger of the following further conditions:

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  the representations and warranties of Bally set forth in the merger agreement with respect to (i) the capitalization of Bally and its subsidiaries, (ii) Bally's authority relative to the merger agreement, (iii) brokers' fees and (iv) the absence of a material adverse effect on Bally being true and correct in all respects as of the date of the merger agreement and the closing date (except, in the case of clause (i), to the extent that any inaccuracies would be de minimis in the aggregate);

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  the representation and warranty of Bally set forth in the merger agreement with respect to the aggregate principal balance of Bally and its Subsidiaries under the existing credit agreement, plus any other indebtedness for borrowed money of Bally and its Subsidiaries, together with any accrued and unpaid interest (but excluding any breakage costs), being true and correct in all material respects at and as of August 1, 2014;

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  the other representations and warranties of Bally set forth in the merger agreement being true and correct as of the date of the merger agreement and the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) (in each case without giving effect to any material adverse effect or materiality qualifications or limitations contained therein), except for failures of such representations and warranties to be true and correct to the extent that such failures would not have, individually or in the aggregate, a material adverse effect on Bally;

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  Bally having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing of the merger;

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  since the date of the merger agreement, there has not occurred any change, effect, development or circumstance that, individually or in the aggregate, constitutes or is reasonably likely to constitute a material adverse effect on Bally; and

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  Scientific Games having received a certificate signed by an executive officer of Bally certifying to the effect that conditions to the obligations of Scientific Games and Merger Sub have been satisfied.

        Bally's obligations to consummate the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Bally at or prior to the closing date of the merger of the following further conditions:

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  each of the representations and warranties of Scientific Games and Merger Sub contained in the merger agreement, without giving effect to any qualifications as to "materiality" or "material adverse effect" or other similar qualifications, being true and correct at and as of the date of the merger agreement and the date of closing of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, prevent or materially delay Scientific Games' ability to consummate the merger;

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  Scientific Games and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing of the merger; and

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  Bally having received a certificate signed by an executive officer of Scientific Games certifying to the effect that conditions to the obligations of Bally have been satisfied.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of each of Scientific Games and Bally. In addition, either Scientific Games or Bally may terminate the merger agreement prior to the effective time of the merger, if:

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  the merger has not been completed on or before March 1, 2015, which we refer to as the "termination date" in this proxy statement; provided, however, that if certain conditions are not satisfied or duly waived by all parties entitled to the benefit of such condition by the fifth business day prior to the termination date, either Scientific Games or Bally may, by written notice delivered to such other party, extend the termination date from time to time to a date not later than June 1, 2015; provided, further, that this termination right will not be available to either party if it has materially breached or violated any of its covenants, agreements or other obligations hereunder and such material breach or violation has been the principal cause of or directly resulted in (i) the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger prior to the termination date (as the same may be extended) or (ii) the failure of the closing of the merger to occur by the termination date (as the same may be extended);

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  any restraint is in effect enjoining or otherwise prohibiting the consummation of the merger, and such restraint has become final and non-appealable; provided that this termination right will not be available to a party that did not comply with its obligations under the regulatory matters covenants set forth in the merger agreement with respect to such restraint or if the issuance of such final, non-appealable restraint was primarily due to the failure of such party, and in the case of Scientific Games, including the failure of Merger Sub, to perform any of its obligations under the merger agreement; or

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  Bally stockholder approval of the merger agreement is not obtained at the stockholders' meeting duly convened therefor or at any adjournment or postponement thereof.

        The merger agreement may also be terminated by Bally if:

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  Scientific Games or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the agreement, which breach or failure to perform (i) would give rise to a failure of a condition to Bally's obligation to consummate the merger and (ii) is not capable of being cured prior to the termination date or is not cured by Scientific Games or Merger Sub on or before the earlier of the termination date and the date that is 30 days following the receipt by Scientific Games of written notice from Bally of such breach or failure; provided that this termination right will not be available if Bally is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

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  prior to obtaining Bally stockholder approval of the merger agreement, (i) the Bally board of directors has effected a change in recommendation to the extent permitted by and subject to the terms of the merger agreement or (ii) in connection with entering into an alternative acquisition agreement with respect to a superior proposal to the extent permitted by and subject to the terms of the merger agreement, in each case so long as concurrently with such termination, Bally pays, or causes to be paid, to Scientific Games the company termination fee of $80.0 million described under the section entitled "Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 111 of this proxy statement; or

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  the marketing period has ended and all conditions to Scientific Games' and Merger Sub's obligation to consummate the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, provided that such conditions are reasonably capable of being satisfied), and Scientific Games and Merger Sub fail to consummate the merger by the time the closing of the merger should have occurred pursuant to the merger agreement as a result of a funding failure.

        The merger agreement may also be terminated by Scientific Games if:

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  Bally has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition to Scientific Games' and Merger Sub's obligation to consummate the merger and (ii) is not capable of being cured prior to the termination date or is not cured by Bally on or before the earlier of the termination date and the date that is 30 days following the receipt by Bally of written notice from Scientific Games of such breach or failure; provided that this termination right will not be available if Scientific Games or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

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  (i) Bally does not include its board of directors' recommendation to approve the merger agreement in this proxy statement, (ii) a change in recommendation has occurred or (iii) a tender offer or exchange offer that would, if consummated, constitute an acquisition proposal has been commenced by a person unaffiliated with Scientific Games, and Bally has not published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within ten business days after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such tender offer or exchange offer and affirming the board of directors' recommendation to approve the merger agreement; provided that this termination right will not be available once Bally stockholder approval is obtained.

Termination Fee; Effect of Termination

        Under the merger agreement, Bally will be required to pay Scientific Games a termination fee equal to $80.0 million (or approximately 2.5% of the equity value of the transaction), which we refer to as the "company termination fee" in this proxy statement, if the merger agreement is terminated:

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  by either Scientific Games or Bally if the effective time shall not have occurred on or before the termination date or if Bally stockholder approval is not obtained at the special meeting or any adjournment or postponement thereof or by Scientific Games because Bally has breached its covenants, agreements, representations or warranties under the merger agreement, and in any such case (i) Bally has received an acquisition proposal from, or a tender offer is publicly announced by, a third party after the date of the merger agreement which has not been publicly withdrawn either at or prior to the time of the stockholders' meeting or prior to the termination of the merger agreement if there has been no stockholders' meeting and (ii) within twelve (12) months of such termination of the merger agreement, Bally enters into a definitive agreement to consummate an acquisition proposal or an acquisition proposal is consummated by Bally (in this context involving an acquisition of shares or assets of Bally at the 50% level);

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  by Bally if prior to obtaining stockholder approval, (i) the Bally board of directors has effected a change in recommendation or (ii) in connection with entering into an alternative acquisition agreement related to a superior proposal;

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  by Scientific Games if prior to obtaining stockholder approval, Bally does not include its board of directors' recommendation to approve the merger agreement in this proxy statement;

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  by Scientific Games if prior to obtaining stockholder approval, a change in recommendation has occurred; or

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  by Scientific Games if prior to obtaining stockholder approval, a tender offer or exchange offer that would, if consummated, constitute an acquisition proposal shall have been commenced by a person unaffiliated with Scientific Games, and Bally has not published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within ten business days after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such tender offer or exchange offer and affirming the board of directors' recommendation to approve the merger agreement.

        Under the merger agreement, Scientific Games will be required to pay Bally a termination fee equal to $105.0 million, which we refer to as the "funding failure termination fee" in this proxy statement, if the merger agreement is terminated because there has been a funding failure, in addition to any and all damages, costs, expenses, liabilities or other losses of any kind incurred or suffered as a result of any intentional breach of the merger agreement by Scientific Games, which damages may be recovered, to the extent proven, in excess of any applicable termination fee, as described above under "Terms of the Merger Agreement—Termination of the Merger Agreement" beginning on page 110 of this proxy statement.

        Under the merger agreement, Scientific Games will be required to pay Bally a termination fee equal to $105.0 million, which we refer to as the "regulatory failure termination fee" in this proxy statement, if the merger agreement is terminated:

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  by either Bally or Scientific Games if: (i) the effective time has not occurred on or before the termination date, (ii) one or more of the antitrust approval or required gaming approvals has not been obtained or an order is issued pursuant to antitrust laws or gaming laws prohibiting the consummation of the merger, (iii) none of Bally, its subsidiaries or their respective officers, directors or employees was the primary cause of the failure to obtain such approval(s) or the issuance of such order and (iv) Bally stockholder approval has been obtained and all other conditions to the obligations of Scientific Games and Merger Sub are satisfied or would be satisfied if the closing of the merger were to occur on the date of such termination; or

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  by either Bally or Scientific Games if: (i) a restraint resulting from an order issued pursuant to antitrust laws or gaming laws has become final and non-appealable; (ii) none of Bally, its subsidiaries or their respective officers, directors or employees was the primary cause of the issuance of such order; and (iii) Bally stockholder approval has been obtained and all other conditions to the obligations of Scientific Games and Merger Sub are satisfied or would be satisfied if the closing of the merger were to occur on the date of such termination.

        If the merger agreement is validly terminated, the merger agreement will become null and void without liability on the part of any party to the merger agreement (or any of its representatives), and, except for the confidentiality provisions, provisions relating to the effect of termination and certain general provisions of the merger agreement, each of which will survive the termination of the merger agreement, all rights and obligations of any party will cease. However, the parties have agreed that if (i) any termination of the merger agreement resulted, directly or indirectly, from an intentional breach of any provision of the merger agreement or (ii) an intentional breach of any provision of the merger agreement caused the merger not to be consummated then, in either case, the breaching party shall be fully liable for any and all damages, costs, liabilities or other losses suffered by the other party as a result of such breach, including, as applicable, derivative damages, in addition to any amounts owed in connection with the company termination fee, the regulatory failure termination fee or the funding failure termination fee.

        For purposes of the merger agreement, "intentional breach" means, with respect to any representation, warranty, agreement or covenant of a party to the merger agreement, an action or omission taken or omitted to be taken by such party in material breach of such representation, warranty, agreement or covenant that the breaching party intentionally takes (or fails to take) and with the actual knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such representation, warranty, agreement or covenant.

        The parties have agreed that, other than with respect to claims for intentional breach of any representation, warranty, covenant or other agreement set forth in the merger agreement, (i) if any termination fee is paid to a party, such payment will be the sole and exclusive monetary remedy of such party, its subsidiaries, stockholders, affiliates, officers, directors, employees and representatives against the other party or any of its representatives or affiliates for and (ii) in no event will the party being paid any termination fee or any other such person seek to recover any other money damages or seek any other monetary remedy based on a claim in law or equity with respect to, any liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement (as reduced by any funding failure termination fee or regulatory failure termination fee paid by Scientific Games).

Fees and Expenses

        All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger or any of the other transactions contemplated by the merger agreement are consummated, with certain exceptions expressly set forth in the merger agreement, including reimbursement for all reasonable costs and expenses (including reasonably attorney's fees) of the prevailing party in any action at law or suit in equity to enforce the merger agreement or the rights of any of the parties thereunder.

Specific Performance

        The merger agreement generally provides that the parties will be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

        However, Bally is entitled to seek specific performance of Scientific Games' and Merger Sub's obligations to consummate the merger only in the event that each of the following conditions has been satisfied: (i) the marketing period, if applicable, has ended and all of the conditions to Scientific Games' and Merger Sub's obligations to consummate the closing have been satisfied or waived (other than those conditions that by their terms are to be satisfied or waived at the closing of the merger), (ii) Scientific Games and Merger Sub fail to complete the merger by the date on which the merger would otherwise be required to occur, (iii) the debt financing (including any alternative financing that has been obtained in accordance with, and which satisfies certain conditions set forth in, the merger agreement) has been, or will be, funded in accordance with the terms thereof at the closing assuming satisfaction by Scientific Games or Merger Sub of the conditions precedent thereto under their respective control, and (iv) Bally has confirmed in an irrevocable written notice delivered to Scientific Games that if specific performance is granted and the debt financing is funded, then Bally would take such actions that are within its control to cause the closing to occur. For the avoidance of doubt, Bally is not entitled to enforce or seek to enforce specifically Scientific Games' and Merger Sub's obligations to consummate the merger if the debt financing has not been funded or will not be funded at the closing. The parties to the merger agreement further agreed that while Bally may pursue both a grant of specific performance as and only to the extent expressly permitted by the merger agreement and the payment of the funding failure termination fee or any other monetary damages or other monetary remedies, to the extent proven (but only to the extent expressly permitted by the merger agreement), under no circumstances would Bally be permitted or entitled to receive both such grant of specific performance to cause the closing to occur and payment of the funding failure termination fee, or alternatively, any other monetary damages or other monetary remedies.

Third Party Beneficiaries

        The merger agreement provides that it will be binding upon, inure to the benefit of and be enforceable by Bally, Scientific Games and Merger Sub and their respective permitted successors and permitted assigns. The merger agreement is not intended to and will not confer any rights or remedies upon any person other than Bally, Scientific Games and Merger Sub and their respective successors and permitted assigns, except for certain exceptions, including: (i) equity and equity award holders' right to receive payment under the terms and conditions of the merger agreement, (ii) Bally's right, on behalf of the holders of Bally equity and equity award holders, to pursue damages (including damages for such holders' loss of economic benefits from the transactions contemplated by the merger agreement) in the event of fraud or breach of the merger agreement by Scientific Games, Merger Sub or Financing Sub and (iii) certain provisions with respect to indemnitees and financing sources.

Amendments; Waivers

        Subject to compliance with applicable law, the merger agreement may be amended by Bally, Scientific Games and Merger Sub at any time before or after approval by Bally stockholders of the matters presented in connection with the merger by an instrument in writing signed by each of the parties to the merger agreement. However, amendments that by law require approval by stockholders must be further approved by Bally stockholders if Bally stockholders have already approved the matters presented in connection with the merger, and certain sections may not be amended in a matter that is adverse to the financing sources without the prior written consent of the financing sources.

 PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED COMPENSATION ARRANGEMENTS

        Item 402(t) of Regulation S-K promulgated under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation arrangements for our named executive officers disclosed in the section of this proxy statement entitled "Proposal 1: Approval of the Merger Agreement—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger" beginning on page 74 of this proxy statement.

        The payments summarized there in the table entitled "Golden Parachute Compensation" and as further described in the accompanying footnotes and the associated narrative discussion represent all the compensation known at this time that may be paid or become payable to Bally named executive officers that is based on or otherwise related to the merger.

        The Bally board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

        The Bally board of directors unanimously recommends that the stockholders of Bally approve the following resolution:

        "RESOLVED, that the stockholders of Bally approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise related to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures".

        The vote on the compensation proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the proposal to approve the merger agreement and vote not to approve the compensation proposal and vice versa. Under our amended and restated bylaws, the compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" approval of the compensation proposal, while shares not in attendance will have no effect on the outcome of any vote on the compensation proposal.

        Because the vote on the compensation proposal is advisory only, it will not be binding on either Bally or Scientific Games. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Bally stockholders.

        The Bally board of directors unanimously recommends that Bally stockholders vote "FOR" the compensation proposal.

 PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

        Bally stockholders are being asked to approve a proposal, which we refer to as the "adjournment proposal" in this proxy statement, providing for the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by Bally's stockholders prior to the special meeting, or otherwise with the consent of Bally.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the special meeting, and any later adjournments, to another time and place. If Bally stockholders approve the adjournment proposal, we could adjourn the special meeting in any of the circumstances described above, and any adjourned session of the special meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of Bally common stock that have previously voted against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the merger agreement.

        The Bally board of directors believes that if the number of shares of Bally common stock present in person or represented at the special meeting and voting in favor of the merger proposal is not sufficient to approve the merger agreement, it is in the best interests of the holders of Bally common stock to enable the board to continue to seek to obtain a sufficient number of additional votes to approve the merger agreement.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the proposal to approve the merger agreement and vote not to approve the adjournment proposal and vice versa. Under our amended and restated bylaws, the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Bally stock that are present in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" approval of the adjournment proposal, while shares not in attendance will have no effect on the outcome of any vote on the adjournment proposal.

        If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

        The Bally board of directors unanimously recommends that Bally stockholders vote "FOR" the adjournment proposal.

MARKET PRICE OF BALLY COMMON STOCK AND DIVIDEND INFORMATION

        Our common stock trades on the NYSE under the symbol "BYI". As of the record date for the special meeting, Bally had 37,849,396 shares of Bally common stock issued and outstanding and Bally had approximately 340 holders of record.

        The following table sets forth the high and low reported sale prices for our common stock for the periods shown as reported on the NYSE and the dividends declared per share in the periods shown.

			Dividends Declared
	Common Stock
			Regular Dividends	Special Dividends
	High	Low
Fiscal Year Ending June 30, 2015
First Quarter	$84.66	$58.57	—	—
Second Quarter (as of October 17, 2014)	$81.94	$76.50	—	—
Fiscal Year Ended June 30, 2014
First Quarter	$76.30	$56.52	—	—
Second Quarter	$78.60	$66.78	—	—
Third Quarter	$82.67	$61.34	—	—
Fourth Quarter	$67.21	$56.50	—	—
Fiscal Year Ended June 30, 2013
First Quarter	$49.39	$41.89	—	—
Second Quarter	$50.48	$43.85	—	—
Third Quarter	$52.45	$45.36	—	—
Fourth Quarter	$57.30	$47.33	—	—
Fiscal Year Ended June 30, 2012
First Quarter	$41.44	$26.98	—	—
Second Quarter	$39.56	$25.15	—	—
Third Quarter	$47.18	$39.37	—	—
Fourth Quarter	$48.55	$44.27	—	—

        On July 31, 2014, the last trading day before we publicly announced the execution of the merger agreement, the high and low sale prices for our common stock as reported on the NYSE were $60.71 and $59.86 per share, respectively, and the closing sale price on that date was $60.17 compared to which the merger consideration represents a premium of approximately 38.4%. On October 17, 2014, the last trading day before the date of this proxy statement, the high and low sale prices for our common stock as reported on the NYSE were $79.28 and $77.63 per share, respectively, and the closing price on that date was $77.73.

        No cash dividends were paid on our common stock during this current 2015 fiscal year or in any of fiscal years 2014, 2013 or 2012. Furthermore, under the terms of the merger agreement, Bally is generally prohibited from declaring, authorizing, making or paying any dividend or distribution during the pendency of the merger. We do not expect to pay cash dividends in the foreseeable future.

        STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of October 17, 2014, concerning "beneficial" ownership of our common stock, as that term is defined in the rules and regulations of the SEC, by: (i) each director, (ii) each "named executive officer", as that term is defined in Item 402(a)(3) of SEC Regulation S-K and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, including shares of common stock issuable upon the exercise of vested options that are immediately exercisable or exercisable within 60 days, restricted stock units and restricted shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Shares of Common Stock
Name of Beneficial Owner(1)	Owned(2)	Options Exercisable and Restricted Stock Units Vesting Within 60 Days(3)	Total Beneficially Owned(4)	Percent of Class(5)
Richard M. Haddrill	206,817	—	206,817	*
Ramesh Srinivasan(6)	100,543	—	100,543	*
Neil Davidson	30,481	32,500	62,981	*
Kathryn S. Lever	6,922	—	6,922	*
Derik Mooberry	30,615	21,875	52,490	*
John Connelly	17,478	7,045	24,523	*
David Robbins	309,285	53,242	362,527	*
Robert Guido	8,674	11,350	20,024	*
Josephine Linden	19,936	28,361	48,297	*
W. Andrew McKenna	15,006	28,361	43,367	*
Michael Klayko	1,900	—	1,900	*
All directors and executive officers as a group (11 persons)(7)	747,657	182,734	930,391	1.98%

(*)
Less than 1% of the outstanding shares of Bally's common stock.

(1)
The business address for each person is c/o Bally Technologies, Inc., 6601 S. Bermuda Rd., Las Vegas, NV 89119.

(2)
Includes restricted shares awarded under the 2010 LTIP. These restricted shares are subject to forfeiture if certain conditions, determined at the time of grant, are not satisfied.

(3)
Represents options held by the individual that are exercisable as of October 17, 2014 or within 60 days thereafter. This column also includes restricted stock units that vest within 60 days of October 17, 2014 as noted in footnotes 4 and 5 below. Restricted stock units are equity awards granted by Bally and payable, subject to vesting requirements, in shares of Bally's common stock.

(4)
Represents the sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of October 17, 2014.

(5)
The percentage shown is based upon 37,849,396 shares of common stock issued and outstanding as of October 17, 2014 adjusted to include shares of common stock that could be issued upon the exercise of outstanding options and restricted stock units held by that person that are currently exercisable or exercisable within 60 days of October 17, 2014. Shares underlying these options and restricted stock units, however, are not considered outstanding when computing the percentage ownership of any other person.

(6)
As previously disclosed in the Form 8-K filed by Bally on May 15, 2014, Mr. Srinivasan ceased to serve as Bally's president and chief executive officer effective May 23, 2014. The information contained in this footnote is derived from the Form 4 with respect to Mr. Mr. Srinivasan filed on May 28, 2014, and based on information provided by Mr. Srinivasan, Mr. Srinivasan beneficially owned 100,543 shares of Bally common stock as of May 23, 2014.

(7)
Includes the number of shares beneficially owned by Mr. Srinivasan as of May 23, 2014 based on information provided by Mr. Srinivasan in a Form 4 filed on May 28, 2014. See note 6 above for additional details.

        The following table sets forth information regarding ownership of outstanding shares of Bally's common stock by those individuals or groups who have advised Bally, or regarding whom Bally has obtained information as of October 17, 2014, that they own more than five percent (5%) of all outstanding shares.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(1)
Neuberger Berman LLC(2)	3,055,498	8.07%
605 Third Avenue
New York, NY 10158
BlackRock, Inc.(3)	2,462,800	6.51%
40 East 52nd Street
New York, New York 10022
The Vanguard Group, Inc.(4)	2,387,612	6.31%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)
The percentage shown is based upon 37,849,396 shares of common stock issued and outstanding as of October 17, 2014.

(2)
The amount shown and the information contained in this footnote are derived from the Schedule 13G of Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds, (collectively, the "Neuberger Berman group"), dated February 13, 2014, which represents holdings as of December 31, 2013 and based on information provided by the Neuberger Berman group, the Neuberger Berman group has the shared power to vote (or direct the voting of) 3,048,090 shares and the shared power to dispose of all 3,055,498 shares.

(3)
The amount shown and the information contained in this footnote are derived from the Schedule 13G of Blackrock, Inc., dated January 17, 2014, which represents holdings as of December 31, 2013 and based on information provided by Blackrock, Inc., Blackrock, Inc. has the sole power to vote (or direct the voting of) 2,318,439 shares and the sole power to dispose of all 2,462,800 shares.

(4)
The amount shown and the information contained in this footnote are derived from the Schedule 13G of The Vanguard Group, Inc., dated February 6, 2014, which represents holdings as of December 31, 2013 and based on information provided by The Vanguard Group, Inc., The Vanguard Group, Inc. has the sole power to vote (or direct the voting of) 24,733 shares, the sole power to dispose of 2,365,679 shares and the shared power to dispose of 21,933 shares.

OTHER MATTERS

        As of the date of this proxy statement, the Bally board of directors has not received notice of any stockholder proposals and does not intend to propose any other matters for stockholder action at the special meeting other than as described in this proxy statement.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will not have public stockholders and there will be no public participation in any future stockholder meetings. If the merger is not completed, however, stockholders will continue to be entitled to attend and participate in meetings of stockholders. If the merger is not completed and the 2014 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2014 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our amended and restated bylaws, as described below.

        Any proposal that a stockholders wishes to include in proxy materials for our 2014 annual meeting pursuant to Rule 14a-8 under the Exchange Act must have been received on or before June 30, 2014, in order to consider including them in our proxy materials for that meeting. Except as otherwise permitted under Rule 14a-8, in order for a matter to be acted upon at an annual meeting, notice of stockholder proposals and other nominations must be delivered to us, in accordance with the provisions of Article II, Section 7 of our amended and restated bylaws, not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or 70 days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting or (y) the 10th day following the day on which the date of the annual meeting is first publicly announced by Bally. All notices must be delivered to our Secretary at 6601 S. Bermuda Rd., Las Vegas, NV 89119. Provided we do not change our meeting date, the submission period for notices of stockholder proposals (other than stockholder proposals submitted pursuant to Rule 14a-8) and director nominations extended from Thursday, August 7, 2014 to Monday, October 6, 2014. As of the date of this proxy statement, the Bally board of directors has not received notice of any stockholder proposals for the 2014 annual meeting.

 WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

        Stockholders may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website located at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Bally through the Investor Relations section of our website, and the "Financial Reports and Filings" tab therein. The website address is http://investor.ballytech.com. The information on our website is not, and shall not be deemed to be, a part hereof or incorporated into this or any other filings with the SEC. You may also send a written request to our Investor Relations team at Bally Technologies, Inc., Attn: Investor Relations, 6650 S. El Camino Road, Las Vegas, Nevada 89118.

        The SEC allows us to "incorporate by reference" information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

        We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on August 29, 2014;

  •
  our 2013 Annual Proxy Statement filed with the SEC on October 28, 2013; and

  •
  our Current Reports on Form 8-K filed with the SEC on August 1, 2014, August 4, 2014, August 12, 2014, August 20, 2014, September 2, 2014, September 12, 2014, September 19, 2014 and October 8, 2014.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Bally Technologies, Inc.
Attention: Investor Relations
6650 S. El Camino Road
Las Vegas, NV 89118

        You may also obtain documents incorporated by reference by requesting them by telephone from Innisfree M&A Incorporated, our proxy solicitor, toll free at (888)-750-5834. Banks and brokers may call collect at (212) 750-5833. Documents should be requested by November 13, 2014 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Bally since the date of this proxy statement or that the information herein is correct as of any later date.

        Scientific Games, Merger Sub and Financing Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning Scientific Games, Merger Sub and Financing Sub.

        Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated October 20, 2014. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

SCIENTIFIC GAMES CORPORATION,

SCIENTIFIC GAMES NEVADA, INC.,

SCIENTIFIC GAMES INTERNATIONAL, INC.

and

BALLY TECHNOLOGIES, INC.

Dated as of August 1, 2014

A-i

A-ii

A-iii

Section 4.15	Intellectual Property
Section 4.17	Material Contracts
Section 4.18	Real Property
Section 4.19	Labor Matters
Section 4.21	Suppliers and Customers
Section 6.1	Conduct of Business by the Company Pending the Merger
Section 6.9	Employee Matters
Section 7.1	Conditions to the Obligations of Each Party

A-iv

        THIS AGREEMENT AND PLAN OF MERGER, dated as of August 1, 2014 (this "Agreement"), is made by and among Scientific Games Corporation, a Delaware corporation ("Parent"), Scientific Games Nevada, Inc., a Nevada corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), Scientific Games International, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("Financing Sub"), and Bally Technologies, Inc., a Nevada corporation (the "Company"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.

W I T N E S S E T H:

        WHEREAS, the board of directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and (ii) adopted this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the board of directors of Parent has unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the board of directors of Merger Sub has unanimously adopted this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement, and has deemed the Merger Agreement to be advisable;

        WHEREAS, the Company Board has recommended approval of this Agreement by the Company's stockholders and directed that this Agreement be submitted to such stockholders for approval;

        WHEREAS, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 3.1, each issued and outstanding share of common stock, par value $0.10 per share, of the Company (the "Company Common Stock"), other than shares of Company Common Stock owned by Parent, Merger Sub, the Company or any of their respective Subsidiaries, immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration; and

        WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.     Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement and as follows:

        "2010 Long Term Incentive Plan" shall mean the Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan.

        "6.5(e) Notice" shall have the meaning set forth in Section 6.5(e).

        "6.12 Indemnitees" shall have the meaning set forth in Section 6.12(b).

        "Acceptable Confidentiality Agreement" shall mean a confidentiality agreement containing terms no less restrictive of the Third Party in the aggregate than the terms set forth in the Confidentiality Agreement; provided, however, that such confidentiality agreement (a) shall not prohibit the making or amending of any Acquisition Proposal, and (b) shall not otherwise prohibit compliance by the Company with any of the provisions set forth in Section 6.5.

        "Acquisition Proposal" shall have the meaning set forth in Section 6.5(h)(i).

        "Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Agreement" shall have the meaning set forth in the Preamble.

        "Alternative Acquisition Agreement" shall have the meaning set forth in Section 6.5(c).

        "Alternative Financing" shall have the meaning set forth in Section 6.11(d).

        "Antitrust Approval" shall have the meaning set forth in Section 7.1(b).

        "Antitrust Laws" shall have the meaning set forth in Section 4.4(b)(ii).

        "Articles of Merger" shall have the meaning set forth in Section 2.3.

        "Book-Entry Shares" shall have the meaning set forth in Section 3.1(c).

        "Brand/IP License Agreement" means any Contract pursuant to which the Company or any of its Subsidiaries is granted a license to or right to use or exploit (including by means of a covenant not to sue) Intellectual Property Rights or proprietary rights owned or controlled by Third Parties for use in connection with the Company Products and Services.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in Las Vegas, Nevada or New York, New York are authorized or obligated by Law or executive order to close.

        "Bylaws" shall have the meaning set forth in Section 4.1.

        "Certificates" shall have the meaning set forth in Section 3.1(c).

        "Change in Recommendation" shall have the meaning set forth in Section 6.5(c).

        "Charter" shall have the meaning set forth in Section 4.1.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company" shall have the meaning set forth in the Preamble.

        "Company Benefit Plan" shall mean each "employee pension benefit plan" (as defined in Section 3(2) of ERISA), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and each other plan, program, agreement, arrangement or policy relating to stock options, restricted stock, restricted stock units, phantom shares, stock purchases or other equity or equity-based compensation, deferred compensation, bonus, severance, change-in-control, retention, fringe benefits or other employment terms or employee benefits, including individual employment, consulting, change in control and severance agreements, whether or not subject to ERISA, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its Subsidiaries or otherwise providing for payments or benefits for or to any current or former employees, directors, officers or consultants of the Company or any of its Subsidiaries and/or their dependents, including, for purposes of clarification, the Company Plans, but other than any Multiemployer Plan and excluding any statutorily required plans contributed to by the Company or any of its Subsidiaries that are maintained by any non-United States Governmental Authority or other third party unrelated to the Company and its subsidiaries.

        "Company Board" shall have the meaning set forth in Section 4.3(b).

        "Company Board Recommendation" shall have the meaning set forth in Section 4.3(b).

        "Company Common Stock" shall have the meaning set forth in the Recitals.

        "Company Disclosure Letter" shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

        "Company Lease" shall mean any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

        "Company Material Adverse Effect" shall mean any change, effect, development or circumstance which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that changes, effects, developments or circumstances to the extent resulting from, directly or indirectly, the following shall be excluded from the determination of Company Material Adverse Effect: (i) any change, effect, development or circumstance in any of the industries or markets in which the Company or its Subsidiaries operate; (ii) any change in any Law or GAAP (or changes in interpretations or enforcement of any Law or GAAP) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; (iii) changes in general economic, regulatory or political conditions or the financial, credit or securities markets in general (including changes in interest or exchange rates, stock, bond and/or debt prices); (iv) any acts of God, natural disasters, earthquakes, hurricanes, terrorism, armed hostilities, war or any escalation or worsening thereof; (v) the negotiation, execution, announcement or consummation of this Agreement or the transactions contemplated hereby (including the impact of any of the foregoing on relationships with customers (including order volumes), suppliers, licensors, employees (including employee attrition) or regulators (including any Gaming Authority)), and any Proceeding arising therefrom or in connection therewith (provided that the provisions of this clause (v) shall not apply to the representations and warranties set forth in Section 4.4); (vi) any action taken as expressly permitted or required by this Agreement (it being understood and agreed that actions taken by the Company or its Subsidiaries pursuant to its obligations under Section 6.1 to conduct its business shall not be excluded in determining whether a Company Material Adverse Effect has occurred) or any action taken at the written direction of Parent or Merger Sub; (vii) any changes in the market price or trading volume of the Company Common Stock, any changes in credit ratings or any failure (in and of itself) by the Company or its Subsidiaries to meet internal, analysts' or other earnings estimates, budgets, plans, forecasts or financial projections of its revenues, earnings or other financial performance or results of operations (but not excluding any change, effect, development or circumstance giving rise to any such change or failure to the extent such change, effect, development or circumstance is not otherwise excluded pursuant to this definition); (viii) changes, effects, developments or circumstances to the extent arising from or relating to the identity of Parent or Merger Sub or Parent's ability to obtain the Gaming Approvals; or (ix) any matter disclosed in the Company Disclosure Letter to the extent reasonably foreseeable from the face of such disclosure; but only to the extent, in the case of clauses (i), (ii), (iii) or (iv), such change, effect, development or circumstance does not disproportionately impact the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries in which the Company or its Subsidiaries operate.

        "Company Material Contract" shall have the meaning set forth in Section 4.17(a).

        "Company Option" shall mean each option to purchase shares of Company Common Stock granted pursuant to any Company Plan.

        "Company Owned IP" shall mean all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

        "Company Permits" shall have the meaning set forth in Section 4.5.

        "Company Plans" shall mean any of the Company's 2010 Long Term Incentive Plan, the Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan and the Alliance Gaming Corporation 1996 Long Term Incentive Plan.

        "Company Products or Services" shall mean the products (including hardware and software) and/or services produced, manufactured, marketed, licensed, sold, leased, distributed or operated by the Company or any of its Subsidiaries.

        "Company Registered IP" shall have the meaning set forth in Section 4.15(a).

        "Company Related Parties" shall have the meaning set forth in Section 8.3(b)(ii).

        "Company Restricted Stock" shall mean each restricted share of Company Common Stock granted pursuant to the Company Plans.

        "Company Restricted Stock Unit" shall mean each restricted stock unit or deferred stock unit granted pursuant to the Company Plans, excluding Performance Units.

        "Company SEC Documents" shall have the meaning set forth in Section 4.7(a).

        "Company Termination Fee" shall have the meaning set forth in Section 8.3(a)(i).

        "Company Websites" shall have the meaning set forth in Section 4.6(c).

        "Confidentiality Agreement" shall mean the confidentiality agreement dated July 10, 2014 between Parent and the Company.

        "Contract" shall mean any written contract, agreement, commitment, franchise, indenture, lease or license.

        "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

        "Copyright" shall have the meaning set forth in the definition of "Intellectual Property Right" in this Section 1.1.

        "Credit Facility" shall mean the Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Facility Agreement"), by and among the Company, the Credit Facility Lenders and the Credit Facility Agent and all Loan Documents (as defined in the Credit Facility Agreement) related thereto.

        "Credit Facility Agent" shall mean Bank of America, N.A., in its capacity as administrative agent under the Credit Facility Agreement.

        "Credit Facility Agreement" shall have the meaning set forth in the definition of "Credit Facility" in this Section 1.1.

        "Credit Facility Lenders" shall mean the several banks and other financial institutions or entities from time to time parties to the Credit Facility Agreement.

        "D&O Insurance" shall have the meaning set forth in Section 6.6(c).

        "Damages" shall have the meaning set forth in Section 8.2.

        "Debt Commitment Letters" shall have the meaning set forth in Section 5.7(a), as supplemented by Section 6.11, as applicable.

        "Debt Financing" shall have the meaning set forth in Section 5.7(a), as supplemented by Section 6.11, as applicable.

        "Derivative Damages" shall have the meaning set forth in Section 9.7.

        "Disclosed Conditions" shall have the meaning set forth in Section 5.7(e).

        "Divestiture Action" shall mean (i) Parent or the Company or their respective Subsidiaries committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of any assets or businesses (or agreeing to change or modify any course of conduct regarding future operations or otherwise taking actions that would limit its freedom of action with respect to, or its ability to retain, one or more of their respective businesses, product lines, divisions or assets or interests therein), (ii) terminating, relinquishing, modifying, or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or their respective Subsidiaries and (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or their respective Subsidiaries (and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an order or decree or file appropriate applications with any Governmental Authority in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets, by consenting to such action by the Company).

        "EBITDA" shall mean, with respect to a Person, the net income of such Person (as determined in accordance with GAAP) before interest, Taxes, depreciation and amortization.

        "Effective Time" shall have the meaning set forth in Section 2.3.

        "Electronic Data Room" shall have the meaning set forth in Section 4.27.

        "Environmental Claim" shall mean any claim, action, cause of action, suit, proceeding, order, demand or written notice alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, property damages, and personal injuries) based on or under Environmental Law or arising out of or resulting from: (i) the Release of any Hazardous Substance at any location; or (ii) exposure to any Hazardous Substance.

        "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment, including Laws relating to the exposure to, Release, or threatened Release of Hazardous Substances, or relating to the manufacture, use, treatment, storage, transport or handling of Hazardous Substances and all Laws regarding recordkeeping, notification, disclosure and reporting requirements for Hazardous Substances.

        "Environmental Permits" shall mean any permit, license, approval or other authorization under any Environmental Laws.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall have the meaning set forth in Section 4.14(c).

        "ESPP" shall mean the Company's Amended and Restated 2008 Employee Stock Purchase Plan.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Fund" shall have the meaning set forth in Section 3.2(a).

        "Fee Letter" shall mean any fee letter entered into in connection with the Debt Commitment Letter.

        "Final Purchase Date" shall have the meaning set forth in Section 3.3(b)(i).

        "Financing Agreements" shall have the meaning set forth in Section 5.7(b).

        "Financing Source" shall mean the Persons (other than the Company or any of its Subsidiaries or any of their respective Affiliates or controlling persons) that have committed to provide or have otherwise entered into agreements (including any Debt Commitment Letters or Financing Agreements), in each case, in connection with the Debt Financing or any other financing in connection with the transactions contemplated hereby, and any joinder agreements, indentures or credit agreements entered into pursuant thereto, including the Lenders, together with their respective former, current or future general or limited partners, direct or indirect stockholders, managers, members, Affiliates, officers, directors, employees, agents, representatives, successors and assigns and any former, current or future general or limited partner, direct or indirect stockholder, manager, member, Affiliate, officer, director, employee, agent, representative, successor or assign of any of the foregoing; it being understood that the Parent and Merger Sub shall not be Financing Sources for any purposes hereunder.

        "Financing Sub" shall have the meaning set forth in the Preamble.

        "Foreign Antitrust Laws" shall have the meaning set forth in Section 4.4(b)(ii).

        "Foreign Benefit Plan" shall mean each Company Benefit Plan maintained outside of the United States that provides compensation or benefits in respect of any employee that is primarily based outside of the United States.

        "Funding Failure Termination Fee" shall have the meaning set forth in Section 8.3(a)(iv).

        "GAAP" shall mean the United States generally accepted accounting principles, consistently applied.

        "Gaming Approvals" shall have the meaning set forth in Section 4.4(b)(iv).

        "Gaming Authority" shall mean any Governmental Authority with regulatory control or jurisdiction over the manufacture, sale, distribution or operation of gaming equipment or systems, the design, operation or distribution of internet gaming services or products, the ownership or operation of any current or contemplated casinos, or the ownership or conduct of any other gaming activities and operations.

        "Gaming Law" shall mean, with respect to any Person, any Law governing or relating to the manufacture, sale, distribution or operation of gaming equipment or systems, the design, operation or distribution of internet gaming services or products, the ownership or operation of any current or contemplated casino, or online gaming products and services or other gaming activities and operations of such Person and its Subsidiaries, including, without limitation, the rules and regulations promulgated by any Gaming Authority.

        "Governmental Authority" shall mean any United States (federal, state or local), tribal, or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, bureau or commission, including any Gaming Authority.

        "Hazardous Substance" shall mean materials defined, listed, classified or regulated as "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants", "radioactive materials", "petroleum", "petroleum by-product", or words of similar import under any Environmental Law.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Incentive Stock Option" shall have the meaning set forth in Section 3.3(a)(i).

        "Indebtedness" shall mean, with respect to any Person, without duplication: (a) any obligations for borrowed money, (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) any capital lease obligations, (d) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements and (e) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person; provided, however, that, with respect to the Company, "Indebtedness" shall not be deemed to include any intercompany Indebtedness to the extent owing by the Company to any of its Subsidiaries, by a Subsidiary of the Company to the Company or by one Subsidiary of the Company to another Subsidiary of the Company.

        "Indemnitee" shall mean any individual who, on or prior to the Effective Time, was an officer, director or employee of the Company or served on behalf of the Company as an officer, director or employee of any of the Company's Subsidiaries or Affiliates or any of their predecessors in their capacities as such and the heirs, executors, trustees, fiduciaries and administrators of such officer, director or employee.

        "Intellectual Property Rights" shall mean all intellectual property and other similar proprietary rights, whether registered or unregistered, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, and any counterparts claiming priority therefrom ("Patents"), (ii) trademarks, service marks, logos, trade dress, trade names, corporate names and domain names, ("Trademarks") together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter ("Copyrights"), (iv) rights in computer programs and software (whether in source code, object code or other form), application programming interfaces, algorithms, databases, compilations and data, technology and documentation supporting the foregoing, (v) trade secrets and rights in other confidential information, including rights in ideas, know-how, inventions (whether patentable or unpatentable and whether or not reduced to practice), proprietary processes, formulae, models, and methodologies ("Trade Secrets"), (vi) all rights of publicity and other rights to use the names and likeness of individuals, (vii) rights in designs and (viii) all applications and registrations for the foregoing.

        "Intentional Breach" shall mean, with respect to any representation, warranty, agreement or covenant of a party in this Agreement, an action or omission taken or omitted to be taken by such party in material breach of such representation, warranty, agreement or covenant that the breaching party intentionally takes (or fails to take) and with the actual knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such representation, warranty, agreement or covenant.

        "IRS" shall mean the Internal Revenue Service.

        "Knowledge" shall mean (i) with respect to the Company, the actual knowledge of the individuals set forth on Section 1.1(a) of the Company Disclosure Letter after reasonable inquiry of the other executives and managers having primary responsibility for such matters who have been brought "over the wall" by the Company with respect to the Company's sale process and (ii) with respect to Parent or Merger Sub, the actual knowledge of the individuals set forth on Section 1.1(a) of the Parent Disclosure Letter after reasonable inquiry of the other executives and managers having primary responsibility for such matters.

        "Law" shall mean any and all domestic (federal, state or local), tribal or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

        "Lenders" shall have the meaning set forth in Section 5.7(a).

        "Licensed IP Rights" shall mean any Intellectual Property Rights of a Third Party that are licensed to the Company or any of its Subsidiaries or that the Company or any of its Subsidiaries is granted a right to use or exploit (including by means of a covenant not to sue) pursuant to a Brand/IP License Agreement.

        "Lien" shall mean liens (statutory or other), claims, mortgages, encumbrances, pledges, security interests, easements, rights-of-way, covenants, conditions, restrictions, options, rights of first offer or refusal, third party rights, limitations on voting rights, encroachments, title defects or charges of any kind or nature whatsoever, excluding restrictions imposed by securities laws.

        "Macquarie Capital" shall have the meaning set forth in Section 4.24.

        "Malicious Code" shall have the meaning set forth in Section 4.15(h).

        "Manhattan Merger Agreement" shall mean that certain Agreement and Plan of Merger dated July 15, 2013 by and among the Company, Manhattan Merger Sub and SHFL entertainment, Inc.

        "Marketing Period" shall mean the first period of 23 consecutive calendar days after the date of this Agreement throughout which: (a) Parent shall have the Required Financial Information that the Company is required to provide to Parent pursuant to Section 6.12(a) in connection with any portion of the Debt Financing to be consummated on the Merger Closing Date; provided, that if the Company shall in good faith reasonably believe it has delivered the Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the date of such notice unless Parent in good faith reasonably believes the Company has not completed delivery of the Required Financial Information or cannot obtain from the Financing Sources confirmation that the Required Financial Information has been provided and, within four Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating to the extent reasonably possible which Required Financial Information the Company has not delivered) and (b) the conditions set forth in Section 7.1 and Section 7.2 shall be satisfied (other than those conditions that by their nature can only be satisfied at the Merger Closing, provided that such conditions are reasonably capable of being satisfied) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1 and Section 7.2 to fail to be satisfied assuming the Merger Closing were to be scheduled for any time during such 23-consecutive-calendar-day period; provided, that (x) such 23-consecutive-calendar-day period shall (i) end prior to August 13, 2014 or commence after the later of September 2, 2014 and the day the Company files its annual report in respect of the fiscal year ended June 30, 2014, (ii) end prior to December 19, 2014 or commence after January 5, 2015 and (iii) end prior to February 13, 2015 or commence after Parent files its annual report in respect of the fiscal year ended December 31, 2014 and (y) November 27, 2014 and November 28, 2014 shall not count as a calendar day for this purpose; provided, further, that the Marketing Period shall not be deemed to have commenced if, prior to the completion of such 23-consecutive-calendar-day period, (A) the Company's auditor shall have withdrawn its audit opinion with respect to any year-end audited financial statements set forth in the Company SEC Documents, (B) the Company shall have publicly announced any intention to restate any material financial information included in the Required Financial Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the Company SEC Documents have been amended or the Company has announced that no restatement shall be required or (C) the Company shall have been delinquent in filing any annual, quarterly or periodic report with the SEC that would have been required to be filed by it with the SEC, in which case the Marketing Period will not be deemed to commence until all such delinquencies have been cured; provided, further, that notwithstanding anything to the contrary in this Agreement, the last day of the Marketing Period shall not be after the date that the Debt Financing is obtained.

        "Material Company Lease" shall mean any Company Lease which has annual rent obligations in excess of $2,000,000 and has a remaining term (excluding any renewal options), as of the date hereof, in excess of three (3) years.

        "Merger" shall have the meaning set forth in the Recitals.

        "Merger Closing" shall have the meaning set forth in Section 2.2.

        "Merger Closing Date" shall have the meaning set forth in Section 2.2.

        "Merger Consideration" shall have the meaning set forth in Section 3.1(c).

        "Merger Sub" shall have the meaning set forth in the Preamble.

        "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

        "New Debt Commitment Letter" shall have the meaning set forth in Section 6.11(d).

        "New Plans" shall have the meaning set forth in Section 6.9(a)(iii).

        "NRS" shall mean Chapter 78 and Chapter 92A of the Nevada Revised Statutes.

        "NYSE" shall mean the New York Stock Exchange.

        "Open Source License" shall have the meaning set forth in Section 4.15(g)

        "Open Source Materials" shall have the meaning set forth in Section 4.15(g).

        "Option Cash Payment" shall have the meaning set forth in Section 3.3(a)(i).

        "Order" shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any suit or Proceeding by, before or with any Governmental Authority.

        "Owned Real Property" shall have the meaning set forth in Section 4.18(a).

        "Parent" shall have the meaning set forth in the Preamble.

        "Parent Disclosure Letter" shall have the meaning set forth in the preamble to Article V.

        "Parent Material Adverse Effect" shall mean any change, effect, development or circumstance that, individually or in the aggregate, prevents or materially delays, or would reasonably be expected to prevent or materially delay, the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis.

        "Parent Organizational Documents" shall have the meaning set forth in Section 5.1.

        "Parent Related Parties" shall have the meaning set forth in Section 8.3(b)(iii).

        "Patent" shall have the meaning set forth in the definition of "Intellectual Property Right" in this Section 1.1.

        "Paying Agent" shall have the meaning set forth in Section 3.2(a).

        "Performance Unit" shall have the meaning set forth in Section 3.3(a)(ii).

        "Performance Unit Payment" shall have the meaning set forth in Section 3.3(a)(ii).

        "Permitted Liens" shall mean (a) any Lien for Taxes or utilities not yet due or delinquent and Liens for Taxes being contested in good faith or for which adequate accruals or reserves have been established on the financial statements of the Company (if such accruals or reserves are required pursuant to GAAP); (b) any zoning and other land use restrictions; (c) Liens that will be removed prior to or on the Merger Closing; (d) survey exceptions, utility easements, rights of way and similar agreements, easements, covenants, reservations, restrictions and Liens that are imposed by any Governmental Authority having jurisdiction thereon or by Law or otherwise or typical for the applicable property type and locality, provided, however, that, such Liens do not, individually or in the aggregate, materially impair current occupancy, materially detract from the value of, or materially impair the present or continued use and operation of the affected asset (and excluding in all events any Liens securing the payment of money); (e) Liens disclosed on existing title reports or existing surveys provided to Parent; (f) Liens that would be shown on a title report, an accurate survey or a personal inspection of the property; provided, however, that such Liens do not, individually or in the aggregate, materially impair current occupancy, materially detract from the value of, or materially impair the present or continued use and operation of the affected asset (and excluding in all events any Liens securing the payment of money); (g) construction, mechanic's, materialmen's, laborer's, workmen's, repairmen's, carrier's and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business consistent with past practice; provided, however, that the underlying obligations (i) are not yet due and payable or (ii) are being contested in good faith by appropriate proceeding; (h) rights of parties in possession pursuant to Company Leases disclosed to Parent; (i) licenses or other grants of rights to use Intellectual Property Rights; or (j) Liens which are set forth in any permits, licenses, governmental authorizations, registrations or approvals that have been made available to Parent.

        "Person" shall mean an individual, a corporation (including non-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

        "Proceeding" shall have the meaning set forth in Section 4.12.

        "Proposed Changed Terms" shall have the meaning set forth in Section 6.5(e)(ii).

        "Proxy Date" shall have the meaning set forth in Section 6.2(c).

        "Proxy Statement" shall have the meaning set forth in Section 6.2(a).

        "Proxy Statement Clearance Date" shall mean the first date on which the SEC (or staff of the SEC) has, orally or in writing, confirmed that (a) it has no further comments on the Proxy Statement, or (b) it does not intend to review the Proxy Statement; provided, however, in the case of clause (b), the Proxy Statement Clearance Date shall not be earlier than the date which is ten (10) days following the date on which the Proxy Statement is initially filed with the SEC.

        "Regulatory Failure Termination Fee" shall have the meaning set forth in Section 8.3(a)(v).

        "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Substances into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property.

        "Representatives" shall mean, with respect to any Person, any Subsidiary of such Person and such Person's and each of its Subsidiaries' directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

        "Required Financial Information" shall have the meaning set forth in Section 6.12(a).

        "Required Gaming Approvals" shall have the meaning set forth in Section 7.1(c).

        "Required Payment Amount" shall have the meaning set forth in Section 5.7(d).

        "Requisite Stockholder Approval" shall have the meaning set forth in Section 4.3(a).

        "Restraints" shall have the meaning set forth in Section 7.1(d).

        "Restricted Award Payment" shall have the meaning set forth in Section 3.3(a)(iii).

        "SEC" shall mean the Securities and Exchange Commission.

        "Secretary of State" shall mean the Secretary of State of the State of Nevada.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Solvent" shall have the meaning set forth in Section 5.10.

        "Special Stock" shall have the meaning set forth in Section 4.2(a).

        "Stockholders' Meeting" shall have the meaning set forth in Section 6.2(c).

        "Subsidiary" of any Person shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Superior Proposal" shall have the meaning set forth in Section 6.5(h)(ii).

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Tail Policies" shall have the meaning set for the in Section 6.6(c).

        "Tax" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any governmental or taxing authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

        "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority.

        "Termination Date" shall have the meaning set forth in Section 8.1(b)(i).

        "Third Party" shall mean any Person or group other than Parent, Merger Sub and their respective Affiliates.

        "Trade Secret" shall have the meaning set forth in the definition of "Intellectual Property Right" in this Section 1.1.

        "Trademark" shall have the meaning set forth in the definition of "Intellectual Property Right" in this Section 1.1.

        "Total Common Merger Consideration" shall have the meaning set forth in Section 3.1(c).

        "US Company Employees" shall have the meaning set forth in Section 6.9(a)(i).

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the name "Bally Technologies, Inc." as the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Nevada.

        Section 2.2    Merger Closing.     The closing of the Merger (the "Merger Closing") will be effectuated electronically (a) at 9:00 a.m., Las Vegas time, on the later of (i) the second (2nd) Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) and (ii) the earlier of (A) a date during the Marketing Period to be specified by the Parent on no fewer than two (2) Business Days' notice to the Company and (B) the third Business Day after the end of the Marketing Period, or (b) at such other time or date as agreed to in writing by the parties hereto. The date on which the Merger Closing occurs is referred to in this Agreement as the "Merger Closing Date."

        Section 2.3    Effective Time.     Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Merger Closing Date, the parties hereto shall cause the articles of merger (the "Articles of Merger"), with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the NRS, to be filed with the Secretary of State of the State of Nevada and shall make all other filings and recordings required under the NRS in connection with the Merger. The Merger shall become effective on such date and time as the Articles of Merger are filed with the Secretary of State or at such later date and time as permitted under the NRS and as Parent and the Company shall agree and specify in the Articles of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

        Section 2.4    Effects of the Merger.     The Merger shall have the effects set forth in the applicable provisions of the NRS. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

        Section 2.5    Articles of Incorporation and Bylaws of the Surviving Corporation.     Subject to Section 6.6, at the Effective Time, (a) the articles of incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as set forth on Exhibit A attached hereto and (b) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), in each case, until thereafter amended in accordance with applicable Law and the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation.

        Section 2.6    Board of Directors.     Subject to applicable Law, each of the parties hereto shall take all necessary action to ensure that the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of all of the directors of Merger Sub immediately prior to the Effective Time, each to serve in such capacity in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

        Section 2.7    Officers.     At the Effective Time, the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law and the articles of incorporation and bylaws of the Surviving Corporation or their earlier death, incapacitation, retirement, resignation or removal.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a)    Cancellation of Treasury Stock.    Each share of Company Common Stock held by the Company as treasury stock immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

          (b)    Conversion of Certain Company Securities.    Each share of Company Common Stock held by any Subsidiary of the Company, or by Parent or Merger Sub or any of their wholly owned Subsidiaries, in each case, immediately prior to the Effective Time, shall be converted into and become one (1) fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (c)    Conversion of All Other Company Securities.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 3.1(a) or converted pursuant to Section 3.1(b) and the shares of Company Restricted Stock (which are addressed in Section 3.3)) shall be converted into the right to receive $83.30 in cash (the "Merger Consideration"), without interest. For purposes of this Agreement, "Total Common Merger Consideration" shall mean the product of (x) the number of shares of Company Common Stock issued and outstanding (other than shares canceled pursuant to Section 3.1(a) or converted pursuant to Section 3.1(b) and the shares of Company Restricted Stock (which are addressed in Section 3.3)) immediately prior to the Effective Time and (y) the Merger Consideration. Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in the first sentence of this Section 3.1(c) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically canceled and shall cease to exist, and the holders of certificates (the "Certificates") or book-entry shares ("Book-Entry Shares") which immediately prior to the Effective Time represented such Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates (or affidavits of loss in lieu thereof in accordance with Section 3.4) or Book-Entry Shares in accordance with Section 3.2(c), the Merger Consideration, without interest thereon, for each such share of Company Common Stock held by them. Pursuant to Section 3.2(c)(ii), holders of Book-Entry Shares shall have the right to receive, in accordance with Section 3.2, the Merger Consideration without any requirement to deliver the Certificates or a letter of transmittal.

          (d)    Conversion of Merger Sub Capital Stock.    Each share of common stock, par value of $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (e)    Equitable Adjustment.    If, at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable such capital stock of the Company, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction, the Merger Consideration and any other similarly dependent item shall be equitably adjusted, without duplication, to reflect such change to provide the holders of shares of capital stock of the Company the same economic effect as contemplated by this Agreement prior to such event; provided, however that nothing in this Section 3.1(e) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement or to prevent Parent or Merger Sub from exercising any remedies that may be available to them as a result of any such change.

        Section 3.2    Exchange of Certificates.

          (a)    Designation of Paying Agent; Deposit of Exchange Fund.    Prior to the Effective Time, Parent shall designate a bank or trust company, the identity and the terms of appointment of which shall be reasonably acceptable to the Company (the "Paying Agent"), it being agreed by the parties that American Stock Transfer & Trust Company, LLC is acceptable, for the payment of the Merger Consideration as provided in Section 3.1(c). Substantially concurrently with the filing of the Articles of Merger with the Secretary of State, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than holders of shares to be canceled pursuant to Section 3.1(a) or converted pursuant to Section 3.1(b) and the shares of Company Restricted Stock (which are addressed in Section 3.3)) cash constituting an amount equal to the Total Common Merger Consideration (such Total Common Merger Consideration as deposited with the Paying Agent, the "Exchange Fund"). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(c), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. Nothing contained in this Section 3.2 and no investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of shares of Company Common Stock to receive the Merger Consideration. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 3.1(c) and (ii) applied promptly to making the payments pursuant to Section 3.1(c). Except as provided in Section 3.2(d) or Section 3.2(f), the Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1.

          (b)   As promptly as practicable following the Effective Time and in any event not later than the second (2nd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 3.1(c) (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, the form and substance of which letter of transmittal and instruction shall be substantially as reasonably agreed by the Company and Parent and prepared prior to Merger Closing.

          (c)    Surrender Procedures.

            (i)    Certificates.    Following the Effective Time, upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor as promptly as practicable, the Merger

    Consideration pursuant to the provisions of this Article III, and the Certificates surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and the Person requesting such payment shall pay, or cause to be paid, any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2(c), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 3.1(c). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

            (ii)    Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration. No interest shall be paid or accrue on any cash payable upon surrender of any Book-Entry Shares.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains unclaimed by the applicable former stockholders of the Company one year after the Effective Time shall be delivered to Parent, upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Parent or the Surviving Corporation for payment of their claims for Merger Consideration in respect thereof.

          (e)    No Liability.    None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any holder of such Certificate who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration in respect thereof (if any).

          (f)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent.

        Section 3.3    Equity Awards; Warrants and Employee Stock Purchase Plan.

          (a)    Treatment of Options; Restricted Stock; Performance Units; Restricted Stock Units.

            (i)    Company Options.    Effective as of five (5) Business Days prior to, and conditional upon the occurrence of, the Effective Time, each holder of a Company Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code (an "Incentive Stock Option") granted prior to the date hereof (or promised to be granted pursuant to Contracts or offer letters entered into prior to the date hereof by which the Company or any of its Subsidiaries is party or bound and which are described on Section 6.1(e) of the Company Disclosure Letter) and that is then outstanding and unexercised (whether vested or unvested), shall be entitled to exercise such Incentive Stock Option in full by providing the Company with the notice of exercise and full payment of the applicable exercise price (including through the withholding of shares of Company Common Stock otherwise issuable upon exercise of such Incentive Stock Option) in accordance with the terms of the applicable Incentive Stock Option. As of the Effective Time, each Incentive Stock Option that is not exercised in accordance with the prior sentence, and each other Company Option granted prior to the date hereof and that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested), shall be canceled without any action on the part of any holder of such Company Option in consideration for the right at the Effective Time to receive in full satisfaction of the rights of such holder with respect thereto, as promptly as reasonably practicable following the Effective Time, the Option Cash Payment. As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the Company shall take the actions necessary to effectuate this Section 3.3(a)(i). For purposes of this Agreement, "Option Cash Payment" means, with respect to any Company Option, a cash payment equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price payable per share of Company Common Stock issuable under such Company Option, without interest and less any required withholding Taxes. For the avoidance of doubt, if the exercise price per share of any Company Option, whether vested or unvested as of the Effective Time, is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of the Parent, the Company or the holder thereof, the Company Option will be canceled without payment of any consideration to the holder.

            (ii)    Company Performance Units.    Except as provided in Section 6.1(e) of the Company Disclosure Letter, as of the Effective Time, each equity-based unit granted prior to the date hereof (or promised to be granted pursuant to Contracts or offer letters entered into prior to the date hereof by which the Company of any of its Subsidiaries is party or bound and which are described on Section 6.1(e) of the Company Disclosure Letter) and that is subject to performance-based conditions (each a "Performance Unit") pursuant to any Company Plan that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled without any action on the part of any holder of any Performance Unit in consideration for the right at the Effective Time to receive in full satisfaction of the rights of such holder with respect thereto, as promptly as reasonably practicable following the Effective Time, the Performance Unit Payment. The "Performance Unit Payment" means, with respect to any Performance Unit, a cash payment equal to the product of (A) the number of shares of Company Common Stock subject to such Performance Unit (assuming achievement of the applicable performance-based conditions at the maximum level) and (B) the Merger Consideration, without interest and less any required withholding Taxes.

            (iii)    Company Restricted Stock; Company Restricted Stock Units.    Except as provided in Section 6.1(e) of the Company Disclosure Letter, each share of Company Restricted Stock and Company Restricted Stock Unit granted prior to the date hereof (or promised to be granted pursuant to Contracts or offer letters entered into prior to the date hereof by which the Company or any of its Subsidiaries is party or bound and which are described on Section 6.1(e) of the Company Disclosure Letter) pursuant to any Company Plan that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled in full and the holder thereof shall be entitled to receive in consideration for such cancellation and in full satisfaction of the rights of such holder with respect thereto, as promptly as reasonably practicable following the Effective Time (except as otherwise provided in Section 3.3(a)(iv)), a cash payment equal to the Merger Consideration, without interest and less any required withholding Taxes (the "Restricted Award Payment").

            (iv)    Manner of Making Payment.    At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Surviving Corporation sufficient cash funds to make all Option Cash Payments, all Restricted Award Payments and all Performance Unit Payments, in each case, subject to and as required pursuant to this Section 3.3(a) and shall cause the Surviving Corporation to make such payments to all holders of Company Options, Company Restricted Stock Units, shares of Company Restricted Stock and Performance Units, as applicable, as promptly as practicable following the Effective Time, and in any event, within five (5) Business Days thereafter or, if later, on the earlier of any special payroll date elected by the Surviving Corporation and the first payroll date of the Surviving Corporation that occurs after the Merger Closing Date; provided that to the extent payment within such time or on such date would trigger a tax or penalty under Section 409A of the Code, such payments shall be made on the earliest date that payment would not trigger such tax or penalty.

            (v)   With respect to Company Options, Performance Units, shares of Company Restricted Stock and Company Restricted Stock Units granted, in each case, from and after the date of this Agreement in accordance with Section 6.1(e) of the Company Disclosure Letter, at the Effective Time, the Merger shall have the effects set forth in Section 6.1(e) of the Company Disclosure Letter.

          (b)    Treatment of Employee Stock Purchase Plan.    Prior to the Effective Time, the Company shall take all necessary and appropriate actions such that (i) the offering period in effect on the date hereof under the ESPP ends no later than the tenth (10th) day preceding the Effective Time (the "Final Purchase Date"), (ii) no new purchase or offering period under the ESPP commences on or following the date hereof, (iii) participation in the offering period in effect on the date hereof shall be limited to those eligible employees who are participants on the date of this Agreement (and the Company shall, as soon as reasonably practicable, ensure that such participants may not increase their payroll deductions or purchase elections from those in effect immediately prior to the date of this Agreement), and (iv) as of the Effective Time, the ESPP shall terminate. The Company shall (if necessary) notify each participant in writing, at least ten (10) days prior to the Final Purchase Date, that the then-current purchase date for the participant's option under the ESPP has been changed to the Final Purchase Date and that the participant's option shall be exercised automatically on the Final Purchase Date, unless prior to such date the participant withdraws from the then-current offering period. On the Final Purchase Date, the Company shall apply all funds credited as of such date under such ESPP within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of such ESPP.

          (c)    Certain Actions.    Prior to the Merger Closing Date, the Company shall take commercially reasonable actions to (i) effectuate the provisions of Section 3.3(a), (ii) terminate all of the Company Plans, other than the 2010 Long Term Incentive Plan, as of the Effective Time, and (iii) ensure that any options, other equity-based awards or other rights granted or issued by the Company or any of its Subsidiaries prior to the date hereof (or promised to be granted pursuant to Contracts or offer letters entered into prior to the date hereof by which the Company or any of its Subsidiaries is party or bound) that may entitle any Person to own any capital stock of or other equity interests in Parent, the Company or any of their respective Subsidiaries prior of the date hereof or to receive any payment or other consideration in respect of the foregoing shall be canceled immediately prior to the Effective Time without any payment therefor (except for the cash payments expressly contemplated by this Section 3.3); it being understood that the intention of the parties is that immediately following the Effective Time no holder of any Company Option, Company Restricted Stock Unit, share of Company Restricted Stock, Performance Unit or any participant in any Company Plan, other than the 2010 Long Term Incentive Plan, or other employee benefit arrangement of the Company shall have any right thereunder to acquire any capital stock (including any "phantom" stock, stock appreciation rights or other equity interest) of Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries pursuant to such Company Plan, other arrangement or otherwise, other than any rights to acquire capital stock of Parent following the Effective Time in respect of awards granted after the date hereof in accordance with Section 6.1(e) of the Company Disclosure Letter.

        Section 3.4    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit in form and substance reasonably acceptable to Parent of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such customary and reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

        Section 3.5    Withholdings.     Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration, the Option Cash Payment, the Performance Unit Payment and the Restricted Award Payment, as applicable, and any amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Options, shares of Company Restricted Stock, Performance Units or Company Restricted Stock Units, such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

        Section 3.6    Transfers; No Further Ownership Rights.     At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no registration of transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Corporation or Parent for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 3.1(c), for each share of Company Common Stock formerly represented by such Certificates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as (i) and to the extent disclosed in any form, report, schedule, statement or other document (including all amendments thereto) filed with, or furnished to, the SEC by the Company or SHFL entertainment, Inc., in each case, since July 1, 2012 and publicly available prior to the date hereof (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosure in any section relating to forward-looking statements, any other disclosures included in any such form, report, schedule, statement or other document to the extent they are predictive or forward-looking in nature); provided that in no event shall any disclosure in any such form, report, schedule, statement or other document qualify or limit the representations and warranties of the Company set forth in Sections 4.2, 4.3, 4.23, 4.24, 4.25 or 4.26, or (ii) disclosed in the corresponding section of the Company Disclosure Letter (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article IV for which it is reasonably apparent on its face that such information is relevant to such other representation and warranty), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 4.1    Organization and Qualification; Subsidiaries.     Each of the Company and its Subsidiaries is a corporation or legal entity duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted, except where the failure to be (to the extent applicable) in good standing or to have such power and authority would not constitute a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not constitute, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Restated Articles of Incorporation of the Company, as amended to date (the "Charter") and Second Amended and Restated Bylaws of the Company, as amended to date (the "Bylaws"), in each case, as most recently filed with the Company SEC Documents, are, in each case, true, complete and correct copies of such documents.

        Section 4.2    Capitalization; Subsidiaries.     (a) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of the Company's special stock, par value $0.10 per share (the "Special Stock"). As of July 29, 2014, (i) 38,323,704 shares of Company Common Stock were issued and outstanding (including 546,218 shares of Company Restricted Stock), (ii) no shares of Special Stock were issued and outstanding, and (iii) 27,800,315 shares of Company Common Stock were held in treasury. As of July 29, 2014, there were (x) 425,644 shares of Company Common Stock reserved for issuance pursuant to the ESPP, and (y) 3,551,575 shares of Company Common Stock reserved for issuance under Company Plans (including, as of July 29, 2014, outstanding Company Options to purchase 701,279 shares of Company Common Stock, 42,137 shares subject to outstanding Company Restricted Stock Units, and 119,688 shares subject to outstanding Performance Units (assuming achievement of applicable performance-based conditions at the maximum level)). Except as set forth above, as of July 29, 2014, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the ESPP and the Company Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 4.2(a) of the Company Disclosure Letter sets forth, as of the date hereof, with respect to each Company Option, share of Company Restricted Stock, Company Restricted Stock Unit, Performance Unit or other equity-based award outstanding under any Company Plan, the number of shares of Company Common Stock issuable or amount payable thereunder (assuming achievement of applicable performance-based conditions at the maximum level), the expiration date and exercise or conversion price relating thereto, and, with respect to each Performance Unit, the applicable performance targets. The per share exercise price or purchase price for each Company Option was equal to or greater than the fair market value of the underlying shares of Company Common Stock determined as prescribed by the applicable Company Plan on the effective date of the corporate action effectuating the grant of such Company Option.

          (b)   Except as set forth in Section 4.2(a) and except as expressly permitted under Section 6.1, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, commitments or Contracts of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or any other equity or equity based awards, whether settled in cash or other property, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. Except as set forth in Section 4.2(a), there are no obligations, commitments or arrangements, contingent or otherwise, of the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of or equity interests in the Company or any Subsidiary of the Company.

          (c)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are legally and beneficially owned by the Company or one or more wholly owned Subsidiaries of the Company, free and clear of all Liens.

          (d)   As of the date hereof, the aggregate principal balance of the Company and its Subsidiaries under the Credit Agreement, plus any other indebtedness for borrowed money of the Company and its Subsidiaries, together with any accrued and unpaid interest (but excluding any breakage costs), is not more than $1,923,000,000.

          (e)   Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, all Company Options and other equity-based awards under the Company Plans have been granted in compliance with the terms of the applicable Company Plans, with applicable Laws, and with the applicable provisions of the Company's articles of incorporation and bylaws as in effect at the time of the applicable grant.

          (f)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and not subject to preemptive rights.

          (g)   As of the date of this Agreement, the Company does not, directly or indirectly, own any capital stock or other equity interest in any Person other than the Subsidiaries of the Company.

        Section 4.3    Authority Relative to Agreement.     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject solely in the case of the Merger to obtaining, at the Stockholders' Meeting, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon in favor of the approval of this Agreement (the "Requisite Stockholder Approval"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger (other than, with respect to the consummation of the Merger, the receipt of the Requisite Stockholder Approval, as well as the filing of the Articles of Merger with the Secretary of State). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights, and to general equitable principles).

          (b)   The board of directors of the Company (the "Company Board"), by resolutions adopted at a meeting duly called and held, has, subject to the terms and conditions of this Agreement, (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company, (ii) approved and adopted this Agreement, (iii) approved the Merger and the other transactions contemplated by this Agreement and (iv) resolved to recommend that the stockholders of the Company approve this Agreement (the "Company Board Recommendation") and directed that such matter be submitted for the consideration of the stockholders of the Company at the Stockholders' Meeting, which resolutions have not been rescinded, modified or withdrawn in any way except as permitted by Section 6.5.

        Section 4.4    No Conflict; Required Filings and Consents.     (a) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company's performance of its obligations hereunder will (i) subject to obtaining the Requisite Stockholder Approval, conflict with or violate the Charter or Bylaws, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 4.4(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, other than any Permitted Lien, upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Contract to which the Company or any of its Subsidiaries is party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, other than, in the case of clauses (ii) and (iii), any such violation, breach, default, right, termination, amendment, acceleration, cancellation or Lien that would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company's performance of its obligations hereunder, will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) compliance with, and the filing of a premerger notification and report form by the Company under, the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment, including Council Regulation No. 139/2004/EC of the European Community, as amended ("Foreign Antitrust Laws" and, together with the HSR Act, "Antitrust Laws"), (iii) the filing of the Articles of Merger with the Secretary of State, any other filings required under the NRS with the Secretary of State and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) the consents, registrations, approvals, findings of suitability, licenses, declarations, notices or filings required to be made, given or obtained under Gaming Laws in connection with this Agreement, the consummation of the Merger or any other transactions contemplated by this Agreement (collectively, "Gaming Approvals"), (v) any filings required under the rules of the NYSE, and (vi) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   As of the date of this Agreement, to the Knowledge of the Company, there are no facts or circumstances with respect to the Company, its Subsidiaries or any of their respective Affiliates insofar as such Affiliate-owned interest would be attributable to the Company or any of its Subsidiaries under any applicable Gaming Law, that would prevent or materially delay receipt of any Gaming Approvals.

        Section 4.5    Permits and Licenses.     The Company and its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, findings of suitability and orders of or from a Government Authority (including all authorizations, licenses, approvals, findings of suitability and orders under Gaming Laws) necessary for the Company and its Subsidiaries to own, lease and operate their respective assets and carry on their respective businesses as it is now being conducted (the "Company Permits"). Section 4.5 of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all such material Company Permits. All such material Company Permits are in full force and effect and none of the Company or its Subsidiaries is in default or violation of any such material Company Permit. Neither the Company nor any of its Subsidiaries has received any written notice since July 1, 2012 from any Governmental Authority threatening to suspend, revoke, withdraw, modify in any material and adverse respect or limit any Company Permit. To the Knowledge of the Company, as of the date of this Agreement, there are no circumstances or conditions providing grounds for any suspension, revocation or withdrawal of any material Company Permit other than to the extent resulting from, directly or indirectly, (a) the negotiation, execution or announcement of this Agreement or the transactions contemplated hereby (including the impact of any of the foregoing on relationships with customers, suppliers, licensors, employees or regulators (including any Gaming Authority)) or (b) changes, effects, developments or circumstances to the extent arising from or relating to the identity of Parent or Merger Sub or Parent's ability to obtain the Gaming Approvals.

        Section 4.6    Compliance with Laws.

          (a)   The Company and its Subsidiaries are in compliance with, and have not received written notice of any default or violation of, any Laws (other than Gaming Laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, in each case except for instances of non-compliance, default or violation that would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company and its Subsidiaries are in material compliance with, and have not received written notice of any material default or violation of, any material Gaming Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

          (c)   Except as would not be material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries are in compliance with all applicable Laws relating to (i) the privacy of users of the Company Products or Services and all Internet websites owned, maintained or operated by the Company or its Subsidiaries (collectively, the "Company Websites") and (ii) the collection, storage, processing, use and transfer of, and provision of notice of breach regarding, any personally identifiable information. As of the date of this Agreement, except as would not be material to the Company and its Subsidiaries taken as a whole, no claims are pending, or, to the Knowledge of the Company, are threatened in writing against the Company or any of its Subsidiaries by any Person alleging a violation of such applicable Laws referred to in the foregoing sentence or by any Person alleging a violation of such Person's privacy or confidentiality rights or rights relating to personal information.

        Section 4.7    Company SEC Documents; Financial Statements.     (a) Since July 1, 2013, the Company has filed with the SEC all forms, documents and reports required under the Exchange Act or the Securities Act to be filed or furnished by the Company with the SEC (the forms, documents, and reports filed with the SEC, including any amendments thereto since the date of their filing, the "Company SEC Documents"). As of their respective filing dates, or, if amended or restated after the date of filing, as of the date of the last such amendment or applicable subsequent filing, the Company SEC Documents (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading, provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. The Company has made available to Parent copies of all comment letters received by the Company from the SEC since July 1, 2013 and relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, to the Knowledge of the Company, (i) there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC and (ii) none of the Company SEC Documents is the subject of any ongoing review by the SEC. None of the Company's Subsidiaries is, or since July 1, 2013 has been, required to file periodic reports with the SEC pursuant to the Exchange Act.

          (b)   The consolidated financial statements (including all related notes and schedules) of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2013, the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2013 and the Company's Quarterly Report on Form 10-Q for the period ended March 30, 2014 fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and their consolidated results of operations, consolidated cash flows and (except in the case of the Company's Quarterly Report filings with the SEC on Form 10-Q) changes in stockholders' equity for the respective periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, for normal year-end audit adjustments and for any other adjustments described therein, including in any notes thereto) in conformity with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

          (c)   Since July 1, 2012, (i) neither the Company nor any of its Subsidiaries has received, in writing, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, and (ii) to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof pursuant to the rules of the SEC adopted under Section 307 of Sarbanes-Oxley Act.

        Section 4.8    Information Supplied.     None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company as to the accuracy of any financial projections or forward-looking statements, or with respect to statements made or incorporated by reference in the Proxy Statement based on information derived from Parent's public SEC filings or supplied by Parent, Merger Sub or any of their respective Representatives expressly for inclusion or incorporation by reference in the Proxy Statement.

        Section 4.9    Disclosure Controls and Procedures; Internal Controls over Financial Reporting.     The Company (a) has established and maintains disclosure controls and procedures over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (b) since July 1, 2012 to the date of this Agreement, has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to the Company's auditors and the audit committee of the Company Board (i) any "significant deficiencies" or "material weakness" in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. As and to the extent described in the Company SEC Documents, the Company and the Subsidiaries of the Company have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

        Section 4.10    Absence of Certain Changes or Events.     Since April 1, 2014 and to the date of this Agreement, (a) there has not been any change, effect, development or circumstance that would constitute, individually or in the aggregate, a Company Material Adverse Effect and (b) except for matters in connection with the transactions contemplated by this Agreement, the Company and its Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice.

        Section 4.11    No Undisclosed Liabilities.     Except (a) as and to the extent reflected or reserved against in the Company's most recent consolidated balance sheet or the notes thereto included in the Company SEC Documents filed prior to the date of this Agreement, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, (c) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (d) for liabilities or obligations that would not constitute, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due, that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries.

        Section 4.12    Absence of Litigation.     There is no claim, suit, action, litigation, arbitration, mediation, proceeding or investigation (each, a "Proceeding") pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries that has had, or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries challenging or seeking to prohibit the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby. To the Knowledge of the Company, (x) no officer or director of the Company or any of its Subsidiaries is a defendant in any Proceeding in connection with his or her status as an officer or director of the Company or any of its Subsidiaries, and (y) no such Proceeding is threatened, in either case that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not be material to the Company and its Subsidiaries taken as a whole, neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any Order.

        Section 4.13    Environmental Matters.     Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by such entities of all Environmental Permits, and compliance with the terms and conditions thereof), (b) there is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (c) since July 1, 2012, the Company and its Subsidiaries have not caused or permitted and, to the Knowledge of the Company, are not otherwise liable for any Releases of Hazardous Substances on, at, in or underneath any property, whether or not currently owned or leased by the Company or any of its Subsidiaries.

        Section 4.14    Employee Benefit Plans.     (a) Section 4.14 of the Company Disclosure Letter lists the name of each material Company Benefit Plan (other than (i) Company Benefit Plans maintained or contributed to for the benefit of any current or former employees, directors, officers or consultants of the Company or any of its Subsidiaries located outside the United States that are customary in such jurisdictions, or (ii) Company Benefit Plans mandated by applicable Law). For such Company Benefits Plans, the Company has made available to Parent copies of the following: (i) the most recent Company Benefit Plan document and all amendments thereto; (ii) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if required by applicable Law) and the most recent actuarial report in respect of any Company Benefit Plan that is a single employer pension plan subject to Title IV of ERISA; (iii) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications; (iv) the most recent IRS determination, notification, or opinion letter, if any, received with respect to each applicable Company Benefit Plan; and (v) each trust agreement, insurance Contract, annuity Contract, or other funding arrangement in effect as of the date hereof and relating to any Company Benefit Plan. Except as specifically set forth in the foregoing documents made available to Parent, there are no material amendments to any Company Benefit Plan that have been adopted or approved, and neither the Company nor any of its Subsidiaries has undertaken to make any material amendments or to adopt or approve any new Company Benefit Plan.

          (b)   Each Company Benefit Plan (i) has been established, operated and administered in accordance with its terms and applicable Law, including ERISA and the Code, except for instances of noncompliance that would not constitute, individually or in the aggregate, a Company Material Adverse Effect and (ii) all contributions, premiums and other payments required to be made with respect to each Company Benefit Plan have been made on or before their due dates under applicable Law and the terms of such Company Benefit Plan or, to the extent not required to be made or paid on or prior to the date hereof, have been fully reflected on the Company's financial statements in accordance with GAAP, except, in both cases, where failure to do so would not constitute, individually or in the aggregate, a Company Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened investigations by any Governmental Authority, termination proceedings or other claims (except claims for benefits in the ordinary course) against or involving any Company Benefit Plan or asserting any rights to or claims for benefits under any Company Benefit Plan, in each case, other than any such investigations, proceedings, or claims that would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   No Company Benefit Plan is a Multiemployer Plan nor is any Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No liability under Title IV or Section 302 of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due) and other than liabilities that would not constitute, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, any of its Subsidiaries nor any other Person that, together with the Company or any of its Subsidiaries, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, an "ERISA Affiliate"), is now contributing to or has any liability to, or has at any time within the past six (6) years (and in the case of any such other Person, only during the period within the past six (6) years that such other Person was an ERISA Affiliate) contributed to or had any liability to (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a Multiemployer Plan; or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which an ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA.

          (d)   Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code or any similar provision of non-U.S. law, and the trust (if any) forming a part thereof, has received a favorable determination or opinion letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code or has satisfied the applicable requirements for qualification outside the United States, and, to the Knowledge of the Company, nothing has occurred since the date of such determination or opinion letter that would constitute, individually or in the aggregate, a Company Material Adverse Effect on such qualification or tax-exempt status.

          (e)   Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, no Company Benefit Plan provides post-termination welfare benefits, and neither the Company nor any of its Subsidiaries has any obligation to provide any post-termination welfare benefits, in each case, other than health care continuation as required by Section 4980B of the Code, ERISA or similar Law of any state or foreign jurisdiction and at no expense to the Company or any of its Subsidiaries.

          (f)    Neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan or any trust or loan related to any Company Benefit Plans that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in the amount or value of, or any payment or benefits or obligation to fund benefits with respect to any Person or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.

          (g)   Neither the Company nor any of its Subsidiaries has any obligation to indemnify, hold harmless or gross-up any individual with respect to any Tax, penalty or interest under Section 280G or 409A of the Code.

          (h)   Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, all Foreign Benefit Plans (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for specific tax treatment, meet all the requirements for such treatment and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        Section 4.15    Intellectual Property.

          (a)   Section 4.15(a) of the Company Disclosure Letter sets forth a list of all (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright applications and registrations, and (iv) Internet domain names registered or pending with any Governmental Authority; in each case, owned (unless indicated otherwise in Section 4.15(a) of the Company Disclosure Letter) by the Company or any of its Subsidiaries, as of the date hereof ("Company Registered IP"); indicating with respect to all items listed in items (i) through (iii), where applicable, the jurisdiction in which each of the items of Company Registered IP has been applied for, issued or registered, the application/registration number and the current owner of record. To the Company's Knowledge, the foregoing registrations are in effect, valid, enforceable and subsisting (unless indicated otherwise in Section 4.15(a) of the Company Disclosure Letter). Except as otherwise indicated in Section 4.15(a) of the Company Disclosure Letter, the Company and its Subsidiaries exclusively own the applications included in the Company Registered IP and exclusively own all right, title and interest in, to and under the registrations included in the Company Registered IP free and clear of any Liens other than Permitted Liens.

          (b)   As of the date of this Agreement, no current or former employee has challenged, and, to the Company's Knowledge, no circumstances exist which could reasonably be expected to lead to any such employee challenging, the Company's ownership of any material Owned Company IP.

          (c)   The Company and its Subsidiaries (i) own all right, title and interest in, to and under or (ii) have the valid right or license to use, and to the extent applicable, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, perform, display, license and dispose of all material Intellectual Property Rights as currently used or exploited by the Company and its Subsidiaries in the business of the Company or any of its Subsidiaries or the Company Products or Services, in each case, free and clear of all Liens other than Permitted Liens.

          (d)   None of the Company Owned IP is subject to any Order restricting in any material manner the use, distribution, transfer, licensing or other exploitation by the Company or any of its Subsidiaries of any material Company Owned IP or the Company's (or its applicable Subsidiary's) ownership thereof.

          (e)   The conduct of the business of the Company and its Subsidiaries, as currently conducted, and as has been conducted in the past three (3) years, does not infringe, violate or misappropriate and has not infringed, violated or misappropriated upon any Intellectual Property Rights of any other Person, except for any such infringement, violation or misappropriation that would not constitute, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received, since July 1, 2012, any written charge, complaint, claim, demand or notice, nor is there any pending or, to the Company's Knowledge, threatened action or other Proceeding, alleging any such infringement, violation or misappropriation by the Company or any of its Subsidiaries, that has not been settled or otherwise fully resolved, except for any such infringement, violation or misappropriation that would not constitute, individually or in the aggregate, a Company Material Adverse Effect. To the Company's Knowledge, no other Person has infringed, violated or misappropriated any Company Owned IP since July 1, 2012, except for any such infringement as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, and none of the Company or any of its Subsidiaries has sent any written charge, complaint, claim, demand or notice alleging such infringement, violation or misappropriation since July 1, 2012, except for any such infringement, violation or misappropriation as would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

          (f)    Each of the Company and its Subsidiaries has taken commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of material Trade Secrets included in the Company Owned IP.

          (g)   As used in this Section 4.15(g), "Open Source Materials" means any software that is licensed, distributed or conveyed under a Contract (an "Open Source License") that requires as a condition of its use, modification or distribution that it, or other software into which such software is incorporated or with which such software is distributed or that is derived from such software, be disclosed or distributed in source code form, delivered at no charge or be licensed, distributed or conveyed under the same terms as such Contract; Open Source Materials includes software licensed under the GNU's General Public License (GPL) or Lesser/Library GPL, the Mozilla Public License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License, the BSD License, a Microsoft Shared Source License, the Common Public License, the Apache License, and any license listed at www.opensource.org. The Company has not distributed, licensed or otherwise used any Open Source Materials in any manner, including by statically linking Open Source Materials with other software, that has resulted or will result in any material proprietary software owned or (other than Open Source Materials themselves, which are not materially modified from what is currently generally publically available in a manner that would include in such Open Source Materials source code that has material independent value and that was developed by or on behalf of the Company or its Subsidiaries, and such inclusion would have the effect thereon described in clauses (i) or (ii) of this sentence) used under license by the Company or its Subsidiaries, including any material game theme software or operating system software used in its electronic gaming devices or its gaming systems, being required to be (i) disclosed or distributed in source code form or (ii) delivered at no charge or otherwise being dedicated to the public.

          (h)   To the Company's Knowledge, none of the Company Products or Services or information technology systems contains any material "back door," "drop dead device," "time bomb," "Trojan horse," "virus" or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (ii) damaging or destroying any data or file without the user's consent (collectively, "Malicious Code"). The Company and its Subsidiaries have taken commercially reasonable precautions to protect the Company Products and Services and its information technology systems and networks from Malicious Code. To the Company's Knowledge, there have been no breaches of security that resulted in a disclosure of any material Trade Secrets of the Company or its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with all applicable Law regarding the security of the Company Products and Services and of the information technology systems of the Company and its Subsidiaries.

          (i)    This Section 4.15 constitutes the only representation and warranty of the Company with respect to any actual or alleged infringement or other violation of any Intellectual Property Rights of any other Person.

        Section 4.16    Taxes.     Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   All Tax Returns required by applicable Law to be filed with any taxing authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed when due (including valid extensions) in accordance with all applicable Laws and such Tax Returns are true and complete;

          (b)   The Company and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate taxing authority all material Taxes due and payable or required by applicable Law to be withheld and remitted, or (i) where payment is not yet due, has established an adequate accrual in accordance with GAAP or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established an adequate reserve in accordance with GAAP;

          (c)   There are no material Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens;

          (d)   There is no proceeding pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax;

          (e)   Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that would otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement;

          (f)    Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" as defined in Treasury Regulation §1.6011-4(b)(2);

          (g)   No written claim has been made by any taxing authority in any jurisdiction where the Company or any Subsidiary does not file Tax Returns that it or such Subsidiary thereof is, or may be, subject to Tax by that jurisdiction;

          (h)   Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation under, any Tax sharing Contract other than (i) Contracts solely among the Company and its Subsidiaries and (ii) customary Tax indemnification provisions in Contracts the primary purposes of which does not relate to Taxes; and

          (i)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for a taxable period (or portion thereof) beginning after the Merger Closing Date as a result of: (i) a change in method of accounting for a taxable period ending on or prior to the Merger Closing Date that is still open or for which the statute of limitations has not yet expired; (ii) a "closing agreement" as described in Section 7121 of the Code or any corresponding or similar provision of state, local or foreign income Tax Law, a gain recognition agreement, Tax holiday, Tax exemption, or other agreement with a Taxing authority executed on or prior to the Merger Closing Date; (iii) an intercompany transaction or excess loss account (as described in the Treasury Regulations under Section 1502 of the Code); (iv) an installment sale or open transaction disposition made on or prior to the Merger Closing Date; (v) a prepaid amount received on or prior to the Merger Closing Date, except for such amounts received in the ordinary course of business; or (vi) the dual consolidated loss provisions of Section 1503(d) of the Code.

        Section 4.17    Material Contracts.     (a) Section 4.17 of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of each Company Material Contract, a true, correct and complete copy of which has been made available to Parent. For purposes of this Agreement, "Company Material Contract" means any Contract to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected that:

              (i)  constitutes, or would be required to be filed by the Company as, a "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  creates (or governs the operation of) a joint venture, alliance or partnership that is material to the operation of the Company and its Subsidiaries, taken as whole;

            (iii)  is an acquisition agreement, asset purchase agreement, stock purchase agreement or other similar agreement entered into after July 1, 2012 and which has not yet been consummated;

            (iv)  is a Contract, other than a purchase order, with any supplier or vendor to the Company or its Subsidiaries and involves payments by the Company or its Subsidiaries to such supplier or vendor, individually or in the aggregate, in excess of $7,500,000 per year;

             (v)  with respect to any acquisition or disposition pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations, in each case that could result in payments in excess of $7,500,000;

            (vi)  relates to (A) Indebtedness having an outstanding principal amount in excess of $15,000,000, other than any such Contract solely among the Company and any of its wholly owned Subsidiaries or among any of such Subsidiaries, or (B) conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case in connection with which the aggregate actual or contingent obligations of the Company and its Subsidiaries under such contract are greater than $15,000,000;

           (vii)  other than Brand/IP License Agreements, obligates the Company or any of its Subsidiaries to make any capital commitment or capital expenditures (including pursuant to any development project or joint venture) in excess of $7,500,000 in any year;

          (viii)  obligates the Company or any of its Subsidiaries to provide indemnification or a guarantee that would reasonably be expected to result in payments in excess of $7,500,000;

            (ix)  constitutes (A) a material Brand/IP License Agreement (other than with respect to licenses for commercially available software or hardware), or (B) any other material Contract pursuant to which the Company or any of its Subsidiaries grants a license or right to use or exploit (including by means of a covenant not to sue) any Company Owned IP (other than customer contracts entered into in the ordinary course of business consistent with past practice);

             (x)  (A) other than any Contract that would otherwise be included in this clause solely because it requires the Company and its Subsidiaries to operate only in a geographic location where wager-based gaming is permitted by Law, or with a person properly licensed to sell or otherwise place wager-based games, any Contract that prohibits the Company or any of its Subsidiaries from (1) engaging or competing in any line of business, in any geographical location or with any Person or (2) selling any products or services (including Company Products or Services) of or to any other Person or in any geographic region (other than, for the avoidance of doubt, licenses, agreements and approvals with vendors, suppliers and licensors that by their terms provide for the sale of products or provision of services by the Company and its Subsidiaries in specific jurisdictions), in each case to the extent such restrictions or prohibitions are material to the Company and its Subsidiaries, taken as a whole or (B) any material Contract with a distributor or other third party serving a similar function or purpose with respect to a material gaming jurisdiction;

            (xi)  involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including commodities, emissions allowances, renewable energy credits, currencies, interest rates, foreign currency and other indices, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole; or

           (xii)  is a Material Company Lease.

          (b)   Neither the Company nor any Subsidiary of the Company is in material breach of or default (nor, to the Knowledge of the Company, is there any condition or event which, with notice or lapse of time or both, would constitute such a material breach or default) under the terms of any Company Material Contract. To the Knowledge of the Company, no other party to any Company Material Contract is in material breach of or default (nor, to the Knowledge of the Company, is there any condition or event which, with notice or lapse of time or both, would constitute such a material breach or default) under the terms of any Company Material Contract. Each Company Material Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, the Company or the relevant Subsidiary party thereto, as applicable, and, to the Knowledge of the Company, each other party thereto and is in full force and effect, except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights generally. Neither the Company nor any of its Subsidiaries has received any written notice of any material breach or default under any Company Material Contract.

        Section 4.18    Real Property.     (a) Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good and valid fee simple title to all real property owned by the Company or any of its Subsidiaries and to all of the buildings, structures and other improvements thereon (the "Owned Real Property"), free and clear of all Liens (other than Permitted Liens). Section 4.18(a) of the Company Disclosure Letter sets forth, as of the date hereof, a list of the Owned Real Property. As of the date hereof, there are no pending, or, to the Knowledge of the Company, threatened in writing, appropriation, condemnation, eminent domain or like proceedings relating to the Owned Real Property.

          (b)   Section 4.18(b) of the Company Disclosure Letter sets forth, as of the date hereof, a list of the Material Company Leases, including a street address or other description of the premises leased and the Company or Subsidiary that leases the same. Copies of all Material Company Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) have been made available to Parent. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has a good and valid leasehold interest in the real property subject to each Company Lease, free and clear of all Liens (other than Permitted Liens), and each Company Lease is in full force and effect and is the valid and binding obligation of the Company or Subsidiary that is a party thereto and, to the Knowledge of the Company, the other party (or parties) thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor any of its Subsidiaries has received any written notice of any material event of default under any of the Material Company Leases, nor to the Knowledge of the Company is there any condition or event which, with notice or lapse of time or both, would constitute a material default under a Material Company Lease.

          (c)   Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries owns or leases all of the material tangible personal property shown to be owned or leased by the Company or any of its Subsidiaries reflected in the latest audited financial statements included in the Company SEC Documents or acquired after the date thereof, free and clear of all Liens (other than Permitted Liens), except to the extent disposed of in the ordinary course of business since the date of the latest audited financial statements included in the Company SEC Documents.

        Section 4.19    Labor Matters.     Neither the Company nor any of its Subsidiaries are a party to any collective bargaining agreement with a labor union in the United States or any agreement (other than agreements applicable by Law) with any works council, labor union or other similar labor organization outside the United States. Neither the Company nor any of its Subsidiaries are the subject of any proceeding before the National Labor Relations Board or any similar labor regulatory body outside the United States asserting that the Company or any of its Subsidiaries have committed an unfair labor practice or seeking to compel the Company or any of its Subsidiaries to bargain with any labor union, nor is there pending or, to the Knowledge of the Company, threatened in writing, nor has there been for the past two years, any labor strike, walkout, work stoppage, or lockout involving the Company or any of its Subsidiaries, except for any such (i) proceeding, the outcome of which would not constitute, individually or in the aggregate, a Company Material Adverse Effect; or (ii) labor strike, walkout, work stoppage, or lockout which would not constitute, individually or in the aggregate, a Company Material Adverse Effect. As a result of the transactions contemplated by this Agreement, except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (a) are not required to provide notification to or engage in consultation with, or (b) will provide any required notification to or engage in consultation with, any labor union, works council or other similar labor union.

        Section 4.20    Insurance.     The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice. The Company and its Subsidiaries have paid, or caused to be paid, all premiums due under such policies and have not received written notice that they are in default with respect to any obligations under such policies other than as would not constitute, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, any of the Company or any of its Subsidiaries, other than as would not constitute, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, all material claims of the Company and its Subsidiaries under any insurance policy maintained by the Company or any of its Subsidiaries have been reported to the applicable insurer.

        Section 4.21    Suppliers and Customers.     Section 4.21 of the Company Disclosure Letter sets forth the names of the 10 largest customers of the Company and its Subsidiaries (as measured by billings for the twelve-month period ended on June 30, 2014) and the 10 largest suppliers and/or vendors of the Company and its Subsidiaries (as measured by aggregate cost of items or services purchased for the twelve-month period ended on June 30, 2014). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (a) has been notified in writing of any (i) dispute with any such customer, supplier or vendor or (ii) breach of any Contract with such party by the Company or its Subsidiaries, that, in either case, would be material and adverse to the Company and its Subsidiaries, taken as a whole, or (b) has been notified in writing by any such customer, supplier or vendor that it intends or is threatening to terminate or otherwise materially and adversely alter the terms of its business with the Company or any of its Subsidiaries. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has notified any such customer, supplier or vendor in writing of any material dispute or material breach of any such Contract by such customer, supplier or vendor.

        Section 4.22    Questionable Payments.     Except as would not be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their respective Representatives acting or purporting to act on behalf of the Company; provided, that, with respect to Representatives other than directors, officers or employees of the Company, such Representatives were acting with intent to benefit the Company) has (a) used or is using any corporate funds or other assets for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (b) violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

        Section 4.23    Voting Requirements.     Assuming the accuracy of the representation in Section 5.11, the Requisite Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary under the Charter and Bylaws and by Law (including the NRS) for the Company to enter into this Agreement and consummate the transactions contemplated hereby (including the Merger).

        Section 4.24    Opinion of Financial Advisor.     The Company Board has received the opinion of Macquarie Capital (USA) Inc. ("Macquarie Capital") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and subject to the matters set forth in such opinion, the consideration to be received by the holders (other than Parent, Merger Sub and their respective Affiliates) of outstanding Company Common Stock pursuant to this Agreement is fair to such holders from a financial point of view.

        Section 4.25    Takeover Statutes.     Assuming the accuracy of the representation contained in Section 5.11, the Company Board has taken all action necessary to render inapplicable NRS 78.378 - 78.78.3798 and NRS 78.438 - 78.444 as they relate to the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and no other state anti-takeover statute or regulation, any takeover-related provision in the Charter or Bylaws, nor any stockholder rights plan or similar agreement is applicable to Parent, this Agreement or the Merger that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger.

        Section 4.26    Brokers.     No broker, finder or investment banker (other than Macquarie Capital and Groton Partners LLC) is entitled to any brokerage, finder's or other fee or commission from the Company or any of its Subsidiaries in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent, solely for informational purposes, complete and correct copies of all letter agreements between the Company and Macquarie Capital, and the Company and Groton Partners LLC, pursuant to which Macquarie Capital or Groton Partners LLC could be entitled to any payment from the Company or any of its Subsidiaries in connection with the Merger and the other transactions contemplated hereby.

        Section 4.27    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article IV, none of the Company or any of its Affiliates nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub, Financing Sub or their respective Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub, Financing Sub or their Representatives or Affiliates or any other Person resulting from Parent's, Merger Sub's, Financing Sub's or their Representatives' or Affiliates' use of any information, documents, projections, forecasts of other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room for Project University run by IntraLinks, Inc. and maintained by the Company for purposes of the transactions contemplated by this Agreement (the "Electronic Data Room"), teaser, marketing material, confidential information memorandum, management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV. Except with respect to the representations and warranties of Parent, Merger Sub and Financing Sub expressly set forth in Article V and Section 9.15, there is and has been no reliance by the Company, its Affiliates or any of their respective Representatives on any express or implied representation or warranty of Parent, Merger Sub or Financing Sub in connection with the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in the corresponding section of the separate disclosure letter which has been delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter") (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article V for which it is reasonably apparent on its face that such information is relevant to such other representation and warranty), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        Section 5.1    Organization and Qualification; Subsidiaries.     Each of Parent and Merger Sub is a corporation duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not constitute, individually or in the aggregate, a Parent Material Adverse Effect. True and correct copies of the organizational or governing documents of Parent and Merger Sub (the "Parent Organizational Documents") have previously been provided to the Company.

        Section 5.2    Authority Relative to Agreement.     Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger and the Debt Financing. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger and the Debt Financing, have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub (and, with respect to Merger Sub, by its sole stockholder), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger and the Debt Financing (other than, with respect to the consummation of the Merger, the filing of the Articles of Merger with the Secretary of State). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights, and to general equitable principles).

        Section 5.3    No Conflict; Required Filings and Consents.     (a) None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, including the Merger and the Debt Financing, or performance of their obligations hereunder will (i) conflict with or violate the Parent Organizational Documents, (ii) assuming all Gaming Approvals have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than, in the case of the Debt Financing, any Lien required or permitted thereunder) on any of the properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or Merger Sub is bound, other than, in the case of clauses (ii) and (iii), for any such violation, breach, default, right, termination, amendment, acceleration, or cancellation that would not constitute, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including the Merger and the Debt Financing, or performance of their obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) compliance with, and the filing of a premerger notification and report form by the Company under, the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under applicable Foreign Antitrust Laws, (iii) the filing of the Articles of Merger with the Secretary of State, the other filings required under the NRS by the Secretary of State and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such material consents, registrations, declarations, notices or filings as are required to be made or obtained under applicable Gaming Laws (including with respect to the lottery-related activities of Parent and its Subsidiaries), (v) any filings required under the rules of Nasdaq, and (vi) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not constitute, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.4    Absence of Litigation.     As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened in writing against either Parent or Merger Sub as would constitute, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.5    Absence of Certain Agreements.     Neither Parent nor any of its Affiliates has entered into any Contract, or authorized, committed or agreed to enter into any Contract, pursuant to which: (a) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (b) any stockholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal or (c) any third party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Merger.

        Section 5.6    Information Supplied.     None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first provided to the Company, in each case, if applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement.

        Section 5.7    Financing.     (a) Parent has delivered to the Company true, correct and complete copies of the fully executed debt commitment letter and Fee Letter from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. (collectively, the "Lenders"), dated as of the date hereof (including all exhibits, schedules, annexes and amendments thereto as of the date of this Agreement and together with the related Fee Letter, collectively, the "Debt Commitment Letters"), pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to lend the amounts set forth therein to Financing Sub for the purpose of refinancing Parent's existing senior secured credit facility (to the extent necessary) and funding the transactions contemplated by this Agreement (the "Debt Financing"); provided, however, that solely in the case of the Fee Letter, accurate and complete copies have been delivered to the Company with only the portions thereof addressing fees payable to the Financing Sources, pricing caps, securities demand, economic flex terms and other economic terms redacted.

          (b)   All of the Debt Commitment Letters, in the forms provided to the Company by Parent (except to the extent amended or replaced in accordance with the terms of this Agreement), and any definitive agreements with respect to the Debt Financing (which definitive agreements, whether entered into before or after the date of this Agreement (but if entered into after the date hereof, only to the extent entered into in compliance with the first sentence of Section 6.11(d) or Section 6.11(b)(i)), are referred to collectively in this Agreement as the "Financing Agreements") are, or in the case of Financing Agreements entered into after the date of this Agreement will be, in full force and effect and are, or in the case of Financing Agreements entered into after the date of this Agreement will be, legal, valid and binding obligations of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable against Parent (and, to the Knowledge of Parent, the other parties thereto) in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights, and to general equitable principles). As of the date of this Agreement, no Debt Commitment Letter or Financing Agreement has been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated. Parent has delivered to the Company an accurate and complete copy of each Financing Agreement, if any, entered into on or prior to the date of this Agreement.

          (c)   As of the date of this Agreement, (i) neither Parent nor Merger Sub nor, to the Knowledge of Parent, any other counterparty thereto is in breach of any of its covenants or other obligations set forth in, or is in default under, any of the Debt Commitment Letters or Financing Agreements, and (ii) to Parent's Knowledge, assuming the satisfaction of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c), no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (A) constitute or result in a breach or default on the part of any Person under any of the Debt Commitment Letters or Financing Agreements, (B) constitute or result in a failure to satisfy a condition precedent or other contingency set forth in any of the Debt Commitment Letters or Financing Agreements, (C) make any of the assumptions or any of the statements set forth in the Debt Commitment Letters inaccurate in any material respect or (D) otherwise result in any portion of the Debt Financing not being available. As of the date of this Agreement, neither Parent nor Merger Sub has received any notice or other communication from any party to any of the Debt Commitment Letters or Financing Agreements with respect to (i) any actual or potential breach or default on the part of Parent, Merger Sub or any other party to any of the Debt Commitment Letters or Financing Agreements, or (ii) any intention of such party to terminate any of the Debt Commitment Letters or Financing Agreements or to not provide all or any portion of the Debt Financing. Parent and Merger Sub (both before and after giving effect to any "market flex" provisions contained in the Debt Commitment Letters and Financing Agreements): (x) have no reason to believe that, assuming the satisfaction of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c), they will not be able to satisfy on a timely basis each term and condition relating to the closing or funding of the Debt Financing; and (y) know of no fact, occurrence, circumstance or condition that, assuming the satisfaction of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c),would reasonably be expected to (1) cause any of the Debt Commitment Letters or Financing Agreements to terminate, to be withdrawn, modified, repudiated or rescinded or to be or become ineffective, except in accordance with its terms or (2) otherwise cause the full amount (or any portion) of the funds contemplated to be available under the Debt Commitment Letters to not be available to Parent and Merger Sub on a timely basis (and in any event as of the Merger Closing). Parent and/or Merger Sub have fully paid any and all commitment fees or other fees or deposits required by the Debt Commitment Letters to be paid on or before the date of this Agreement.

          (d)   Assuming the satisfaction of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c), the aggregate proceeds from the Debt Financing constitute all of the financing required for the consummation of the transactions contemplated by this Agreement and are sufficient in amount to provide Parent and Merger Sub with the funds necessary for Parent and Merger Sub to consummate the transactions contemplated hereby and to satisfy their respective obligations under this Agreement, including for Parent and Merger Sub to pay the aggregate Merger Consideration, the aggregate Option Cash Payments, the aggregate Restricted Award Payments, the aggregate Performance Unit Payments, and the aggregate amount of any repayment or refinancing of debt contemplated by this Agreement or the Debt Commitment Letters (including as contemplated by Section 6.16) and the payment of all fees, costs and expenses to be paid by Parent, Merger Sub or the Surviving Corporation related to the transactions contemplated by this Agreement, including such fees and expenses relating to the Debt Financing (such amounts, collectively, the "Required Payment Amount").

          (e)   There are no conditions precedent or other contingencies to the obligation of any party to any of the Debt Commitment Letters or Financing Agreements to fund the full amount (or any portion) of the Debt Financing, or that would reasonably be expected to reduce the aggregate amount of the Debt Financing, including any condition or other contingency relating to the availability of any "market flex" provisions, other than as expressly set forth in the Debt Commitment Letters as in effect on the date hereof (the "Disclosed Conditions"). Other than the Disclosed Conditions, no Financing Source or other Person has any right to impose, and none of Parent, Merger Sub, the Company or any Subsidiary obligor have any obligation to accept, any condition precedent to any funding of the Debt Financing nor any reduction to the aggregate amount available under the Debt Commitment Letters (nor any term or condition which would have the effect of reducing the aggregate amount available under the Debt Commitment Letters), except in accordance with their respective terms. There are no side letters and (except for the Debt Commitment Letters and the Financing Agreements) there are no agreements, contracts, arrangements or understandings, whether written or oral, with any Lender, Financing Source or other Person relating to the Debt Financing or the Debt Commitment Letters that could affect the availability of the Debt Financing.

          (f)    Except with respect to the Persons set forth in Section 5.7(f) of the Parent Disclosure Letter, none of Parent, Merger Sub or any of their respective Affiliates or Representatives has entered into any contract, agreement or understanding (i) that conditioned the awarding to any agent, broker, investment banker or financial advisor of any financial advisory role in connection with the transactions contemplated hereby on such person agreeing to advise any of Parent, Merger Sub or any of their respective Affiliates or Representatives on an exclusive basis in connection with the Merger or the other transactions contemplated hereby or any Acquisition Proposal or (ii) prohibiting or seeking to prohibit any bank or investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or its Subsidiaries or in connection with the Merger or the other transactions contemplated hereby or any Acquisition Proposal.

          (g)   Notwithstanding anything to the contrary contained herein, the Company agrees that a breach of the representation and warranties set forth in this Section 5.7 shall not result in the failure of a condition precedent to the Company's obligations under this Agreement, if (notwithstanding such breach) Parent and Merger Sub are willing and able to (and actually do) consummate the Merger on the Merger Closing Date in accordance with the terms of this Agreement.

        Section 5.8    Capitalization of Merger Sub.     As of the date of this Agreement, the authorized share capital of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 100 of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated by this Agreement (including the Debt Financing).

        Section 5.9    Gaming Approvals and Licensing Matters.     None of Parent, Merger Sub or, to the Knowledge of Parent, any of their respective officers, directors or Affiliates, any existing beneficial owner of five percent (5%) or more of the voting stock of Parent, or any lender under the Debt Commitment Letters, in each case who or which will be required to be licensed or found suitable under applicable Gaming Laws in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, has ever been denied a gaming license, approval, or related finding of suitability by any Gaming Authority, or had any gaming license or approval revoked or suspended. As of the date hereof, to the Knowledge of Parent, there are no facts or circumstances with respect to Parent, Merger Sub or any of their respective Affiliates insofar as such Affiliate-owned interest would be attributable to Parent or Merger Sub under any applicable Gaming Law, that would prevent or materially delay receipt of any Gaming Approvals.

        Section 5.10    Solvency.     Assuming the satisfaction of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c), each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, including the Debt Financing, any Alternative Financing and the payment of the Required Payment Amount, be Solvent at and immediately after the Effective Time. For the purposes of this Agreement, the term "Solvent" means that, as of any date of determination and with respect to any Person: (a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (b) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (c) such Person and its Subsidiaries, taken as a whole, do not have debts including current obligations beyond their ability to pay or refinance such debts as they mature in the ordinary course of business; provided, however, for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

        Section 5.11    NRS 78.378 to 78.3793 and NRS 78.411 to 78.444; Ownership of Company Securities.     None of Parent, Merger Sub or any of their respective Subsidiaries, nor the "affiliates" or "associates" of any of them is, nor at any time during the last two (2) years has any such Person been, an "interested stockholder" of the Company, in each case as such term is defined in NRS 78.3787 and NRS 78.423. None of Parent, Merger Sub or any of their respective Subsidiaries beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of the Company.

        Section 5.12    Management Agreements.     As of the date hereof, neither Parent or Merger Sub nor any Representative of Parent or Merger Sub has (a) entered into any employment agreement with any of the Company's directors, officers or employees, (b) offered employment to any of the Company's directors, officers or employees, (c) had negotiations with any of the Company's directors, officers or employees regarding employment after the Merger Closing or (d) sold, or offered to sell, any direct or indirect equity interest in the Company to any of the Company's directors, officers or employees.

        Section 5.13    Brokers.     Other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., each of whose fees and expenses shall be borne solely by Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 5.14    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article V, none of Parent, Merger Sub or any of their respective Affiliates nor any other Person on behalf of any of them makes any express or implied representation or warranty with respect to Parent, Merger Sub or their respective businesses or with respect to any other information provided, or made available, to the Company or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Except with respect to the representations and warranties of the Company expressly set forth in Article IV, there is and has been no reliance by the Parent, Merger Sub, Financing Sub, any of their Affiliates or any of their respective Representatives on any express or implied representation or warranty of the Company in connection with the transactions contemplated hereby.

ARTICLE VI

COVENANTS AND AGREEMENTS

        Section 6.1    Conduct of Business by the Company Pending the Merger.     Between the date of this Agreement and the earliest to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as may be required by Law, (b) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (c) as required pursuant to this Agreement, or (d) as set forth in Section 6.1 of the Company Disclosure Letter, (x) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course and, subject to the proviso in Section 6.3(a), to the extent consistent therewith, use commercially reasonable efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and employees and to preserve its relationships with material Governmental Authorities (including applicable Gaming Authorities), customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with it, and to preserve the goodwill of and maintain satisfactory relationships with those Persons having business relationships with the Company or any of its Subsidiaries; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of this Section 6.1 shall be deemed a breach of clause (x) unless such action would constitute a breach of such specific provision; and (y) the Company shall not and shall not permit any of its Subsidiaries to:

          (a)   amend or otherwise change the Charter or the Bylaws (or, in any material respect, such equivalent organizational or governing documents of any of the Subsidiaries of the Company);

          (b)   except for transactions among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries, or as otherwise contemplated in Section 6.1(d) and Section 6.1(e) of the Company Disclosure Letter, issue, sell, pledge, dispose, encumber or grant any shares of capital stock (or other equity interests) of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares of capital stock (or other equity interests) or rights settled in cash or other property based in whole or in part on the value of such shares of capital stock (or other equity interests); provided, however that the Company may issue shares of Company Common Stock (i) upon the exercise of any outstanding Company Option or the vesting and settlement of any outstanding Performance Unit or Company Restricted Stock Unit, in each case, issued prior to the date hereof, and (ii) pursuant to employment agreements, offer letters and Company Plans, each as in effect on the date hereof;

          (c)   (i) declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its Subsidiaries' capital stock (or other equity interests), other than dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company; (ii) split, combine, reclassify or amend the terms of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries; or (iii) redeem, purchase or otherwise acquire any shares of the Company's capital stock or other equity interests or securities except for repurchases of Company Common Stock of an employee prior to the lapse of any vesting period upon termination of such employee's employment or any other repurchases, in each case, to the extent required or allowed under any Company Plan;

          (d)   except as and to the extent required pursuant to the Company Benefit Plans in effect as of the date hereof or as otherwise required by Law, (i) increase the compensation or other benefits payable or to become payable to employees (other than any such increase that is not material, individually or in the aggregate, provided that such increases shall not exceed $100,000 in the aggregate), directors or executive officers of the Company or any of its Subsidiaries or grant any new, or amend any existing short or long term incentive compensation awards or accelerate the time of vesting, funding or payment of any amounts except for (A) merit or promotion-based increases in base salary for employees (other than executive officers) as part of the normal review process conducted each year and market-based increases in base salary for employees (other than executive officers) in the ordinary course of business that are reasonably determined to be required to retain critical employees, (B) cost of living increases in base salary for employees, including executive officers, (C) the determination of the level of achievement and payment in cash of annual bonuses in respect of the Company's fiscal year ending June 30, 2014, and (D) setting of performance criteria for annual bonuses in respect of the Company's fiscal year ending June 30,

  2015, in the case of each of (A),(B), (C) and (D), in the ordinary course of business consistent with past practice, including in respect of the timing of any such determinations and payments, except in accordance with the parameters set forth in Section 6.1(d) of the Company Disclosure Letter, (ii) grant any severance or termination pay to, or enter into any severance agreement with, any employee, director or executive officer of the Company or any of its Subsidiaries, except that the Company may pay severance in the ordinary course of business consistent with past practice as reflected on Section 6.1(d) of the Company Disclosure Letter up to a maximum aggregate monthly amount of $500,000 to employees other than employees who are at or above the level of senior vice president or have annual base salary of more than $250,000, (iii) enter into any employment agreement or offer letter other than (A) customary employment agreements and offer letters for internationally located new hires in the ordinary course of business or as customary in the applicable jurisdiction or as required by applicable Law, (B) offer letters and employment agreements with new hires in the United States (x) for individuals who (1) would not be senior vice presidents or above or (2) receive an annual base salary of $250,000 or less, to the extent necessary to (I) replace a departing employee and providing for compensation and benefits consistent with that provided to the departing employee or (II) to fill a newly created position that is required for legitimate business purposes and providing compensation and benefits which would generally be provided to similarly-situated employees of the Company, or (y) for offer letters to new hires or employment agreements providing for employment terminable on less than thirty (30) days' notice without penalty or except as required by applicable Law, and (C) for extension of employment agreements, other than employment agreements with senior vice presidents (or above), in the ordinary course of business consistent with past practice and without an increase (except as otherwise permitted under this Section 6.1(d)) in compensation or benefits, (iv) establish, adopt, enter into or amend any Company Benefit Plan (or arrangement that would be a Company Benefit Plan were it effective as of the date hereof) or other plan, trust, fund, policy or arrangement maintained for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case, (A) amendments as would not result in a material increase to the Company in the cost of maintaining such plan, trust, fund, policy or arrangement and does not result in a disproportionate increase in the compensation or benefits to which any executive officer is entitled, (B) amendments to health plans in the United States, as would not result in (x) a material increase to the Company in the cost of maintaining those health plans or (y) a material increase in the compensation or benefits to which employees of the Company or its Subsidiaries are entitled, including not disproportionately affecting the compensation or benefits of the Company's executive officers, or (C) as may be required by applicable Law, or (v) enter into any new, or amend any existing, collective bargaining agreement, except as may be required by applicable Law;

          (e)   grant, confer or award, or accelerate the vesting or settlement of, options, convertible securities, restricted stock, restricted stock units or other rights to acquire any capital stock of the Company or any of its Subsidiaries or any equity-based award based in whole or in part on the capital stock of the Company or any of its Subsidiaries, whether settled in cash, securities or other property, or take any action not otherwise contemplated by this Agreement to cause to be exercisable any otherwise unexercisable option under any existing stock plan (except as otherwise permitted to be granted in accordance with the parameters set forth on Section 6.1(e) of the Company Disclosure Letter);

          (f)    acquire (including by merger, consolidation, or acquisition of stock or assets), any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except with respect to any acquisition of a majority interest in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets with a purchase price (assuming payment of all contingent consideration, retention payments and other similar payments) not exceeding $20,000,000 in the aggregate with all other such acquisitions (including, for the avoidance of doubt, any acquisitions pursuant to agreements of the type described in Section 4.17(a)(iii));

          (g)   dispose of, transfer, lease, license, mortgage, pledge or encumber any material assets of the Company and its Subsidiaries (other than Company Owned IP or Licensed IP Rights), taken as a whole, other than in the ordinary course of business consistent with past practice or pursuant to Contracts in effect as of the date hereof;

          (h)   dispose of, transfer, lease, license, covenant not to sue, mortgage or pledge any Patents included in Company Owned IP or any other material Company Owned IP or material Licensed IP Rights (other than (i) grants of non-exclusive licenses or covenants not to sue in the ordinary course of business consistent with past practice (excluding grants, directly or indirectly, of material, individually or in the aggregate, licenses to or covenants not to sue competitors) and (ii) exclusive licenses that may be terminated on 90 days' or less notice);

          (i)    (i) include any Company Owned IP in any patent pool or subject any Company Owned IP to a license or covenant not to sue, or an obligation to grant a license or covenant not to sue, as part of a patent pool or (ii) otherwise include any Company Owned IP in any arrangement with a competitor of the Company or any of its Subsidiaries under which Company Owned IP may be licensed (including by means of a covenant not to sue) to Third Parties together with any Intellectual Property owned by such competitor; provided, that, the Company shall be permitted to enter into immaterial, individually or in the aggregate, arrangements (A) in connection with its interactive business or (B) to the extent such arrangements do not extend the scope of such arrangements in any significant means, or extend the existing term of such arrangements by more than twelve (12) months beyond the maturity date (as of the date hereof) of such arrangements;

          (j)    abandon, allow to lapse or fail to maintain any Company Registered IP, except in the ordinary course of business consistent with past practice;

          (k)   other than in the ordinary course of business consistent with past practice, enter into any exclusive supply or license arrangement that would be material to the Company and its Subsidiaries, taken as a whole, that would have a term extending beyond July 31, 2015 or that would involve any material advances, upfront payments or similar commitments;

          (l)    incur any Indebtedness or guarantee any Indebtedness for any Person (other than guarantees of Indebtedness of the Company or any of its Subsidiaries), except for Indebtedness (i) incurred under the Credit Facility, in each case, so long as following such incurrence the Company's consolidated net Indebtedness (measured as Indebtedness for borrowed money less unrestricted cash and cash equivalents (excluding any cash and cash equivalents obtained through such incurrence), it being understood that the outstanding face amount of any letters of credit issued after the date of this Agreement shall be counted as Indebtedness for borrowed money for purposes of this calculation) is equal to or less than $1,875,000,000 or (ii) with respect to undrawn letters of credit issued in the ordinary course of business consistent with past practice;

          (m)  (i) loan (other than customer financing in the form of extended payment terms in the ordinary course of business consistent with past practice), advance, invest or make a capital contribution to or in any Person, other than a Subsidiary of the Company, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than support arrangements for Subsidiaries of the Company consistent with past practice), (iii) make or agree to make any capital expenditures except to the extent set forth in Section 6.1(m)(iii) of the Company Disclosure Letter (other than capital expenditures in an amount not to exceed $5,000,000 in the aggregate), or (iv) enter into any material new line of business outside of its existing business or engage in the conduct of business that would require the receipt of any additional consents, approvals (including Gaming Approvals) or authorizations of a Governmental Authority (including a Gaming Authority) in connection with the consummation of the Merger and the transactions contemplated hereby;

          (n)   (A) materially modify, amend, cancel or terminate or waive, release or assign any material rights or claims with respect to, any Company Material Contract or enter into any Contract which, if entered into prior to the date hereof, would be a Company Material Contract, in each case, other than (i) in the case of Company Material Contracts other than of the type described in Section 4.17(a)(x), in the ordinary course of business consistent with past practice, (ii) which would be a Brand/IP License Agreement or (iii) Contracts entered into in compliance with Section 6.1(f) or (B) enter into any Contract that following consummation of the Merger could reasonably be expected to restrict or otherwise bind Parent or any of its Affiliates (other than the Company and its Subsidiaries) and that (x) contains "most favored nation" or similar provisions for the benefit of any third party or (y) contains discount, incentive or other similar arrangements that following consummation of the Merger would (or under certain circumstances could) obligate Parent or any of its Affiliates to provide products or services to a third party at a cost below Parent's or such Affiliate's ordinary retail pricing for such product or service;

          (o)   materially modify, amend, or terminate any material Brand/IP License Agreement (other than with respect to licenses for commercially available software or hardware or in the ordinary course of business consistent with past practice) or enter into any new Brand/IP License Agreement with (A) a term of more than seven (7) years or (B) a guarantee or advance (or similar payment) of more than $4,000,000, with respect to an individual license agreement, or $8,000,000, with respect to all license agreements in the aggregate;

          (p)   make any material change in accounting in effect at March 31, 2014, except (i) as required by GAAP (or any interpretation or enforcement thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), or (ii) as required by a change in applicable Law;

          (q)   waive, release, assign, settle or compromise any (X) governmental complaint or Proceeding (other than Proceedings related to Taxes, which are subject to Section 6.1(r)) or (Y) claims, liabilities or obligations arising out of, related to or in connection with litigation (other than litigation concerning this Agreement) or other Proceedings other than settlements of, or compromises for, any such litigation or other Proceedings where the amounts paid or to be paid (A) do not exceed established reserves (excluding accrued legal fees and expenses) for such Proceedings as of June 30, 2014, as made available to Parent, by more than $5,000,000 or (B) are funded, subject to payment of a deductible, by insurance coverage maintained by the Company and its Subsidiaries without any actual or reasonably expected material increase in the premiums due under such policies and, in each case, such settlement or compromise does not include any material non-monetary remedies;

          (r)   except as required by applicable Law or the published interpretation or enforcement thereof, make or rescind any material Tax election, change any material Tax method, file any amended Tax Return that is material, or settle or compromise any material federal, state, provincial, local or foreign income Tax liability, other than in the ordinary course of business;

          (s)   fail to maintain insurance consistent with past practice for the business of the Company and its Subsidiaries, taken as a whole;

          (t)    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company; or

          (u)   enter into any written agreement to do any of the foregoing.

        Section 6.2    Proxy Statement; Stockholders' Meeting.

          (a)    Preparation and Filing of Proxy Statement.    As promptly as reasonably practicable following the date of this Agreement (and in any event no later than the later of (x) twenty-five (25) calendar days after the date of this Agreement or (y) ten (10) Business Days after the filing of the Company's Form 10-K for the fiscal year ended June 30, 2014), the Company shall prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders' Meeting (together with any amendments or supplements thereto, the "Proxy Statement"). Except as expressly contemplated by Section 6.5(c) or Section 6.5(d), the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response (which comments shall be provided promptly and be reasonably considered).

          (b)    Covenants of Parent with Respect to the Proxy Statement.    Parent shall furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders' Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)    Mailing of Proxy Statement; Stockholders' Meeting.    The Company shall, as promptly as practicable (and in any event within ten (10) Business Days following the Proxy Statement Clearance Date), (x) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the "Stockholders' Meeting") and (y) mail to the holders of Company Common Stock as of the record date established for the Stockholders' Meeting a Proxy Statement (such date, the "Proxy Date"). The Company shall duly call, convene and hold the Stockholders' Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Company, in its reasonable judgment and following consultation with Parent, shall determine the length of any period for the solicitation of proxies from its stockholders and, furthermore, that the Company may postpone, recess or adjourn the Stockholders' Meeting: (i) with the consent of Parent, (ii) for the absence of a quorum or (iii) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary or advisable under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company's stockholders prior to the Stockholders' Meeting. Once the Company has established a record date for the Stockholders' Meeting, the Company shall not change such record date or establish a different record date for the Stockholders' Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Bylaws. Unless the Company Board shall have effected a Change in Recommendation, the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Stockholders' Meeting are solicited in compliance with all applicable Laws and all rules of the NYSE.

          (d)    Amendments to Proxy Statement.    If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company's or Parent's Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

        Section 6.3    Appropriate Action; Consents; Filings.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall (and shall cause each of their applicable Affiliates and Subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and use its reasonable best efforts to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, each of the parties agree to use its respective reasonable best efforts to (i) cause the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable, (ii) obtain all necessary consents, approvals, orders, waivers, finding of suitability and authorizations of, actions or nonactions by, any Governmental Authority (including Gaming Authorities) or any third party necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger and make all necessary registrations, declarations and filings with, and notices to, any Governmental Authorities (including pursuant to the HSR Act any other applicable Antitrust Law necessary to start any applicable waiting period and including under Gaming Laws) and take all reasonable steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; provided, that, in no event shall the Company or any of its Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty or other consideration to obtain any consent, approval, order, waiver or authorization in connection with the transactions contemplated by this Agreement, including the Merger, under any Contract other than de minimis amounts or amounts that are advanced or reimbursed substantially simultaneous by Parent and (iii) execute and deliver any additional instruments necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. In no event shall the Company (A) be required to agree to take or enter into any action which is not conditioned upon the consummation of the Merger or (B) agree to any obligation or concession or other action relating to the Antitrust Approval or the Required Gaming Approvals without the prior written consent of Parent; provided, that, notwithstanding the foregoing, it is understood and agreed that any failure by the Company to agree to any such obligation or concession by reason of Parent's withholding its written consent from the Company to do so shall not constitute a breach by the Company of this Section 6.3. Notwithstanding anything to the contrary in the foregoing or elsewhere in this Agreement, it is understood and agreed that neither Parent nor Merger Sub shall be required to accept, make or take (or cause its applicable Affiliates or Subsidiaries to accept, make or take) any Divestiture Action in connection with the matters contemplated by this Section 6.3 or otherwise (x) unless such Divestiture Action is conditioned on the consummation of the Merger, and (y) to the extent that such Divestiture Action, individually or in the aggregate with all other Divestiture Actions, would or would reasonably be expected to result in the loss of more than $85,000,000 in revenues on a consolidated basis for Parent and its Subsidiaries (including the Company and its Subsidiaries) for the most recently ended twelve month period ending as of the last day of Parent's most recently completed fiscal quarter (provided, that if the last day of such period is after December 31, 2014, such period will be deemed to have ended on December 31, 2014).

          (b)   Each of the Company, Parent and Merger Sub agrees (i) promptly after the date hereof, but in any event within ten (10) Business Days following the date hereof, to file all Notification and Report Forms required under the HSR Act with respect to the transactions contemplated hereby, (ii) to file all other notifications required under any other Antitrust Law or any Gaming Law with respect to this Agreement and the transactions contemplated hereby, including the Merger, (including all required initial applications and documents in respect of officers and directors and Affiliates in connection with obtaining the Gaming Approvals (and where appropriate indications of further information to come by supplementary filing)) as soon as reasonably practicable (and in any event within thirty (30) days following the date hereof with respect to the Required Gaming Approvals), (iii) to supply as promptly as reasonably practicable any additional information and documentary material in its possession that may be requested pursuant to the HSR Act, any other Antitrust Law or any Gaming Law, and (iv) to use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with, and subject to, the other provisions of this Section 6.3, to (A) cause the expiration or termination of the applicable waiting periods under the HSR Act or any other Antitrust Law as promptly as reasonably practicable, including, if possible under applicable Law, by requesting early termination thereof, and (B) obtain all Gaming Approvals required to permit the parties hereto to consummate the transactions contemplated by this Agreement or necessary to permit Parent to acquire, own and operate the Company. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referred to in Section 6.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, any other Antitrust Law or any Gaming Law, use reasonable best efforts to (A) cooperate in good faith in devising and implementing the strategy for obtaining any necessary clearances under any Antitrust Laws or Gaming Laws, (B) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (C) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby (other than to the extent relating to private or personal information pertaining to any individual which may remain confidential); and (D) reasonably permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference, where reasonably practicable to do so, with, any Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences (telephonic or in person), where reasonably practicable to do so and in good faith take the other party's views into account regarding the overall strategic direction of obtaining such clearances; provided, that, Parent, after prior, good faith consultation with the Company and after considering, in good faith, the Company's views and comments, shall have the principal responsibility for devising and implementing the strategy for obtaining any of the Antitrust Approvals or Required Gaming

  Approvals and shall take the lead in all meetings and communications with, or Proceeding involving, any Governmental Authority in connection with obtaining the Antitrust Approval and the Required Gaming Approvals; provided, however, that the consent of each party shall be required prior to the taking of any action (including the failure to take any such action) in connection with obtaining the Antitrust Approval or any Required Gaming Approvals if such action (or failure to act) would be reasonably likely to materially delay, or materially impair the likelihood of obtaining, any such approvals.

          (c)   In furtherance and not in limitation of the covenants of the parties contained in Section 6.3(a) and Section 6.3(b), subject to the last sentence of Section 6.3(a), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or Gaming Law or if any Proceeding, whether judicial or administrative, is instituted (or threatened in writing to be instituted) by any Governmental Authority or any other private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or Gaming Law or which would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement, each of Parent and the Company shall, subject to the other provisions of this Section 6.3 (including the last two sentences of Section 6.3(a)), use reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and taking, or agreeing to take, a Divestiture Action.

        Section 6.4    Access to Information; Confidentiality.     From the date of this Agreement to the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company will, and will cause its Subsidiaries and their respective Representatives to, provide to Parent and its authorized Representatives (x) reasonable access during normal business hours and upon reasonable prior notice from Parent to their respective personnel, facilities, properties, books, contracts and records as Parent may reasonably request and (y) such financial and operating data of the Company and its Subsidiaries and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide access to, or cause its Subsidiaries to provide access to, or disclose (a) any information or documents which would (in the reasonable judgment of the Company) be reasonably likely to (i) constitute a waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries, (ii) violate any applicable Laws (and the Company shall be permitted to implement customary "clean-room" or other similar arrangements if the Company reasonably determines, upon advice of outside counsel, that such arrangements are necessary to comply with applicable Law), (iii) unreasonably disrupt the businesses and operations of the Company or any of its Subsidiaries, or (iv) breach any agreement of the Company or any of its Subsidiaries with any Third Party; provided, that each party shall use its reasonable best efforts to obtain any required consents and take such other reasonable action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure; or (b) if the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties in a litigation, any information that is reasonably pertinent thereto. All information exchanged pursuant to this Section 6.4 shall be subject to the Confidentiality Agreement and the parties shall comply with, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to comply with, all of their respective obligations thereunder.

        Section 6.5    Acquisition Proposals.     (a) Except as otherwise provided in this Section 6.5, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company will not, nor shall it authorize or permit any of its Subsidiaries to, and will use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or facilitate (including by way of providing non-public information) the making of any Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal, or (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.5, engage in negotiations or substantive discussions with, or furnish any nonpublic information to, any Third Party relating to an Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal; provided, however, that the Company may ascertain facts from the party making such Acquisition Proposal for the sole purpose of the Company Board informing itself about the Acquisition Proposal and the party making it. The Company shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to an Acquisition Proposal, immediately request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives.

          (b)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the date that the Requisite Stockholder Approval is obtained at the Stockholders' Meeting, in the event that the Company receives a written Acquisition Proposal, which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 6.5, the Company and the Company Board and their Representatives may, subject to compliance with this Section 6.5(b), (A) engage in negotiations or substantive discussions (including, as a part thereof, making counterproposals) with, or (B) furnish any information and other access to, any Third Party making such Acquisition Proposal and its Representatives or potential sources of financing if the Company Board determines in good faith, after consultation with the Company's outside legal and financial advisors, and based on information then available, that such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal; provided, that (x) prior to furnishing any material nonpublic information, the Company receives from such Third Party an executed Acceptable Confidentiality Agreement and (y) any such material nonpublic information so furnished has been previously provided or made available to Parent or is provided or made available (including through posting on the Electronic Data Room) to Parent as promptly as practicable (and in any event within 24 hours thereafter) after being so furnished to such Third Party. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.5 by any Representative of the Company or any of its Affiliates (including the Company Board or any committee thereof) acting in such capacity shall constitute a breach of this Section 6.5 by the Company

          (c)   Except as otherwise provided in the last sentence of this Section 6.5(c) or Section 6.5(d), neither the Company Board nor any committee thereof shall (i) (A) withdraw (or qualify or modify in any manner adverse to Parent), or publicly propose to withdraw (or so qualify or modify), the Company Board Recommendation, (B) (x) take any action to make the provisions of Sections 78.378 through 78.3793, inclusive, of the NRS, applicable to Parent and its Affiliates or (y) take any action or amend its Charter and Bylaws to expressly elect not to be governed by the provisions of Sections 78.411 through 78.444, inclusive, of the NRS, or approve a combination (as defined in such statutes) with any Person (other than Parent and its Affiliates), or (C) approve, adopt or recommend any Acquisition Proposal, or propose publicly to approve, adopt or recommend, any Acquisition Proposal (any action described in this clause (i) being referred to as a "Change in Recommendation") or (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, or allow the Company or any of its Subsidiaries to execute any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar definitive agreement (other than an Acceptable Confidentiality Agreement) with any Third Party constituting or relating to any Acquisition Proposal (an "Alternative Acquisition Agreement"). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board may make a Change in Recommendation and terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(c) if the Company Board determines (after consultation with its outside counsel and financial advisors) that the failure to take such action would be inconsistent with the directors' fiduciary duties to the stockholders of the Company under applicable Law; provided, that the Company has provided Parent four (4) Business Day's prior written notice advising Parent that it intends to take such action and specifying, in reasonable detail, the reasons for such action; and provided, further, that the Company shall not terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(c) unless the Company pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 8.3(a)(ii) prior to or concurrently with such termination.

          (d)   Without limiting Section 6.5(c), at any time prior to receipt of the Requisite Stockholder Approval, in response to a written Acquisition Proposal made after the date of this Agreement and not the result of a breach of this Section 6.5 that the Company Board determines in good faith (after consultation with its outside counsel and financial advisors) constitutes a Superior Proposal, the Company may terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(d) and, concurrently with such termination, may enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(d) unless the Company pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 8.3(a)(ii) prior to or concurrently with such termination.

          (e)   Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be entitled to terminate this Agreement pursuant to Section 8.1(c)(ii) and Section 6.5(d) , (x) unless the Company shall have provided to Parent four (4) Business Days' prior written notice (the "6.5(e) Notice") advising Parent that the Company intends to take such action (and (unless a copy of the relevant proposed transaction agreement has been provided to Parent) specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal and the identity of the Third Party making any such Superior Proposal) and, if applicable, a copy of the relevant proposed transaction agreement and all material related documentation, and (y):

              (i)  during such four (4) Business Day period, if requested by Parent, the Company shall have engaged, and shall have caused its Representatives to engage, in good faith negotiations with Parent regarding changes to the terms of this Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

             (ii)  the Company Board shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be offered in writing by Parent (the "Proposed Changed Terms") no later than 5:00 p.m., New York City time, on the fourth (4th) Business Day of such four (4) Business Day period and shall have determined in good faith (after consultation with its outside counsel and financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

    (it being understood that any material revision or amendment to the terms of such Superior Proposal shall require a new 6.5(e) Notice and, in such case, all references to four (4) Business Days in this Section 6.5(e) shall be deemed to be two (2) days).

          (f)    The Company shall promptly (and in any event within forty-eight (48) hours or, in the event the Company Board determines to take any of the actions contemplated by Section 6.5(b) in accordance with the terms thereof, substantially concurrent with such determination) advise Parent orally or in writing in the event that the Company receives any Acquisition Proposal, and in connection with such notice, provide to Parent the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal) of any such Acquisition Proposal. The Company shall keep Parent reasonably informed of the status and material details (including any material change to the terms thereof) of any such Acquisition Proposal and any discussions and negotiations concerning the material terms and conditions thereof.

          (g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information reasonably required under applicable Law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company's stockholders), and to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to any Acquisition Proposal, (ii) making any "stop, look and listen" communication to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the Company's stockholders), or (iii) making any disclosure not of the type provided in clauses (i) or (ii) above to the Company's stockholders that is reasonably required by applicable Law; provided, however, that the Company Board shall not make a Change in Recommendation or make or authorize any disclosure which would reasonably be expected to have the same effect as a Change in Recommendation, except in each case in accordance with Section 6.5(c).

          (h)   For purposes of this Agreement:

              (i)  "Acquisition Proposal" shall mean, other than the transactions contemplated by this Agreement, any bona fide proposal or offer (other than a proposal or offer by Parent or any of its Subsidiaries) from a Third Party relating to (i) a merger, reorganization, sale of assets, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, joint venture or similar transaction involving the Company or any of its Subsidiaries whose revenues, income, EBITDA or assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated revenues, income, EBITDA or assets of the Company and its Subsidiaries (in the case of assets, based on fair market value, as determined in good faith by the Company Board); (ii) the acquisition (whether by merger, consolidation, equity investment, joint venture or otherwise) by any Person of twenty-five percent (25%) or more of the assets of the Company and its Subsidiaries, taken as a whole (based on fair market value, as determined in good faith by the Company Board); (iii) the acquisition in any manner, directly or indirectly, by any Person of twenty-five percent (25%) or more of the issued and outstanding shares of Company Common Stock; (iv) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any Person beneficially owning twenty-five percent (25%) or more of the Company Common Stock or any class of equity or voting securities of the Company (or any of its Subsidiaries whose revenues, income, EBITDA or assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated revenues, income, EBITDA or assets of the Company and its Subsidiaries (in the case of assets, based on fair market value)), or (v) any combination of the foregoing.

             (ii)  "Superior Proposal" shall mean an Acquisition Proposal (the references to "twenty-five percent (25%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)") made by a Third Party on terms that the Company Board determines in good faith, after consultation with the Company's financial advisors and outside counsel, and considering such factors as the Company Board considers in good faith to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), are more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement (after giving effect to all Proposed Changed Terms).

        Section 6.6    Directors' and Officers' Indemnification and Insurance.     (a) Parent and Merger Sub agree that all rights to exculpation and indemnification (and all rights to advancement of expenses relating thereto) for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement, including the Merger), now existing in favor of the Indemnitees as provided in the Charter or Bylaws (or such equivalent organizational or governing documents of any of the Company's Subsidiaries as in effect on the date of this Agreement) or in any Contract between such Indemnitee and the Company or any of its Subsidiaries (in each case as in effect on the date hereof) shall survive the Merger and shall continue in full force and effect. From and after the Effective Time, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless, and advance expenses to, to the fullest extent the Company would have been permitted to do so under applicable Law, Indemnitees with respect to (x) all acts or omissions by them in their capacities as such at any time at or prior to the Effective Time or (y) any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to the Merger, this Agreement and any transactions contemplated hereby, in either case, to the fullest extent permitted by (i) the Charter or Bylaws (or such equivalent organizational or governing documents of any of the Company's Subsidiaries as in effect on the date of this Agreement), (ii) any indemnification agreement of the Company or its Subsidiaries or other applicable contract as in effect on the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnitees or (iii) applicable Law. Parent shall cause the articles of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the Indemnitees than those set forth in the Charter and Bylaws and the Company's Subsidiaries' organizational documents as of the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnitees. Parent shall also cause the Surviving Corporation to honor the Company's obligations pursuant to Section 6.6 of the Manhattan Merger Agreement. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.6.

          (b)   Without limiting the provisions of Section 6.6(a), to the fullest extent the Company would have been permitted to do so under applicable Law, Parent and the Surviving Corporation will pay in advance of the final disposition of any claim, action, suit, proceeding or investigation the expenses (including attorneys' fees) of any Indemnitee upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount even if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary contained in this Section 6.6(b) or elsewhere in this Agreement, neither Parent nor the Surviving Corporation shall (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Section 6.6(b) unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnitees from all liability arising out of such claim, action, suit, proceeding or investigation, and does not include an admission of fault or wrongdoing by any Indemnitee.

          (c)   Prior to the Effective Time, at the Company's option, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancelable extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, the "D&O Insurance"), in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time (the "Tail Policies") from the Company's current insurance carrier or an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as in effect as of the most recent renewal date. If such prepaid Tail Policies have been obtained by either the Company or the Surviving Corporation prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If the Company or the Surviving Corporation for any reason fails to obtain such Tail Policies as of the Effective Time, (i) the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company's current insurance carrier or with an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as of the most recent renewal date, or (ii) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six (6) years after the Effective Time, the Indemnitees who are insured under the Company's D&O Insurance with comparable D&O Insurance that provides coverage for events occurring at or prior to the Effective Time from the Company's current insurance carrier or an insurance carrier with the same or better credit rating as the Company's current insurance carrier, that is no less favorable than the existing policy of the Company as of the most recent renewal date or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of two hundred and fifty percent (250%) of the annual premium currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.6(c).

          (d)   The Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of each Indemnitee and his or her successors, heirs or representatives. To the fullest extent the Company would have been permitted to do so under applicable Law, Parent shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnitee in enforcing the indemnity and other obligations provided in this Section 6.6.

          (e)   The rights of each Indemnitee under this Section 6.6 shall be in addition to any rights such Person may have under the Charter or Bylaws (or equivalent organizational or governing documents of any of the Company's Subsidiaries), articles of incorporation, bylaws or other organizational documents of the Surviving Corporation, under any applicable Law or under any agreement of any Indemnitee with the Company or any of its Subsidiaries.

          (f)    Notwithstanding any other provision of this Agreement, this Section 6.6 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and its Subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that Parent or the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, Parent shall ensure that proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall succeed to the obligations set forth in this Section 6.6 and use its reasonable best efforts to ensure that a Person no less financially viable than the Surviving Corporation (in the event the Effective Time occurs) remains responsible for the obligations of such party under this Section 6.6.

        Section 6.7    Notification of Certain Matters.     Unless prohibited by applicable Law, the Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, upon receiving Knowledge of (a) any notice, complaint, investigation or hearing (or communications indicating that the same may be contemplated) from any Governmental Authority in connection with this Agreement, the Merger or the transactions contemplated hereby, (b) any written notice of any Person (other than a Governmental Authority) alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, (c) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby, or (d) any material change, effect, development or circumstance that would reasonably be expected to give rise to a failure of a condition precedent in Section 7.2 (in the case of the Company) and Section 7.3 (in the case of Parent); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties herein or the conditions to the obligations of the parties hereunder and any failure to make such notification (in and of itself) shall not be taken into account in determining whether the conditions set forth in Section 7.2 (in the case of the Company) and Section 7.3 (in the case of Parent) have been satisfied or give rise to any right of termination to any party hereto under Article VIII.

        Section 6.8    Public Announcements.     The initial press release(s) announcing the execution of this Agreement shall be in a form mutually agreed upon by Parent and the Company. Parent and the Company shall consult with each other before issuing, and, to the extent practicable, give each other a reasonable opportunity to review and comment on, any other press release or other public announcements with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding any other provision of this Agreement, (i) the Company will no longer be required to consult with Parent in connection with any such press release or public announcement if the Company Board has effected any Change in Recommendation or shall have resolved to do so and (ii) the requirements of this Section 6.8 shall not apply to any disclosure by the Company or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement.

        Section 6.9    Employee Matters.

          (a)    U.S. Continuing Employees.

              (i)  During the one (1)-year period commencing at the Effective Time or such shorter period as the applicable employee may be employed, Parent shall provide or shall cause the Surviving Corporation to provide to employees of the Company and any of its Subsidiaries who are located in the United States ("US Company Employees") a base salary or wage rate and annual bonus at least equal to the US Company Employees' base salary or wage rate and annual bonus in effect as of immediately prior to the Effective Time and other compensation (excluding equity, equity-based and other similar long-term incentive opportunities) and benefits (including vacation policies, retirement benefits, health, welfare and fringe benefits or similar arrangements) that are, in the aggregate, no less favorable than the compensation and benefits being provided to US Company Employees immediately prior to the Effective Time.

             (ii)  Without limiting Section 6.9(a)(i), during the one (1)-year period commencing at the Effective Time, Parent shall cause the Surviving Corporation to provide, to US Company Employees who experience a termination of employment severance benefits that are no less than the severance benefits such employees would be entitled to upon such a termination of employment under the severance provisions set forth on Section 6.9(a) of the Company Disclosure Letter.

            (iii)  For purposes of eligibility, vesting (including vesting in respect of any employer matching contribution under a cash or deferred arrangement under Section 401(k) of the Code), and benefit accrual (solely for the purposes of determining accrual of vacation and paid time off) under the compensation and benefit plans, programs agreements and arrangements of Parent, the Company, the Surviving Corporation or any respective Subsidiary and Affiliate thereof providing benefits to any US Company Employees after the Merger Closing (the "New Plans"), and determination of level of benefits to the extent Parent credits prior service of its similarly situated employees, each US Company Employee shall be credited with his or her years of service with the Company (including any predecessor), the Company Subsidiaries and their respective Affiliates (and any additional service with any predecessor employer, which, for the avoidance of doubt, shall include SHFL entertainment, Inc. and any of its affiliates) before the Merger Closing, to the same extent as such US Company Employee was entitled, before the Merger Closing, to credit for such service under any similar Company Benefit Plan; provided, however, that in no event shall US Company Employees be entitled to service credit to the extent such service credit would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing: (i) each US Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Benefit Plan in which such US Company Employee participated immediately before the replacement; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any US Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent such exclusions or requirements were waived or satisfied under the comparable Company Benefit Plan, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents under a Company Benefit Plan during the portion of the plan year prior to the Effective Time to be taken into account under such New Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

            (iv)  For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement or in any Company Benefit Plan, for purposes of any Company Benefit Plan containing a definition of "change in control" or "change of control," the Merger Closing shall be deemed to constitute a "change in control" or "change of control."

             (v)  Notwithstanding anything in this Section 6.9, the terms and conditions of employment for any US Company Employees that are governed by a collective bargaining agreement immediately prior to the Merger Closing shall continue to be governed by such collective bargaining agreement as of the Merger Closing until the expiration, termination or modification of such agreement in accordance with its terms or applicable Law.

          (b)    International Continuing Employees.    For the one (1)-year period commencing at the Effective Time or such shorter period as the applicable employee may be employed, Parent shall cause the Surviving Corporation to provide employees of the Company and the Subsidiaries of the Company located outside of the United States with terms and conditions of employment, including compensation (excluding equity, equity-based and other similar long-term incentive opportunities) and benefit plans and arrangements (including vacation policies, retirement benefits, health, welfare and fringe benefits and any severance or similar arrangements) that are, in the aggregate, no less favorable than those provided to such employees immediately prior to the Effective Time, or such other terms and conditions of employment as may be required by applicable Law.

          (c)   The Company shall provide Parent, with a copy of any material written communications intended for broad-based and general distribution to any current or former employees of the Company or any of its Subsidiaries if such communications relate to the transactions contemplated hereby and will provide Parent with a reasonable opportunity to review such communications prior to distribution.

          (d)   This Section 6.9 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.9, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.9 or is intended to be, shall constitute or be construed as an amendment to or modification of the Company Benefit Plans or any other employee benefit plan or arrangement of the Company, Parent or any of their respective Affiliates or limit in any way the right of the Company, Parent or any of their respective Affiliates to amend, modify or terminate any Company Benefit Plan or any other employee benefit plans or arrangements. Nothing in this Section 6.9 shall limit the right of Parent, the Surviving Corporation or any of their Subsidiaries to terminate the employment of any US Company Employee or any international continuing employee at any time following the Effective Time.

          (e)   In addition to the foregoing, Parent shall cause the Surviving Corporation to honor the Company's obligations pursuant to Section 6.9 of the Manhattan Merger Agreement.

          (f)    Parent shall cause the Surviving Corporation to take all steps reasonably necessary to (i) obtain, or assist in obtaining, any immigrant or non-immigrant visa, work permit or similar authorization, and any extension, amendment or renewal thereof, with respect to the individuals listed on Section 6.9(f)(i) of the Company Disclosure Letter, which schedule shall be updated by the Company through the Effective Time; and (ii) maintain (A) the immigrant or non-immigrant visas with respect to the US Company Employees, and (B) the visas, work permits or similar authorizations with respect to employees of the Company and the Subsidiaries of the Company located outside of the United States, in each case, for no less than six (6) months following the Effective Time.

          (g)   No later than ten (10) Business Days following the date of this Agreement, the Company shall make available to Parent (i) information relating to each payment (whether in cash or property or the vesting of property) or benefit that is conditioned on or accelerated by the consummation of the transactions contemplated by this Agreement to any "disqualified individual" (as defined in Treasury Regulation Section 1.280G-1) that is reasonably expected to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) and (ii) each disqualified individual's "base amount" (as defined in Section 280G(b)(3) of the Code).

        Section 6.10    Conduct of Business by Parent Pending the Merger.     Parent and Merger Sub covenant and agree with the Company that between the date hereof and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Parent shall not, and shall not permit any of its Subsidiaries to, take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations) which would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 6.11    Financing.     (a) Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not have any responsibility for, or incur any liability to any Person under, any financing that Parent and Merger Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to Section 6.12 and that Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Affiliates and its and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Debt Financing and any information utilized in connection therewith.

          (b)   Each of Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Debt Financing on the terms and conditions, taken as a whole (including the flex provisions) described in the Debt Commitment Letters, including executing and delivering all such documents and instruments as may be reasonably required thereunder and using (and causing their Affiliates to use) their respective reasonable best efforts to:

              (i)  comply with and maintain in effect the Debt Financing and the Debt Commitment Letters, negotiate and enter into Financing Agreements with respect thereto (and maintain in effect and comply with the terms thereof) on the terms and conditions contained in the Debt Commitment Letters (as such terms may be modified or adjusted in accordance with the terms of any "flex" provisions set forth in the Debt Commitment Letters (including as specified in any Fee Letter)) or on other terms no less favorable, taken as a whole, to Parent and Merger Sub than those contained in the Debt Commitment Letters; provided, however, that, without limiting the foregoing, in no event shall any of the Financing Agreements, except in accordance with the terms of the Debt Commitment Letters: (A) reduce the aggregate amount of the Debt Financing provided for in the Debt Commitment Letter (including by changing the amount of fees or original issue discount contemplated by the Debt Commitment Letters) in a manner that would adversely impact in any material respect the ability of Parent and Merger Sub to consummate the Merger; (B) expand, amend or modify the conditions or other contingencies to the receipt or funding of the Debt Financing beyond those expressly set forth in the Debt Commitment Letters in a manner that would adversely impact in any material respect the ability of Parent and Merger Sub to obtain the Debt Financing (including by making any such conditions or other contingencies less likely to be satisfied, it being agreed that, notwithstanding the foregoing, Parent and Merger Sub may modify, supplement or amend the Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letters as of the date hereof on the same terms) or impose any new or additional condition or other contingency to the receipt or funding of the Debt Financing in a manner that would adversely impact in any material respect the ability of Parent and Merger Sub to obtain the Debt Financing; (C) contain terms (other than those terms expressly set forth in the Debt Commitment Letters) that would reasonably be expected to (1) prevent or delay in any material respect the consummation of the transactions contemplated hereby or the date on which the Debt Financing would be obtained, or (2) make the funding of the Debt Financing less likely to occur; or (D) adversely impact the ability of Parent or Merger Sub to enforce its rights against the Financing Sources.

             (ii)  satisfy, or cause their Representatives to satisfy all conditions to the Debt Financing contemplated by the Debt Commitment Letters and Financing Agreements relating thereto (including by paying any commitment, engagement, or placement or other fees that become due and payable under or with respect to any of the Debt Commitment Letters or Financing Agreements);

            (iii)  accept (and comply with) to the fullest extent all "market flex" provisions contemplated by the Debt Commitment Letters and the Financing Agreements;

            (iv)  enforce its rights (including through litigation, to the extent appropriate) under the Debt Commitment Letters and Financing Agreements in the event of a breach (or threatened breach) by the Financing Sources under the Debt Commitment Letters and Financing Agreements relating thereto, including seeking specific performance of the parties thereunder; and

             (v)  subject to the satisfaction of the conditions precedent thereto, cause the Financing Sources to fund the Debt Financing at or prior to the time the Merger Closing is required to occur pursuant to the terms and conditions hereof.

          (c)   Neither Parent nor Merger Sub shall agree to or permit any amendment, supplement or other modification or replacement of, or grant any waiver of, any condition, remedy or other provision under any Debt Commitment Letter or any Financing Agreements without the prior written consent of the Company if such amendment, supplement, modification, replacement or waiver would or would reasonably be expected to (i) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount) from that contemplated by the Debt Commitment Letters delivered as of the date hereof in a manner that would adversely impact in any material respect the ability of Parent and Merger Sub to consummate the Merger, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing, in each case, in a manner that would adversely impact in any material respect the ability of Parent and Merger Sub to obtain the Debt Financing, (iii) make it less likely that the Debt Financing would be funded (including by making the conditions to obtaining the Debt Financing less likely to occur (it being agreed that, notwithstanding the foregoing, Parent and Merger Sub may modify, supplement or amend the Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letters as of the date hereof on the same terms)) or otherwise prevent or delay or impair in any material respect the ability or likelihood of Parent or Merger Sub to timely consummate the Merger and the other transactions contemplated by this Agreement, (iv) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letters or (v) otherwise contravene the limitations set forth in Section 6.11(b)(i)(A)-(D). Other than in connection with an Alternative Financing, neither Parent nor Merger Sub shall agree to the withdrawal, repudiation, termination or rescission of any Debt Commitment Letter or Financing Agreement or any provision thereof without the prior written consent of the Company (it being agreed that, notwithstanding the foregoing, Parent and Merger Sub may modify, supplement or amend the

  Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letters as of the date hereof on the same terms). Upon any amendment, supplement or modification of the Debt Commitment Letter in accordance with this Section 6.11(c), Parent shall deliver a copy thereof to the Company and references herein to "Debt Commitment Letters" and "Debt Commitment Letters" shall include such documents as amended, supplemented or modified in compliance with this Section 6.11(c) and references to "Debt Financing" shall include the financing contemplated by the Debt Commitment Letters as amended, supplemented or modified in compliance with this Section 6.11 and the financing contemplated by the Financing Agreements entered into in compliance with this Section 6.11, as applicable.

          (d)   In the event that all or any portion of the Debt Financing becomes or would reasonably be expected to become unavailable on the terms and conditions (including any "flex" provisions) or from the sources contemplated in the Debt Commitment Letters or the Financing Agreements for any reason or any of the Debt Commitment Letters or the Financing Agreements shall be withdrawn, repudiated, terminated or rescinded for any reason, (i) Parent shall promptly so notify the Company and (ii) Parent and Merger Sub shall use their respective reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event (and in any event no later than the Merger Closing Date), and to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources (the "Alternative Financing"), on terms not less favorable, in any material respect, with respect to conditionality and enforceability, when taken as a whole, than those contained in the Debt Commitment Letters to Parent, Merger Sub and the Company, in an amount sufficient to consummate the transactions contemplated by this Agreement (or replace any unavailable portion of the Debt Financing), and to obtain a new financing commitment letter (including any associated engagement letter and related fee letter) with respect to such Alternative Financing (collectively, the "New Debt Commitment Letter"), copies of which shall be promptly provided to the Company (with customary redactions with respect to the fee letter). In the event any Alternative Financing is obtained and a New Commitment Letter is entered into in accordance with this Section 6.11(d) (i) any reference in this Agreement to "Debt Financing" or the "Financing" shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to clause (ii) below, and (ii) any reference in this Agreement to the "Debt Commitment Letters" (or defined terms that use such phrase) shall be deemed to include the Debt Commitment Letter (and any related Fee Letter) to the extent not superseded by a New Debt Commitment Letter (or related new Fee Letter), as the case may be, at the time in question and any New Debt Commitment Letter (and any related new Fee Letter) to the extent then in effect. Without the Company's prior written consent, Parent shall not directly or indirectly take any action that would or would be reasonably expected to result in the Debt Financing not being available.

          (e)   Any breach of the Debt Commitment Letters or the Financing Agreements by Parent or Merger Sub shall be deemed a breach by Parent of this Section 6.11. Parent shall (i) furnish the Company drafts (when available) and thereafter complete, correct and executed copies of the Financing Agreements promptly upon their execution, (ii) give the Company prompt written notice of any default, breach or threatened breach by any party of any of the Debt Commitment Letters or Financing Agreements of which Parent, Merger Sub or any of their Representatives or Affiliates become aware or any termination or threatened termination thereof, and (iii) otherwise keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing (or any Alternative Financing). Without limiting the generality of the foregoing, Parent shall give the Company prompt (and in any event within two (2) Business Days) notice (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach) related to the Debt Financing of which Parent becomes aware, (B) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to (x) any actual or potential breach of any provisions of the Debt Commitment Letters or Financing Agreements by Parent or Merger Sub, or any default, termination or repudiation by any party to any of Debt Commitment Letters or Financing Agreements or other agreements relating to the Debt Financing or (y) any dispute or disagreement between or among parties to any of the Debt Commitment Letters or Financing Agreements with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at the Merger Closing and (C) if at any time for any reason Parent believes that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from the sources, contemplated by any of the Debt Commitment Letters or Financing Agreements or will be unable to obtain Alternative Financing. Parent shall promptly provide any information reasonably requested by the Company relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence.

          (f)    Each of Parent and Merger Sub acknowledges and agrees that the obtaining of the Debt Financing is not a condition to the Merger Closing, and reaffirms its obligations under this Section 6.11.

        Section 6.12    Financing Cooperation.     (a) Subject to Section 6.11 (a) and the remaining provisions of this Section 6.12, prior to the Merger Closing, the Company shall and shall cause its Subsidiaries to, at Parent's sole expense, reasonably cooperate in connection with the arrangement of the Debt Financing or any Alternative Financing, which cooperation by the Company shall consist of, at the reasonable request of Parent, (i) furnishing Parent and Merger Sub and their Financing Sources with customary financial information (including the information required by paragraphs 4 and 5 of Exhibit E of the Debt Commitment Letter) regarding the Company as reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in offering memoranda for private placements under Rule 144A of the Securities Act (and with such exceptions as is customary for an offering under Rule 144A of the Securities Act, including without limitation, no need (A) to comply with Rules 3-09, 3-10 and 3-16 of Regulation S-X or otherwise provide separate financial statements of any Subsidiary and (B) to include Compensation Discussion and Analysis required by Regulation S-K Item 402(b)) and in form and substance reasonably necessary for the Financing Sources to receive customary accountants' comfort letters, to consummate the offerings of any debt securities contemplated by the Debt Commitment Letter and of the type customary for one or more confidential information memoranda in connection with the Debt Financing (all such information required to be delivered or prepared pursuant to this Section 6.12(a)(i), together with any replacements or restatements thereof, if any such information would be unusable under customary practices for such purposes, the "Required Financial Information"); provided, that such information shall not include, and Parent shall be solely responsible for, the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information and provided further, that in no case shall the Required Financial Information be required to include financial statements of the Company or any of its subsidiaries other than as set forth in paragraph 4 of Exhibit E of the Debt Commitment Letter, (ii) using reasonable efforts to cause its senior officers to be available, during normal business hours and upon reasonable advance notice, to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies in connection with the Debt Financing, and using commercially reasonable efforts to facilitate such contact, (iii) assisting with the preparation of appropriate and customary materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents customarily required in connection with debt financings, (iv) executing and delivering customary definitive financing documents to be effective no earlier than, and conditioned on the occurrence of, the Effective Time, (v) furnishing Parent with reasonable documents or other information required by bank regulatory authorities with respect to the Debt Financing under applicable "know your customer" and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2011, as well as applicable regulations of the Office of Foreign Assets Control (OFAC), the Foreign Corrupt Practices Act of 1977 and the Investment Company Act of 1940, in each case, at least 10 Business Days prior to the Merger Closing, (vi) using reasonable efforts to assist Parent in obtaining accountants' comfort letters, including customary negative assurance from one or more of the Company's independent accountants on customary terms and consistent with the accountants customary practice and cooperate with Parent's legal counsel in connection with any legal opinions that such legal counsel may be required to give in connection with the Debt Financing, (vii) agreeing to enter into such agreements, including customary pay-off letters and perfection certificates, and using its reasonable efforts to (A) deliver such officer's certificates (including solvency certificates) and lien releases, if any, as are customary in financings of such type and (B) otherwise grant, and provide customary materials that facilitate the perfection or enforcement of, liens on, the assets of the Company or any of its Subsidiaries pursuant to such agreements as may be reasonably requested (including using such reasonable best efforts to provide original copies of all certificated securities (with transfer powers executed in blank), control agreement, surveys, title insurance and mortgages), provided that no obligation of the Company or any of its Subsidiaries under any such agreement, pledge or grant shall be effective until the Effective Time, (viii) cooperating with the marketing efforts of Parent and its Financing Sources for all or any portion of the Debt Financing or any Alternative Financing, (ix) providing requested authorization letters to the Financing Sources (including with respect to absence of material non-public information about the Company and its Subsidiaries and their securities in the public-side version of documents distributed to prospective lenders) (x) cooperating with the Financing Sources' customary securities underwriting and secured lending due diligence investigation, to the extent customary and reasonable and (xi) using commercially reasonably efforts to procure prior to or concurrent with the launch of syndication, at the Company's expense, ratings (but not specific ratings) for the Debt Financing from each of Standard & Poor's Ratings Services ("S&P") and Moody's Investor Services, Inc. ("Moody's"), and a public corporate credit rating and a public corporate family rating (but not specific ratings in either case) in respect of Parent after giving effect to the transactions contemplated in the Debt Commitment Letters from each of S&P and Moody's, respectively. The Company shall be given reasonable opportunity to review and comment upon any private placement memoranda or similar documents, or any materials for rating agencies, that include information about the Company or any of its Subsidiaries prepared in connection with the Debt Financing, and Parent shall include in such memoranda, documents and other materials, comments reasonably proposed by the Company. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee, (B) incur any liability of any kind (or cause their respective Representatives to incur any liability of any kind) prior to the Effective Time, (C) other than with respect to authorization letters referred to above, enter into any binding agreement or commitment in connection with the Debt Financing (or any Alternative Financing) that is not conditioned on the occurrence of the Effective Time and does not terminate without liability to the Company or any of its Subsidiaries upon termination of this Agreement, (D) take any action that would (1) unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, (2) cause any representation or warranty in this Agreement to be breached, (3) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability, (4) conflict with the Charter, the Bylaws (or similar organizational documents of any of the Subsidiaries of the Company) or any Laws, (5) result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any contract to which the Company or any of its Subsidiaries is a party, (6) require the Company to provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or (7) require the Company to prepare separate financial statements for any Subsidiary of the Company or change any fiscal period.

          (b)   Parent shall promptly reimburse the Company for any reasonable out-of-pocket expenses and costs (including reasonable attorneys' fees) incurred by the Company, its Subsidiaries and their respective Representatives in connection with any cooperation contemplated by this Section 6.12. The Company, its Affiliates and their respective Representatives (collectively, the "6.12 Indemnitees") shall be indemnified and held harmless by Parent and Merger Sub for and against any and all liabilities, losses, damages, claims, costs, expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by the 6.12 Indemnitees in connection with the arrangement of the Debt Financing (or any Alternative Financing), any refinancing of indebtedness contemplated by this Agreement and/or any information utilized in connection therewith or the Company's cooperation with respect thereto. This Section 6.12(b) shall survive the consummation of the Merger and the Effective Time and any termination of this Agreement, and is intended to benefit, and may be enforced by, the 6.12 Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns, and shall be binding on all successors and assigns of Parent. All non-public or other confidential information regarding the Company or any of its Subsidiaries obtained by Parent, Merger Sub or their Representatives pursuant to this Section 6.12 shall be kept confidential in accordance with the Confidentiality Agreement.

          (c)   The Company hereby consents to the use of its and its Subsidiaries logos in connection with the Debt Financing; provided, however, that such logos are used solely in a manner that is reasonable and customary for such purposes that does not suggest that the Company or any of its Subsidiaries has any responsibility for the documents or materials in which such logos are used (or the contents thereof) and that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective products, services, offerings or intellectual property rights.

          (d)   Notwithstanding anything to the contrary contained in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company's obligations under this Section 6.12, shall be deemed satisfied if (i) the Company's breach(es), if any, of its obligations under this Section 6.12 did not cause the failure of the Debt Financing to be obtained or (ii) Parent does not have the right to terminate this Agreement pursuant to Section 8.1(d)(i) as a result of any breaches of this Section 6.12 by the Company.

        Section 6.13    Merger Sub.     Parent will take all actions necessary to (a) cause Merger Sub to comply with this Agreement, perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement, or incur or guarantee any indebtedness or liabilities.

        Section 6.14    No Control of the Company's Business.     Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations.

        Section 6.15    Rule 16b-3 Matters.     Prior to the Effective Time, the Company and Parent shall take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent's capital stock (including derivative securities with respect to Parent's capital stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, will be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.16    Stockholder Litigation.     The Company shall give Parent reasonable opportunity to participate, subject to a customary joint defense agreement, in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

        Section 6.17    Pending Intellectual Property Actions.     As soon as practicable after the date hereof, the Company shall make available to Parent information relating to all pending, and, to the Company's Knowledge, threatened in writing, both, as of the date of this Agreement, inter partes reviews, covered business method reviews, inter partes reexaminations, ex parte reexaminations or trademark oppositions or cancellations before the United States Patent and Trademark Office (and like proceedings before other similar governmental offices), actions before the International Trade Commission, and any action before any state, federal or international court against the Company or any of its Subsidiaries concerning the validity, enforceability or ownership of any material Company Owned IP or the right of the Company to use or otherwise exploit any material Company Owned IP. For clarity, the Company shall not be required to provide access to, or cause its Subsidiaries to provide access to, or disclose any information or documents which would (in the reasonable judgment of the Company) be reasonably likely to constitute a waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.1    Conditions to the Obligations of Each Party.     The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Merger Closing Date of the following conditions:

          (a)   the Requisite Stockholder Approval shall have been obtained;

          (b)   (i) the waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or early termination thereof shall have been granted (the "Antitrust Approval");

          (c)   the Gaming Approvals set forth on Section 7.1(c) of the Company Disclosure Letter (the "Required Gaming Approvals") shall have been obtained and shall be in full force and effect; provided, however, that, notwithstanding anything to the contrary herein, Parent may in its sole discretion waive any such Required Gaming Approval on behalf of both the Company and Parent if consummation of the Merger in the absence of such Required Gaming Approval would not constitute a violation of applicable Law; provided that (i) Parent has confirmed in an irrevocable written notice delivered to the Company that all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Merger Closing, provided that such conditions are reasonably capable of being satisfied), (ii) the Merger Closing shall occur immediately following any such waiver and (iii) no such waiver shall otherwise affect the obligations of Parent and Merger Sub hereunder; and

          (d)   no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (collectively, "Restraints") which is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger, unless such Restraint is vacated, terminated or withdrawn (provided, that, prior to asserting this condition, the party asserting this condition shall have used its reasonable best efforts (in the manner contemplated by Section 6.3) to prevent the entry of such Restraint and to appeal as promptly as possible any judgment that may be entered).

        Section 7.2    Conditions to the Obligations of Parent and Merger Sub.     In addition to the conditions set forth in Section 7.1, the respective obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Merger Closing Date of the following further conditions:

          (a)   each of the representations and warranties of the Company (i) set forth in Section 4.2(a), (b) and (c) (Capitalization; Subsidiaries), Section 4.3 (Authority Relative to Agreement) and Section 4.27 (Brokers) shall be true and correct in all respects at and as of the date of this Agreement and the Merger Closing Date (except, with respect to Section 4.2(a), (b) and (c), to the extent that any inaccuracies would be de minimis, in the aggregate), (ii) set forth in Section 4.2(d) (Indebtedness) shall be true and correct in all material respects at and as of the date of this Agreement, (iii) set forth in Section 4.10(a) (Absence of Company Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and the Merger Closing Date, and (iv) set forth in Article IV hereof (other than Section 4.2(a), (b), (c) and (d), Section 4.3, Section 4.10(a) and Section 4.27), without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and the Merger Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of clause (iv) for such failures to be true and correct as would not constitute, individually or in the aggregate, a Company Material Adverse Effect;

          (b)   the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Closing Date;

          (c)   since the date of this Agreement, there shall not have occurred any change, effect, development or circumstance that, individually or in the aggregate, constitutes or is reasonably likely to constitute a Company Material Adverse Effect; and

          (d)   the Company shall have delivered to Parent a certificate, dated the Merger Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

        Section 7.3    Conditions to the Obligations of the Company.     In addition to the conditions set forth in Section 7.1, the obligations of the Company to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Merger Closing Date of the following further conditions:

          (a)   each of the representations and warranties of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and the Merger Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect;

          (b)   Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Merger Closing Date; and

          (c)   Parent shall have delivered to the Company a certificate, dated the Merger Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

        Section 7.4    Frustration of Closing Conditions.     Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Section 7.1 or Section 7.2 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Section 7.1 or Section 7.3 to be satisfied if such failure was caused by the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.     Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

          (a)   by mutual written consent of each of Parent and the Company; or

          (b)   by either Parent or the Company, if:

              (i)  the Effective Time shall not have occurred on or before 12:00 p.m. (Las Vegas time) on March 1, 2015 (the "Termination Date"); provided, however, that if the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.1(d) shall not have been satisfied or duly waived by all parties entitled to the benefit of such condition by the fifth (5th) Business Day prior to the Termination Date, either Parent or the Company may, by written notice delivered to such other party, extend the Termination Date from time to time to a date not later than June 1, 2015; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to either party if it has materially breached or violated any of its covenants, agreements or other obligations hereunder and such material breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VII prior to the Termination Date (as the same may be extended) or (2) the failure of the Merger Closing to occur by the Termination Date (as the same may be extended); or

             (ii)  any Restraint shall be in effect enjoining or otherwise prohibiting the consummation of the Merger, and such Restraint shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with its obligations under Section 6.3 with respect to such Restraint; and provided, further, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such party, and in the case of Parent, including the failure of Merger Sub, to perform any of its obligations under this Agreement; or

            (iii)  the Requisite Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof; or

          (c)   by the Company if:

              (i)  Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Parent or Merger Sub on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) days following the receipt by Parent of written notice from the Company of such breach or failure; provided, however, that the Company shall not have a right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

             (ii)  prior to receipt of the Requisite Stockholder Approval, (x) the Company Board shall have effected a Change in Recommendation to the extent permitted by, and subject to the terms and conditions of, Section 6.5(c) or (y) in connection with entering into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of Section 6.5(d) and Section 6.5(e), in each case of clauses (x) and (y) above so long as concurrently with such termination, the Company pays, or causes to be paid, to Parent the Company Termination Fee specified in Section 8.3(a)(ii); or

            (iii)  the Marketing Period has ended and all of the conditions set forth in Section 7.1 and 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Merger Closing, provided that such conditions are reasonably capable of being satisfied), and Parent and Merger Sub have failed to consummate the Merger by the time the Merger Closing should have occurred pursuant to Section 2.2 as a result of a breach by the Financing Sources of their obligations to make available to Parent and Merger Sub the full amount of the Debt Financing pursuant to the Debt Commitment Letters (or if definitive agreements have been entered into in connection with the Debt Financing, pursuant to such definitive agreements).

          (d)   by Parent:

              (i)  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by the Company on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) days following the receipt by the Company of written notice from Parent of such breach or failure; provided, however, that Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

             (ii)  in the event that (A) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement distributed to its stockholders, (B) a Change in Recommendation has occurred or (C) a tender offer or exchange offer that would, if consummated, constitute an Acquisition Proposal shall have been commenced by a Person unaffiliated with Parent and the Company shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such tender offer or exchange offer and affirming the Company Board Recommendation; provided, however, that Parent shall no longer be entitled to terminate this Agreement pursuant to this Section 8.1(d)(ii) once the Requisite Stockholder Approval has been obtained at the Stockholders' Meeting.

        Section 8.2    Effect of Termination.     In the event that this Agreement is terminated in accordance with Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and, except as set forth in this Section 8.2, this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided that if (x) such termination resulted, directly or indirectly, from the Intentional Breach of any representation, warranty, covenant or agreement contained herein or (y) the Intentional Breach of any representation, warranty, covenant or other agreement contained herein shall cause the Merger Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all damages, costs, expenses (including pursuant to Section 9.13), liabilities or other losses of any kind, in each case, incurred or suffered by the other party (which, in the case of the Company, shall include Derivative Damages) (collectively, "Damages") as a result of such failure or breach; provided, further that the Confidentiality Agreement, and the provisions of Section 4.26 (Brokers), Section 5.13 (Brokers), Section 6.4 (Access to Information; Confidentiality) (last sentence only), Section 6.11(a) (Financing), Section 6.12(b) (Financing Cooperation), Article I (Definitions), Article VIII (Termination) and Article IX (General Provisions) shall survive any termination of this Agreement pursuant to Section 8.1.

        Section 8.3    Termination Fees.

          (a)    Termination Fees Payable.    If, but only if, the Agreement is terminated by:

              (i)  (x) either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(i), and (y) (A) the Company receives or has received an Acquisition Proposal from a Third Party after the date hereof or which, in the case of a tender offer or exchange offer, shall have otherwise become publicly announced at or prior to receipt of the Requisite Stockholder Approval which has not been publicly withdrawn either (I) at or prior to the time of the Stockholders' Meeting or (II) prior to the termination of this Agreement if there has been no Stockholders' Meeting, and (B) within twelve (12) months of such termination of this Agreement, the Company enters into a definitive agreement to consummate an Acquisition Proposal or an Acquisition Proposal is consummated by the Company, then the Company shall pay, or cause to be paid, to Parent an amount equal to $80,000,000 (the "Company Termination Fee") by wire transfer of immediately available funds not later than the second (2nd) Business Day following the date of the consummation of any such transaction regarding an Acquisition Proposal (provided, however, that for purposes of this Section 8.3(a)(i), the references to "twenty-five percent (25%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)");

             (ii)  the Company pursuant to Section 8.1(c)(ii), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds concurrently with such termination;

            (iii)  Parent pursuant to Section 8.1(d)(ii), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds not later than the second (2nd) Business Day following such termination;

            (iv)  the Company pursuant to Section 8.1(c)(iii), then Parent shall pay, or cause to be paid, to the Company an amount equal to $105,000,000 (the "Funding Failure Termination Fee") by wire transfer of immediately available funds not later than the second (2nd) Business Day following such termination; or

             (v)  (A)(1) either the Company or Parent pursuant to Section 8.1(b)(i), (2) as of the time of such termination, one or more of the conditions set forth in Section 7.1(b), 7.1(c) or, as a result of an order issued pursuant to the Antitrust Laws or Gaming Laws, 7.1(d) has not been satisfied, (3) none of the Company, its Subsidiaries or their respective officers, directors or employees was the primary cause of the failure of any such condition and (4) all other conditions set forth in Sections 7.1 and 7.2 are satisfied or would be satisfied if the Merger Closing were to occur on the date of such termination (as evidenced by written confirmation delivered by the relevant Persons required to deliver certificates pursuant to Section 7.2(d)), or (B)(1) either the Company or Parent pursuant to Section 8.1(b)(ii) as a result of an order issued pursuant to the Antitrust Laws or Gaming Laws, (2) none of the Company, its Subsidiaries or their respective officers, directors or employees was the primary cause of the failure of the condition in Section 7.1(d), and (3) the conditions set forth in Section 7.1(a) and

    Section 7.2 are satisfied or would be satisfied if the Merger Closing were to occur on the date of such termination (as evidenced by written confirmation delivered by the relevant Persons required to deliver certificates pursuant to Section 7.2(d)), then Parent shall pay, or cause to be paid, to the Company an amount equal to $105,000,000 (the "Regulatory Failure Termination Fee") by wire transfer of immediately available funds not later than the second (2nd) Business Day following such termination.

          (b)   Certain Limitations.

              (i)  Notwithstanding anything to the contrary contained in this Agreement:

              (1)   in no event shall the Company be required to pay the Company Termination Fee on more than one occasion;

              (2)   (x) in no event shall Parent be required to pay the Funding Failure Termination Fee on more than one occasion, and (y) in no event shall Parent be required to pay the Funding Failure Termination Fee if the Regulatory Failure Termination Fee has already been paid; and

              (3)   (x) in no event shall Parent be required to pay the Regulatory Failure Termination Fee on more than one occasion, and (y) in no event shall Parent be required to pay the Regulatory Failure Termination Fee if the Funding Failure Termination Fee has already been paid.

             (ii)  Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 9.9, Parent's right to receive payment from the Company of the Company Termination Fee pursuant to Section 8.3(a) shall constitute the sole and exclusive monetary remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees (collectively, the "Company Related Parties") for all Damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise (whether at law, in equity, in contract, in tort or otherwise), and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby (whether at law, in equity, in contract, in tort or otherwise) (except that, to the extent any termination of this Agreement resulted from, directly or indirectly, an Intentional Breach of this Agreement by the Company or such Intentional Breach by the Company shall cause the Merger Closing not to occur as provided under Section 8.2, Parent shall be entitled to the payment of the Company Termination Fee (to the extent owed pursuant to Section 8.3(a) ) and to any Damages, to the extent proven, resulting from or arising out of such Intentional Breach (as reduced by any Company Termination Fee previously paid by the Company).

            (iii)  Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 9.9, the Company's right to receive payment from Parent of the Funding Failure Termination Fee or Regulatory Failure Termination Fee pursuant to Section 8.3(a) shall constitute the sole and exclusive monetary remedy of the Company and its stockholders against Parent and its Subsidiaries (including Merger Sub) and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates, assignees or Financing Sources (collectively, the "Parent Related Parties") for all Damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise (whether at law, in equity, in contract, in tort or otherwise), and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby (whether at law, in equity, in contract, in tort or otherwise) (except that (i) to the extent any termination of this Agreement resulted from, directly or indirectly, an Intentional Breach of this Agreement by Parent or Merger Sub or such Intentional Breach by Parent or Merger Sub shall cause the Merger Closing not to occur as provided under Section 8.2, the Company shall be entitled to both the payment of the Funding Failure Termination Fee or Regulatory Failure Termination Fee (to the extent owed pursuant to Section 8.3(a)) and to any Damages, to the extent proven, resulting from or arising out of such Intentional Breach (as reduced by any Funding Failure Termination Fee or Regulatory Failure Termination Fee paid by Parent and (ii) nothing shall limit the Company's rights to indemnification and reimbursement in accordance with Section 6.12(b)).

          (c)    Integral Part of Transaction.    Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) none of the Company Termination Fee, the Funding Failure Termination Fee or the Regulatory Failure Termination Fee is a penalty, and except as set forth in Section 8.3(b)(ii) and Section 8.3(b)(iii), each is liquidated damages, in a reasonable amount that will compensate Parent or the Company (as applicable) in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement. If the Company fails to pay the Company Termination Fee, or if Parent fails to pay the Funding Failure Termination Fee or the Regulatory Failure Termination Fee, in each case pursuant to this Section 8.3 when due, and, in order to obtain such payment, any other party hereto commences a suit that results in a judgment against such party for the Company Termination Fee, the Funding Failure Termination Fee or the Regulatory Failure Termination Fee, as the case may be, such party shall pay to such other party interest on the amount of the Company Termination Fee, the Funding Failure Termination Fee or the Regulatory Failure Termination Fee, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made.

        Section 8.4    Amendment.     This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto; provided, that notwithstanding anything to the contrary set forth herein, Section 8.3(b)(iii), Section 8.3(c), this Section 8.4, Section 9.7, Section 9.8, Section 9.9(b), Section 9.10(c), Section 9.12 or Section 9.14 (in each case, together with any related definitions and other provisions of this Agreement to the extent a modification or termination would serve to modify the substance or provisions or such Sections) may not be amended, modified, waived or terminated in a manner that is adverse to the Financing Sources without the prior written consent of the Financing Sources.

        Section 8.5    Extension; Waiver.     At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of the first sentence of Section 8.4, waive compliance with any agreement or condition contained herein. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.6    Expenses.     Except as expressly set forth herein (including Section 6.12(b), Section 8.2, Section 8.3 and Section 9.13), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by this Agreement are consummated.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations, Warranties and Agreements.     The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance in whole or in part after the Effective Time, including those contained in Article III, Section 6.6, Section 6.9 or Section 6.12(b).

        Section 9.2    Notices.     Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient) (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

  if to Parent or Merger Sub:

Scientific Games Corporation 750 Lexington Avenue New York, New York 10022 Phone: (212) 318-9197 e-mail: jack.sarno@scientificgames.com Attention: Jack B. Sarno with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP Worldwide Plaza New York, New York 10019 Phone: (212) 474-1000
e-mail:	RTownsend@cravath.com GSchoen@cravath.com

Attention:	Robert I. Townsend, III, Esq. George F. Schoen, Esq.

  if to the Company:

Bally Technologies, Inc. 6601 South Bermuda Road Las Vegas, Nevada 89118 Phone: (702) 532-7700 e-mail: klever@ballytech.com Attention: Katie S. Lever with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Phone: (212) 735-3000
e-mail:	Howard.Ellin@skadden.com AnnBeth.Stebbins@skadden.com

Attention:	Howard L. Ellin Ann Beth Stebbins

and, except as set forth above, such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 9.3    Interpretation; Certain Definitions.

          (a)   The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (b)   The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever. No disclosure in the Company Disclosure Letter relating to any possible breach or violation of any contract or Law shall be construed as an admission or indication with respect to any third party that any such breach or violation exists or has actually occurred.

          (c)   When a reference is made in this Agreement to an Article, Section, Appendix, Schedule, Annex or Exhibit, such reference shall be to an Article or Section of, or an Appendix, Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all Exhibits, Schedules and Annexes and Appendices, and not to any particular provision of this Agreement.

          (d)   All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

          (e)   Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws and the related regulations and published interpretations thereof; provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Law shall be deemed to refer to such Law, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date. References to a Person are also to its successors and permitted assigns.

          (f)    The words "made available to Parent" or words of similar import refer to documents (x) posted to the Electronic Data Room on or prior to the date hereof or (y) delivered in Person or electronically to Parent, Merger Sub or any of their respective Representatives. The specification of any dollar amount in any representation or warranty contained in Article IV or Article V is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement. The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to August 1, 2014, unless the context requires otherwise. When used in reference to the Company or its Subsidiaries, the term "material" shall be measured against the Company and its Subsidiaries, taken as a whole. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The word "will" shall be construed to have the same meaning and effect as the word "shall." References to "$" or "dollars" in this Agreement shall mean United States dollars. Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders and words denoting natural Persons shall be deemed to include business entities and vice versa.

          (g)   Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires Merger Sub or Financing Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub or Financing Sub, as applicable, to take such action.

        Section 9.4    Severability.     If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

        Section 9.5    Assignment.     Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the proceeding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

        Section 9.6    Entire Agreement.     This Agreement (including the Exhibits, Schedules, Annexes and Appendices hereto and other documents delivered pursuant hereto) constitutes, together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

        Section 9.7    No Third-Party Beneficiaries.     This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for (a) from and after the Effective Time, the rights of the Company's stockholders to receive the Merger Consideration at the Effective Time, (b) from and after the Effective Time, the right of the holders of Company Options to receive the Option Cash Payment at the Effective Time, (c) from and after the Effective Time, the right of the holders of shares of Company Restricted Stock or Company Restricted Stock Units to receive the Restricted Award Payments at the Effective Time, (d) from and after the Effective Time, the right of the holders of Company Performance Units to receive the Performance Unit Payments at the Effective Time, (e) the right of the Company, on behalf of the holders of Company Common Stock, the holders of shares of Company Restricted Stock or Company Restricted Stock Units, the holders of Company Options and the holders of Performance Units, as applicable, to pursue damages (including damages for their loss of economic benefits from the transactions contemplated by this Agreement) ("Derivative Damages") in the event of Parent's or Merger Sub's breach of this Agreement or fraud, which right is hereby acknowledged and agreed by Parent and Merger Sub (provided that this clause is not intended, and under no circumstances shall be deemed, to create any right of the holders of Company Common Stock, the holders of shares of Company Restricted Stock or Company Restricted Stock Units, the holders of Company Options and the holders of Performance Units to bring an action against Parent or Merger Sub pursuant to this Agreement or otherwise), (g) the provisions of Section 6.6 (which shall be enforceable by the Indemnitees), (h) the provisions of Section 6.12(b) (which shall be enforceable by the 6.12 Indemnitees) and (i) with respect to the Financing Sources, the provisions of Section 8.3(b)(iii), Section 8.3(c), Section 8.4, this Section 9.7, Section 9.8, Section 9.9(b) , Section 9.10(c), Section 9.12 and Section 9.14. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 9.8    Governing Law.     This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or the actions of Parent, Merger Sub, Financing Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York (except that the provisions of the Laws of the State of Nevada shall apply with respect to (i) the fiduciary duties of the Company Board and (ii) any provisions set forth herein that are required to be governed by such Laws or where such Laws are otherwise mandatorily applicable to the transactions contemplated hereby). Except as expressly set forth in the Debt Commitment Letters or the Financing Agreements related thereto, all actions, proceedings, or counterclaims (whether based on contract, tort or otherwise) against the Financing Sources arising out of or relating to the Debt Financing and the performance thereof by the Financing Sources shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

        Section 9.9    Specific Performance.

          (a)   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, except as otherwise set forth in this Section 9.9, including the limitations set forth in Section 9.9(b), the parties acknowledge and agree that the parties hereto shall be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

          (b)   Notwithstanding anything herein to the contrary, it is acknowledged and agreed that the Company shall be entitled to seek specific performance of Parent's and Merger Sub's obligations to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) the Marketing Period, if applicable, has ended and all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied or waived at the Merger Closing, provided that such conditions are reasonably capable of being satisfied), (ii) Parent and Merger Sub fail to complete the Merger Closing by the date the Merger Closing is required to have occurred pursuant to Section 2.2, (iii) the Debt Financing (including any Alternative Financing that has been obtained in accordance with, and satisfies the conditions of, Section 6.11(d) of this Agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Merger Closing assuming satisfaction by Parent or Merger Sub of the conditions precedent thereto under their respective control, and (iv) the Company has confirmed in an irrevocable written notice delivered to Parent that if specific performance is granted and the Debt Financing is funded, then it would take such actions that are within its control to cause the Merger Closing to occur. For the avoidance of doubt, (x) in no event shall the Company be entitled to enforce or seek to enforce specifically Parent's and Merger Sub's obligations to consummate the Merger if the Debt Financing has not been funded or will not be funded at the Closing. For the avoidance of doubt, while the Company may pursue both a grant of specific performance as and only to the extent expressly permitted by this Section 9.9 and the payment of the Funding Failure Termination Fee (only to the extent expressly permitted by Section 8.3(a)(iv) ), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance to cause the Closing to occur in accordance with this Section 9.9 and payment of the Funding Failure Termination Fee, or alternatively, any other monetary damages or other monetary remedies, whether under this Agreement, the Financing Commitment Letters or otherwise.

          (c)   [Reserved].

          (d)   Subject to Section 9.9(b), each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.9. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 9.9. The parties hereto further agree, subject to Section 9.9(b), that (i) by seeking the remedies provided for in this Section 9.9, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.9 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.9 shall require any party hereto to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under this Section 9.9 prior or as a condition to exercising any termination right under Article VIII, nor shall the commencement of any legal proceeding pursuant to this Section 9.9 or anything set forth in this Section 9.9 restrict or limit any party's right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

        Section 9.10    Consent to Jurisdiction.     (a) Each of Parent, Merger Sub, Financing Sub and the Company hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York in New York County and to the jurisdiction of the United States District Court of the Southern District of New York, for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or the actions of Parent, Merger Sub, Financing Sub or the Company in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in the Supreme Court of the State of New York in New York County or the United States District Court of the Southern District of New York.

          (b)   Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Supreme Court of the State of New York in New York County, any other court of the State of New York and the United States District Court of the Southern District of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Supreme Court of the State of New York in New York County (or, if (but only if) the Supreme Court of the State of New York in New York County shall be unavailable, any other court of the State of New York or the United States District Court of the Southern District of New York). Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (c)   Notwithstanding the foregoing, each of the parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the City of New York, New York, whether a state or Federal court, and that the provisions of Section 9.12 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim. The provisions of this Section 9.10(c) shall be enforceable by each Financing Source, its Affiliates and their respective successors and permitted assigns.

        Section 9.11    Counterparts.     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 9.12    WAIVER OF JURY TRIAL.     EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF (INCLUDING ANY ACTION, SUIT OR PROCEEDING ARISING, DIRECTLY OR INDIRECTLY, UNDER THE DEBT FINANCING, THE DEBT COMMITMENT LETTER, ANY NEW DEBT COMMITMENT LETTERS OR THE PERFORMANCE OF ANY OF THE FOREGOING).

        Section 9.13    Attorneys' Fees.     In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive reimbursement for all reasonable costs and expenses (including reasonable attorneys' fees) incurred in such action or suit.

        Section 9.14    Non-Recourse.     The Company covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to institute, a legal proceeding (whether based in contract, tort, fraud, strict liability, other Laws or otherwise) arising under or in connection with, this Agreement, the Debt Commitment Letters or the transactions contemplated hereby against any of the Financing Sources or any of their respective successors, heirs or representatives thereto and that none of the Financing Sources shall have any liability or obligations (whether based in contract, tort, fraud, strict liability, other Laws or otherwise) to the Company, any of its Representatives or Affiliates or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement, the Debt Commitment Letters or the transactions contemplated hereby or thereby.

        Section 9.15    Obligations of Financing Sub.     By executing this Agreement, Financing Sub reiterates, mutatis mutandis, each of those representations and warranties made by Parent or Merger Sub in Article V as if it were Parent. Parent shall cause Financing Sub to, and Financing Sub hereby undertakes to, perform all actions required by Parent or Merger Sub under this Agreement, including those provisions relating to the Debt Financing, the interactions of Parent or Merger Sub with the Financing Sources or any of the matters set forth in, and shall benefit from the provisions of, Section 6.11, Section 6.12, Section 8.3(b)(iii), Section 9.7, Section 9.8, Section 9.10, Section 9.12 or Section 9.14 (in each case together with any related definitions and other provisions of this Agreement to the extent a modification or termination would serve to modify the substance or provisions of such Sections).

[Remainder of page intentionally left blank; signature page follows.]

        IN WITNESS WHEREOF, Parent, Merger Sub, Financing Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Executive Vice President & Chief Financial Officer
SCIENTIFIC GAMES NEVADA, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	President & Treasurer
SCIENTIFIC GAMES INTERNATIONAL, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Senior Vice President & Chief Financial Officer
BALLY TECHNOLOGIES, INC.
By:	/s/ RICHARD M. HADDRILL
	Name:	Richard M. Haddrill
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BALLY TECHNOLOGIES, INC.

ARTICLE I
NAME

        The name of the corporation is Bally Technologies, Inc. (the "Corporation").

ARTICLE II
REGISTERED OFFICE

        The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
AUTHORIZED CAPITAL STOCK

        The total authorized capital stock of the Corporation shall consist of one thousand (1,000) shares of common stock, $0.001 par value.

ARTICLE IV
DIRECTORS

        The members of the governing board of the Corporation are styled as directors. The Board of Directors shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The current Board of Directors consists of two (2) directors. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws of the Corporation.

ARTICLE V
INDEMNIFICATION; EXCULPATION

        Section 1.    Payment of Expenses.     In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

        Section 2.    Limitation on Liability.     The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

        Section 3.    Repeal and Conflicts.     Any repeal or modification of Section 1 or Section 2 of this Article V approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Section 1 or Section 2 of this Article V and any other Article of the Corporation's Articles of Incorporation, the terms and provisions of Section 1 and/or Section 2 of this Article V shall control.

Annex B

Macquarie Capital (USA) Inc.1
A Member of the Macquarie Group of Companies

125 West 55th Street	Telephone	1 212 231 1000
New York NY 10019	Tollfree	1 800 648 2878
UNITED STATES	Facsimile	1 212 231 1717
Internet www.macquarie.com

July 31, 2014

PERSONAL AND CONFIDENTIAL

Board of Directors
Bally Technologies, Inc.
6601 S. Bermuda Rd.
Las Vegas, Nevada 89119

Members of the Board of Directors:

        Macquarie Capital (USA) Inc. ("we" or "Macquarie") understands that Bally Technologies, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger, dated as of August 1, 2014 (the "Merger Agreement"), with Scientific Games Corporation ("Parent"), Scientific Games Nevada, Inc., a wholly owned subsidiary of Parent ("Merger Sub") and Scientific Games International, Inc., a wholly owned subsidiary of Parent, pursuant to which Merger Sub will be merged with and into the Company (the "Merger") and each outstanding share of the common stock, par value $0.10 per share, of the Company (the "Company Common Stock"), other than Company Common Stock held by the Company as treasury stock or held by Parent or Merger Sub, in each case issued and outstanding immediately prior to the Effective Time (collectively, the "Excluded Shares"), will be converted into the right to receive an amount in cash equal to $83.30 per share, without interest (the "Consideration"). As a result of the Merger, the Company will become a wholly owned subsidiary of Parent. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed in the Merger Agreement.

        You have requested that Macquarie render its opinion to the Board of Directors of the Company (in its capacity as such), as to whether, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock (other than holders of Excluded Shares) in the proposed Merger is fair, from a financial point of view, to such holders of the Company Common Stock, in the aggregate.

        In connection with rendering our opinion, we have, among other things:

  (i)
  Reviewed a draft of the Merger Agreement, dated July 30, 2014, which we have assumed is in substantially final form and will not vary in any respect material to our analysis;

  (ii)
  Reviewed certain publicly available business and financial information relating to the Company and its subsidiaries that we deemed to be relevant;

1
Macquarie Capital (USA) Inc. is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital (USA) Inc.

  (iii)
  Reviewed certain non-public internal financial statements and other non-public financial and operating data relating to the Company and its subsidiaries that were prepared and furnished to us by the management of the Company;

  (iv)
  Reviewed certain financial projections relating to the Company and its subsidiaries that were provided to us by the management of the Company and upon which we have been instructed to rely, including with respect to the pro forma effect of the Company's recent acquisitions;

  (v)
  Discussed the past and current operations, financial projections, current financial condition and prospects of the Company and its subsidiaries with certain members of senior management of the Company;

  (vi)
  Reviewed the reported prices and trading activity of the Company Common Stock;

  (vii)
  Reviewed the financial terms of certain publicly available transactions involving companies we deemed relevant;

  (viii)
  Compared the financial performance of the Company with publicly available information concerning certain other companies that we deemed relevant, and compared the prices and trading activity of the Company Common Stock with that of certain publicly-traded companies that we deemed relevant; and

  (ix)
  Performed such other financial analyses and examinations and considered such other factors that we deemed appropriate for purposes of this opinion.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking responsibility for independently verifying, and have not independently verified, the accuracy and completeness of the information reviewed by us or reviewed for us. With respect to the financial projections of the Company which were furnished to us, management of the Company has advised us, and we have assumed, that such financial projections have been reasonably prepared by the Company on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of the Company. We express no view as to any such financial projections or the assumptions on which they are based. Further, we have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements or other information, financial or otherwise, provided to us that would be material to our analysis or opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. In connection with this opinion, we have not made, nor assumed any responsibility for making, any physical inspection, independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or its subsidiaries, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency or fair value of the Company or any of its subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters.

        For purposes of rendering our opinion, we have assumed, with your consent, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied in a timely manner without waiver or modification thereof. We have further assumed, with your consent, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without material modification, waiver or delay.

        We have not been requested to, and did not, initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger. Our opinion does not address the underlying business decision of the Company to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies for the Company or the effect of any other transaction in which the Company might engage. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, reaffirm or withdraw this opinion. We are not expressing any opinion as to the prices at which Company Common Stock will trade at any time.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point of view, as of the date hereof, to the holders of the Company Common Stock (other than holders of Excluded Shares), of the Consideration to be received by such holders of the Company Common Stock in the proposed Merger. We do not express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including, without limitation, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities or options, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Merger, whether relative to the Consideration in cash to be received by the holders of the Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement or otherwise. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters. We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company, Parent or Merger Sub, or the ability of the Company, Parent or Merger Sub to pay its obligations when they come due.

        We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive fees for our services, the substantial portion of which is contingent upon consummation of the Merger or upon termination thereof under certain circumstances following execution and delivery by the Company of a definitive transaction agreement relating to the Merger. We will also receive a fee in connection with the delivery of this opinion that is not contingent upon either the conclusion expressed in this opinion or consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain liabilities arising out of our engagement. In the ordinary course of business, Macquarie Capital (USA) Inc. or its affiliates may acquire, hold, sell or trade in the bank loans or debt or equity securities, or options on securities, of (x) the Company and affiliates of the Company, including holding a non-beneficial equity ownership position in the Company Common Stock constituting less than 0.01% of the outstanding Company Common Stock, (y) Parent and affiliates of Parent and (z) any other company that may be involved in the Merger, for its and their own accounts and for the accounts of its and their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have in the past provided, may be currently providing and in the future may provide, financial advisory services and investment banking services to the Company, affiliates of the Company, and to Parent and its affiliates, other than in connection with the Merger, for which we or such affiliates have received, and/or would expect to receive, compensation, including (i) providing financing or a commitment to provide financing to Parent, including acting as a lender in Parent's senior secured credit facility, participating in a notes offering by Parent and establishing credit limits for debtholders of Parent and affiliates of Parent holding less than 0.01% of their total outstanding debt, and (ii) advising or rendering opinions in connection with potential acquisitions or sales made by the Company or Parent.

        It is understood that this opinion is for the information of the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger, and may not be disclosed to any third party or used for any other purpose without our prior written consent. Our opinion does not constitute a recommendation to the Board of Directors of the Company, any holder of Company Common Stock or any other person as to how to act or vote in connection with the Merger or any other matter. This opinion has been approved by a fairness opinion committee of Macquarie Capital (USA) Inc.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock (other than holders of Excluded Shares) in the proposed Merger is fair, from a financial point of view, to such holders of the Company Common Stock, in the aggregate.

Very truly yours,
/s/ Macquarie Capital (USA) Inc. MACQUARIE CAPITAL (USA) INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0000220911_1 R1.0.0.51160 BALLY TECHNOLOGIES, INC. 6601 S. BERMUDA RD. LAS VEGAS, NV 89119-3605 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2, and 3. For Against Abstain 1. The approval of the merger agreement, thereby approving the transactions contemplated thereby, including the merger. 2. The proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that may be payable to Bally's named executive officers in connection with the consummation of the merger. 3. The proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Bally board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement. NOTE: This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, it will be voted FOR proposals 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000220911_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . BALLY TECHNOLOGIES, INC. Proxy for Special Meeting of Stockholders on November 18, 2014 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints each of Neil Davidson and Kathryn S. Lever, or either of them, as the undersigned's proxies, each with full power of substitution and power to act alone, to represent and vote as designated on the reverse side, all the shares of common stock of Bally Technologies, Inc. held of record by the undersigned on October 20, 2014 at the special meeting of stockholders to be held at Bally's office located at 6601 South Bermuda Road, Las Vegas, Nevada, 89119 on November 18, 2014, and any adjournment or postponement thereof. The availability of this proxy is governed by Nevada law. This proxy does not revoke any prior powers of attorney except for prior proxies with respect to the shares of Bally common stock represented by this proxy given in connection with this special meeting. Continued and to be signed on reverse side